As filed with the Securities and Exchange Commission on February 11, 2025
Registration No. 333-284247

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	4931 (Primary Standard Industrial Classification Code Number)	87-2898342 (I.R.S. Employer Identification Number)
2 Mount Royal Avenue, Suite 550
Marlborough, Massachusetts 01752
617-395-1333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bhaskar Panigrahi
Chief Executive Officer
2 Mount Royal Avenue, Suite 550
Marlborough, Massachusetts 01752
617-395-1333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mitchell S. Nussbaum, Esq.
Alex Weniger-Araujo, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETION, DATED FEBRUARY 11, 2025
CONNECTM TECHNOLOGY SOLUTIONS, INC.
Up to 51,666,622 Shares of Common Stock,
(Including up to 12,990,000 Shares of Common Stock Issuable
Upon Exercise of Warrants) and
3,790,000 Private Warrants
This prospectus relates to the possible resale from time to time by the selling security holders named herein (the “Selling Securityholders” of up to 51,666,622 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of:
a.
Up to 3,893,680 shares of Company Common Stock issuable to Sri Sid LLC, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sri Sid LLC;

b.
Up to 2,121,800 shares of Company Common Stock issuable to Arumilli LLC, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Arumilli LLC;

c.
Up to 303,000 shares of Company Common Stock issuable to Sree Nalla, an individual, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sree Nalla;

d.
Up to 431,437 shares of Company Common Stock issuable to IT Corpz Inc., pursuant to a Note and Payable Conversion Agreement dated as of September 24, 2024, by and between the Company and IT Corpz Inc.;

e.
Up to 2,492,474 shares of Company Common Stock issuable to Libertas Funding LLC, pursuant to a Debt Conversion Agreement dated as of September 24, 2024, by and between the Company and Libertas Funding LLC.;

f.
Up to 549,197 shares of Company Common Stock issuable to Monterrey Acquisition Sponsor LLC, pursuant to a Note Conversion Agreement dated as of September 24, 2024, by and between the Company and Monterrey Acquisition Sponsor LLC;

g.
136,000 shares of Company Common Stock issuable to MZHCI, LLC, pursuant to a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and MZHCI, LLC.;

h.
72,800 shares of Company Common Stock issued to George A. Neighoff, an individual, pursuant to a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and George A. Neighoff;

i.
206,234 shares of Company Common Stock issued to KLR Holdings Inc., pursuant to a Debt Conversion Agreement dated as of December 1, 2024, by and between the Company and KLR Holdings Inc. (the shares of Company Common Stock set forth in paragraphs (a) through (i) being hereinafter referred to as the “Conversion Shares”);

j.
150,000 shares of Company Common Stock issued to Outside The Box Capital, Inc., pursuant to a Marketing Services Agreement dated as of July 25, 2024, by and between the Company and Outside Box Capital Inc.;

k.
35,000 shares of Company Common Stock issued to Jamal Khurshid, an individual, pursuant to a Services Agreement dated as of December 1, 2024, by and between the Company and Jamal Khurshid;

l.
100,000 shares of Company Common Stock issued to LU2 Holdings, LLC pursuant to a Services Agreement dated as of December 1, 2024, by and between the Company and LU2 Holdings, LLC (the shares of Company Common Stock set forth in paragraphs (j) through (l) being hereinafter referred to as the “Service Agreements Shares”);

m.
88,000 shares of Company Common Stock issued to Srimulli Renewable LLC pursuant to a Transfer Agreement dated as of October 1, 2024 by and between the Company and Srimulli Renewable LLC, in connection with the Company’s acquisition of Green Energy Gains Inc., a Massachusetts corporation (“Green Energy”)”;

n.
72,000 shares of Company Common Stock issued to Gregory Kendall, an individual, pursuant to a s Transfer Agreement dated as of October 1, 2024 by and between the Company and Gregory Kendall, in connection with the Company’s acquisition of Green Energy (the shares of Company Common Stock set forth in paragraphs (m) and (n) being hereinafter referred to as the “Green Energy Shares”);

o.
125,000 shares of Company Common Stock issued to Benjamin Securities, Inc., pursuant to the Settlement Agreement dated as of October 2, 2024, by and between the Company and Benjamin Securities, Inc. (the “Benjamin Shares”);

p.
600,000 shares of Company Common Stock issued to Roth Capital Partners LLC, pursuant to a Capital Markets Advisory Agreement, dated July 16, 2024, by and between the Company and Roth Capital Partners LLC (the “Advisory Shares”);

q.
Up to 25,000,000 shares of Company Common Stock issuable to YA II PN, LTD (“Yorkville”), pursuant to the Standby Equity Purchase Agreement dated as of December 17, 2024 (the “SEPA”) by and between the Company and YA II PN, LTD. (the “Yorkville Shares”);

r.
2,300,000 shares of Company Common Stock (“Founder Shares”) that were first sold to certain of the Selling Securityholders at a price of approximately $0.009 per share prior to the May 13, 2022 initial public offering of the Company (the “IPO”) and prior to the Business Combination;

s.
3,040,000 shares of Company Common Stock issuable upon the exercise of Placement Warrants (as defined below) (the “Placement Warrant Shares”);

t.
750,000 shares of Company Common Stock issuable upon the exercise of the Working Capital Warrants (as defined below) (the “Working Capital Warrant Shares”); and

u.
Up to 9,200,000 shares of Company Common Stock (the “Public Warrant Shares”) issuable upon the exercise of 9,200,000 warrants (the “Public Warrants”) originally issued in the initial public offering of MCAC.

In connection with the SEPA, Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by the Selling Stockholder and any discounts, commissions, or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.
In addition, this prospectus relates to the offer and sale of (A) 3,040,000 warrants to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share that were sold to certain of the Selling Securityholders in the private placement offering that occurred simultaneously with the IPO (the “Placement Warrants”), and (B) 750,000 warrants that were issued to the Sponsor when the Sponsor converted certain loans to the Company into warrants to purchase from the Company shares of Common Stock at the price of $11.50 per share (the “Working Capital Warrants,” and together with the Placement Warrants, the “Private Warrants”).
We will not receive any cash proceeds from any sale of the shares of our Common Stock by the Selling Securityholders. We will, however, receive the net proceeds of any Warrants exercised for cash.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. We are registering the resale of shares of our Common Stock to permit the Selling Securityholders to sell such shares without restriction in the open market. However, the registration of the potential resale shares of our Common Stock hereunder does not necessarily mean that the Selling Securityholders will sell the shares. The Selling Securityholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our Common Stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 66 for a description of how the Selling Securityholders may dispose of the shares covered by this prospectus.

We will pay all expenses incident to the registration of the potential resale of the 51,666,622 shares of our Common Stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of shares of our Common Stock or any fees or expenses incurred by a holder of shares of our Common Stock that, according to the written instructions of any regulatory authority, we are not permitted to pay).
Our Common Stock is quoted on the Nasdaq Stock Market. LLC (“Nasdaq”) under the symbol “CNTM.” On February 6, 2025, the last reported sale price of our Common Stock on Nasdaq was $1.14. Our corporate offices are located at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752 and our telephone number is 617-395-1333.
See the section titled “Risk Factors” beginning on page 17 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary-Implications of Being a Smaller Reporting Company” for additional information.
The date of this prospectus is            , 2024.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. Under this process, the Selling Securityholders named in this prospectus may sell our common stock from time to time. The prospectus provides you with a general description of our common stock that the Selling Securityholders may offer. Each time the Selling Securityholders sell shares of our common stock, the Selling Securityholders will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus.
Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we, nor the Selling Securityholders, have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The Selling Securityholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.
This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context indicates otherwise, as used in this prospectus, the terms “ConnectM,” the “Company,” “we,” “us” and “our” refer to ConnectM Technology Solutions, Inc., together with its wholly-owned subsidiaries.
Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our strategy, future operations, future financial position, future revenue, projected expenses, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict, “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:
•
the Company operates in the early-stage market of decarbonization, electrification, and energy efficiency (“DE2”) adoption, has a history of losses and expects to incur significant ongoing expenses;

•
the Company’s management has no experience in operating a public company;

•
the Company has identified material weaknesses in its internal control over financial reporting and if it is unable to remediate these material weaknesses, or if the Company identifies additional material weaknesses in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of the Company’s consolidated financial statements or cause the Company to fail to meet its periodic reporting obligations;

•
the Company’s growth strategy depends on the widespread adoption of DE2 Services;

•
if the Company cannot compete successfully against other DE2 Service Providers, it may not be successful in developing its operations and its business may suffer;

•
with respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies;

•
the Company’s market is characterized by rapid technological change, which requires it to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and its financial results;

•
developments in alternative technologies may materially adversely affect demand for the Company’s offerings; and

•
the possibility that we may be adversely affected by other economic, business or competitive factors and may not be able to manage other risks and uncertainties set forth in the section titled “Risk Factors,” which is incorporated herein by reference.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect the Company.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY
The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under the heading “Risk Factors” in this prospectus. You should also carefully read the information in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.
Overview
ConnectM is a clean energy technology and solutions provider for residential and light commercial buildings and all-electric original equipment manufacturers, or OEMs, with a proprietary digital platform to accelerate the transition to solar and all-electric heating, cooling and transportation. By leveraging technology, data, artificial intelligence, contemporary design, and behavioral economics, we believe we are making electrification more user friendly, more affordable, more precise, and more socially impactful. To that end, we have built a vertically integrated company with wholly-owned service networks and the full technology stack to power them. ConnectM customers are able to reduce their energy dependence on fossil fuels, overall energy costs and carbon footprint.
Our technology platform encompasses marketing to life cycle management, customer care to claims processing, finance to rebates/incentives. Our architecture melds artificial intelligence with the humankind, and learns from the data it generates to become better at providing technology solutions to customers and quantifying customer lifetime value. In addition to digitizing electrification end-to-end, we also reimagined the underlying business model to minimize customer churn while maximizing trust and improving environmental impact.
We believe that our cocktail of enhanced user experience, aligned values, and competitive cost enjoys broad appeal. Our customer’s electrification needs typically grow over time to encompass more and higher value products such as heat pumps, highly efficient air conditioners, solar roof, battery storage, electric vehicles and weatherization. These progressions can generate increases in customer lifetime value. We expect our business to benefit from highly recurring, predictable, and naturally growing revenue streams; a level of automation that we believe satisfies our customers while collapsing costs; and an architecture that generates and employs data to price and implement electrification solutions with greater precision, which will also benefit our customers and our strategic OEM partners.
Background
We were originally incorporated in Delaware on September 23, 2021 under the name “Monterey Capital Acquisition Corporation” (“MCAC”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On May 13, 2022 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On July 15, 2024, we consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 31, 2022 (as amended on October 12, 2023 and April 12, 2024), by and among MCAC, Chronos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MCAC (“Merger Sub”), and ConnectM Technology Solutions, Inc., a Delaware corporation (“Legacy ConnectM”).
Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy ConnectM (the “Merger” or the “Business Combination”) with Legacy ConnectM surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Merger, MCAC was renamed “ConnectM Technology Solutions, Inc.”
.

In addition, in connection with the Business Combination MCAC and certain stockholders of ConnectM entered into a registration rights agreement (the “Business Combination Registration Rights Agreement”) with ConnectM. An aggregate of 5,340,000 shares of Common Stock will be entitled to registration pursuant to the Business Combination Registration Rights Agreement, which consist of 2,300,000 Founder Shares and 3,040,000 Placement Warrant Shares issuable upon exercise of the Placement Warrants. At any time and from time to time after the Closing, either (i) the Demanding ConnectM Holder or (ii) the Demanding Sponsor Holders may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The Demanding Sponsor Holders and the Demanding ConnectM Holder may each demand not more than four (4) Underwritten Shelf Takedowns in any twelve (12) month period. If at any time following the Closing, ConnectM proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Business Combination Registration Rights Agreement are subject to certain requirements and customary conditions. The registration statement of which this prospectus is a part has been filed in part to satisfy our obligations under the Business Combination Registration Rights Agreement.
Accordingly, we are registering for resale (a) the 3,200,000 Founder Shares, (b) the 3,040,000 Placement Warrant Shares issuable upon exercise of the Placement Warrants, (c) the 750,000 Working Capital Warrant Shares issuable upon exercise of the Working Capital Warrants, (d) the 3,040,000 Placement Warrants, and (e) the 750,000 Working Capital Warrants, pursuant to our obligations under the Business Combination Registration Rights Agreement.
The Conversion Agreements
The September 2024 Conversion Agreements
In September 2024, the Company entered into each of the following conversion agreements: (a) a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sri Sid LLC; (b) a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Arumilli LLC; (c) a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sree Nalla, an individual; (d) a Note and Payable Conversion Agreement dated as of September 24, 2024, by and between the Company and IT Corpz Inc.; and (e) a Note Conversion Agreement dated as of September 24, 2024, by and between the Company and Monterrey Acquisition Sponsor LLC (collectively, the “September 2024 Conversion Agreements”).
Pursuant to the September 2024 Conversion Agreements the Holders have agreed to convert their debt instruments into up to an aggregate of 7,299,114 shares (the “September 2024 Conversion Shares”) of the Company’s Common Stock, at a conversion price of $2.00 per share (the “September 2024 Conversion Price”) subject to adjustment, as set forth below.
If, on the date (the “September 2024 Reset Date”) that is the earlier of (A) the date that is six months from the date of the agreement and (B) the date of the initial filing of this registration statement, the Reset Price (as defined below) is less than $2.00 per share, then the Company shall issue to the Holder an additional number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) the September 2024 Conversion Price less the Reset Price and (B) the September 2024 Conversion Share amount by (ii) the Reset Price.
“Reset Price” means, with respect to one share of Common Stock, the greater of (A) the volume weighted average price of the Common Stock on the principal market for the Common Stock during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m. New York time over the five (5) trading days immediately preceding the September 2024 Reset Date and (B) $1.25 (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events).

On December 27, 2024, the following shares of Company Common Stock were issued to Holders pursuant to the September 2024 Conversion Agreements:
Holder	Shares
Sri Sid LLC	2,433,550
Arumilli LLC	1,326,125
Sree Nalla	189,375
IT Corpz Inc	269,648
Monterrey Acquisition Sponsor LLC	343,248
We are registering the September 2024 Conversion Shares for resale pursuant to the Holders’ registration rights under September 2024 Conversion Agreements.
The November 2024 Conversion Agreements
On November 13, 2024, the Company entered into each of the following conversion agreements: (a) a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and MZHCI, LLC. and (b) a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and George A. Neighoff, an individual (collectively, the “November 2024 Conversion Agreements”).
Pursuant to the November 2024 Conversion Agreements the Holders have agreed to convert their debt instruments into an aggregate of 208,000 shares (the “November 2024 Conversion Shares”) of the Company’s Common Stock, at a conversion price of $1.25 per share (the “November 2024 Conversion Price”) subject to adjustment.
On December 27, 2024, the following shares of Company Common Stock were issued to Holders pursuant to the November 2024 Conversion Agreements:
Holder	Shares
MZHCI, LLC	136,000
George A. Neighoff	72,800
We are registering the November 2024 Conversion Shares for resale pursuant to the Holders’ registration rights under November 2024 Conversion Agreements.
The KLR Holdings Agreement
On December 1, 2024, the Company entered into a Debt Conversion Agreement dated as of December 1, 2024 (the “KLR Holdings Agreement”), by and between the Company and KLR Holdings Inc. (“KLR”).
Pursuant to the KLR Holdings Agreement KLR has agreed to convert its debt instruments into an aggregate of 206,234 shares (the “KLR Conversion Shares”) of the Company’s Common Stock, at a conversion price of $1.25 per share (the “Conversion Price”) subject to adjustment, as set forth below.
Promptly after the date (the “Reset Date”) that is the earlier of (A) the date that is 90 days from the date of the agreement and (B) the date of the initial filing of this registration statement, KLR shall sell the KLR Conversion Shares, no more than 5% of shares to be sold per trading day over a 20 day period, (collectively, the “Sale Dates”). If, on the Sale Dates, KLR receives proceeds from the sale of the KLR Conversion Shares that are less than $257,792.50, then within fifteen (15) days after the Sale Date, the Company shall pay an additional amount in cash or other immediately available funds to KLR equal to the amount by which the proceeds received from the sale of the KLR Conversion Shares is less than $257,792.50.
On December 27, 2024, 206,234 shares of Company Common Stock were issued to KLR pursuant to the KLR Holdings Agreement.
We are registering the KLR Conversion Shares for resale pursuant to KLR’s registration rights under KLR Holdings Agreement.

The Libertas Agreement
On September 24, 2024, the Company entered into a Debt Conversion Agreement dated as of September 24, 2024 (the “Libertas Agreement”), by and between the Company and Libertas Funding LLC (“Libertas”).
Pursuant to the Libertas Agreement Libertas has agreed to convert its debt instruments into up to an aggregate of 2,492,474 shares (the “Libertas Conversion Shares”) of the Company’s Common Stock, at a conversion price of $2.00 per share (the “Conversion Price”) subject to adjustment, as set forth below:
(A)
On the date that is eighteen (18) weeks from the date that this registration is declared effective (the “First Reset Date”), if the First Reset Price (as defined below) is less than $2.00 (each, as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events), then the Company shall, at Libertas’ election, either (i) issue to Libertas an additional number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of (1) $2.00 less the First Reset Price and (2) the number of Libertas Conversion Shares held by Libertas as of the end of business on the First Reset Date by (B) the First Reset Price or (ii) pay to Libertas an amount equal to the product of (A) $2.00 less the First Reset Price and (B) the number of Libertas Conversion Shares held by Libertas as of the end of business on the First Reset Date.

(B)
On the date that is thirty-six (36) weeks from the date that this registration statement is declared effective (the “Second Reset Date”) if the Second Reset Price (as defined below) is less than the First Reset Price (each, as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events), then the Company shall, at Libertas’ election, either (i) issue to Libertas an additional number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of (1) the First Reset Price less the Second Reset Price and (2) the number of Conversion Shares held by Libertas as of the end of business on the Second Reset Date by (B) the Second Reset Price (such additional shares, the “Reset Shares”) or (ii) pay to Libertas an amount equal to the product of (A) the First Reset Price less the Second Reset Price and (B) the number of Conversion Shares held by Libertas as of the end of business on the Second Reset Date.

(C)
In addition, on the Second Reset Date, if the Second Reset Date Market Price (as defined below) is less than $1.25, then the Company shall pay to Libertas an amount equal to the product of (i) $1.25 less the Second Reset Date Market Price and (ii) the number of Conversion Shares (including without limitation any Reset Shares) held by the Holder as of the end of business on the Second Reset Date (the “Make-Whole Payment”), which Make-Whole Payment shall be paid by the Company to Libertas within thirty (30) days of the Second Reset Date.

“First Reset Price” means, with respect to one share of Common Stock, the greater of (A) the volume weighted average price of the Common Stock on the principal market for the Common Stock during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m. New York time over the five (5) trading days immediately preceding the First Reset Date and (B) $1.25.
“Second Reset Price” means, with respect to one share of Common Stock, the greater of (A) the volume weighted average price of the Common Stock on the principal market for the Common Stock during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m. New York time over the five (5) trading days immediately preceding the Second Reset Date (the “Second Reset Date Market Price”) and (B) $1.25.
On December 27, 2024, a total of 1,557,796 of the Libertas Conversion Shares were issued to Libertas pursuant to the Libertas Agreement.
We are registering the Libertas Conversion Shares for resale pursuant to Libertas registration rights under Libertas Agreement.
The Services Agreements
On July 25, 2024, the Company entered into a Marketing Services Agreement (the “OTB Agreement”) with Outside the Box Capital Inc. (“OTB”) for certain marketing services, pursuant to which the Company agreed to issue to Outside Box Capital Inc. an aggregate of 150,000 shares (the “OTB Shares”) of Company Common Stock.

On December 1, 2024, the Company entered into Services Agreement (the “Khurshid Agreement”) with Jamal Khurshid, an individual (“Khurshid”), for certain introductory services, pursuant to which the Company agreed to issue to Mr. Khursid an aggregate of 35,000 shares (the “Khurshid Shares”) of Company Common Stock.
On December 1, 2024, the Company entered into Services Agreement (the “LU2 Agreement,” and together with the OTB Agreement and the Khurshid Agreement, the “Services Agreements”) with LU2 Holdings, LLC (“LU2,” and together with OTB and Khurshid, the “Suppliers”), for certain introductory services, pursuant to which the Company agreed to issue to LU2 Holdings, LLC an aggregate of 100,000 shares (the “LU2 Shares”, and together with the OTB Shares and the Khurshid Shares, the “Services Agreements Shares” ) of Company Common Stock.
On December 27, 2024, we issued all of the Services Agreements Shares to the Suppliers.
We are registering the Services Agreements Shares for resale pursuant to the Suppliers’ registration rights under the Services Agreements.
The Roth Agreement
On July 16, 2024, the Company entered into a Capital Markets Advisory Agreement (the “Advisory Agreement”) with Roth Capital Partners LLC (the “Advisor”), pursuant to which the Company agreed to issue to Roth Capital Partners LLC an aggregate of 600,000 shares (the “Advisory Shares”) of Company Common Stock.
On December 27, 2024, we issued all of the Advisory Shares to the Advisor.
We are registering the Advisory Shares for resale pursuant to the Advisor’s registration rights under the Advisory Agreement.
The Green Energy Gains Agreements
On October 1, 2024, the Company entered into a Transfer Agreement (the “Srimulli Agreement”) with Srimulli Renewable LLC, (“Srimulli”) pursuant to which the Company agreed to transfer to Srimulli Renewable LLC and aggregate of 88,000 shares (the “Srimulli Shares”) of Company Common Stock., in connection with the Company’s acquisition of all of the issued and outstanding shares of common stock of Green Energy Gains Inc., a Massachusetts corporation (“Green Energy Gains”).
Also on October 1, 2024, the Company entered into a Transfer Agreement(the “Kendall Agreement” and together with the Srimulli Agreement, the “Green Energy Gains Agreements”) with Gregory Kendall, an individual, (“Kendall” and together with Srimulli, the “Sellers”) pursuant to which the Company agreed to transfer to Mr. Kendall and aggregate of 72,000 shares (the “Kendall Shares” and together with the Srimulli Shares, the “Green Energy Gains Shares”) of Company Common Stock., in connection with the Company’s acquisition of all of the issued and outstanding shares of common stock of Green Energy Gains.
On December 27, 2024, we issued all of the Green Energy Gains Shares to the Sellers.
We are registering the Green Energy Gains Shares for resale pursuant to the Seller’s registration rights under the Green Energy Gains Agreements.
The Benjamin Agreement
On October 2, 2024, the Company entered into a Settlement Agreement (the “Benjamin Agreement”) with Benjamin Securities, Inc. (“Benjamin”) pursuant to which the Company agreed to issue 125,000 shares (the “Benjamin Shares”) of Company Common Stock to Benjamin, in settlement of certain claims against the Company.
On October 8, 2024, we issued all 125,000 Benjamin Shares to Benjamin.
We are registering the Benjamin Shares for resale pursuant to Benjamin’s registration rights under the Benjamin Agreement.

The Yorkville Agreement
On December 17, 2024, ConnectM Technology Solutions, Inc., a Delaware corporation (“ConnectM” or the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.67.
Pursuant to the SEPA, the Company has the right to sell to the Investor up to $25 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.
Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.
Pre-Paid Advances.   Subject to the satisfaction of the conditions set forth in the SEPA, the Investor shall advance to the Company the principal amount of $4,500,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes in two tranches. The first tranche of the Pre-Paid Advance shall be in a principal amount of $2,500,000 and was advanced on the Effective Date of the SEPA, and the second tranche of the Pre-Paid Advance shall be in a principal amount of $2,000,000 and shall be advanced on the second trading day after the later of (i) the registration statement becoming effective and (ii) the Company’s receipt of shareholder approval to issue common stock in excess of the Exchange Cap (as defined below). With respect to each Pre-Advance, the Investor shall advance to the Company the principal amount of the applicable tranche, less a discount equal to 8% of the principal amount of such tranche netted from the purchase price due and structured as an original issue discount.
Advances.   Upon the terms and subject to the conditions of the SEPA (i) the Company has the right, but not the obligation, to issue and sell to the Investor, common stock by the delivery to the Investor of Advance Notices, and (ii) for as long as there is a balance outstanding under a Promissory Note, the Investor has the right, but not the obligation, to cause the issuance and sale of shares of common stock to the Investor pursuant to an Advance, on the following terms:
(a)   Advance Notice.   The Company may require the Investor to purchase shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in the SEPA , and in accordance with the following provisions:
(i)   The Company shall select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor.
(ii)   For so long as any amount remains outstanding under a Promissory Note, the Company may only submit an Advance Notice to make Advance Repayments (as defined in the Promissory Note) under the Promissory Note.
(b)   Investor Notice.   At any time that there is a balance remaining outstanding under a Promissory Note, the Investor may cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of shares of common stock to the Investor pursuant to an Advance, in accordance with the following provisions:
(i)   The Investor shall select the amount of the Advance up to the Maximum Advance Amount; provided that the amount of the Advance selected shall not exceed the balance owed under all Promissory Notes outstanding.

(ii)   The Purchase Price of the shares of common stock shall be equal to the Conversion Price (as defined in the Promissory Note) that would be applicable to the amount of the Advance selected by the Investor if such amount were to be converted as of the date of delivery of the Investor Notice in accordance with the terms and conditions of the Promissory Note. The Investor shall pay the Purchase Price for the shares of common stock by offsetting the amount of the Purchase Price to be paid by the Investor against an equal amount outstanding under a Promissory Note (first towards accrued and unpaid interest, if any, then towards principal).
(iii)   Each Investor Notice shall set forth the amount of the Advance requested, the Purchase Price along with a report by Bloomberg L.P. indicating the relevant VWAP used in calculating the Conversion Price, the number of Shares to be purchased by the Investor, the aggregate amount of accrued and unpaid interest under the subject Promissory Note (if any) that shall be offset by the issuance of shares of common stock, the aggregate amount of principal of the Promissory Note that shall be offset by the issuance of shares of common stock, and the total amount of the applicable Promissory Note or Promissory Notes that shall be outstanding following the closing of the Advance.
Ownership Limitation.   Notwithstanding anything herein to the contrary, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any common stock under the SEPA which, when aggregated with all other common stock beneficially owned by the Investor and its Affiliates, would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) of a number of shares of common stock exceeding 4.99% of the then outstanding voting power or number of common shares. In addition, in no event shall an Advance exceed the number of common shares registered in respect of the transactions contemplated hereby under the registration statement then in effect.
Exchange Cap.   Notwithstanding anything to the contrary herein, the Investor shall not have the obligation to purchase common shares under the SEPA to the extent that after giving effect to such purchase and sale the aggregate number of common shares issued under the SEPA would exceed 19.99% of the aggregate number of common shares issued and outstanding as of the Effective Date of the SEPA (such maximum number of shares, the “Exchange Cap”) provided that, the Exchange Cap will not apply if the Company’s stockholders have approved the issuance of common shares in excess of the Exchange Cap.
Participation Rights.   For the twelve (12) months following the date of the SEPA, the Company shall not enter into or effect certain financing transactions unless the Company provides the Investor with the opportunity to exercise its right to participate therein.
Payment Rights.   For as long as any Promissory Note is outstanding the Company has certain prepayment obligations to the Investor if it enters into certain financing transactions or receives certain cash disbursements.
Minimum Cash Requirement.   For so long as any Promissory Note is outstanding, the Company shall maintain a minimum cash balance in an amount equal to the lesser of (a) $2,000,000 and (b) the sum of the next three (3) Installment Amounts (as defined in the Promissory Notes) coming due under the Promissory Notes.
Commitment Fees.   The Company has paid the Investor or its designee a structuring fee in the amount of $25,000, and the Company is obligated to pay a commitment fee in an amount equal to 1.5% of the Commitment Amount (the “Commitment Fee”) of which (a) one-half of the Commitment Fee was paid within three trading days of the date of the SEPA by the issuance to the Investor of such number of common shares that is equal to one-half of the Commitment Fee divided by the closing price of the common shares as of the trading day immediately prior to the date of the SEPA, and (b) the remaining one-half of the Commitment Fee shall be paid on the six-month anniversary of the date of the SEPA and shall be paid in cash (or by way of an Advance).
Termination.   The SEPA will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the date of the SEPA or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance

Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to the Investor pursuant to the Promissory Notes. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.
Representations, Warranties and Conditions.   The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Net Proceeds.   The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its shares of common stock to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.
Registration Rights Agreement
In connection with the SEPA, the Company entered into a registration rights agreement (the “SEPA Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement registering the resale of the common stock underlying the SEPA, the Promissory Notes and the Commitment Fee.
The foregoing description of (i) the SEPA, (ii) the Promissory Notes, and (iii) the SEPA Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the SEPA, which is filed as Exhibit 10.67, (b) the Promissory Note evidencing the first tranche of the Pre-Paid Advance, which is filed as Exhibit 10.82, and (c) the SEPA Registration Rights Agreement, which is filed as Exhibit 10.83, respectively, and each are incorporated herein by reference.
On December 20, 2024, we issued 264,457 of the Yorkville Shares to the Investor.
We are registering 25 million Yorkville Shares for resale pursuant to the Investor’s registration rights under the SEPA. The maximum principal amount available under the SEPA is $25 million.
Corporate Information
Our corporate offices are located at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752 and our telephone number is 617-395-1333. Our Internet website, which is located at http://www.connectm.com, describes our company and our management and provides information about our technology and products. Information contained on our website is not incorporated by reference into, and should not be considered a part of, the registration statement of which this prospectus forms a part.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the

“JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•
presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

•
reduced disclosure about our executive compensation arrangements;

•
no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

•
exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

•
exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2025 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2025; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

THE OFFERING
Issuer
ConnectM Technology Solutions, Inc.
Shares of common stock offered for resale by the Selling Securityholders
Up to 51,666,622 shares of Common Stock, which consist of:

a.
Up to 3,893,680 shares of Company Common Stock issuable to Sri Sid LLC, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sri Sid LLC;

b.
Up to 2,121,800 shares of Company Common Stock issuable to Arumilli LLC, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Arumilli LLC;

c.
Up to 303,000 shares of Company Common Stock issuable to Sree Nalla, an individual, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sree Nalla;

d.
Up to 431,437 shares of Company Common Stock issuable to IT Corpz Inc., pursuant to a Note and Payable Conversion Agreement dated as of September 24, 2024, by and between the Company and IT Corpz Inc.;

e.
Up to 2,492,474 shares of Company Common Stock issuable to Libertas Funding LLC, pursuant to a Debt Conversion Agreement dated as of September 24, 2024, by and between the Company and Libertas Funding LLC.;

f.
Up to 549,197 shares of Company Common Stock issuable to Monterrey Acquisition Sponsor LLC, pursuant to a Note Conversion Agreement dated as of September 24, 2024, by and between the Company and Monterrey Acquisition Sponsor LLC;

g.
136,000 shares of Company Common Stock issuable to MZHCI, LLC, pursuant to a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and MZHCI, LLC.;

h.
72,800 shares of Company Common Stock issued to George A. Neighoff, an individual, pursuant to a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and George A. Neighoff;

i.
206,234 shares of Company Common Stock issued to KLR Holdings Inc., pursuant to a Debt Conversion Agreement dated as of December 1, 2024, by and between the Company and KLR Holdings Inc. (the shares of Company Common Stock set forth in paragraphs (a) through (i) being hereinafter referred to as the “Conversion Shares”);

j.
150,000 shares of Company Common Stock issued to Outside The Box Capital, Inc., pursuant to a Marketing Services Agreement dated as of July 25, 2024, by and between the Company and Outside Box Capital Inc.;

k.
35,000 shares of Company Common Stock issued to Jamal Khurshid, an individual, pursuant to a Services Agreement dated as of December 1, 2024, by and between the Company and Jamal Khurshid;

l.
100,000 shares of Company Common Stock issued to LU2 Holdings, LLC pursuant to a Services Agreement dated as of December 1, 2024, by and between the Company and LU2 Holdings, LLC (the shares of Company Common Stock set forth in paragraphs (j) through (l) being hereinafter referred to as the “Service Agreements Shares”);

m.
88,000 shares of Company Common Stock issued to Srimulli Renewable LLC pursuant to a Transfer Agreement dated as of October 1, 2024 by and between the Company and Srimulli Renewable LLC, in connection with the Company’s acquisition of Green Energy Gains Inc., a Massachusetts corporation (“Green Energy”)”;

n.
72,000 shares of Company Common Stock issued to Gregory Kendall, an individual, pursuant to a s Transfer Agreement dated as of October 1, 2024 by and between the Company and Gregory Kendall, in connection with the Company’s acquisition of Green Energy (the shares of Company Common Stock set forth in paragraphs (m) and (n) being hereinafter referred to as the “Green Energy Shares”);

o.
125,000 shares of Company Common Stock issued to Benjamin Securities, Inc., pursuant to the Settlement Agreement dated as of October 2, 2024, by and between the Company and Benjamin Securities, Inc. (the “Benjamin Shares”);

p.
600,000 shares of Company Common Stock issued to Roth Capital Partners LLC, pursuant to a Capital Markets Advisory Agreement, dated July 16, 2024, by and between the Company and Roth Capital Partners LLC (the “Advisory Shares”);

q.
Up to 25,000,000 shares of Company Common Stock issuable to YA II PN, LTD, pursuant to the Standby Equity Purchase Agreement dated as of December 17, 2024 by and between the Company and YA II PN, LTD. (the “Yorkville Shares”);

r.
2,300,000 shares of Company Common Stock (“Founder Shares”) that were first sold to certain of the Selling Securityholders at a price of approximately $0.009 per share prior to the May 13, 2022 initial public offering of the Company (the “IPO”) and prior to the Business Combination;

s.
3,040,000 shares of Company Common Stock issuable upon the exercise of Placement Warrants (as defined below) (the “Placement Warrant Shares”);

t.
750,000 shares of Company Common Stock issuable upon the exercise of the Working Capital Warrants (as defined below) (the “Working Capital Warrant Shares”); and

u.
Up to 9,200,000 shares of Company Common Stock (the “Public Warrant Shares”) issuable upon the exercise of 9,200,000 warrants (the “Public Warrants”) originally issued in the initial public offering of MCAC.

Warrants
In addition, this prospectus relates to the offer and sale of (A) 3,040,000 warrants to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share that were sold to certain of the Selling Securityholders in the private placement offering that occurred simultaneously with the IPO (the “Placement Warrants”), and (B) 750,000 warrants that were issued to certain lenders to the Company when such lenders converted such loans into warrants to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share (the “Working Capital Warrants,” and together with the Placement Warrants, the “Private Warrants”).
We will not receive any cash proceeds from any sale of the shares of our Common Stock by the Selling Securityholders. We will, however, receive the net proceeds of any Warrants exercised for cash.
Term of the offering
The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock registered for resale under this prospectus.
Use of Proceeds
The Selling Securityholders will receive all of the net proceeds from the sale of any securities sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. We will, however, receive the net proceeds of any Warrants exercised for cash. See “Use of Proceeds” in this prospectus.
Market for our Common Stock
Our shares of common stock are quoted on Nasdaq. The Company intends to list the warrants to purchase shares of Common Stock with an exercise price of $11.50 per share (the “Public Warrants”) on the OTC Market.
Nasdaq Ticker Symbol
“CNTM”
Risk Factors
Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 17 of this prospectus and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

MARKET AND INDUSTRY DATA AND FORECASTS
We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

RISK FACTORS
Investing in our common stock, involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and their related notes included elsewhere in this Registration Statement and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before making an investment decision. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition.
Risks Related to this Offering and Our Securities
We need to raise additional capital after this offering to support our operations.
We will not receive any of the proceeds from the sales of our common stock by the Selling Securityholders pursuant to this prospectus. We will, however, receive the net proceeds of any Warrants if exercised for cash.
We have incurred substantial losses since our inception. Net losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital. We expect to continue to incur significant losses for the foreseeable future as we continue our research and development of, and seek regulatory approvals for, our products.
The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2023 and 2022 contains explanatory language that substantial doubt exists about our ability to continue as a going concern. We may find it difficult to raise money on terms favorable to us or at all. The failure to obtain sufficient capital to support our operations would have a material adverse effect on our business, financial condition and results of operations. If sufficient financing is not received timely, we would then need to pursue a plan to license or sell assets, seek to be acquired by another entity, cease operations and/or seek bankruptcy protection.
If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.
In order to raise additional capital, we will need to offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
In addition, we have a significant number of Warrants outstanding. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.
The market price of our common stock and the trading volume of our common stock has been and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease.
During the past year, the market price of our common stock fluctuated from a low of $0.67 per share to a high of $12.47 per share, and our stock price continues to fluctuate. The market price and trading volume of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•
our ability to grow our revenue and customer base;

•
the trading volume of our common stock;

•
developments concerning regulatory oversight and approvals;

•
variations in our and our competitors’ results of operations;

•
changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•
successes or challenges in our collaborative arrangements or alternative funding sources;

•
adverse effects on our business condition and results of operations from general economic and market conditions and overall fluctuations in the United States and international markets, including deteriorating market conditions due to investor concerns regarding inflation and Russia’s war on Ukraine;

•
future issuances of common stock or other securities;

•
the addition or departure of key personnel;

•
announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•
general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.
We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock.
A significant portion of our Common Stock is restricted from immediate resale, but may be sold into the market in the future pursuant to registration rights granted to the holders thereof. The exercise of such rights could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
The market price of shares of our Common Stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In connection with the Business Combination MCAC and certain stockholders of ConnectM entered into a registration rights agreement (the “Business Combination Registration Rights Agreement”) with ConnectM. An aggregate of 5,340,000 shares of Common Stock will be entitled to registration pursuant to the Business Combination Registration Rights Agreement, which consist of 2,300,000 Founder Shares and 3,040,000 Placement Warrant Shares issuable upon exercise of the Placement Warrants. At any time and from time to time after the Closing, either (i) the Demanding ConnectM Holder or (ii) the Demanding Sponsor Holders may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The Demanding Sponsor Holders and the Demanding ConnectM Holder may each demand not more than four (4) Underwritten Shelf Takedowns in any twelve (12) month period. If at any time following the Closing, ConnectM proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Business Combination Registration Rights Agreement are subject to certain requirements and customary conditions. The registration statement of which this prospectus is a part has been filed in part to satisfy our obligations under the Business Combination Registration Rights Agreement.

As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.
We may issue additional shares of our Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
We may issue additional shares of our Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions and issuances under our Incentive Plan, without stockholder approval, in a number of circumstances.
Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank could have the following effects:

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your proportionate ownership interest in ConnectM will decrease;

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the relative voting strength of each previously outstanding share of common stock may be diminished; or

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the market price of our shares of our stock may decline.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
On December 13, 2024, we received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that based upon Nasdaq’s review of the Company’s Market Value of Publicly Held Shares (MVPHS) for the 33 consecutive business days prior to the date of the letter, the Company no longer meets the requirements of Nasdaq Listing Rule 5450(b)(2)(C), which requires listed securities to maintain a minimum MVPHS of $15,000,000.
However, Nasdaq rules also provide the Company a compliance period of 180 calendar days, or until June 11, 2025, in which to regain compliance. If at any time during this compliance period the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with the rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearing’s panel.
The Company is working diligently to regain compliance with Nasdaq’s listing rules. However, there can be no assurance that the Company will be able to regain compliance within the prescribed time period. This event has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.
In addition, on December 6, 2024, the Company received a notice from the staff of the Listing Qualifications Department of Nasdaq stating that because the Company had not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Filing”), it no longer complies with Nasdaq Listing Rule 5250(c)(1) for continued listing, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).
This notification has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s securities will be subject to delisting from Nasdaq.
ConnectM was given until February 4, 2025 to submit a plan to regain compliance. However, ConnectM filed the Filing with the SEC on December 16, 2024 and is now in compliance with Nasdaq Listing Rule 5250(c)(1).
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be sustained.
There can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.
The exercise price for our Public Warrants is $11.50 per share. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Public Warrant.
We may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last sale price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to such Common Stock is available throughout the thirty (30) day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of Common Stock could decline.
The trading market for our Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, and our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Risks Related to the Forward Purchase Agreement
If the trading price of the Common Stock decreases, the amount of cash ConnectM receives through the Forward Purchase Agreement mechanisms will decrease.
From time to time, Meteora may sell the Recycled Shares and ConnectM will recoup the proceeds at 95% of the Reset Price (as defined therein) less the Prepayment Shortfall. While ConnectM may receive cash proceeds out of the escrow account from sales of Recycled Shares by Meteora, Meteora may not have any incentive to sell such Recycled Shares unless the trading price of the Common Stock is above the Reset Price. There is no guarantee that the trading price of the Common Stock will equal or exceed the Reset Price at any given time. In such a case, Meteora may not sell the Recycled Shares, in which case ConnectM may not receive cash settlement proceeds from the Forward Purchase Agreement and Meteora may retain ownership of all of the Recycled Shares it purchased pursuant to the Forward Purchase Agreement. If Meteora decides to sell the Recycled Shares into the market, it may cause the trading price of our Common Stock to decline significantly.
ConnectM will have cash payment obligations that could, as a result, significantly reduce ConnectM’s cash reserves.
Pursuant to the Forward Purchase Agreement, at the Maturity Date, ConnectM is required to purchase from Meteora all of the unsold Recycled Shares for consideration equal to the Maturity Consideration, payable in cash or stock at ConnectM’s option. If ConnectM elected to pay the Maturity Consideration in cash, the amount of cash on hand to fund operations would be reduced accordingly, which could adversely affect ConnectM’s ability to make necessary investments, and, therefore, could adversely affect its results of operations.
Other events may result in Meteora having no payment obligations to ConnectM at settlement under the Forward Purchase Agreement.
In addition to the risk of a substantial decline in the market price of the shares of Common Stock, the occurrence of certain events will accelerate the maturity date and may result in Meteora having no payment obligation to ConnectM at settlement. Such events include (a) if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period beginning 30 days following the closing of the Merger, is below $5.00 per share, (b) if ConnectM’s shares of Class A Common Stock cease to be listed on a national securities exchange or upon the filing of a Form 25, or (c) if the Registration Statement is not declared effective by the Commission within the time periods set forth in the Forward Purchase Agreement, or if the Registration Statement after it is declared effective ceases to be continuously effective as required by the Forward Purchase Agreement, which will result in the unregistered shares being excluded from the calculation of the amounts due at settlement.
Shares sold under the Forward Purchase Agreement will not count towards ConnectM’s Public Float.
Nasdaq has indicated in its FAQs that because the investor to the Forward Purchase Agreement (in our case, Meteora) may suffer a loss from trading below certain thresholds, but can recoup the purchase price by withholding from trading, they provide an economic disincentive for the investor to sell the security in certain circumstances, and Nasdaq may treat such economic resale disincentives and a resale restriction for purposes of determining whether the securities are “restricted securities” under Nasdaq regulations, and therefore ConnectM’s public float could be adversely affected, and the shares available for trading to public investors may be restricted.
ConnectM may be required to make a future cash payment or issue additional shares of Common Stock to Meteora pursuant to the Forward Purchase Agreement at the Maturity Date, which would reduce the amount of cash available to ConnectM to fund its operations or dilute the percentage ownership held by the existing stockholders.
Pursuant to the Forward Purchase Agreement, at the Maturity Date, ConnectM is required to purchase from Meteora all of the unsold Recycled Shares for the Maturity Consideration equal to an amount, in cash or shares of Common Stock at the sole discretion of ConnectM, equal to (a) in the case of cash, the product of the unsold Recycled Shares and $2.00, or $2.50, solely in the event of a Registration Failure (as defined in the Forward Purchase Agreement), and (b) in the case of shares of Class A Common Stock, such number of shares (the “Maturity Shares”) with a value equal to the product of the unsold Recycled Shares and $2.00, or $2.50, solely in the event of a Registration Failure, divided by the VWAP Price of the Common Stock for the 30 trading days ending on the Maturity Date, subject to the payment of Penalty Shares if such shares are not freely tradable. Depending on the amount of the Maturity Consideration and the trading price of the Common Stock, the issuance of these shares in payment of such consideration could result in substantial dilution and decreases to ConnectM’s stock price. If ConnectM elected to pay the Maturity Consideration in cash, the amount of cash on hand to fund operations would be reduced accordingly, which could adversely affect our ability to make necessary investments, and, therefore, could affect our results of operations.
Risks Related to ConnectM’s Common Stock
The market price of ConnectM’s common stock is likely to be highly volatile, and you may lose some or all of your investment.
The market price of our common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
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the impact of COVID-19 pandemic on ConnectM’s business;

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the inability to maintain the listing of ConnectM’s shares of common stock on Nasdaq;

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the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, ConnectM’s ability to grow and manage growth profitably, and retain its key employees;

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changes in applicable laws or regulations;

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risks relating to the uncertainty of ConnectM’s projected financial information; and

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risks related to the organic and inorganic growth of ConnectM’s business and the timing of expected business milestones.

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In addition, the stock markets have experienced extreme price and volume fluctuations that affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of ConnectM’s common stock, regardless of ConnectM’s actual operating performance.

Volatility in ConnectM’s share price could subject ConnectM to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If ConnectM faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about ConnectM, or publish negative reports, ConnectM’s stock price and trading volume could decline.
The trading market for ConnectM’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about ConnectM. ConnectM does not have any control over these analysts. If ConnectM’s financial performance fails to meet analyst estimates or one or more of the analysts who cover ConnectM downgrade its common stock or change their opinion, ConnectM’s stock price would likely decline. If one or more of these analysts cease coverage of ConnectM or fail to regularly publish reports on ConnectM, it could lose visibility in the financial markets, which could cause ConnectM’s stock price or trading volume to decline.
Sales of a substantial number of the shares of ConnectM’s common stock in the public market could cause the price of the shares of ConnectM’s common stock to fall.
Sales of a substantial number of shares of ConnectM’s common stock in the public market or the perception that these sales might occur could depress the market price of ConnectM’s common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of ConnectM’s common stock. In addition, the sale of substantial amounts of ConnectM’s common stock or the perception such sales may occur, could adversely impact its price.
The selling stockholders will determine the timing, pricing and rate at which they sell such shares into the public market. Certain selling stockholders will have an incentive to sell because they will still realize a profit from such sales because they purchased shares and/or warrants at prices below the price per share paid by public investors in the IPO and/or below the recent trading prices of the shares of Common Stock. Sales by such investors may prevent the trading price of the shares of ConnectM’s common stock from exceeding the price per share in the IPO of MCAC and may cause the trading prices of our securities to experience a further decline.
Because ConnectM does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
ConnectM currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of ConnectM’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.
Future sales of shares of ConnectM’s common stock may depress its stock price.
Pursuant to the Registration Rights Agreement and the Amended Bylaws, after the consummation of the Business Combination and subject to certain exceptions, the Sponsor, those receiving shares of ConnectM’s common stock pursuant to the Merger Agreement, directors, officers and employees of the Company receiving shares of ConnectM’s common stock upon the settlement or exercise of warrants, stock options or other equity awards, and warrantholders of the Company receiving shares of ConnectM’s common stock upon the settlement or exercise of such warrants (other than holders of warrants that are currently listed) will be contractually restricted from selling or transferring any of their shares of common stock. Such restrictions begin at Closing and end on the date that is the earlier of (1) 180 days after Closing and (2)(x) the date on which the closing price of ConnectM’s common stock equals or exceeds $16.50 per share for any 20 trading days within any 30-day period commencing at least 150 days after the Closing, or (y) a Change of Control (as defined in the Lock-Up Agreement). Immediately following the Closing, 8,155,880 shares of ConnectM common stock, representing approximately 38.4% of the outstanding shares of ConnectM common stock, were freely tradable.
However, following the expiration of the applicable lock-up period, such equityholders will not be restricted from selling shares of ConnectM’s common stock held by them, other than by applicable securities laws. Further, there is a likelihood that ConnectM will need to continue to raise capital through one or more equity financings in order to continue growing its business. As such, sales of a substantial number of shares of ConnectM’s common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of ConnectM’s common stock. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in ConnectM’s share price or the market price of ConnectM’s common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
Provisions in our Charter and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.
The Charter and Amended Bylaws contain provisions that could significantly reduce the value of our shares to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of our board of directors. The provisions in our charter documents will include the following:
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a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors, unless the board of directors grants such right to the stockholders, to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, retirement, disqualification, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the required approval of at least 66 2∕3% of the shares entitled to vote to remove a director for cause, and the prohibition on removal of directors without cause;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

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the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;

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the required approval of at least 66 2∕3% of the shares entitled to vote to adopt, amend or repeal our amended and restated bylaws or repeal the provisions of our amended and restated certificate of incorporation regarding the election and removal of directors;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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an exclusive forum provision providing that the Court of Chancery of the State of Delaware will be the exclusive forum for certain actions and proceedings;

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the requirement that a special meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

We will also be subject to the anti-takeover provisions contained in Section 203 of the DGCL. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

Our Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders and that the federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees or the underwriters or any offering giving rise to such claim.
The Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. Furthermore, the Charter also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. Notwithstanding the foregoing, this forum selection provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States have exclusive jurisdiction. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees and result in increased costs for investors to bring a claim. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
ConnectM is an emerging growth company and smaller reporting company, and ConnectM cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make its shares less attractive to investors.
ConnectM is an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as ConnectM continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. ConnectM will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO (December 31, 2026), (b) in which ConnectM has total annual gross revenue of at least $1.235 billion or (c) in which ConnectM is deemed to be a large accelerated filer, which means the market value of shares of ConnectM’s common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which ConnectM has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. ConnectM has elected to use this extended transition period for complying with new or revised accounting standards and, therefore, ConnectM will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
ConnectM is also a smaller reporting company as defined in the Exchange Act. Even after ConnectM no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,”

which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement/prospectus and ConnectM’s periodic reports and proxy statements. ConnectM will be able to take advantage of these scaled disclosures for so long as its voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.
ConnectM cannot predict if investors will find its common stock less attractive because ConnectM may rely on these exemptions. If some investors find ConnectM’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.
Risks Related to ConnectM’s Business
Business and Operational Risks
Due to ConnectM operating as a going concern, and there is a possibility that ConnectM may never be profitable and you may lose all or part of your investment. During the nine months ended September 30, 2024 and 2023, ConnectM incurred net losses of approximately $16,998,000 and $5,032,000, respectively. Continued operations are dependent on ConnectM’s ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms.
During the nine months ended September 30, 2024 and 2023, ConnectM has incurred net losses of approximately $16,998,000 and $5,032,000, respectively. As of September 30, 2024, ConnectM had an accumulated deficit of $39,910,000. ConnectM expects to incur additional losses and higher operating expenses for the foreseeable future. These conditions raises substantial doubt about ConnectM’s ability to continue as a going concern within one year after the date that these combined consolidated financial statements are issued that has not been alleviated. Management’s plans to alleviate the substantial doubt identified include obtaining additional financing from related parties and third parties, and potentially extending existing debt agreements. Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.
Our growth strategy depends on the widespread adoption DE2 Systems and DE2 Services.
The market for DE2 Services and DE2 Systems is emerging and rapidly evolving, and our future success is uncertain. If DE2 Services prove unsuitable for widespread commercial deployment or if demand for DE2 Systems fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of DE2 solutions include but are not limited to:
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cost-effectiveness of DE2 solutions as compared with conventional and fossil fuel based energy technologies;

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performance and reliability of DE2 solutions as compared with conventional and fossil fuel based energy products;

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continued deregulation of the electric power industry and broader energy industry;

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fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and

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availability of governmental subsidies and incentives.

If we cannot compete successfully against other home electrification and energy companies, we may not be successful in developing our operations and our business may suffer.
The DE2 industries are characterized by intense competition and rapid technological advances. We compete with other DE2 Service providers with business models that are similar to ours. In addition, we compete with solar companies in the downstream value chain of solar energy. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of our competitors also have significant brand name recognition and have extensive knowledge of our target markets. Intense competition in our industry could reduce our market share and our profit. We expect to face significant competition in the future as the market for home electrification develops.
If we are unable to compete in the market, there will be an adverse effect on our business, financial condition, and results of operations.
With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies.
The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. Some of our competitors are the traditional utilities that supply electricity to our potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than that of ours. In addition, a majority of utilities’ sources of electricity is non-solar, which may allow utilities to sell electricity more cheaply than electricity generated and stored by our solar and battery systems.
We also compete with companies that are not regulated like traditional utilities, but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to state and local pro-competitive and consumer choice policies. These energy service companies may be able to offer customers electricity supply-only solutions that are competitive with our solar and battery systems options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that our current business model requires. This may limit our ability to attract new customers, particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.
As the DE2 industry grows and evolves, we will also face new competitors who are not currently in the market. Low technological barriers to entry characterize our industry and well-capitalized companies could choose to enter the market and compete with us. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.
Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects.
While we purchase our products from several different suppliers, if one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor, or otherwise, is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to us, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. At times, suppliers may have issues with the quality of their products, which may not be realized until the product has been installed at a customer site. This may result in additional cost incurred. There are a limited number of suppliers of DE2 system components and technologies. While we believe there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring our DE2 products and deploying our systems. These issues could harm our business or financial performance. In addition, the acquisition of a component supplier or technology provider by one of our competitors could limit our access to such components or technologies and require significant redesigns of our DE2 systems or installation procedures and have a negative impact on our business.

There have also been periods of industry-wide shortages of key DE2 components in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. We and our original equipment manufacturers (“OEMs”)/distributor partners depend on a limited number of suppliers of DE2 system components to adequately meet anticipated demand for our DE2 service offerings. Any shortage, bottlenecks, delay, detentions, or component price change from these suppliers, or the acquisition of any of these suppliers by a competitor, could result in sales and installation delays, cancellations, and loss of market share.
The DE2 industry is frequently experiencing significant disruption and, as a result, shortages of DE2 key components may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than us and our supply of such components may be reduced as a result. The supply of components from various locales is also uncertain due to COVID-19 that has resulted in travel restrictions and shutdowns of businesses in various regions.
Typically, we purchase the components for our DE2 systems on an as-needed basis and do not operate under long-term supply agreements. The vast majority of our purchases are denominated in U.S. dollars. Since our revenue is also generated in U.S. dollars we are mostly insulated from currency fluctuations. However, since our suppliers often incur a significant amount of their costs by purchasing raw materials and generating operating expenses in foreign currencies, if the value of the U.S. dollar depreciates significantly or for a prolonged period of time against these other currencies, this may cause our suppliers to raise the prices they charge us, which could harm our financial results.
Our backlog is subject to unexpected adjustments and cancellations, which means that amounts included in our backlog may not result in actual revenue or translate into profits. Any supply shortages, delays, quality issues, price changes or other limitations in our ability to obtain components or technologies we use could limit our growth, cause cancellations or adversely affect our profitability, and result in loss of market share and damage to our brand.
Damage to our brand and reputation or failure to expand our brand would harm our business and results of operations.
We depend significantly on our brand and reputation for high-quality home electrification and solar service offerings, engineering and customer service to attract customers and grow our business. If we fail to continue to deliver our DE2 service offerings within the planned timelines, if our DE2 offerings do not perform as anticipated or if we damage any customers’ properties or cancel projects, our brand and reputation could be significantly impaired. We also depend greatly on referrals from customers for our growth. Therefore, our inability to meet or exceed customers’ expectations would harm our reputation and growth through referrals. We have at times focused particular attention on expeditiously growing our direct sales force and our DE2 partners, leading us in some instances to hire personnel or partner with third parties who we may later determine do not fit our company culture and standards. Given the sheer volume of interactions our direct sales force and our DE2 partners have with customers and potential customers, it is also unavoidable that some interactions will be perceived by customers and potential customers as less than satisfactory and result in complaints. If we cannot manage our hiring and training processes to limit potential issues and maintain appropriate customer service levels, our brand and reputation may be harmed and our ability to grow our business would suffer. In addition, if we were unable to achieve a similar level of brand recognition as our competitors, some of which may have a broader brand footprint, more resources and longer operational history, we could lose recognition in the marketplace among prospective customers, suppliers and partners, which could affect our growth and financial performance. Our growth strategy involves marketing and branding initiatives that will involve incurring significant expenses in advance of corresponding revenue. We cannot assure you that such marketing and branding expenses will result in the successful expansion of our brand recognition or increase our revenue. We are also subject to marketing and advertising regulations in various jurisdictions, and overly restrictive conditions on our marketing and advertising activities may inhibit the sales of the affected products.

Developments in alternative technologies may materially adversely affect demand for our offerings.
Significant developments in alternative technologies, such as advances in other forms of home electrification or distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of our solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.
While we maintain an inventory of, or otherwise make arrangements to obtain, spare parts to replace critical equipment and maintain insurance for property damage to protect against certain operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties that could result if we were unable to operate our generation facilities at a level necessary to comply with sales contracts.
Obtaining a sales contract with a potential customer does not guarantee that the potential customer will not decide to cancel or that we will not need to cancel due to a failed inspection, which could cause us to generate no revenue despite incurring costs and adversely affect our results of operations.
Even after we secure a sales contract with a potential customer, we (either directly or through our DE2 partners) must perform an inspection to ensure that the home, including the rooftop, meets our standards and specifications. If the inspection finds that repairs to the rooftop are required in order to satisfy our standards and specifications to install the solar energy system, and a potential customer does not want to make such required repairs, we would lose that anticipated sale. In addition, per the terms of our customer agreements, a customer maintains the ability to cancel before commencement of installation, subject to certain conditions. Any delay or cancellation of an anticipated sale could materially and adversely affect our financial results, as we may have incurred sales-related, design-related, and other expenses and generated no revenue.
Our inability to properly utilize our workforce could have a negative impact on our profitability.
The extent to which we utilize our workforce affects our profitability. Underutilizing our workforce could result in lower gross margins and, consequently, a decrease in our short-term profitability. On the other hand, overutilization of our workforce could negatively impact safety, employee satisfaction, attrition, and project execution, leading to a potential decline in future project awards. The utilization of our workforce is impacted by numerous factors, including:
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our estimates of headcount requirements and our ability to manage attrition;

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efficiency in scheduling projects and our ability to minimize downtime between project assignments;

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productivity;

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labor disputes; and

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availability of skilled labor at any given time.

Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.
ConnectM may choose to expand internationally and may require additional resources and controls. Any expansion internationally could subject our business to risks associated with international operations, including:
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difficulties in establishing legal entities in foreign jurisdictions;

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challenges in arranging, and availability of, financing for our customers;

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availability and cost of raw materials and components, labor and equipment for manufacturing our systems;

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difficulties in staffing and managing foreign operations due to differences in culture, laws and customer expectations, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

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installation challenges which we have not encountered before which may require the development of adaptions of our products for a given jurisdiction;

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compliance with multiple, potentially conflicting and changing governmental laws, regulations, and permitting processes including environmental, banking, employment, tax, privacy, safety, security and data protection laws and regulations;

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compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;

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greater difficulties in securing or enforcing our intellectual property rights in certain jurisdictions, or in potential infringement of third-party intellectual property rights in new jurisdictions;

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difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

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increases or decreases in our expenses caused by fluctuation in foreign currency exchange rates;

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restrictions on repatriation of foreign earnings;

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compliance with potentially conflicting and changing laws of taxing jurisdictions where we conduct business and compliance with applicable U.S. tax laws as they relate to international operations, including product transfer pricing, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws;

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changes in import and export controls and tariffs imposed by the United States or foreign governments;

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changes in regulations regarding recycling and the end of life of our products;

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changes in regulations that would prevent us from doing business in specified countries;

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failure of the supply chain in local countries to provide us with materials of a sufficient quality and quantity delivered on timelines we expect; and

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regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts that we may undertake may not be successful.
We may not be able to effectively manage our growth.
Our future growth, if any, may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees. These demands will require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a negative impact on our business, financial condition, and results of operations.
We are a decentralized company and place significant decision-making powers with our subsidiaries’ management, which presents certain risks.
We believe that our practice of placing significant decision-making powers with local management is important to our successful growth and allows us to be responsive to opportunities and to our customers’ needs. However, this practice presents certain risks, including the risk that we may be slower or less effective in our attempts to identify or react to problems affecting an important business than we would under a more centralized structure or that we would be slower to identify a misalignment between a subsidiary’s and ConnectM’s overall business strategy. Further, if a subsidiary location fails to follow ConnectM’s compliance policies, we could be made party to a contract, arrangement or situation that requires the assumption of large liabilities or has less advantageous terms than is typically found in the market.

We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and integration of these acquisitions may disrupt our business and management.
We have in the past, and in the future we expect to, acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions, and any acquisition has numerous risks. These risks include the following:
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difficulty in assimilating the operations and personnel of the acquired company;

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difficulty in effectively integrating the acquired technologies or products with our current technologies;

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difficulty in maintaining controls, procedures and policies during the transition and integration;

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disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;

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difficulty integrating the acquired company’s accounting, management information, and other administrative systems;

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inability to retain key technical and managerial personnel of the acquired business;

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inability to retain key customers, vendors, and other business partners of the acquired business;

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inability to achieve the financial and strategic goals for the acquired and combined businesses;

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incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

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potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;

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potential inability to assert that internal controls over financial reporting are effective; and

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potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Acquisitions of companies, businesses and assets are inherently risky and, if we do not complete the integration of these acquisitions successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations.
If we are unsuccessful in developing and maintaining our proprietary technology, including our Aurai and Yantra applications, our ability to attract and retain OEMs could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our future growth depends on our ability to continue to develop and maintain our proprietary technology that supports our service offerings, including our Aurai and Yantra applications. In addition, we rely, and expect to continue to rely, on licensing agreements with certain third parties for aerial images that allow us to efficiently and effectively analyze a customer’s DE2 system specifications. In the event that our current or future products require features that we have not developed or licensed, or we lose the benefit of an existing license, we will be required to develop or obtain such technology through purchase, license or other arrangements. If the required technology is not available on commercially reasonable terms, or at all, we may incur additional expenses in an effort to internally develop the required technology. If we are unable to maintain our existing proprietary technology, our ability to attract and retain OEM partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our business is concentrated in certain markets, putting us at risk of region-specific disruptions.
As of December 31, 2024, a majority of our total installations were in Massachusetts, Florida and Virginia. We expect our near-term future growth to occur in the east coast and Midwest of the U.S., and to further expand our customer base and operational infrastructure. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in such markets and in other markets that may become similarly concentrated.

Changes to the applicable laws and regulations governing direct-to-home sales and marketing may limit our ability to effectively compete.
The majority of our service business is conducted using the direct-to-home sales channel and marketing that could impose additional limitations on unsolicited residential sales calls and may impose additional restrictions such as adjustments to our marketing materials and direct-selling processes, and new training for personnel. If additional laws and regulations affecting direct sales and marketing are passed in the markets in which we operate, it would take time to train our sales professionals to comply with such laws, and we may be exposed to fines or other penalties for violations of such laws. If we fail to compete effectively through our direct-selling efforts, our financial condition, results of operations and growth prospects could be adversely affected.
Our growth depends in part on the success of our relationships with third parties.
A key component of our growth strategy is to develop or expand our relationships with third parties. For example, we are investing resources in establishing strategic relationships with market players across a variety of industries to generate new customers. These programs may not roll out as quickly as planned or produce the results we anticipated. A significant portion of our business depends on attracting and retaining new and existing DE2 partners. Negotiating relationships with our DE2 partners, investing in due diligence efforts with potential DE2 partners, training such third parties and contractors, and monitoring them for compliance with our standards require significant time and resources and may present greater risks and challenges than expanding a direct sales or installation team. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to grow our business and address our market opportunity could be impaired. Even if we are able to establish and maintain these relationships, we may not be able to execute on our goal of leveraging these relationships to meaningfully expand our business, brand recognition and customer base. This would limit our growth potential and our opportunities to generate significant additional revenue or cash flows.
ConnectM operates in the early-stage market of DE2 adoption, has a history of losses and expects to incur significant ongoing expenses
We have incurred operating losses before income taxes in the past. We intend to increase our spending to finance the expansion of our operations, expand our installation, engineering, administrative, sales and marketing staffs, increase spending on our brand awareness and other sales and marketing initiatives, make significant investments to drive future growth in our business and implement internal systems and infrastructure to support our growth. We do not know whether our revenue will grow rapidly enough to absorb these costs and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our results of operations. Our ability to sustain profitability depends on a number of factors, including but not limited to:
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mitigating the impact of the COVID-19 pandemic on our business;

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growing our customer base;

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maintaining or lowering our cost of capital;

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reducing the cost of components for our solar service offerings;

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growing and maintaining our channel partner network;

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maintaining high levels of product quality, performance, and customer satisfaction;

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successfully integrating acquired businesses;

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growing our direct-to-consumer business to scale;

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reducing our operating costs by lowering our customer acquisition costs and optimizing our design and installation processes; and

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supply chain logistics, such as accepting late deliveries.

We may be unable to achieve positive cash flows from operations in the future.

Failure to hire and retain a sufficient number of employees and service providers in key functions would constrain our growth and our ability to timely complete customers’ projects and successfully manage customer accounts.
To support our growth, we need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians, sales and project finance specialists. Competition for qualified personnel in our industry is increasing, particularly for skilled personnel involved in the installation of DE2 systems. We have in the past been, and may in the future be, unable to attract or retain qualified and skilled installation personnel or installation companies to be our DE2 Service partners, which would have an adverse effect on our business. We and our DE2 partners also compete with the homebuilding and construction industries for skilled labor. As these industries grow and seek to hire additional workers, our cost of labor may increase. The unionization of the industry’s labor force could also increase our labor costs. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. Because our profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays or other execution issues may cause us to not achieve our expected margins or cover our costs for that project. We need to continue to expand upon the training of our customer service team to provide high-end account management and service to customers before, during and following the point of installation of our DE2 systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards that we have established. If we are unable to hire, develop and retain talented technical and customer service personnel, we may not be able to realize the expected benefits of this investment or grow our business.
In addition, to support the growth and success of our direct-to-consumer channel, we need to recruit, retain and motivate a large number of sales personnel on a continuing basis. We compete with many other companies for qualified sales personnel, and it could take many months before a new salesperson is fully trained on our DE2 Service offerings. If we are unable to hire, develop and retain qualified sales personnel or if they are unable to achieve desired productivity levels, we may not be able to compete effectively.
If we or our DE2 partners cannot meet our hiring, retention and efficiency goals, we may be unable to complete customers’ projects on time or manage customer accounts in an acceptable manner or at all. Any significant failures in this regard would materially impair our growth, reputation, business and financial results. If we are required to pay higher compensation than we anticipate, these greater expenses may also adversely impact our financial results and the growth of our business.
Failure by our vendors or our component suppliers to use ethical business practices and comply with applicable laws and regulations may adversely affect our business.
We do not control our vendors or suppliers or their business practices. Accordingly, we cannot guarantee that they follow ethical business practices, such as fair wage practices and compliance with environmental, safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative manufacturers or suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our manufacturers or suppliers or the divergence of a supplier’s labor or other practices from those generally accepted as ethical in the U.S. or other markets in which we do business could also attract negative publicity for us and harm our business.
If we are unable to retain and recruit qualified technicians and advisors, or if our board of directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.
We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among DE2 Services businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.

We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among DE2 Service providers. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other DE2 Service providers. We do not maintain “key man” insurance policies on any of our officers or employees. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.
We plan to grant stock options, restricted stock grants, restricted stock unit grants, and/or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our shareholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected. Currently the exercise prices of all outstanding stock options are greater than the current stock price.
As of December 31, 2024, we had 85 full-time employees in the U.S., 73 full-time employees in India and 6 part-time employees and contractors. We may be unable to implement and maintain an attractive incentive compensation structure in order to attract and retain the right talent. These actions could lead to disruptions in our business, reduced employee morale and productivity, increased attrition, and problems with retaining existing and recruiting future employees.
ConnectM’s management has no experience in operating a public company.
ConnectM’s executive officers have limited experience in the management of a publicly traded company. ConnectM’s management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. ConnectM’s limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. ConnectM may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company, as well as the cost of outside legal and accounting advisors, may require costs greater than expected.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers.
We will be subject to the reporting requirements of the Exchange Act, the listing requirements of the Nasdaq stock market and other applicable securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls, procedures, and internal controls over financial reporting. Maintaining our disclosure controls and procedures and internal controls over financial reporting in accordance with this standard requires significant resources and management oversight. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We will need to hire more employees in the future to manage these reporting and compliance obligations, which will increase our costs and expenses.

We may be materially adversely affected by negative publicity.
Our business involves transactions with customers. We and our DE2 partners must comply with numerous federal, state and local laws and regulations that govern matters relating to our interactions with customers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Noncompliance with any such laws or regulations, or the perception that we or our DE2 partners have violated such laws or regulations or engaged in deceptive practices that could result in a violation, could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, significant expenses to comply with such laws and regulations, and increased regulation of matters relating to our business could require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations.
Any investigations, actions, adoption or amendment of regulations relating to the marketing of our products to residential consumers of our community DE2 programs could divert management’s attention from our business, require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations or could reduce the number of our potential customers.
We cannot ensure that our sales professionals and other personnel will always comply with our standard practices and policies, as well as applicable laws and regulations. In any of the numerous interactions between our sales professionals or other personnel and our customers or potential customers, our sales professionals or other personnel may, without our knowledge and despite our efforts to effectively train them and enforce compliance, engage in conduct that is or may be prohibited under our standard practices and policies and applicable laws and regulations. We have been exposed to claims in the past, and any such non-compliance, or the perception of non-compliance, could expose us to additional claims, proceedings, litigation, investigations, or enforcement actions by private parties or regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business and reputation. We have incurred, and will continue to incur, significant expenses to comply with the laws, regulations and industry standards that apply to us.
Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.
Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, affect the availability of fuel and water, reduce our revenue and require us to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, our physical plants could be placed at greater risk of damage should continued changes in the global climate produce additional unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, and abnormal levels of precipitation. A disruption or failure of electric generation, or storage systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent us from operating our business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on our business, financial condition, results of operations and prospects. Changes in weather can also affect the production of electricity at power generation facilities.
Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.
Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. We have experienced seasonal and quarterly fluctuations in the past and expect these fluctuations to continue. However, given that we are operating in a rapidly changing industry, those fluctuations may be masked by our recent growth rates and thus may not be readily apparent from our historical results of operations. As such, our past quarterly results of operations may not be good indicators of likely future performance.
In addition to the other risks described in this “Risk Factors” section, as well as the factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ConnectM” section, the following factors, among others, could cause our results of operations and key performance indicators to fluctuate:
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the expiration, reduction or initiation of any governmental tax rebates, tax exemptions, or incentive;

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significant fluctuations in customer demand for our DE2 Service offerings or fluctuations in the geographic concentration of installations of DE2 systems;

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changes in financial markets, which could restrict our ability to access available and cost-effective financing sources;

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seasonal, environmental or weather conditions that impact sales, energy production, and system installation;

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the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

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announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships, or joint ventures;

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necessary capital-raising activities or commitments;

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changes in our pricing policies or terms or those of our competitors, including utilities;

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changes in regulatory policy related to solar energy generation;

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the loss of one or more key partners or the failure of key partners to perform as anticipated;

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our failure to successfully integrate acquired solar facilities;

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actual or anticipated developments in our competitors’ businesses or the competitive landscape;

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actual or anticipated changes in our growth rate;

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general economic, industry and market conditions, including as a result of the COVID-19 pandemic and/or future pandemics; and

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changes to our cancellation rate.

Our actual revenue or key operating metrics in one or more future quarters may fall short of the expectations of investors and financial analysts. If that occurs, the market price of our common stock could decline and stockholders could lose part or all of their investment.
Our results of operations have been and will continue to be adversely impacted by the COVID-19 pandemic, and the duration and extent to which it will impact our results of operations remains uncertain.
A significant outbreak of epidemic, pandemic, or contagious diseases in the human population, such as the current COVID-19 pandemic, could result in a widespread health crisis that could adversely affect the broader economies, financial and capital markets, commodity and energy prices, and overall demand environment for our products. A global health crisis could affect, and has affected, our workforce, customers and vendors, as well as economies and financial markets globally, potentially leading to an economic downturn, which could decrease spending, adversely affecting the demand for our products.
In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. Such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
Although we have continued to operate consistent with federal guidelines and state and local orders, the extent to which the COVID-19 pandemic impacts our business, operations, financial results and financial condition will depend on numerous evolving factors which are uncertain and cannot be predicted, including:
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the duration and scope of the pandemic and associated disruptions;

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a general slowdown in our industry;

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governmental, business and individuals’ actions taken in response to the pandemic;

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the effect on our customers and our customers’ demand for our products and installations;

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the effect on our suppliers and disruptions to the global supply chain;

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our ability to sell and provide our products and provide installations, including disruptions as a result of travel restrictions and people working from home;

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the ability of our customers to pay for our products;

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delays in our projects due to closures of jobsites or cancellation of jobs; and

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any closures of our and our suppliers’ and customers’ facilities.

These effects of the COVID-19 pandemic and related economic repercussions have materially affected how we and our customers, vendors, subcontractors, developers, and general contractors are operating our businesses, and the duration and extent to which this will negatively impact our future results of operations and overall financial performance remains uncertain. ConnectM faces risks related to health pandemics, including the ongoing COVID-19 pandemic or potential future pandemics, which could have a material and adverse effect on our business, operations, financial condition, results of operations, and cash flows.
In addition, while we believe we have taken appropriate steps to maintain a safe workplace to protect our employees from contracting and spreading the coronavirus, including following the guidance set out from both the Occupational Safety and Health Administration and Centers for Disease Control and Prevention, we may not be able to completely prevent the spread of the virus among our employees. We may face litigation or other proceedings making claims related to unsafe working conditions, inadequate protection of our employees or other claims. Any of these claims, even if without merit, could result in costly litigation or divert management’s attention and resources.
Furthermore, we may face a sustained disruption to our operations due to one or more of the factors described above. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic instability that has occurred or may occur in the future. Any of these events could amplify the other risks and uncertainties described in this proxy statement/prospectus and could materially adversely affect our business, operations, financial condition, results of operations, cash flows or the market price of our common stock.
Adverse economic conditions may have negative consequences on our business, results of operations and financial condition.
Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. Additionally, economic downturns in the markets in which we operate may materially and adversely affect our business because our business is dependent on levels of construction and home remodeling activity. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse change in economic conditions would have a negative impact on our business, results of operations and financial condition and on our ability to generate or raise additional capital on favorable terms, or at all.
ConnectM is highly reliant on its networked and cloud-based business model and information technology systems and data, and those of its service providers which may be subject to cyber-attacks, service disruptions or other security incidents, which could result in data breaches, loss or interruption of services, intellectual property theft, claims, litigation, regulatory investigations, significant liability, reputational damage and other adverse consequences.
ConnectM continues to expand its information technology systems in the form of its networked and cloud-based business model, and as its operations grow its internal information technology systems, such as product data management, procurement, inventory management, production planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. This includes the implementation of new internally developed systems and the deployment of such systems in the United States. While ConnectM maintains information technology measures designed to protect it against intellectual property theft, data breaches, sabotage and other external or internal cyber-attacks or misappropriation, its systems and those of its service providers are potentially vulnerable to malware, ransomware, viruses, denial-of-service attacks, phishing attacks, social engineering, computer hacking, unauthorized access, exploitation of bugs, defects and vulnerabilities, breakdowns, damage, interruptions, system malfunctions, power outages, terrorism, acts of vandalism, security breaches, security incidents, inadvertent or intentional actions by employees or other third parties, and other cyber-attacks. To the extent any security incident results in unauthorized access or damage to or acquisition, use, corruption, loss, destruction, alteration or dissemination of ConnectM data, including intellectual property and personal information, or ConnectM’s products, or for it to be believed or reported that any of these occurred, it could disrupt ConnectM’s business, harm its reputation, compel it to comply with applicable data breach notification laws, subject it to time consuming, distracting and expensive litigation, regulatory investigation and oversight, mandatory corrective action, require it to verify the correctness of database contents, or otherwise subject it to liability under laws, regulations and contractual obligations, including those that protect the privacy and security of personal information. This could result in increased costs to ConnectM and result in significant legal and financial exposure and/or reputational harm.
Because ConnectM also relies on third-party service providers, it cannot guarantee that its service providers’ and component suppliers’ systems have not been breached or that they do not contain exploitable defects, bugs, or vulnerabilities that could result in a security incident, or other disruption to, ConnectM’s or ConnectM’s service providers’ or component suppliers’ systems. ConnectM’s ability to monitor its service providers’ and component suppliers’ security measures is limited, and, in any event, malicious third parties may be able to circumvent those security measures. Further, the implementation, maintenance, segregation and improvement of these systems require significant management time, support and cost, and there are inherent risks associated with developing, improving and expanding ConnectM’s core systems as well as implementing new systems and updating current systems, including disruptions to the related areas of business operation. These risks may affect ConnectM’s ability to manage its data and inventory, procure parts or supplies or manufacture, sell, deliver and service products, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, tax laws and other applicable regulations.
If ConnectM does not successfully implement, maintain or expand its information technology systems as planned, its operations may be disrupted, its ability to accurately and/or timely report its financial results could be impaired and deficiencies may arise in its internal control over financial reporting, which may impact its ability to certify its financial results (see also “Risks Related to Finance, Tax and Accounting — ConnectM has identified material weaknesses in its internal control over financial reporting. If ConnectM is unable to remediate these material weaknesses, or if ConnectM identifies additional material weaknesses in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of ConnectM’s consolidated financial statements or cause ConnectM to fail to meet its periodic reporting obligations” for more detail). Moreover, ConnectM’s proprietary information, including intellectual property and personal information, could be compromised or misappropriated and its reputation may be adversely affected if these systems or their functionality do not operate as expected and ConnectM may be required to expend significant resources to make corrections or find alternative sources for performing these functions.
Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.
Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to us. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, we may be required to pay costs associated with adverse future events.
Our insurance policies against many potential liabilities require high deductibles, and our risk management policies and procedures may leave us exposed to unidentified or unanticipated risks. Additionally, difficulties in the insurance markets may adversely affect our ability to obtain necessary insurance.
We insure various general liability, workers’ compensation, property and auto risks as well as other risks through a variety of direct insurance policies and a captive insurance company that are reinsured for risks above certain deductibles and retentions. All of our insurance policies and programs are subject to high deductibles and retentions; as such, we are, in effect, self-insured for substantially all of our typical claims. We hire an actuary to determine any liabilities for unpaid claims and associated expenses for the three major lines of coverage (workers’ compensation, general liability and auto liability). The determination of these claims and expenses and the appropriateness of the estimated liability are reviewed and updated quarterly. However, insurance liabilities are difficult to assess and estimate due to the many relevant factors, the effects of which are often unknown, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents that have occurred but are not reported and the effectiveness of our safety program. Our accruals are based on known facts, historical trends (both internal trends and industry averages) and our reasonable estimate of our future expenses. We believe our accruals are adequate. However, our risk management strategies and techniques may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. If any of the variety of instruments, processes or strategies we use to manage our exposure to various types of risk are not effective, we may incur losses that are not covered by our insurance policies or that exceed our accruals or coverage limits.
Additionally, we typically are contractually required to provide proof of insurance for projects on which we work. Historically, insurance market conditions become more difficult for insurance consumers during periods when insurance companies suffer significant investment losses as well as casualty losses. Consequently, it is possible that insurance markets will become more expensive and restrictive. Also, our prior casualty loss history might adversely affect our ability to procure insurance within commercially reasonable ranges. As such, we may not be able to maintain commercially reasonable levels of insurance coverage in the future, which could preclude our ability to work on many projects and increase our overall risk exposure. Our insurance providers are under no commitment to renew our existing insurance policies in the future; therefore, our ability to obtain necessary levels or kinds of insurance coverage is subject to market forces outside our control. If we were unable to obtain necessary levels of insurance, it is likely we would be unable to compete for or work on most projects.
Increases and uncertainty in our health insurance costs could adversely impact our results of operations and cash flows.
The costs of employee health insurance have been increasing in recent years due to rising health care costs, legislative changes, and general economic conditions. Additionally, we may incur additional costs as a result of the Patient Protection and Affordable Care Act (the “Affordable Care Act”) that was signed into law in March 2010. Future legislation could also have an impact on our business. The status of the Affordable

Care Act, any amendment, repeal or replacement thereof, is currently uncertain. For example, in December 2019, the United States Court of Appeals for the Fifth Circuit struck down a central provision of the Affordable Care Act, ruling that the requirement that people have health insurance was unconstitutional, sending the case back to a federal district judge in Texas to determine which of the law’s many parts could survive without the mandate. On March 2, 2020, the United States Supreme Court granted certiorari to review this case, and on June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued Affordable Care Act is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. The Affordable Care Act will remain in effect in its current form; however, we continue to evaluate the effect that the Affordable Care Act has on our business.
Failure to remain in compliance with covenants under our credit and loan agreements, service our indebtedness, or fund our other liquidity needs could adversely impact our business.
Our failure to comply with covenants under the credit or loan agreements, or to pay principal, interest or other amounts when due thereunder, would constitute an event of default under the credit and loan agreements. Default under our credit and loan agreements could result in (1) us no longer being entitled to borrow under the agreements; (2) termination of the agreements; (3) acceleration of the maturity of outstanding indebtedness under the agreements; and/or (4) foreclosure on any collateral securing the obligations under the agreements. If we are unable to service our debt obligations or fund our other liquidity needs, we could be forced to curtail our operations, reorganize our capital structure (including through bankruptcy proceedings) or liquidate some or all of our assets in a manner that could cause holders of our securities to experience a partial or total loss of their investment in us.
If we fail to develop and maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.
The Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and rely on outside professionals including accountants and attorneys to support our control procedures. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties, which could lead to a decrease in the market price of our stock. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our common stock.
Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we had always been a public company.
Our business has achieved rapid growth since we launched. However, our results of operations, financial condition and cash flows reflected in our consolidated financial statements may not be indicative of the results we would have achieved if we had been a public company or results that may be achieved in future periods. Consequently, there can be no assurance that we will be able to generate sufficient income to pay our operating expenses and make satisfactory distributions to our shareholders, or any distributions at all.
Our reported financial results may be affected, and comparability of our financial results with other companies in our industry may be impacted, by changes in the accounting principles generally accepted in the U.S.
Generally accepted accounting principles in the U.S. are subject to change and interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and on the financial results of other companies in our industry and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. For example, in June 2016 the FASB issued Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which replaces the current incurred loss impairment methodology with a current expected credit losses model. Other companies in our industry may be affected differently by the adoption of ASU No. 2016-13 or other new accounting standards, including timing of the adoption of new accounting standards, adversely affecting the comparability of financial statements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. ConnectM adopted this standard, effective January 1, 2022, under the alternative transition method as permissible under ASU 2018-11 and will apply this standard to all leases. As a result, comparative financial information of ConnectM has not been restated and continues to be reported under the accounting standards in effect for those periods.
ConnectM and its independent registered public accounting firm have identified material weaknesses in its internal control over financial reporting. If ConnectM is unable to remediate these material weaknesses, or if ConnectM identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, ConnectM may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the market price of ConnectM’s common stock.
In preparation of its consolidated financial statements to meet the requirements applicable to the Business Combination, ConnectM and its independent registered public accounting firm identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
The first material weakness identified related to a deficiency in ConnectM’s controls over complex accounting topics centered around the appropriate treatment of specific incremental costs that were directly attributable to the transaction with MCAC. Specifically, ConnectM’s accounting and internal control infrastructure did not allow for adequate review processes over this complex accounting topic due to lack of sufficient resources. Due to this material weakness, material errors were identified and corrected in ConnectM’s audited financial statements for the year ended December 31, 2023.
The second material weakness identified related to a deficiency in ConnectM’s controls over revenue recognition centered around the appropriate timing of the recognition of its solar system services for which ConnectM recognized revenue when it had not fully satisfied its performance obligation. Specifically, ConnectM’s accounting and internal control infrastructure did not allow for the proper assessment of the timing of revenue recognition for its solar system services due to lack of sufficient resources. Due to this material weakness, material errors were identified and corrected in ConnectM’s audited financial statements for the year ended December 31, 2023.
ConnectM has plans to implement measures designed to improve internal controls over financial reporting to remediate the control deficiencies outlined above that led to the material weaknesses, including strengthening reviews by its finance team and expanding its accounting and finance team to add additional qualified accounting and finance resources, which may include expanding the use of third party consultants that possess the required expertise to assist management with its review.
ConnectM cannot assure you that the measures it has taken to date, and actions it may take in the future, will be sufficient to remediate the control deficiencies that led to the material weaknesses in its internal controls over financial reporting or that they will prevent or avoid potential future material weaknesses. In addition, neither its management nor an independent registered public accounting firm has performed an evaluation of its internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation has been required. If ConnectM is unable to successfully remediate its existing or any future material weaknesses in its internal control over financial reporting, identifies any additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, the accuracy and timing of ConnectM financial reporting may be adversely affected, ConnectM may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in the consolidated company’s financial reporting, and the market price of ConnectM’s common stock may decline as a result.
Risks Related to Data Privacy
Any security breach or unauthorized access or disclosure or theft of data, including personal information we gather, store and use, or other hacking and phishing attacks on our systems, could harm our reputation, subject us to claims or litigation, financial harm and have an adverse impact on our business.
We receive, store and use personal information of customers, including names, addresses, e-mail addresses, credit information and other housing and energy use information, as well as the personal information of our employees. Unauthorized disclosure of such personal information, whether through breach of our systems by an unauthorized party, employee theft or misuse, or otherwise, could harm our business. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent, have occurred on our systems in the past, and could occur on our systems in the future. Inadvertent disclosure of such personal information, or if a third party were to gain unauthorized access to the personal information in our possession, has resulted in, and could result in future claims or litigation arising from damages suffered by such individuals. In addition, we could incur significant costs in complying with the multitude of federal, state and local laws regarding the unauthorized disclosure of personal information. Our efforts to protect such personal information may be unsuccessful due to software bugs or other technical malfunctions; employees, contractor, or vendor error or malfeasance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose sensitive information. Although we have developed systems and processes that are designed to protect the personal information we receive, store and use and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security. Any perceived or actual unauthorized disclosure of such information could harm our reputation, substantially impair our ability to attract and retain customers and have an adverse impact on our business.
While we currently maintain cybersecurity insurance, such insurance may not be sufficient to cover us against claims, and we cannot be certain that cyber insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim.
Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, increased cost of operations or otherwise harm our business.
The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. New data protection laws, including recent California legislation and regulation which affords California consumers an array of new rights, including the right to be informed about what kinds of personal data companies have collected and why it was collected, pose increasingly complex compliance challenges and potentially elevate our costs. Complying with varying jurisdictional requirements could increase the costs and complexity of compliance, and violations of applicable data protection laws could result in significant penalties. Any failure, or perceived failure, by us to comply with applicable data protection laws could result in proceedings or actions brought against us by governmental entities or others, subject us to significant fines, penalties, judgments and negative publicity, require us to change our business practices, increase the costs and complexity of compliance, and adversely affect our business.
Risks Related to Electrification and Decarbonization Business
ConnectM’s future growth and success is highly correlated with and thus dependent upon the continuing rapid electrification of homes and adoption of EVs and electrification for passenger and fleet applications.
ConnectM’s future growth is highly dependent upon the increased electrification of home heating using heat pumps and the adoption of EVs by businesses and consumers.
The U.S. federal government, and some state and local governments provide incentives to homeowners in the form of rebates, tax credits and other financial incentives, such as payments for regulatory credits to replace fossil fuels for home heating and also for cooking applications, The High Efficiency Electric Home Rebate Act (HEEHRA) is the official name of the Inflation Reduction Act’s (IRA) heat pump incentive program. Although demand for heat pumps has grown in recent years, there is no guarantee of continuing future demand. If the market for heat pumps develops more slowly than expected, or if demand for heat pumps decreases, ConnectM’s business, prospects, financial condition and operating results would be harmed. The market for heat pumps could be affected by numerous factors, such as:
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perceptions about heat pump quality, safety, performance and cost;

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volatility in the cost of heating oil and natural gas, including as a result of trade restrictions;

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concerns regarding the reliability and stability of the electrical grid;

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availability of maintenance and repair services for heat pumps;

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consumers’ perception about the convenience and cost of using heat pumps;

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government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to heat pumps or decarbonization generally;

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relaxation of government mandates regarding the sale of heat pumps; and

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concerns about the future viability of heat pump manufacturers.

One of the many things the Inflation Reduction Act of August 2022 accomplishes is the expansion of the Federal Tax Credit for Solar Photovoltaics, also known as the Investment Tax Credit (ITC). This credit can be claimed on federal income taxes for a percentage of the cost of a solar photovoltaic (PV) system. The ITC increased in amount and its timeline has been extended. Those who install a PV system between 2022 and 2032 will receive a 30% tax credit, which will decrease to 26% for systems installed in 2033 and to 22% for systems installed in 2034. Homeowners who installed a system in 2022 have an increased tax credit from 22% to 30% if the tax credit has not been already claimed. The solar plus storage equipment expenses included in the ITC have expanded. Now, energy storage devices that have a capacity rating of 3 kilowatt hours or greater are included and includes stand-alone storage. The ITC will cut the cost of installing rooftop solar for a home by 30%, or more than $7,500 for an average system. By helping Americans get solar on their roofs, these tax credits will help millions more families unlock an additional average savings of $9,000 on their electricity bills over the life of the system. The market for solar solutions could be affected by numerous factors, such as:
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perceptions about solar solutions quality, safety, performance and cost;

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concerns regarding the reliability and stability of the electrical grid;

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availability of maintenance and repair services for solar solutions;

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consumers’ perception about the convenience and cost of using solar solutions;

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government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to solar;

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relaxation of government mandates regarding the sale of solar solutions; and concerns about the future viability of solar solutions manufacturers.

Electrification rebates provide point-of-sale consumer discounts to enable low- and moderate-income households across the U.S. to electrify their homes. Notably, households will experience HEEHRA’s point-of-sale rebates as immediate, off-the-top discounts when making qualifying electrification purchases. The electrification rebates cover the following home energy assessment and weatherization projects: insulation, air sealing, and ventilation. For low-income households (under 80 percent of consumers’ area median income), the electrification rebates cover 100 percent of weatherization costs up to $1,600. For moderate-income households (between 80 percent and 150 percent of consumers’ area median income), the electrification rebates cover 50 percent of weatherization costs up to $1,600. The rebates may be implemented differently in each state, so there are no guarantees regarding final amounts, eligibility, or timeline. Without additional appropriations from Congress, the rebate programs will end once the initial IRA funding is exhausted. Total electrification rebates across all qualified electrification projects are capped at $14,000. Electric and gas utilities provide no cost home energy assessment services to residential homeowners. The market for home energy assessment and weatherization solutions could be affected by numerous factors, such as:
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perceptions about home energy assessment and weatherization solutions quality, safety, performance and cost;

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volatility in the cost of heating oil and natural gas, including as a result of trade restrictions;

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concerns regarding the reliability and stability of the electrical grid;

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availability of maintenance and repair services for home energy assessment and weatherization solutions;

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consumers’ perception about the convenience and cost of using home energy assessment and weatherization solutions;

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government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to weatherization and decarbonization generally;

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relaxation of government mandates regarding the sale of home energy assessment and weatherization solutions; and

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concerns about the future viability of home energy assessment and weatherization solutions manufacturers.

The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to energy independence, climate change and the environment generally. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, ConnectM’s business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:
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perceptions about EV features, quality, safety, performance and cost;

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perceptions about the limited range over which EVs may be driven on a single battery charge;

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competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

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volatility in the cost of oil and gasoline, including as a result of trade restrictions;

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concerns regarding the reliability and stability of the electrical grid;

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the change in an EV battery’s ability to hold a charge over time;

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the availability and reliability of a national electric vehicle charging network or infrastructure;

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availability of maintenance and repair services for EVs;

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consumers’ perception about the convenience and cost of charging EVs;

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increases in fuel efficiency of non-electric vehicles;

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government regulations and economic incentives, including adverse changes in, or expiration of,

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favorable tax incentives related to EVs, EV electrification or decarbonization generally;

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relaxation of government mandates or quotas regarding the sale of EVs; and

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concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since EVs can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for ConnectM’s products and services in particular.
Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Further, the automotive industry in general and EV manufacturing have experienced recent substantial supply chain interruptions due to COVID-19 and a worldwide semiconductor shortage adversely impacting the automotive industry in 2020 and 2021, resulting in reduced EV production schedules and sales. Volatility in demand or delays in EV production due to global supply chain constraints may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect ConnectM’s business, financial condition and operating results.
The electrification market is characterized by rapid technological changes often due to technical improvements, regulatory requirements and customer requirements, which requires ConnectM to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and ConnectM’s financial results.
Continuing technological changes in battery and other electrification technologies could adversely affect adoption of current electrification technology and/or ConnectM’s products. ConnectM’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the electrification market. As new products are introduced, gross margins tend to decline in the near term and improve as the product becomes more mature with a more efficient manufacturing process.
As electrification technologies change or governmental regulations impose new requirements on electrification technology, ConnectM may need to upgrade or adapt its electrification technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, or comply with new governmental regulations, which could involve substantial costs. Even if ConnectM is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete or non-compliant with governmental regulations more quickly than expected. ConnectM may also incur additional costs and expenses related to new product transitions such as adverse impacts due to supply chain failures to procure sufficient new product components, purchase price variances, or inventory obsolescence costs related to new product transitions, including as the result of any failure on the part of ConnectM to meet its own estimates and projections. ConnectM cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage ConnectM’s relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase ConnectM’s competitors’ products or services. Finally, new or changing state or federal regulations may result in delays related to the development of new products or modifications to existing products in order to come into compliance and any such delays may result in customer’s selecting alternative providers or result in delays related to ConnectM’s ability to install, sell or distribute its electrification technology.
If ConnectM is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer and regulatory requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue may decline, it may experience higher operating losses and its business and prospects may be adversely affected.
Certain statements ConnectM makes about estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
From time to time, ConnectM makes statements with estimates of the addressable market for ConnectM DE2 solutions. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertainties associated with the ongoing COVID-19 pandemic, worldwide supply chain disruptions, macroeconomic effects of inflation and market and geopolitical volatility. The estimates and forecasts relating to the size and expected growth of the target DE2 market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected DE2 market opportunities are difficult to predict. The estimated addressable DE2 market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, ConnectM’s business could fail to grow at similar rates.
The DE2 industry is an emerging market which is constantly evolving and may not develop at the size or the rate we expect.
The DE2 industry is an emerging and constantly evolving market opportunity. We believe the DE2 industry is still developing and maturing, and we cannot be certain that the market will grow to the size or at the rate we expect. For example, we have experienced increases in cancellations of our customer agreements in certain geographic markets during various periods in our operating history. Any future growth of the DE2 market and the success of our DE2 service offerings depend on many factors beyond our control, including recognition and acceptance of the DE2 service market by consumers, the pricing of alternative sources of energy, a favorable regulatory environment, the continuation of expected tax benefits and other incentives, and our ability to provide our DE2 service offerings cost effectively. If the markets for DE2 do not develop to the size or at the rate we expect, our business may be adversely affected.
DE2 services has yet to achieve broad market acceptance and depends in part on continued support in the form of rebates, tax credits, and other incentives from federal, state and local governments. If this support diminishes materially, our ability to obtain external financing on acceptable terms, or at all, could be materially adversely affected. These types of funding limitations could lead to inadequate financing support for the anticipated growth in our business. Furthermore, growth in residential DE2 services depends in part on macroeconomic conditions, retail prices of electricity and customer preferences, each of which can change quickly. Declining macroeconomic conditions, including in the job markets and residential real estate markets, could contribute to instability and uncertainty among customers and impact their financial wherewithal, credit scores or interest in entering into long-term contracts with third party finance companies, even if such contracts would generate immediate and long-term savings.
Furthermore, market prices of retail electricity generated by utilities or other energy sources could decline for a variety of reasons, as discussed further below. Any such declines in macroeconomic conditions, changes in retail prices of electricity or changes in customer preferences would adversely impact our business.
We have historically benefited from declining costs in the solar industry, and our business and financial results may be harmed not only as a result of any increases in costs associated with our electrification service offerings but also any failure of these costs to continue to decline as we currently expect. If we do not reduce our cost structure in the future, our ability to continue to be profitable may be impaired.
Declining costs related to raw materials, manufacturing and the sale and installation of our solar service offerings have been a key driver in the pricing of our solar service offerings and, more broadly, customer adoption of solar energy. While historically the prices of solar panels and raw materials have declined, the cost of solar panels and raw materials have increased and may increase in the future, and such products’ availability could decrease, due to a variety of factors, including restrictions stemming from the COVID-19 pandemic, supply chain disruptions, tariffs and trade barriers, export regulations, regulatory or contractual limitations, industry market requirements, and changes in technology and industry standards.
We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs, trade agreements or related policies have the potential to adversely impact our supply chain and access to equipment, our costs and ability to economically serve certain markets. Any such cost increases or decreases in availability could slow our growth and cause our financial results and operational metrics to suffer.
We face competition from traditional energy companies as well as solar and other renewable energy companies.
The DE2 Services industry is highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large utilities. We believe that our primary competitors are the established utilities that supply energy to homeowners by traditional means. We compete with these utilities primarily based on price, predictability of price, and the ease by which homeowners can switch to electricity generated by our DE2 Systems. If we cannot offer compelling value to customers based on these factors, then our business and revenue will not grow. Utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result of their greater size, utilities may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Furthermore, these competitors are able to devote substantially more resources and funding to regulatory and lobbying efforts.
Utilities could also offer other value-added products or services that could help them compete with us even if the cost of electricity they offer is higher than ours. In addition, a majority of utilities’ sources of electricity are non-solar, which may allow utilities to sell electricity more cheaply than we can. Moreover, regulated utilities are increasingly seeking approval to “rate-base” their own residential solar and battery businesses. Rate-basing means that utilities would receive guaranteed rates of return for their solar and battery businesses. This is already commonplace for utility-scale solar projects and commercial solar projects. While few utilities to date have received regulatory permission to rate-base residential solar or storage, our competitiveness would be significantly harmed should more utilities receive such permission because we do not receive guaranteed profits for our solar service offerings.
We face competition from other DE2 service providers, and we also may face competition from new entrants into the market as a result of the passage of the Inflation Reduction Act of 2022 (the “IRA”) and its anticipated impacts and benefits to the DE2 industry. Some of these competitors may have a higher degree of brand name recognition, differing business and pricing strategies, lower barriers to entry into the DE2 market, and greater capital resources than we have, as well as extensive knowledge of our target markets. If we are unable to establish or maintain a consumer brand that resonates with customers, maintain high customer satisfaction, or compete with the pricing offered by our competitors, our sales and market share position may be adversely affected, as our growth is dependent on originating new customers. We also face competitive pressure from companies that may offer lower-priced consumer offerings than we do.
In addition, we compete with companies that are not regulated like traditional utilities but that have access to the traditional utility electricity transmission and distribution infrastructure. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with our solar service offerings on both price and usage of solar energy technology. This may limit our ability to attract customers, particularly those who have an aesthetic or other objection to putting solar panels on their roofs.
Furthermore, we face competition from purely finance-driven nonintegrated competitors that subcontract out the installation of DE2 systems, from installation businesses that seek financing from external parties, from large construction companies and from electrical and roofing companies. In addition, local installers that might otherwise be viewed as potential DE2 partners may gain market share by being able to be the first providers in new local markets. Some of these competitors may provide DE2 Services at lower costs than we do.
As the DE2 industry grows and evolves, we will continue to face existing competitors as well as new competitors who are not currently in the market (including those resulting from the consolidation of existing competitors) that achieve significant developments in alternative technologies or new products such as storage solutions, electrification products, loan products, or other programs related to third-party ownership. Our failure to adapt to changing market conditions, to compete successfully with existing or new competitors and to adopt new or enhanced technologies could limit our growth and have a material adverse effect on our business and prospects.
A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.
We believe that a significant number of our customers decide to buy DE2 services because they want to pay less for electricity than what is offered by the traditional utilities. However, distributed commercial and industrial solar energy has yet to achieve broad market adoption as evidenced by the fact that distributed solar has penetrated less than 5% of its total addressable market in the U.S. commercial and industrial sector.
The customer’s decision to choose DE2 services may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm our ability to offer competitive pricing and could harm our business.
The price of electricity from traditional utilities could decrease as a result of:
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construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

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relief of transmission constraints that enable local centers to generate less expensively;

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reductions in the price of natural gas;

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utility rate adjustment and customer cost reallocation;

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energy conservation technologies and public initiatives to reduce electricity consumption;

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development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times;

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development of new energy generation technologies that provide less expensive energy; or

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low time of use rate for charging electric vehicles at night when grid loads are low.

A reduction in utility electricity prices would make the purchase or the lease of our DE2 systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.
The production and installation of electrification and decarbonization systems depends heavily on suitable meteorological and environmental conditions. If meteorological or environmental conditions are unexpectedly unfavorable, the electricity production and overall savings from our DE2 Services may be below consumer expectations, and our ability to timely deploy new DE2 Systems may be adversely impacted.
The energy produced and savings generated by DE2 Systems depend on suitable solar and weather conditions, both of which are beyond our control. Furthermore, components of our DE2 Systems, such as panels and inverters, could be damaged by severe weather or natural catastrophes, such as hailstorms, tornadoes, fires, or earthquakes. Sustained unfavorable weather or environmental conditions also could unexpectedly delay the installation of our DE2 Systems, leading to increased expenses and decreased revenue in the relevant periods. Extreme weather conditions, as well as the natural catastrophes that could result from such conditions, can severely impact our operations by delaying the installation of our DE2 Systems, lowering sales, and causing a decrease in the savings from our DE2 Systems due to smoke or haze. Weather patterns could change, making it harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our DE2 Service offerings less economical overall or make individual systems less economical. Any of these events or conditions could harm our business, financial condition, and results of operations.
Climate change may have long-term impacts on our business, our industry, and the global economy.
Climate change poses a systemic threat to the global economy and will continue to do so until our society transitions to renewable energy and decarbonizes. While our core business model seeks to accelerate this transition to renewable energy, there are inherent climate-related risks to our business operations. Warming temperatures throughout the United States have contributed to extreme weather, intense drought, and increased wildfire risks. These events have the potential to disrupt our business, our third-party suppliers, and our customers, and may cause us to incur additional operational costs. For instance, natural disasters and extreme weather events associated with climate change can impact our operations by delaying the installation of our systems, leading to increased expenses and decreased revenue and cash flows in the period. They can also cause a decrease in the output from our systems due to smoke or haze. Additionally, if weather patterns significantly shift due to climate change, it may be harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our solar service offerings less economical overall or make individual systems less economical.
We seek to mitigate these climate-related risks not only through our core business model and sustainability initiatives, but also by working with organizations who are also focused on mitigating their own climate-related risks.
Risks related to ConnectM’s Technology, Intellectual Property and Infrastructure
ConnectM expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce its profitability and may never result in revenue to ConnectM.
ConnectM’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. ConnectM plans to incur research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new products and enhance existing products. ConnectM continued to incur research and development expenses during the fiscal years ended December 31, 2023 and 2022, which are likely to grow in the future. Further, ConnectM’s research and development program may not produce successful results, and its new products may not achieve market acceptance, create additional revenue or become profitable.
ConnectM may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive.
From time to time, the holders of intellectual property rights may assert their rights and urge ConnectM to enter into licenses, and/or may bring suits alleging infringement, misappropriation or other violation of such rights. There can be no assurance that ConnectM will be able to mitigate the risk of potential suits or other legal demands by competitors or other third-parties. Accordingly, ConnectM may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase ConnectM’s operating expenses. In addition, if ConnectM is determined to have or believes there is a high likelihood that it has infringed upon, misappropriated or otherwise violated a third-party’s intellectual property rights, it may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services it offers, to pay substantial damages and/or royalties, to redesign its products and services, and/or to establish and maintain alternative branding. In addition, to the extent that ConnectM’s customers and business partners become the subject of any allegation or claim regarding the infringement, misappropriation or other violation of intellectual property rights related to ConnectM’s products and services, ConnectM may be required to indemnify such customers and business partners. If ConnectM were required to take one or more such actions, its business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.
ConnectM’s business may be adversely affected if it is unable to protect its technology and intellectual property from unauthorized use by third parties.
ConnectM’s success depends, at least in part, on ConnectM’s ability to obtain, maintain, enforce and protect its core technology and intellectual property. To accomplish this, ConnectM relies on, and plans to continue relying on, a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, its technology. Despite ConnectM’s efforts to obtain, maintain, enforce and protect intellectual property rights, there can be no assurance that these steps will be available in all cases or will be adequate to prevent ConnectM’s competitors or other third-parties from copying, reverse engineering, or otherwise obtaining and using its technology or products or seeking court declarations that they do not infringe, misappropriate or otherwise violate its intellectual property. Failure to adequately protect its technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of ConnectM’s competitive advantage and a decrease in revenue which would adversely affect its business, prospects, financial condition and operating results.
The measures ConnectM takes to protect its technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:
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any patent applications ConnectM submits may not result in the issuance of patents;

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the scope of issued patents may not be broad enough to protect its inventions and proprietary rights;

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any issued patents may be challenged by competitors and/or invalidated by courts or governmental authorities;

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ConnectM may not be the first inventor of the subject matter to which it has filed a particular patent application, and it may not be the first party to file such a patent application;

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Patents have a finite term, and competitors and other third-parties may offer identical or similar products after the expiration of ConnectM’s patents that cover such products;

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the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

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current and future competitors may circumvent patents or independently develop similar trade secrets or works of authorship, such as software;

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know-how and other proprietary information ConnectM purports to hold as a trade secret may not qualify as a trade secret under applicable laws;

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ConnectM’s employees, contractors or business partners may breach their confidentiality, non-disclosure, and non-use obligations; and

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proprietary designs and technology embodied in ConnectM’s products may be discoverable by third-parties through means that do not constitute violations of applicable laws.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of ConnectM’s intellectual property in foreign jurisdictions may be difficult or impossible. Therefore, ConnectM’s intellectual property rights may not be as strong or as easily enforced outside of the United States.
It is ConnectM’s policy to enter into confidentiality and invention assignment agreements with its employees and contractors that have developed material intellectual property for ConnectM, but these agreements may not be self-executing and may not otherwise adequately protect ConnectM’s intellectual property, particularly with respect to conflicts of ownership relating to work product generated by employees and contractors. Furthermore, ConnectM cannot be certain that these agreements will not be breached, and that third-parties will not gain access to its trade secrets, know-how and other proprietary technology.

Third-parties may also independently develop the same or substantially similar proprietary technology. Monitoring unauthorized use of ConnectM’s intellectual property is difficult and costly, as are the steps ConnectM has taken or will take to prevent misappropriation.
To prevent unauthorized use of ConnectM’s intellectual property, it may be necessary to prosecute actions for infringement, misappropriation or other violation of ConnectM’s intellectual property against third-parties. Any such action could result in significant costs and diversion of ConnectM’s resources and management’s attention, and there can be no assurance that ConnectM will be successful in any such action. Furthermore, many of ConnectM’s current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than ConnectM does. Accordingly, despite its efforts, ConnectM may not be able to prevent third-parties from infringing, misappropriating or otherwise violating its intellectual property. Any of the foregoing may adversely affect ConnectM’s revenues or results of operations.
ConnectM’s technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.
ConnectM may be subject to claims that DE2 products have malfunctioned and persons were injured or purported to be injured. Any insurance that ConnectM carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. In addition, ConnectM’s customers could be subjected to claims as a result of such incidents and may bring legal claims against ConnectM to attempt to hold it liable. Any of these events could adversely affect ConnectM’s brand, relationships with customers, operating results or financial condition.
Across ConnectM’s product line, ConnectM develops equipment solutions based on preferred second source or common off-the-shelf vendors. However, due to its designs, ConnectM does rely on some single source vendors, the unavailability or failure of which can pose risks to supply chain or product shipping situations.
Furthermore, ConnectM’s software platform is complex, developed for over a decade by many developers, and includes a number of licensed third-party commercial and open-source software libraries. ConnectM’s software has contained defects and errors and may in the future contain undetected defects or errors. ConnectM is continuing to evolve the features and functionality of its platform through updates and enhancements, and as it does, it may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if ConnectM’s products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.
Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect ConnectM’s business and results of its operations:
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expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

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loss of existing or potential customers or partners;

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interruptions or delays in sales;

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delayed or lost revenue;

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delay or failure to attain market acceptance;

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delay in the development or release of new functionality or improvements;

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negative publicity and reputational harm;

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sales credits or refunds;

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exposure of confidential or proprietary information;

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diversion of development and customer service resources;

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breach of warranty claims;

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legal claims under applicable laws, rules and regulations; and

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an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although ConnectM has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect it from claims by customers, resellers, business partners or other third-parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on ConnectM’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.
Some of ConnectM’s products contain open-source software, which may pose particular risks to its proprietary software, products and services in a manner that could harm its business.
ConnectM uses open-source software in its products and anticipates using open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and ConnectM may be subject to such terms. The terms of many open-source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on ConnectM’s ability to provide or distribute ConnectM’s products or services.
In addition, ConnectM relies on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for development of its products and may continue to rely on similar copyleft licenses. Third-parties may assert a copyright claim against ConnectM regarding its use of such software or libraries, which could lead to a limitation of ConnectM’s use of such software or libraries. Use of such software or libraries may also force ConnectM to provide third-parties, at no cost, the source code to its proprietary software, which may decrease revenue and lessen any competitive advantage ConnectM has due to the secrecy of its source code.
ConnectM could face claims from third-parties claiming ownership of, or demanding release of, the open-source software or derivative works that ConnectM developed using such software, which could include ConnectM’s proprietary source code, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require ConnectM to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until ConnectM can re-engineer them to avoid infringement, which may be a costly and time-consuming process, and ConnectM be able to complete the re-engineering process successfully.
Additionally, the use of certain open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open-source software, and ConnectM cannot ensure that the authors of such open-source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open-source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, have an adverse effect on ConnectM’s business and results.
We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the use of these solutions if re-engineering cannot be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, few courts have interpreted open source licenses, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we have incorporated or will incorporate open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
Interruptions, delays in service or inability to increase capacity, including internationally, at third-party data center facilities could impair the use or functionality of ConnectM’s subscription services, harm its business and subject it to liability.
ConnectM currently serves customers from third-party data center facilities operated by Amazon Web Services (“AWS”) located in the United States. Any outage or failure of such data centers could negatively affect ConnectM’s product connectivity and performance. Furthermore, ConnectM depends on connectivity from its edge to its data centers through cellular service providers, such as AT&T. Any incident affecting a data center facility’s or a cellular service provider’s infrastructure or operations, whether caused by fire, flood, severe storm, earthquake, or other natural disasters, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of ConnectM’s services.
Any damage to, or failure of, ConnectM’s systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in ConnectM’s services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. ConnectM’s business will also be harmed if customers and potential customers believe its products and services are unreliable.
Risks Related to Customers
ConnectM may be unable to leverage customer data in all geographic locations of service hubs, and this limitation may impact research and development operations.
ConnectM relies on data collected through charging stations or its mobile application, including usage data and geolocation data. ConnectM uses this data in connection with the research, development and analysis of its technologies. ConnectM’s inability to obtain necessary rights to use this data or freely transfer this data out could result in delays or otherwise negatively impact ConnectM’s research and development efforts.
ConnectM’s ability to maintain customer satisfaction depends in part on the quality of ConnectM’s customer support. Failure to maintain high-quality customer support could adversely affect ConnectM’s reputation, business, results of operation, and financial condition.
ConnectM provides direct customer support and also relies on channel partners in order to provide frontline support to some of its customers, including with respect to commissioning, maintenance, component part replacements and repairs of charging stations. If ConnectM’s channel partners do not provide support to the satisfaction of ConnectM’s customers, ConnectM may be required to hire additional personnel and to invest in additional resources in order to provide an adequate level of support, generally at a higher cost than that associated with its channel partners, which may increase ConnectM’s costs and expenses and adversely affect ConnectM’s gross margins. There can be no assurance that ConnectM will be able to hire sufficient support personnel as and when needed. To the extent that ConnectM is unsuccessful in hiring, training, and retaining adequate support personnel, its ability to provide high-quality and timely support to its customers will be negatively impacted and its customers’ satisfaction with its Cloud Services and DE2 Systems could be adversely affected. Any failure to maintain high-quality customer support, or a market perception that ConnectM does not maintain high-quality customer support, could adversely affect ConnectM’s reputation, business, results of operations, and financial condition, particularly with respect to its fleet customers.
ConnectM’s business will depend on customers renewing their services subscriptions. If customers do not continue to use its subscription offerings or if they fail to add more DE2 Services, its business and operating results will be adversely affected.
In addition to selling solar and battery energy systems, ConnectM also depends on customers continuing to subscribe to its heat pump, controlled cooling and extended warranty coverages. Therefore, it is important that customers renew their subscriptions when the contract term expires and add additional decarbonization and energy efficiency services to their subscriptions. Customers may decide not to renew their subscriptions with a similar contract period, at the same prices or terms or with the same or a greater number of users, stations or level of functionality. Customer retention may decline or fluctuate as a result of a number of factors, including satisfaction with software and features, functionality of the charging stations, prices, features and pricing of competing products, reductions in spending levels, mergers and acquisitions involving customers and deteriorating general economic conditions.
If customers do not renew their subscriptions, if they renew on less favorable terms or if they fail to add products or services, ConnectM’s business and operating results will be adversely affected.
Changes in subscriptions or pricing models may not be reflected in near-term operating results.
ConnectM generally recognizes subscription revenue from customers ratably over the terms of their contracts. As a result, most of the subscription revenue reported in each quarter is derived from the recognition of deferred revenue relating to subscriptions entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any single quarter will likely have only a small impact on revenue for that quarter. However, such a decline will negatively affect revenue in future quarters. In addition, the severity and duration of events may not be predictable, and their effects could extend beyond a single quarter. Accordingly, the effect of significant downturns in sales and market acceptance of subscription services, and potential changes in pricing policies or rate of renewals, may not be fully apparent until future periods.
Risks Related to Finance, Tax and Accounting
Changes to applicable U.S. tax laws and regulations or exposure to additional income tax liabilities could affect ConnectM’s business and future profitability.
ConnectM is a U.S. corporation and thus subject to U.S. corporate income tax. Moreover, the majority of ConnectM’s operations and customers are located in the United States, and as a result, ConnectM is subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on ConnectM’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to ConnectM.
For example, on December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Act”), was signed into law making significant changes to the Code, and certain provisions of the Tax Act may adversely affect ConnectM. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017, the elimination of carrybacks of net operating losses, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The Tax Act could be subject to potential amendments and technical corrections and is subject to interpretations and implementing regulations by the U.S. Treasury and Internal Revenue Service (“IRS”), any of which could mitigate or increase certain adverse effects of the legislation. In addition, the Tax Act may impact taxation in other jurisdictions, including with respect to state income taxes as state legislatures respond to the Tax Act. Additionally, other foreign governing bodies have and may enact changes to their tax laws in reaction to the

Tax Act that could result in changes to ConnectM’s global tax position and materially adversely affect its business and future profitability.
As a result of ConnectM’s plans to expand operations, including to jurisdictions in which the tax laws may not be favorable, ConnectM’s tax rate may fluctuate, ConnectM’s tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or ConnectM may be subject to future changes in tax law, the impacts of which could adversely affect ConnectM’s after-tax profitability and financial results.
Because ConnectM does not have a long history of operating at its present scale and it has significant expansion plans, ConnectM’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. generally accepted accounting principles (“GAAP”), changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect ConnectM’s future effective tax rates include but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) ConnectM’s operating results before taxes.
Additionally, ConnectM’s operations are subject to significant income, withholding and other tax obligations in the United States and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to its income, operations and subsidiaries related to those jurisdictions. ConnectM’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce ConnectM’s tax liabilities, (b) changes in the valuation of ConnectM’s deferred tax assets and liabilities, (c) expected timing and amount of the release of any tax valuation allowances, (d) tax treatment of stock-based compensation, (e) changes in the relative amount of ConnectM’s earnings subject to tax in the various jurisdictions in which ConnectM operates or has subsidiaries, (f) the potential expansion of ConnectM’s business into or otherwise becoming subject to tax in additional jurisdictions, (g) changes to ConnectM’s existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of ConnectM’s intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions and (i) ConnectM’s ability to structure ConnectM’s operations in an efficient and competitive manner. Due to the complexity of multinational tax obligations and filings, ConnectM may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. Outcomes from these audits or examinations could have an adverse effect on ConnectM’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with ConnectM’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If ConnectM does not prevail in any such disagreements, its profitability may be affected.
ConnectM’s after-tax profitability and financial results may also be adversely impacted by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect. For example, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting recently entered into force among the jurisdictions that have ratified it, although the United States has not yet entered into this convention. These recent changes could negatively impact ConnectM’s taxation, especially as ConnectM expands its relationships and operations internationally.
The ability of ConnectM to utilize net operating loss and tax credit carryforwards is conditioned upon ConnectM attaining profitability and generating taxable income. ConnectM has incurred significant net losses since inception and it is anticipated that ConnectM will continue to incur significant losses. Additionally, ConnectM’s ability to utilize net operating loss and tax credit carryforwards to offset future taxable income may be limited.
ConnectM had $20,020,826 of U.S. federal net operating loss carryforwards available to reduce future taxable income as of December 31, 2023. U.S. Federal net operating losses occurring after December 31,

2017, of approximately $19,058,317 may be carried forward indefinitely. The U.S. Federal net operating loss carryforwards begin to expire in 2026.
In addition, net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in ownership by “5% stockholders” that exceeds 50 percentage points over a rolling three-year period. Future changes in ConnectM’s stock ownership, which are outside of ConnectM’s control, may trigger ownership changes. Similar provisions of state tax law may also apply to limit ConnectM’s use of accumulated state tax attributes. As a result, even if ConnectM earns net taxable income in the future, its ability to use its pre-change net operating loss carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to ConnectM.
ConnectM’s reported financial results may be negatively impacted by changes in GAAP.
GAAP is subject to interpretation by the Financial Accounting Standards Board’s Accounting Standards Codification, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change.
ConnectM incurs significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
ConnectM’s faces increased legal, accounting, administrative and other costs and expenses as a public company that it did not incur as a private company. Sarbanes-Oxley, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements increases costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities ConnectM has not done previously and additional expenses associated with SEC reporting requirements will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified, ConnectM may be subject to additional costs and expenses to come into compliance (see also “Financial, Tax and Accounting — Related Risks — Risks Related to Finance, Tax and Accounting — ConnectM has identified material weaknesses in its internal control over financial reporting. If ConnectM identifies a material weakness in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of ConnectM’s consolidated financial statements or cause ConnectM to fail to meet its periodic reporting obligations,” for more detail). ConnectM could incur additional costs to rectify these new issues, and the existence of these issues could adversely affect its reputation or investor perceptions. In addition, as a public company, ConnectM maintains director and officer liability insurance, for which it must pay substantial premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
Our business currently depends on the availability of utility rebates, tax credits and other benefits, tax exemptions and exclusions, and other financial incentives. We may be adversely affected by changes in U.S. tax laws, and the expiration, elimination or reduction of these benefits could adversely impact our business.
Our business depends on government policies that promote and support solar energy and enhance the economic viability of owning solar energy systems. U.S. federal, state and local governmental bodies provide incentives to owners, distributors, installers and manufacturers of solar energy systems to promote solar energy. The Inflation Reduction Act (IRA) directs nearly $400 billion in federal funding to clean energy, with the goal of substantially lowering the U.S.’ carbon emissions by the end of this decade. The funds will be delivered through a mix of tax incentives, grants, and loan guarantees. Clean electricity and transmission command the biggest slice, followed by clean transportation, including EV incentives. Approximately $43 billion in IRA tax credits as consumer incentives, aim to lower emissions by making EVs, energy-efficient appliances, rooftop solar panels, geothermal heating, and home batteries more affordable. Starting in 2023, qualifying EVs will be eligible for a tax credit of up to $7,500 and $4,000 for new and used vehicles, respectively. The IRA extended the energy-efficient home improvement credit through 2032. There is also a tax credit for nonbusiness (residential) energy property expenditures which increases the rate of the credit to 30% and allows an annual $1,200 limitation of the credit amount in lieu of a lifetime limitation. The act also allows an annual $2,000 credit for geothermal heat pumps and biomass stoves and increases the credit for windows and doors. These policies are effective through 2032 and provide strong tail winds for decarbonization and electrification of residential homes in the U.S.
We may be required to record an impairment expense on our goodwill or intangible assets.
We are required under generally accepted accounting principles to test goodwill for impairment at least annually or when events or changes in circumstances indicate that the carrying amount may be impaired, and to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that can lead to impairment of goodwill and intangible assets include significant adverse changes in the business climate and actual or projected operating results, declines in the financial condition of our business and sustained decrease in our stock price. During the year ended December 31, 2023, the Company recognized goodwill impairment of $157,103 and an impairment of our intangible assets of $24,750. Furthermore, during the year ended December 31, 2022, the Company recognized goodwill impairment of $490,736 and an impairment of our intangible assets of $98,563. Since our annual impairment test of goodwill for the fiscal year ended December 31, 2023, we have not identified any qualitative factors that would require a quantitative goodwill impairment analysis. However, if we identify any factors that could indicate an impairment, including a sustained decrease in our stock price, we may be required to record charges to earnings if our goodwill becomes impaired. Additionally, since December 31, 2023, the Company has not identified any triggering events that would indicate that its intangible assets are impaired. However, if we identify any factors that could indicate an impairment, we may be required to record charges to earnings if any of our intangible assets become impaired.
Risks Related to Legal Matters, Regulations, and Policy
Privacy concerns and laws, or other domestic or foreign regulations, may adversely affect ConnectM’s business.
ConnectM relies on data collected through charging stations or its mobile application, including usage data and geolocation data. ConnectM uses this data in connection with the research, development and analysis of its technologies. Accordingly, ConnectM may be subject to or affected by a number of federal, state, local and international laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security and govern its collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information including that of ConnectM’s employees, customers and other third-parties with whom ConnectM conducts business. National and local governments and agencies in the countries in which ConnectM operates and in which its customers operate have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of information regarding consumers and other individuals, which could impact its ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, storage, disclosure, security and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards and other obligations relating to privacy, data protection and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards and other obligations may limit the use and adoption of ConnectM’s solutions, reduce overall demand, lead to regulatory investigations, litigation and significant fines, penalties or liabilities for actual or alleged noncompliance, or slow the pace at which it closes sales transactions, any of which could harm its business. Moreover, if

ConnectM or any of its employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage its reputation and brand.
Additionally, existing laws, regulations, standards and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure and transfer for ConnectM and its customers.
The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use and transmit certain types of information, such as demographic and other personal information. If ConnectM or its customers are unable to transfer data between and among countries and regions in which it operates, it could decrease demand for its products and services or require it to modify or restrict some of its products or services.
In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that ConnectM will meet voluntary certifications or adhere to other standards established by them or third-parties. If ConnectM is unable to maintain these certifications or meet these standards, it could reduce demand for its solutions and adversely affect its business.
Failure to comply with anticorruption and anti-money laundering laws and similar laws associated with activities outside of the United States, could subject ConnectM to penalties and other adverse consequences.
ConnectM is subject to various employment-related laws in the jurisdictions in which its employees are based. It faces risks if it fails to comply with applicable U.S. federal or state wage laws, or wage laws applicable to its employees outside of the United States. Any violation of applicable wage laws or other labor-or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on ConnectM’s reputation, business, operating results and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.
Failure to comply with laws relating to employment could subject ConnectM to penalties and other adverse consequences.
ConnectM is subject to various employment-related laws in the jurisdictions in which its employees are based. It faces risks if it fails to comply with applicable U.S. federal or state wage laws, or wage laws applicable to its employees outside of the United States. Any violation of applicable wage laws or other labor-or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on ConnectM’s reputation, business, operating results and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.
Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact ConnectM’s financial results or results of operations.
ConnectM and its operations, as well as those of ConnectM’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require ConnectM or others in ConnectM’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on ConnectM’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for ConnectM’s operations or on a timeline that meets ConnectM’s commercial obligations, it may adversely impact ConnectM’s business.
Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on ConnectM’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with ConnectM’s operations as well as other future projects, the extent of which cannot be predicted.
Further, ConnectM currently relies on third-parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is ConnectM’s or its contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, ConnectM may not be able to secure contracts with third-parties to continue their key supply chain and disposal services for ConnectM’s business, which may result in increased costs for compliance with environmental laws and regulations.
Actual and potential claims, lawsuits and proceedings could ultimately reduce our profitability and liquidity and weaken our financial condition.
We could be named as a defendant in legal proceedings that claim damages in connection with the operation of our business. Most of the actions against us arise out of the normal course of our performing services or manufacturing equipment. From time to time, we may be a plaintiff in legal proceedings against customers in which we seek to recover payment of contractual amounts due to us, as well as claims for increased costs incurred by us. When appropriate, we establish estimated provisions against certain legal exposures, and we adjust such provisions from time to time according to ongoing developments related to each exposure, as well as any potential recovery from our insurance, if applicable. If, in the future, our assumptions and estimates related to such exposures prove to be inadequate or wrong, or our insurance coverage is insufficient, our business and results of operations could be adversely affected. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business. Losses arising from such events may or may not be fully covered by our various insurance policies or may be subject to deductibles or exceed coverage limits.
Misconduct by our employees, subcontractors or partners or our overall failure to comply with laws or regulations could harm our reputation, damage our relationships with customers, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.
Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by one or more of our employees, directors, executive officers, subcontractors or partners could have a significant negative impact on our business and reputation. Examples of such misconduct include employee or subcontractor theft, personal misconduct and failure to comply with safety standards, including regulatory, company or site-specific COVID-19 safety protocols, laws and regulations, customer requirements, environmental laws and any other applicable laws or regulations. While we take precautions to prevent and detect these activities, such precautions may not be effective and are subject to inherent limitations, including human error and fraud. Our failure to comply with applicable laws or regulations or acts of misconduct could subject us to fines and penalties, harm our reputation, lead to loss of the services of employees or members of management, damage our relationships with customers, reduce our revenue and profits and subject us to criminal and civil enforcement actions.

We have subsidiary operations in three states and are exposed to multiple state and local regulations, as well as federal laws and requirements applicable to government contractors. Changes in law, regulations or requirements, or a material failure of any of our subsidiaries or us to comply with any of them, could increase our costs and have other negative impacts on our business.
Our eight locations are located in three states, which exposes us to a variety of different state and local laws and regulations, particularly those pertaining to contractor licensing requirements. These laws and regulations govern many aspects of our business, and there are often different standards and requirements in different locations. In addition, our subsidiaries that perform work for federal government entities are subject to additional federal laws and regulatory and contractual requirements. Changes in any of these laws, or any of our subsidiaries’ material failure to comply with them, can adversely impact our operations by, among other things, increasing costs, distracting management’s time and attention from other items, and harming our reputation.
Past and future environmental, safety and health regulations could impose significant additional costs on us that could reduce our profits.
DE2 systems are subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone-depleting refrigerants used in DE2 systems. There can be no assurance that the regulatory environment in which we operate will not change significantly in the future. Various local, state and federal laws and regulations impose licensing standards on technicians who install and service DE2 systems. Additional laws, regulations and standards apply to contractors who perform work that is being funded by public money, particularly federal public funding. Our failure to comply with these laws and regulations could subject us to substantial fines, the loss of our licenses or potentially debarment from future publicly funded work. It is impossible to predict the full nature and effect of judicial, legislative or regulatory developments relating to health and safety regulations and environmental protection regulations applicable to our operations. Additionally, industries in which our customers or potential customers operate may be affected by new or changing environmental, safety, health or other regulatory requirements, leading to decreased demand for our services and potentially impacting our business, financial condition, results of operations, cash flows and ability to grow.
Unsatisfactory safety performance may subject us to penalties, affect customer relationships, result in higher operating costs, negatively impact employee morale and result in higher employee turnover.
Our projects are conducted at a variety of sites including construction sites and industrial facilities. Each location is subject to numerous safety risks, including electrocutions, fires, explosions, mechanical failures, weather-related incidents, transportation accidents, damage to equipment and, with respect to indoor sites, an increased risk of COVID-19 outbreaks. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations, large damage claims and, in extreme cases, criminal liability. While we have taken what we believe are appropriate precautions to minimize safety risks, we have experienced serious accidents, including fatalities, in the past and may experience additional accidents in the future. Serious accidents may subject us to penalties, civil litigation or criminal prosecution. Claims for damages to property or persons, including claims for bodily injury or loss of life, could result in significant costs and liabilities, which could adversely affect our financial condition and results of operations. Poor safety performance could also jeopardize our relationships with our customers, negatively impact employee morale and harm our reputation.
Changes in United States trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.
As a result of policy changes or shifting proposals by the U.S. government, there may be greater restrictions and economic disincentives on international trade. For example, the U.S. government has pursued a new approach to trade policy, including renegotiating or terminating certain existing bilateral or multi-lateral trade agreements. It has also imposed tariffs on certain foreign goods and has raised the possibility of imposing significant, additional tariff increases or expanding the tariffs to capture other types of goods. These tariffs and other changes in U.S. trade policy have in the past and could continue to trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing retaliatory measures on certain U.S. goods. We, our suppliers and our customers import certain raw materials, components and other products from foreign suppliers. As such, the adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our customers, our suppliers, and the United States economy, which in turn could have an adverse effect on our business, financial condition and results of operations.
Tax matters, including changes in corporate tax laws and disagreements with taxing authorities, could impact our results of operations and financial condition.
We conduct business across the United States and file income taxes in various tax jurisdictions. Our effective tax rates could be affected by many factors, some of which are outside of our control, including changes in tax laws and regulations in the various tax jurisdictions in which we file income taxes. For instance, the Tax Cuts and Jobs Act was enacted into law in December 2017. While certain portions of the Tax Cuts and Jobs Act seem to have had a positive impact on the ConnectM’s results of operations, the overall impact of the Tax Cuts and Jobs Act is uncertain and our business and financial condition could be adversely affected. Furthermore, to the extent that certain of our customers are negatively affected by the Tax Cuts and Jobs Act and/or any uncertainty around its implementation or enforcement, they may reduce spending and defer, delay or cancel projects or contracts. Reduced government revenue resulting from changes to tax law may also lead to reduced government spending, which may negatively impact our government contracting business. It is also unknown if and to what extent various states will conform to the changes enacted by the Tax Cuts and Jobs Act.
Issues relating to tax audits or examinations and any related interest or penalties and uncertainty in obtaining deductions or credits claimed in various jurisdictions could also impact our effective tax rates. Our results of operations are reported based on our determination of the amount of taxes we owe in various tax jurisdictions. Significant judgment is required in determining our provision for income taxes and our determination of tax liability is always subject to review or examination by tax authorities in applicable tax jurisdictions. An adverse outcome of such a review of examination could adversely affect our operating results and financial condition. Further, the results of tax examinations and audits could have a negative impact on our financial results and cash flows where the results differ from the liabilities recorded in our financial statements.
Some of our customers may choose to size their systems to take advantage of net metering offered in their states, and changes to those policies may significantly reduce demand for our solar service offerings.
Per the Solar Energy Industries Association (SEIA), net metering, in its simplest terms, “is a billing mechanism that credits solar energy system owners for the electricity they add to the grid.” As of December 31, 2024, a substantial majority of states have adopted net metering policies. Electricity that is generated by a solar energy system and consumed on-site avoids a retail energy purchase from the applicable utility, and excess electricity that is exported back to the electric grid generates a retail credit within a homeowner’s monthly billing period. At the end of the monthly billing period, if the homeowner has generated excess electricity within that month, the homeowner typically carries forward a credit for any excess electricity to be offset against future utility energy purchases. At the end of an annual billing period or calendar year, utilities either continue to carry forward a credit, or reconcile the homeowner’s final annual or calendar year bill using different rates (including zero credit) for the exported electricity.
In Massachusetts, customers of a regulated electric company (Eversource, National Grid, or Unitil), may net meter. On August 11, 2022, Massachusetts Governor Charlie Baker signed H5060, An Act Driving Clean Energy and Offshore Wind, into law. This wide-sweeping climate legislation relaxes the net-metering cap for residential solar projects up to 25 kilowatts. Under this law, residential solar projects up to 25 kilowatts are eligible for the state’s net metering program, which is double the size of the previous limit.
With a net metering capability, our customers can sell their excess solar output to the grid on a mutually agreed plan. Because of the mismatch in the peak of solar production and peak load on the grid, the value of net metering will depend on the utility. Changes in state regulations for net metering could reduce the demand for our solar service offerings.
Electric utility statutes and regulations and changes to such statutes or regulations may present technical, regulatory and economic barriers to the purchase and use of our solar service offerings that may significantly reduce demand for such offerings.
Federal, state and local government statutes and regulations concerning electricity heavily influence the market for our solar service offerings and are constantly evolving. These statutes, regulations, and administrative rulings relate to electricity pricing, net metering, consumer protection, incentives, taxation, competition with utilities and the interconnection of homeowner-owned and third party-owned solar energy systems to the electrical grid. These statutes and regulations are constantly evolving. Governments, often acting through state utility or public service commissions, change and adopt different rates for residential customers on a regular basis and these changes can have a negative impact on our ability to deliver savings, or energy bill management, to customers.
In addition, many utilities, their trade associations, and fossil fuel interests in the country, which have significantly greater economic, technical, operational, and political resources than the residential solar industry, are currently challenging solar-related policies to reduce the competitiveness of residential solar energy. Any adverse changes in solar-related policies could have a negative impact on our business and prospects.
We are not currently regulated as a utility under applicable laws, but we may be subject to regulation as a utility in the future or become subject to new federal and state regulations for any additional electrification and decarbonization solution offerings we may introduce in the future.
Most federal, state, and municipal laws do not currently regulate us as a utility. As a result, we are not subject to the various regulatory requirements applicable to U.S. utilities. However, any federal, state, local or other applicable regulations could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting our sale of electricity. These regulatory requirements could include restricting our sale of electricity, as well as regulating the price of our electrification and decarbonization solution offerings. For example, the New York Public Service Commission and the Illinois Power Agency have issued orders regulating distributed energy providers in certain ways as if they were energy service companies, which increases the regulatory compliance burden for us in such states. If we become subject to the same regulatory authorities as utilities in other states or if new regulatory bodies are established to oversee our business, our operating costs could materially increase.
Interconnection limits or circuit-level caps imposed by regulators may significantly reduce DE2 customers’ ability to sell electricity from our solar service offerings in certain markets or slow interconnections, harming our growth rate and customer satisfaction scores.
Interconnection rules establish the circumstances in which rooftop solar will be connected to the electricity grid. Interconnection limits or circuit-level caps imposed by regulators may curb our growth in key markets. Utilities throughout the country have different rules and regulations regarding interconnection and some utilities cap or limit the amount of solar energy that can be interconnected to the grid.
Interconnection regulations are based on claims from utilities regarding the amount of solar energy that can be connected to the grid without causing grid reliability issues or requiring significant grid upgrades. Interconnection limits could slow our future installations in various markets, harming our growth rate. These regulations may hamper our ability to sell our DE2 Solutions in certain markets and increase our costs, adversely affecting our business, operating results, financial condition, and prospects.
Risks Relating to Projections
We may not successfully implement our business model.
Our business model is predicated on our ability to provide solar systems at a profit, and through organic growth, geographic expansion, and strategic acquisitions. We intend to continue to operate as we have previously with sourcing and marketing methods that we have used successfully in the past. However, we cannot assure that our methods will continue to attract new customers in the very competitive home electrification and solar systems marketplaces. In the event our customers resist paying the prices projected in our business plan to purchase home electrification capabilities and solar installations, our business, financial condition, and results of operations will be materially and adversely affected.
Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
From time to time, ConnectM makes statements with estimates of the addressable market for its solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, our business could fail to grow at similar rates.
ConnectM’s projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations, both inside and outside of the U.S. As a result, ConnectM’s projected revenues, market share, expenses and profitability may differ materially from our expectations.
ConnectM operates in a rapidly evolving and highly competitive industry and our projections are subject to the risks and assumptions made by management with respect to this industry. Operating results are difficult to forecast because they generally depend on our assessment of factors that are inherently beyond our control and impossible to predict with certainty, such as the timing of adoption of future legislation and regulations by different states. Furthermore, if we invest in the development of new products or distribution channels that do not achieve commercial success, whether because of competition or otherwise, we may not recover the often material “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels.
Additionally, our business may be affected by reductions in consumer spending as a result numerous factors, which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt timely measures to compensate for any shortcomings in revenue and/or operating profitability. This inability could cause our operating results in a given period to be higher or lower than budgeted.
Concentration of ownership among existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
As of the date of this prospectus, our directors, executive officers and their affiliates as a group will beneficially own approximately 24.7% of the outstanding common stock (without giving effect to exercise of the warrants). As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
Risks Related to Ownership of our common stock.
ConnectM’s financial forecasts may not prove accurate.
In connection with the Business Combination, certain forecasted financial information for ConnectM was provided to the Board, which was internally prepared and provided by ConnectM, and adjusted by ConnectM and MCAC management and their representatives to take into consideration the consummation of the transactions contemplated by the Merger Agreement, as well as certain adjustments that were appropriate in their judgment and experience. The forecasts were based on numerous variables and assumptions known to ConnectM and MCAC at the time of preparation. Such variables and assumptions are inherently uncertain and many are beyond the control of ConnectM or MCAC. Important factors that may affect actual results and cause the forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of ConnectM (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology and general business and economic conditions. Various assumptions underlying the forecasts may prove to not have been, or may no longer be, accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of such forecasts in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts.
Our ability to be successful will be dependent upon the efforts of certain key personnel. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.
Our ability to be successful is dependent upon the efforts of our key personnel. Although some key personnel may remain with the post- combination business in senior management or advisory positions following the business combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business.
ConnectM’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of ConnectM’s officers could have a material adverse effect on ConnectM’s business, financial condition, or operating results.
There is no guarantee that an active and liquid public market for shares of our common stock will develop.
A liquid trading market for our common stock may never develop or, if developed, may not be maintained.
In the absence of a liquid public trading market:
•
you may not be able to liquidate your investment in shares of the ConnectM common stock;

•
you may not be able to resell your shares of ConnectM common stock at or above the price attributed to them in the business combination;

•
the market price of shares of the ConnectM common stock may experience significant price volatility; and

•
there may be less efficiency in carrying out your purchase and sale orders.

Risks Related to Having Become a Public Company
We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.
As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, Sarbanes-Oxley, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory “say on pay” voting requirements that will apply to us when we cease to be an emerging growth company. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.
We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.
In connection with the preparation of the financial statements as of and for three and nine months ended September 30, 2024 included in the Form 10-Q filed with the SEC on December 16, 2024, we concluded that there was a material weakness in our internal control over financial reporting. Specifically, we did not design and maintain an effective control environment to prevent or detect material misstatements in the financial statements. The following material weaknesses in internal controls over financial reporting were identified:
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Controls over the accuracy and completeness of information included in our SEC filings including documents filed as exhibits to registration statements and information within registration statements.

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Controls over accuracy and completeness of financial data, specifically prepaid and accrued expenses.

•
Complex financial instruments accounting including relevant literature that applies to the accounting for forward purchase agreements, the business combination, acquisition accounting, and complex debt.

Remediation Efforts to Address Identified Material Weaknesses in Internal Control over Financial Reporting
To address these material weaknesses management has devoted, and plans to continue to devote, significant effort and resources to the remediation and improvement of its internal control over financial reporting, and to provide processes and controls over the internal communications within the Company, financial reporting advisors, legal advisors, and independent registered public accounting firm. The Company’s efforts include the following:
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The Company implemented additional procedures to ensure that all legal agreements are reviewed by management, third-party accounting advisors and legal advisors in their final drafts before such agreements are executed.

•
The Company implemented additional review procedures to ensure completeness and accuracy of financial data and accrued liabilities.

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The Company utilized the expertise of outside financial reporting and valuation advisors to better evaluate the research and understanding of the nuances of the accounting standards that apply to the complex financial instrument.

•
The Company is implementing additional oversight of the cash availability for the Company’s operational needs.

USE OF PROCEEDS
We will not receive any cash proceeds from the possible resale from time to time of some or all of such shares of our common stock by the Selling Securityholders named in this prospectus. The proceeds from the offering are solely for the account of the Selling Securityholders. Upon any exercise of the Warrants for cash, the applicable Selling Securityholder would pay us the exercise price set forth in the applicable Warrant.
We will pay all expenses incident to the registration of the shares of our Common Stock offered herein.
PLAN OF DISTRIBUTION
The Selling Securityholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

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short sales;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the Selling Securityholders and, if the Selling Securityholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the Selling Securityholders list to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by the Selling Securityholders will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the Selling Securityholders meet the criteria and conform to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Securityholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.
In connection with the SEPA, Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the capital stock of ConnectM is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Bylaws and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “ConnectM” in this section refer solely to ConnectM and not to our subsidiaries.
Authorized and Outstanding Capital Stock
The total amount of our authorized capital stock consists of 100,000,000 shares of ConnectM common stock and 10,000,000 shares of ConnectM preferred stock.
The following summary describes all material provisions of our capital stock. We urge you to read the Proposed Charter and the Amended Bylaws (copies of which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively).
ConnectM Common Stock
Voting Rights
Each holder of ConnectM common stock will be entitled to one vote for each share of ConnectM common stock held of record by such holder on all matters voted upon by our stockholders; provided, however, that, except as otherwise required in the Proposed Charter or by applicable law, the holders of ConnectM common stock will not be entitled to vote on any amendment to our Proposed Charter that relates solely to the terms of one or more outstanding series of ConnectM preferred stock if the holders of such affected series are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Proposed Charter (including any certificate of designation relating to any series of ConnectM preferred stock) or pursuant to the DGCL.
Dividend Rights
Subject to any other provisions of the Proposed Charter, as it may be amended from time to time, holders of shares of ConnectM common stock will be entitled to receive ratably, in proportion to the number of shares of ConnectM common stock held by them, such dividends and other distributions in cash, capital stock or property of ConnectM when, as and if declared thereon by the ConnectM board of directors from time to time out of assets or funds of ConnectM legally available therefor.
Rights upon Liquidation
Subject to the rights of holders of ConnectM preferred stock, in the event of any liquidation, dissolution or winding up of ConnectM affairs, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of ConnectM payable upon shares of ConnectM preferred stock ranking senior to the shares of ConnectM common stock upon such dissolution, liquidation or winding up, if any, ConnectM’s remaining net assets will be distributed to the holders of shares of ConnectM common stock upon such dissolution, liquidation or winding up, pro rata on a per share basis.
Other Rights
No holder of shares of ConnectM common stock will be entitled to preemptive or subscription rights contained in the Proposed Charter or in the Amended Bylaws. There are no redemption or sinking fund provisions applicable to the ConnectM common stock. The rights, preferences and privileges of holders of the ConnectM common stock will be subject to those of the holders of any shares of the ConnectM preferred stock that ConnectM may issue in the future.

Lock-Up
The holders of shares of ConnectM common stock issued as consideration pursuant to the Business Combination or to directors, officers and employees of ConnectM upon settlement or exercise of stock options or other equity awards outstanding as of immediately prior to the closing of the Business Combination (collectively, the “Lock-up Shares”) may not transfer, subject to certain limited exceptions, any Lock-up Shares, and, pursuant to the Sponsor Lock-Up Agreement, the Sponsor may not Transfer, subject to certain limited exceptions, any Sponsor Lock-Up Shares, in each case, until the earlier of (i) 180-days after the Closing, and (ii) the date on which the closing price of ConnectM’s common stock equals or exceeds $16.50 per share for any 20 trading days within any consecutive 30-trading day period commencing at least 150 days after the Closing Date.
Preferred Stock
The ConnectM Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated in the resolution or resolutions adopted by the ConnectM Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL. The issuance of ConnectM preferred stock could have the effect of decreasing the trading price of ConnectM common stock, restricting dividends on the capital stock of ConnectM, diluting the voting power of the ConnectM common stock, impairing the liquidation rights of the capital stock of ConnectM, or delaying or preventing a change in control of ConnectM.
Election of Directors and Vacancies
The number of directors of the ConnectM Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the ConnectM Board. The ConnectM Board will be divided into three classes, designated Class I, II and III, with Class I consisting of three (3) directors and first up for re-election in 2025, Class II consisting of one (1) director and first up for re-election in 2026, and Class III consisting of one (1) director and first up for re-election in 2027. Each class of directors will be elected by the ConnectM stockholders every three years.
Under the Amended Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the ConnectM Board.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of ConnectM preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the ConnectM Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director (and not by stockholders). All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation, retirement, disqualification or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of any series of ConnectM preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds (66 2∕3%) of the voting power of all then outstanding shares of capital stock of ConnectM entitled to vote generally in the election of directors, voting together as a single class. In case the ConnectM Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the ConnectM, subject, nevertheless, to the provisions of the DGCL, the Proposed Charter and to any Amended Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of ConnectM preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the ConnectM preferred stock.
Quorum
The holders of shares of outstanding capital stock of ConnectM representing one-third (33 and 1/3%) of the voting power of all outstanding shares of capital stock and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by law or provided by the Proposed Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-takeover Effects of the Proposed Charter and the Amended Bylaws
The Proposed Charter and the Amended Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of ConnectM. ConnectM expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of ConnectM to first negotiate with the ConnectM Board, which we believe may result in an improvement of the terms of any such acquisition in favor of ConnectM stockholders. However, they also give the ConnectM Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of directors
As indicated above, the Proposed Charter provides that the ConnectM’s board of directors will be divided into three classes of directors, with each class of directors being elected by the ConnectM stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the ConnectM’s board of directors.
Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the ConnectM common stock (or units or warrants) remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of ConnectM common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the ConnectM Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of ConnectM by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of ConnectM common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of ConnectM preferred stock, special meetings of the stockholders of ConnectM, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the ConnectM Board, (ii) the Chairman of the ConnectM Board or (iii) the ConnectM Chief Executive Officer. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the date and time of the meeting, and the means of remote communication, if any, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
In addition, the Amended Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the ConnectM Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to ConnectM secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.
Amendment to Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Proposed Charter will provide that the provision regarding removal of a director from the ConnectM Board, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds (66 2∕3%) in voting power of all the then outstanding shares of ConnectM’s stock entitled to vote thereon as a class.
The Amended Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the ConnectM Board, or (B) without the approval of the affirmative vote of the holders of at least two-thirds (66 2∕3%) of the outstanding voting stock of ConnectM entitled to vote generally in an election of directors, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
1)
the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2)
the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3)
the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds (66 2∕3%) of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder”

is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
ConnectM has elected not to be governed by Section 203 of the DGCL. Therefore, the restrictions contained in Section 203 of the DGCL will not apply to ConnectM.
Limitations on Liability and Indemnification of Officers and Directors
The Proposed Charter limits the liability of the directors of ConnectM to the fullest extent permitted by the DGCL, and the Amended Bylaws provide that we will indemnify them to the fullest extent permitted by such law. ConnectM expects to enter into agreements to indemnify their directors, executive officers and other employees as determined by the ConnectM Board. Under the terms of such indemnification agreements, ConnectM will be required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware. ConnectM must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also requires ConnectM, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the ConnectM. Any claims for indemnification by the ConnectM directors and officers may reduce ConnectM available funds to satisfy successful third-party claims against ConnectM and may reduce the amount of money available to ConnectM.
Exclusive Jurisdiction of Certain Actions
The Proposed Charter requires, to the fullest extent permitted by law, unless ConnectM consents in writing to the selection of an alternative forum, that derivative actions brought on behalf of ConnectM, actions against any director, officer or stockholder of ConnectM for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Proposed Charter or the Amended Bylaws, and actions asserting a claim against ConnectM governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts in the State of Delaware and service of process on such stockholder’s counsel. Although we believe this provision benefits ConnectM by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Charter requires that, unless ConnectM consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act and, if brought in a court other than the federal district courts of the United States of America, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the federal district courts of the United States of America and service of process on such stockholder’s counsel.
However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, this forum selection provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Warrants
Public Warrants
There are currently outstanding an aggregate of 9,200,000 MCAC Public Warrants, which, following the Closing, will entitle the holder to acquire shares of ConnectM common stock. Each whole warrant will entitle the registered holder to purchase one whole share of ConnectM common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 month-anniversary of the closing of the IPO (May 13, 2022) or 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, dated May 10, 2022, as amended, by and between MCAC and Continental as warrant agent (the “Warrant Agreement”), a warrant holder may exercise its warrants only for a whole number of shares of ConnectM common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade. The public warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of ConnectM common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of ConnectM common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of ConnectM common stock upon exercise of a warrant unless ConnectM common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of ConnectM common stock underlying such unit.
We are not registering the shares of ConnectM common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of ConnectM common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of ConnectM common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of ConnectM common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Notwithstanding the foregoing, if a registration statement covering the ConnectM common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Once the warrants become exercisable, we may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the ConnectM common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the ConnectM common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of ConnectM common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of ConnectM common stock equal to the quotient obtained by dividing (x) the product of the number of shares of ConnectM common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ConnectM common stock for the 10 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of ConnectM common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.
In the event we determine to redeem the warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Accordingly, if a holder fails to actually receive the notice of or otherwise fails to respond on a timely basis, it could lose the benefit of being a holder of a Public Warrant.
In addition, beneficial owners of the redeemable warrants will be notified of such redemption via ConnectM’s posting of the redemption notice to DTC.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of ConnectM common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of ConnectM common stock is increased by a stock dividend payable in shares of ConnectM common stock, or by a split-up of shares of ConnectM common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of ConnectM common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of ConnectM common stock. A rights offering to holders of ConnectM common stock entitling holders to purchase shares of ConnectM common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of ConnectM common stock equal to the product of (i) the number of shares of ConnectM common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ConnectM common stock) and (ii) one (1) minus the quotient of (x) the price per share of ConnectM common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ConnectM common stock, in determining the price payable for ConnectM common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ConnectM common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of ConnectM common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ConnectM common stock on account of such shares of ConnectM common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ConnectM common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of ConnectM common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of ConnectM common stock if we do not complete our initial business combination within 24 months, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of ConnectM common stock in respect of such event.
If the number of outstanding shares of ConnectM common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of ConnectM common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of ConnectM common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of ConnectM common stock.
Whenever the number of shares of ConnectM common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of ConnectM common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of ConnectM common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of ConnectM common stock (other than those described above or that solely affects the par value of such shares of ConnectM common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of ConnectM common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the ConnectM common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.
The warrants will be issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which was filed as an exhibit to MCAC’s registration statement in connection with the IPO, for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this proxy statement/prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
In addition, if (x) we issue additional shares of ConnectM common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of ConnectM common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the market value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the market value and the newly issued price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ConnectM common stock and any voting rights until they exercise their warrants and receive shares of ConnectM common stock. After the issuance of shares of ConnectM common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
Placement Warrants
There are currently 3,040,000 MCAC Private Placement Warrants outstanding. The MCAC Private Placement Warrants (including the ConnectM common stock issuable upon exercise of the MCAC Private Placement Warrants) are generally not transferable, assignable or salable until 30 days after the Closing, and they are not redeemable by us so long as they are held by our Sponsor or its permitted transferees.
In addition, holders of our placement warrants are entitled to certain registration rights. In order to fund working capital deficiencies and finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants described above, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants described above.
Transfer Agent and Registrar
The transfer agent for ConnectM common stock and warrant agent for the ConnectM public warrants and private placement warrants will be Continental Stock Transfer & Trust Company.

BUSINESS
Overview
ConnectM is a clean energy technology and solutions provider for residential and light commercial buildings and all-electric original equipment manufacturers, or OEMs, with a proprietary digital platform to accelerate the transition to solar and all-electric heating, cooling and transportation. By leveraging technology, data, artificial intelligence, contemporary design, and behavioral economics, we believe we are making electrification more user friendly, more affordable, more precise, and more socially impactful. To that end, we have built a vertically integrated company with wholly-owned service networks and the full technology stack to power them. ConnectM customers are able to reduce their energy dependence on fossil fuels, overall energy costs and carbon footprint.
Our technology platform encompasses marketing to life cycle management, customer care to claims processing, finance to rebates/incentives. Our architecture melds artificial intelligence with the humankind, and learns from the data it generates to become better at providing technology solutions to customers and quantifying customer lifetime value. In addition to digitizing electrification end-to-end, we also reimagined the underlying business model to minimize customer churn while maximizing trust and improving environmental impact.
We believe that our cocktail of enhanced user experience, aligned values, and competitive cost enjoys broad appeal. Our customer’s electrification needs typically grow over time to encompass more and higher value products such as heat pumps, highly efficient air conditioners, solar roof, battery storage, electric vehicles and weatherization. These progressions can generate increases in customer lifetime value. We expect our business to benefit from highly recurring, predictable, and naturally growing revenue streams; a level of automation that we believe satisfies our customers while collapsing costs; and an architecture that generates and employs data to price and implement electrification solutions with greater precision, which will also benefit our customers and our strategic OEM partners.
Our Products and Services
ConnectM is a single point solution provider for the homeowner for all their electrification and decarbonization needs. As part of our customer onboarding process, our home energy specialists prepare a multi-year blueprint for equipment and system installations that is aligned with homeowner needs and ensures full leverage of federal, state, and utility rebates, tax credits, and incentives. Our weatherization, HVAC, solar, battery, and EV charger installation teams work in tandem with the home energy specialists ensuring optimal roll out of the blueprint. Our measurement and verification platform ensures that homeowners experience the savings that was envisioned during the blueprint stage.
As a service provider, our priority is to ensure optimal performance of our equipment and systems which increases customer satisfaction and the likelihood of obtaining additional electrification and decarbonization work. Our integrated Internet of Things (IoT) platform enables us to remotely monitor and control our systems so that we know of any problems with the performance of our systems before our customers experience any equipment outage.
ConnectM operates on two applications  —  Aurai and Yantra. These are two different applications developed and running on a common technology platform. Aurai is our electrification and decarbonization application for residential and light commercial buildings. We have built a proprietary full stack technology application for remote asset monitoring and control, along with a proprietary artificial intelligence (AI) assistant to provide maintenance, repair and installation.
Yantra is our transportation and logistics network application that enables EV OEMs to offer smart features to their end customers along with potentially valuable data collection. Using the Yantra application, (i) equipment manufacturers of electromechanical and electric vehicles can access actionable data gathered from IoT systems connected to their equipment, (ii) asset owners can intelligently protect their investments, and (iii) equipment service providers can boost their on-the-job efficiency.
OEMs, distributors, and third-party service providers leverage Aurai and Yantra applications to build a differentiated infrastructure for demand creation, implementation, and ongoing management of decarbonization, electrification and energy efficient (DE2) solutions.

Additionally, we also leverage Aurai and Yantra applications to create our own highly differentiated service offering. We are building a network of “Aurai Service Hubs” that are designed to service homes and light commercial buildings in 10 to 15 mile radius areas (150,000 to 300,000 buildings).
Each service hub is equipped to install, repair, and manage, including remote monitoring and control, the following equipment:
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energy efficient heating and cooling equipment, such as heat pumps and geothermal equipment;

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comfort suites, such as insulation, weatherization and zoning with smart vents;

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solar and battery storage;

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EV charging/Electric vehicles; and

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water heaters.

By leveraging our IoT enabled connectivity and sensory infrastructure, we collect and process equipment performance data, generating valuable insights highlighting the impact of our DE2 solutions for both the service provider and retail customers.
We have developed portals and applications for service providers and point-of-use customers to provide visibility into equipment performance resulting in:
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implementing preventative maintenance procedures;

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24-hour monitoring;

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simplified-warranty and claim management; and

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equipment-as-a-service subscriptions.

In addition, we provide our customers with a utility tracker to ensures that our customers utilize available rebates, incentives, and financing associated with Aurai DE2 solutions.
We have also acquired DE2 capability through acquisitions, such as Florida Solar Products and Airflow Services. We aim to provide service offerings from any new acquisitions to our customers through our network of Aurai Service Hubs which ensures our customers can take advantage of all of our DE2 solutions. Our application integrates with popular software programs, such as ServiceTitan, HubSpot, Smart Thermostats, and QuickBooks, which we believe enables rapid onboarding of new service hubs.
Services provided by Aurai service hubs include:
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remote monitoring and control;

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equipment installation;

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equipment service, equipment warranty;

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DE2 reports;

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utility rebate/incentive integration; and

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integration with field force management (ServiceTitan), digital marketing (HubSpot), and smart thermostats (Nest, Ecobee, Honeywell, and Sensi).

Currently, we own and manage eight Aurai service hubs: four in Massachusetts (Gloucester, New Bedford, Hyannis, Marlborough), three in Florida (Gainesville, Fort Pierce, and Stuart) and one in Virginia (Fairfax), which service 30,000+ residential and light commercial customers. There were 7,400+ Yearly Active Customers (YAC) at the end of 2023 compared to 6,212 YAC in 2022. Revenue for the year ended December 31, 2023 from our eight wholly-owned service and technology hubs was approximately $19.9 million. We also have a customer support center in the Philippines to provide 24x7 support coverage for our service hubs.
During fiscal year 2023:
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we installed 257 heat pumps, 332 high efficiency air conditioners, and 113 fuel-efficient heating systems;

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we installed 444 solar roofs totaling 2,803 kW, decarbonizing 39.2 kt of CO2 during asset lifetime;

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on an annualized basis, we electrified 9.9 GWh, eliminated 2.2 MMCF of natural gas, and saved 3.16 kt of CO2;

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we ended the year with a total of 14,575 EVs on the platform; and

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reduced 6.3 kt of CO2 while managing 27.6M green miles.

Our Technology Applications
Aurai (DE2)
Our primary mission is to reverse the adverse effects of climate change by owning, developing, and operating the world’s largest network of electro-mechanical assets. Our Aurai application provides advanced connectivity and real-time equipment monitoring to help promote a future powered primarily by clean, renewable energy. Aurai’s innovative technology and DE2 solutions are designed to reduce our customer’s overall environmental impact and advance progression toward achieving zero-carbon emissions. Our advanced, full-stack system creates more energy-efficient homes by providing insight and refined intelligence to residential electrical systems.
Our Aurai application includes key features that enhance our sales operations:
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single app-based interface for customers to engage with Aurai;

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efficient process of generating sales leads;

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all digital marketing and lead generation;

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long-term and AI driven customer engagement and management, including the use of data analytics to upsell services; and

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shared services for service hub branding and brand equity enhancement, which includes:

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one service delivery platform for quality control, training, academy and hub tech support, and

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consolidation of sales operations, vendors, insurance, fleet management, fuel expenses, payroll, benefits, recruitment, and human resources.

Our Aurai application also includes key features that enhance our customer’s experience:
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customer self-service enabled;

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platform integration with OEMs, distributors, and sales channels for branding and promotions; and

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single unified whole home electrification interface for frictionless cross-sales of different electrification and decarbonization solutions.

Yantra
Our Yantra application enables EV OEMs to offer smart features to their end customers along with potentially valuable data collection. The application, which is configuration based, makes it simpler for OEMs to integrate our solutions within their vehicles. The application offers business applications for EV OEMs, EV charging, shared mobility, and battery swapping operations management.
Our Yantra application offers end users and stakeholders in the ecosystem including equipment partners, utilities, and service providers the following services through our Smart Vehicle Control Unit:
Integration of subsystems:   Integrates with major subsystems of EV such as battery management system (BMS), motor control unit (MCU) and instrument cluster.
Intelligence @ Edge:   VCU can execute analytical processes at the electric vehicle, where data is collected via smart devices and IoT sensors, and transfer processed data to the cloud instead of sending only raw data. VCU enables control of the vehicle based on safety aspects that can be pre-configured or enhanced over the air. For example, the mode of motor control can be changed based on an increase in battery temperature. VCU can interface with additional sensors and actuators on a vehicle like GPS, temperature, tire-pressure, theft detection, ignition line and motor mode control, for taking actions at the edge or enabling the user to control using a connected application.
Remote management:   Remote management of BMS/MCU configuration, firmware operations over the air. Also, the VCU firmware can be remotely updated. This feature helps OEMs to enhance and quickly upgrade settings of BMS/MCU remotely without visiting service stations.
Connected Consumer Application (B2C)
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Our customers have access to a view of vehicle health, location, utilization, and receive live notifications.

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Provides a platform for consumers to buy insurance, warranty, accessories, or any other services offered by the OEM.

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Security capabilities built in enables consumers to prevent theft or locate the vehicle in case of real theft situation.

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Special sensors on VCU can detect if the vehicle experienced a crash situation that can notify family member in emergencies.

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Network of EV owners when connected with partnered charging station network can enable convenience to users and commerce benefits to OEMs and service providers.

Data Science and Analytics
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Generates various insights that help detect battery deterioration, cell imbalance, and weaker cell that may current entire battery.

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Enables OEMs to proactively work with customers in case of any deviations on the performance is detected on a vehicle, including warranty claims.

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Service teams can analyze the customer complaints by reviewing past data and usage pattern of the user.

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Location details provide OEMs to know density of vehicles and data can be leveraged to partner with charging station infrastructure providers to setup network at potential locations with potential higher utilization and revenue.

Our Value Proposition
We believe that our service platform provides the following advantages to our customers:
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Lower electricity bills:   Our streamlined process allows for solar energy credits to be directly applied to customer’s utility bill, which allows them to realize immediate savings.

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Supporting clean energy ecosystem:   We anticipate that demand for clean sources of electricity will continue to increase. We strive to support our customers in their continued transition to the clean energy ecosystem through our solar option and storage systems in the homes with EV charging stations. We expect our continued growth and planned expansion of product offerings will allow us to support even more customers in this transition.

Growth Strategy
We seek to acquire small and niche service providers with heat pump capability in the heating and cooling space. In regard to solar, battery and EV charging, we seek to manage decarbonization, reduce utility dependency and acquire regional solar installers. We also have an integrated energy plan which includes combining heat pump, solar battery and EV charging into multi-year roll out, financing and utility/OEM partnerships. We also seek to expand geographically.

We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition. Our growth strategy includes the following:
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Service Offering Expansion:   Using our existing customer and developer networks, we plan to continue to build out our EV charging and energy storage offerings.

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Expansion of Existing Software Capabilities:   We plan to continue to grow our existing software capabilities. We intend to develop and create additional software tools that are capable of analyzing perspective customer properties to assist in identifying attractive opportunities for us and for our customers.

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Customer-Base Growth:   We intent to grow our customer base via client referrals and our customized, relationship-focused sales process.

Market Opportunity
Currently the Home Services market space is fragmented. There are over 90,000 HVAC contractors, over 13,000 solar installers, and thousands of home energy assessment and weatherization service providers servicing approximately 142 million households in USA.
We believe that the total potential market for our integrated platform with multiple clean energy and decarbonization services is substantial. According to the U.S. EIA data from the U.S. Census, there are approximately 142 million Total Housing Units. According to our analysis of the average U.S. residential home, the average annual energy cost in terms of equipment purchase and operating expenses is $16,294. At a top-down level, the energy spend by U.S. families is over $2 trillion. This is the overall potential market for our clean energy and decarbonization services. We have not included Canada in this analysis, but it is a market that potentially can also be relevant for our services and will increase the total potential market.
Serviceable Addressable Market. We are planning to focus on New England, Mid-Atlantic, and South Atlantic regions in the United States over the course of the next five years. These regions have approximately 46.8 million homes, which correspond to a serviceable addressable market size of $666 billion.
Serviceable Obtainable Market. The serviceable obtainable market opportunity is estimated based on the current states that we are targeting that include Massachusetts, Virginia and Florida. These states have approximately 19 million homes, which correspond to a serviceable addressable market size of $283 billion.
We believe that we have the appropriate strategy to increase our market share. In the area of consumers, we are focused on continuous platform improvements and innovations, helping OEM partners to have competitive differentiation. Regarding home electrification, we plan to bundle our connected operations business application for OEMs into “whole home electrification” solution to be offered from OEMs to service providers. For charging stations, we intend to offer connected operations platform to asset operators including charging stations and micro-grid. Lastly, for fleet services, we plan to launch asset-as-a-service (utility computing) solutions as subscriptions through OEM, insurance/warranty, multifamily properties, and last mile logistics ad fleet management companies.
Our Competitive Strengths
We believe we have a number of competitive advantages that contribute to our success. We aim to provide our customers with a superior customer experience, lower costs, and a wide selection of products and services. We deliver wellness, health and comfort to dwellers of commercial buildings and homes through superior, real-time monitoring, management and prediction of environmental parameters (temperature, humidity, carbon dioxide and carbon monoxide levels) and digital climate control and zoning to ensure optimum HVAC delivery and comfort to the dwellers.
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Superior Customer Experience.   We believe that we maintain high customer satisfaction, and compete with the pricing offered by our competitors. Our customers may access our customer service representatives digitally, or by phone, text or email, 24/7.

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Technology and Data.   We have a technological and data advantage due to our consumer base, transaction volume, and fleet of products. This allows us to accumulate data to power and improve our technology. We have developed an integrated platform that optimizes energy efficiency, EV and fleet management.

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Deep Operational Experience.   We develop and refine much of our core technology centrally. Our expertise allows us to tackle some of the most complex operational challenges. With deeply rooted local operational teams, we can quickly respond to changing external conditions.

Risk Management & Compliance
We have built a strong culture around risk management and compliance. We believe our technology-driven processes help us to mitigate risks within our business.
We are focused on complying with all applicable laws and regulations while providing the best possible customer experience. Our legal and compliance teams work hand-in-hand with our business teams to ensure that we remain up to date on regulatory requirements, and that these requirements are met as new products and services are added. We prioritize strategic thinking about how best to protect the interests of the consumer, particularly since we are building a digitally native system in an industry that has traditionally been analog.
Our compliance program is kept current by our internal compliance team, whose members track regulatory updates, conduct thorough reviews of policies and procedures, and monitor the licensing and education requirements of our team members.
Security and Data Protection
We employ various in-house and third-party technologies and network administration policies that are designed to protect our computer network and the privacy of our customers’ and team members’ information from external threats and malicious attacks.
We believe that the technologies and network security plan we have adopted are appropriate to the size, complexity and scope of services we provide, as well as the nature of the information that we handle. Recently, we have experienced substantial growth, which presents additional challenges to our security and data protection infrastructure. We have a team of professionals dedicated to network and information security who monitor information systems, evaluate the effectiveness of technologies against known risks and adjust systems accordingly. In addition, we periodically have network security evaluated by outside firms specializing in network security to help us identify and remove any potential vulnerabilities.
We have undertaken measures intended to protect the safety and security of our information systems and the data therein, including physical and technological security measures, team member training, contractual precautions, business continuity plans, and implementation of policies and procedures designed to help mitigate the risk of system disruptions and failures and the occurrence of cyber incidents. We invest in security technology designed to protect our data and business processes against risk of a data security breach or cyberattack. Our data security management program includes identity, trust, vulnerability, and threat management business processes as well as the adoption of data protection policies. We measure our data security effectiveness through industry-accepted methods and remediate significant findings. The technology and other controls and processes designed to secure our team member, customer and loan applicant information and to prevent, detect and remedy any unauthorized access to or acquisition of that information were designed to obtain reasonable, but not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately.
Cyclicality and Seasonality
The clean energy technology and solutions market is highly cyclical, and the market is dependent on general economic conditions and other factors, including consumer spending preferences and the attractiveness of incentives offered by OEMs, if any. In addition, our business can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. Economic factors adversely affecting consumer spending could adversely impact our revenues and net income
Our business is also somewhat seasonal. Our integrated IoT platform enables us to remotely monitor and control our systems so that we know the problems with the performance of the systems before customer experiences equipment outage. Ensuring optimal performance of the equipment and systems increases customer satisfaction and thereby increases the likelihood of getting additional electrification and decarbonization workstreams.

Peak summer, cold winters and rainy seasons have an impact on our business. During certain periods of the summer and winter, demand for installations, replacements and repairs increases. Rainy and snow days negatively impact our rooftop solar installation business. The impact of seasonality varies depending on the market. For example, in Florida, our business slows down during hurricane season and there is high demand from March through September.
Our Intellectual Property
Our intellectual property is an essential element of our business. We rely on a combination of patents, patent applications, internet domain names, and other forms of intellectual property, and on contractual agreements, to establish, maintain and protect our intellectual property rights and technology. We also license certain third-party technology for use in conjunction with our products.
As of December 31, 2024, we have 11 issued or pending patents and 11 domain names related to our technology. We intend to continue to file additional intellectual property applications related to our technology in the future.
We believe that our continued success depends on hiring and retaining highly capable and innovative team members, especially as it relates to our engineering base. It is our policy that all of our team members and independent contractors sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments, processes and other forms of intellectual property generated by them on our behalf are our property and assigning to us any ownership that they may otherwise have in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own or license.
Government Regulations
Although we are not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where we conduct business, we compete primarily with regulated utilities. As a result, we have developed and are committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. We believe these efforts help us better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.
To operate our systems, we obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility directly to us and/or our customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.
Our operations are subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended (“OSHA”), and comparable state laws that protect and regulate employee health and safety. We endeavor to maintain compliance with applicable OSHA and other comparable government regulations.
We are subject to various other laws, including employment laws related to hiring practices, overtime, and termination of team members, health and safety laws, environmental laws and other federal, state and local laws in the jurisdictions in which we operate.
Government Incentives
The Inflation Reduction Act (IRA) was signed into law on August 16, 2022 directs nearly $400 billion in federal funding to clean energy, with the goal of substantially lowering the nation’s carbon emissions by the end of this decade. The funds will be delivered through a mix of tax incentives, grants, and loan guarantees. Clean electricity and transmission command the biggest slice, followed by clean transportation, including electric-vehicle (EV) incentives. Approximately $43 billion in IRA tax credits as consumer incentives, aim to lower emissions by making EVs, energy-efficient appliances, rooftop solar panels, geothermal heating, and home batteries more affordable. Starting in 2023, qualifying EVs will be eligible for a tax credit of up to $7,500 and $4,000 for new and used vehicles, respectively.
Clean Energy and Efficiency Incentives for Individuals The act extends through 2032 the tax credit for nonbusiness (residential) energy property expenditures. It increases the rate of the credit to 30% and allows an annual $1,200 limitation of the credit amount in lieu of a lifetime limitation. The act also allows an annual $2,000 credit for geothermal heat pumps and biomass stoves and increases the credit for windows and doors. These policies are effective through 2032 and provide strong tail winds for decarbonization and electrification of residential homes in the US.
Corporate Information
ConnectM Technology Solutions, Inc. was formed under the laws of the State of Delaware on March 22, 2019.
The ConnectM design logo, “ConnectM” and our other common law trademarks, service marks or trade names appearing in this proxy statement/prospectus are the property of ConnectM. Other trademarks and trade names referred to in this proxy statement/prospectus are the property of their respective owners.
Human Capital Resources
As of December 31, 2024, in the U.S., we had eighty five (85) full time employees: twelve (12) in sales, forty-nine (49) in technical, support and general management and twenty four (24) in finance and administration. In India, we had seventy-three (73) full-time employees. Of these full-time employees, four (4) were engaged in sales and sales engineering, forty-two (42) in operations and customer support, fifteen (15) were engaged in research and development and twelve (12) in finance and administrative capacities. We consider our greatest asset to be our people because of the consultative nature of our business and employees are the crucial factor in our growth. None of our employees are represented by a labor union. We have not experienced any employment-related work stoppages, and we consider relations with our employees to be good.
In shaping our culture, we aim to combine a high standard of excellence, technological innovation and agility and operational and financial discipline. We believe that our flat and transparent structure and our collaborative and collegial approach enable our employees to grow, develop and maximize their impact on our organization. To attract and retain top talent in our highly competitive industry, we have designed our compensation and benefits programs to promote the retention and growth of our employees along with their health, well-being and financial security. Our short- and long-term incentive programs are aligned with key business objectives and are intended to motivate strong performance. Our employees are eligible for medical, dental and vision insurance, a savings/retirement plan, life and disability insurance, and various wellness programs and we review the competitiveness of our compensation and benefits periodically. As an equal opportunity employer, all qualified applicants receive consideration without regard to race, national origin, gender, gender identity, sexual orientation, protected veteran status, disability, age or any other legally protected status.
We seek to create an inclusive, equitable, culturally competent, and supportive environment where our management and employees model behavior that enriches our workplace.
Our Facilities
Our corporate headquarters is located in Marlborough, Massachusetts where we lease approximately 2,396 square feet under a lease that expires in June 30, 2025. We also have offices in Gloucester, Massachusetts; New Bedford, Massachusetts; Stuart, Florida; Manassas, Virginia; Hyannis, Massachusetts; and Bangalore, India. We have one owned real property and 10 leased real properties. We believe that our existing facilities are adequate to meet the current needs of our essential workforce (including that, during the COVID-19 pandemic, we onboarded a number of fully remote employees) and that if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.

Legal Proceedings
On February 26, 2024, Robert Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC (“Aurai”), ConnectM Florida RE LLC (“ConnectM Florida RE”), and Florida Solar Products, Inc. (“Florida Solar”), each a wholly owned subsidiary of ConnectM, in the circuit court for the 19th judicial circuit (St. Lucie County, Florida). In this suit, the Plaintiffs allege various contract claims arising out of a transaction under which Aurai acquired Florida Solar from Mr. Zrallack in 2022 and ConnectM Florida RE acquired certain real estate from RJZ Holdings LLC in 2022 from which Florida Solar operates.
Specifically, the Plaintiffs allege breach of the stock purchase agreement and certain promissory notes in connection with the purchase of Florida Solar and the related real estate, as well as breach of a services agreement with Mr. Zrallack.
ConnectM believes the Plaintiffs’ claims have no merit and plans to assert counterclaims against the Plaintiffs in connection with the underlying transactions. ConnectM is defending itself in this matter.
Regardless of the final outcome, defending lawsuits, claims, government investigations, and proceedings in which ConnectM is involved is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained.
Corporate History and Background
We were originally incorporated in Delaware on September 23, 2021 under the name “Monterey Capital Acquisition Corporation” (“MCAC”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On May 13, 2022 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On July 15, 2024, we consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 31, 2022 (as amended on October 12, 2023 and April 12, 2024), by and among MCAC, Chronos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MCAC (“Merger Sub”), and ConnectM Technology Solutions, Inc., a Delaware corporation (“Legacy ConnectM”).
Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy ConnectM (the “Merger”) with Legacy ConnectM surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Merger, MCAC was renamed “ConnectM Technology Solutions, Inc.”
Our corporate offices are located at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752 and our telephone number is 617-395-1333.Our Internet website, which is located at http://www.connectm.com, describes our company and our management and provides information about our technology and products. Information contained on our website is not incorporated by reference into, and should not be considered a part of, the registration statement of which this prospectus forms a part.
Available Information
Our filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments submitted under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are accessible at no cost on our company website promptly after submission to the SEC. Additionally, these documents are retrievable from the SEC’s website (www.sec.gov).
Corporate governance materials, such as our guidelines and committee charters, are also accessible on our investor relations webpage under “Corporate Governance.” It is important to note that the content of our website is not intended for inclusion by reference in our filings with the SEC, and any website references serve as inactive textual mentions only.

LEGAL PROCEEDINGS
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
Our common stock has been quoted on Nasdaq, under the symbol “CNTM”. On February 6, 2025, the last reported sale price of our common stock on Nasdaq was $1.14 per share. As of February 6, 2025, there were 2,320 stockholders of record. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.
Dividend Policy
We have never declared or paid a cash dividend on our common stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board and subject to any restrictions that may be imposed by our lenders.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 31, 2024 with respect to securities that may be issued under our equity compensation plans:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity incentive plans approved by security holders	—	$—	—
Equity incentive plans not approved by security holders	—	—	—
Total	—	$—	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Overview
Prior to the consummation of our previously announced Business Combination (defined below), we were a blank check company incorporated in Delaware on September 23, 2021, for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector. We were an emerging growth company and, as such, were subject to all the risks associated with emerging growth companies.
Subsequent to the Business Combination (defined below), we are a clean technology company focused on reversing the adverse effects of climate change by owning, developing, and operating the world’s largest network of electro-mechanical assets. The Company uses its proprietary full-stack technology platform and network of electro-mechanical assets: intelligent Heating, Ventilation and Air Conditioning (“HVAC”) appliances, Electric Vehicle (“EV”) chargers, and solar products and roofs to provide intelligence, enhanced visibility, and real-time monitoring and management of equipment performance for both service providers and end customers. The Company is headquartered in Marlborough, Massachusetts and has grown significantly through its acquisition-focused strategy.
Recent Developments
Business Combination
On July 12, 2024 (the “Closing Date”), MCAC consummated the business combination (the “Business Combination” or “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 31, 2022 (the “Merger Agreement”), by and among MCAC, Chronos Merger Sub, Inc., a wholly owned subsidiary of MCAC prior to the consummation of the Business Combination (“Merger Sub”) and ConnectM Technology Solutions Inc. (“Legacy ConnectM”). Pursuant to the Agreement and Plan of Merger, on the Closing Date, (i) the Company changed its name to “ConnectM Technology Solutions, Inc.” and Legacy ConnectM changed its name to “ConnectM Operations, Inc.,” and (ii) Merger Sub merged with and into Legacy ConnectM, with Legacy ConnectM being the surviving company in the Business Combination. After giving effect to the Business Combination, Legacy ConnectM became a wholly owned subsidiary of the Company.
Pursuant to the terms of the Merger Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) each share of Legacy ConnectM common stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive shares of the Company’s common stock at an exchange ratio of 3.3213477 (the “Exchange Ratio”), rounded down to the nearest whole share, and (ii) each share of Legacy ConnectM preferred stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive such number of shares of the Company’s common stock equal to (A) the aggregate number of shares of Legacy ConnectM common stock that would be issued upon conversion of the shares of Legacy ConnectM preferred stock based on the applicable conversion ratio immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share. At the Closing, the Company issued an aggregate of 14,422,449 shares of common stock to the stockholders of Legacy ConnectM, and an aggregate of 920,000 shares of common stock to the holders of each right which was part of each unit issued by MCAC (as defined below) at the time of its initial public offering. An aggregate of 473,922 shares of common stock were reserved for issuance upon valid exercise of stock options assumed by the Company at the Closing and held by the Legacy ConnectM option holders and an aggregate of 77,499 shares of common stock were reserved for issuance upon the valid exercise of warrants assumed by the Company and held by the Legacy ConnectM warrant holders.
On July 10, 2024, the record date for a special meeting to approve the Business Combination (the “Special Meeting”), there were 9,447,247 shares of MCAC’s common stock issued and outstanding, consisting of (i) 7,147,247 shares of Class A common stock and (ii) 2,300,000 shares of Class B common stock held by the Sponsor. Prior to the Special Meeting, holders of 6,954,105 shares of MCAC Class A common stock (excluding 3,288,466 shares of the common stock purchased by Meteora (as defined below) directly from the redeeming stockholders under the Forward Purchase Agreement (as defined below)) exercised their right to redeem those shares for cash at a price of approximately $11.36 per share (net of the withholding for federal and franchise tax liabilities), for an aggregate of approximately $37,993,476. The per share redemption price was paid out of MCAC’s trust account (the “Trust Account”), which, after taking into account the redemptions, but before any transaction expense and funds disbursed to Meteora in accordance with the Forward Purchase Agreement, had a balance at the Closing Date of $37,993,476.
On July 15, 2024, the common stock of the combined company began trading on the Nasdaq Global Market under the symbol “CNTM.”
Purchase Agreement
On August 5, 2024, the Company entered into that certain Membership Interest Purchase Agreement (as it may be amended and/or restated from time to time, the “Purchase Agreement”) by and between ConnectM and Vijaya Rao, an individual resident of the State of Delaware (“Seller”), for the purposes of ConnectM acquiring from Seller certain of the issued and outstanding equity securities of DeliveryCircle, LLC, a Delaware limited liability company (“DeliveryCircle”). DeliveryCircle is engaged in the business of providing dispatch and delivery services and related software. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Purchase Agreement.
The Purchase Agreement was unanimously approved by the Company’s directors on August 2, 2024. Pursuant to the Purchase Agreement, at the closing of the transactions contemplated therein, ConnectM purchased from the Seller certain membership interests in DeliveryCircle, comprising 842,157 Class A Units, 207,843 Class P Units and 3,063 Series A Units (the “Acquired Interests”), which represent issued and outstanding equity securities of DeliveryCircle comprising (i) forty-six percent (46.0%) of the equity interests in DeliveryCircle and (ii) fifty-seven percent (57.0%) of the voting interests in DeliveryCircle. In addition, in connection with ConnectM’s acquisition of the Acquired Interests, ConnectM will have the right to appoint four (4) out of the seven (7) voting members to DeliveryCircle’s board of directors.
Purchase Price
Pursuant to the Purchase Agreement, ConnectM has agreed to acquire the Acquired Interests for $0.5 million plus contingent consideration. The contingent consideration is based on the years ended December 31, 2024 through 2031 and is the lesser of a base amount, 20% of revenue growth from the previous year, or 37% of EBITDA for the year. To value the contingent consideration, the Company performed a Monte Carlo simulation and determined a contingent consideration value of approximately $0.6 million. As of September 30, 2024, the $0.5 million is unpaid and is included in Accrued Expenses in the unaudited condensed consolidated balance sheet.
Contingent Value Amount. After the end of each of the eight calendar years commencing with the calendar year ending December 31, 2024 (each, a “Measurement Year”) ConnectM will pay to the Seller with respect to each Measurement Year an amount (each a “Contingent Value Payment”) equal to lowest of (i) the amount set forth in the table below opposite the applicable Measurement Year under the heading “Base Amount,” (ii) twenty percent (20.0%) of the amount of DeliveryCircle’s Revenue Growth for the applicable Measurement Year and (iii) thirty-seven percent (37.0%) of DeliveryCircle’s EBITDA for the applicable Measurement Year.
Measurement Year (calendar year) Base Amount
2024 $ 355,000.00
2025 $ 288,147.00

2026 $ 488,416.00
2027 $ 473,357.00
2028 $ 591,696.00
2029 $ 739,620.00
2030 $ 924,525.00
2031 $ 854,669.00
Seller will have a period of time each year to review and disagree with ConnectM’s calculations with respect to each Contingent Value Payment and, if necessary, the parties have agreed to attempt in good faith to reach a resolution of such disagreement. If such disagreement cannot be resolved, then the parties will mutually select a regionally recognized firm of independent certified public accountants to compute the amounts in question and such resulting calculation will be binding and conclusive upon the parties, absent manifest error.
Voluntary Prepayment.   At ConnectM’s election, in its sole and absolute discretion, ConnectM may pay to Seller in full satisfaction of the Purchase Price, an amount equal to (i) the amount set forth in the table below opposite the applicable calendar year during which such payment is made under the heading “Base Prepayment Amount,” less (ii) the Base Purchase Price and less (iii) the aggregate amount of all Contingent Value Payments which have been paid to Seller as of the date of such payment.
Payment Upon Trigger Event.   In the event a Trigger Event (as defined below) shall occur after the Closing, ConnectM will pay in full satisfaction of the Purchase Price, an amount equal to (i) the lesser of (A) seventy percent (70.0%) of the net proceeds actually received by ConnectM as a result of such Trigger Event and (B) the then-applicable Prepayment Amount applicable for the calendar year prior to the calendar year during which such Trigger Event shall have occurred, as per the above schedule, less (ii) the Base Purchase Price and less (iii) the aggregate amount of all Contingent Value Payments which have been paid to Seller as of the date of such payment.
“Trigger Event” means (a) the direct or indirect sale, transfer or other disposition (including by way of equity sale, merger, consolidation or other similar transaction) of fifty percent (50%) or more of the then issued and outstanding equity interests of DeliveryCircle in one or a series of related transactions, (b) the merger or consolidation of DeliveryCircle with or into any other entity, in one or a series of related transactions, pursuant to which fifty percent (50%) or more of the equity interests of the surviving or resulting entity is held by one or more third parties, or (c) the sale, transfer or other disposition of all or substantially all of the assets of DeliveryCircle, in one or a series of related transactions; provided that none of the transactions described in the foregoing clauses (a) through (c) shall constitute a Trigger Event for purposes of the Purchase Agreement if the acquirer or other counterparty in such transaction is an affiliate of ConnectM.
Payment Upon Acquisition of Remaining Interests.   If, at any time prior to December 31, 2031, ConnectM shall not have satisfied in full its obligation to pay the Purchase Price and ConnectM acquires, directly or indirectly, all, or substantially all, of the remaining 43.0% of the membership interests in DeliveryCircle, then ConnectM shall, at Seller’s election, pay to Seller an amount equal to the lesser of (i) (A) an amount that is proportional (based upon the ratio of the Acquired Interests to all of the membership interests of DeliveryCircle being purchased) to the amount paid to the holders of such other membership interests, less (B) the Base Purchase Price, less (C) the aggregate amount of all Contingent Value Payments which have been paid to Seller as of the date of such payment and (ii) the Prepayment Amount as of the date of such election.
Calendar Year Base Prepayment Amount
2024 $ 3,955,000.00
2025 $ 4,200,000.00

2026 $ 4,444,000.00
2027 $ 4,667,000.00
2028 $ 4,871,000.00
2029 $ 5,044,000.00
2030 $ 5,171,000.00
2031 $ 5,234,000.00
Representations and Warranties; Covenants
ConnectM and the Seller have made customary representations, warranties and covenants in the Purchase Agreement, including, among other things, a five (5) year non-competition and non-solicitation covenant of the Seller. Seller has also covenanted to obtain and deliver to ConnectM suitable agreements and/or amendments to the governing documents of DeliveryCircle to provide that ConnectM will have the right to appoint four (4) out of the seven (7) voting members to DeliveryCircle’s board of directors.
Except for certain Fundamental Representations, which shall, in the case of representations regarding Tax matters and Employee Benefit Plans, survive until expiration of the applicable statutes of limitation plus sixty (60) days, and in the case of the other Fundamental Representations, survive indefinitely, all representations and warranties set forth in the Purchase Agreement shall survive for eighteen (18) months after the Closing Date.
Amendment to Forward Purchase Agreement
The Company entered into that certain OTC Equity Prepaid Forward Transaction, dated as of December 31, 2022 (as amended from time to time, the “Forward Purchase Agreement”), by and among (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), (iii) Meteora Select Trading Opportunities Master, LP (“MSTO” and with MSOF, MCP, and MSTO, collectively the “Seller”), and (iv) the Company. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Forward Purchase Agreement.
On August 2, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:
a.
The Settlement Method has been changed from “Physical Settlement” to “Cash Settlement”.

b.
The section titled “Maturity Consideration” has been deleted in its entirety.

c.
An additional Valuation Date has been added, namely, the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion.

d.
Provisions for “Settlement Amount, “Settlement Amount Adjustment,” Valuation Period” and “Cash Settlement Payment Date” with respect to the additional Valuation Date have been added.

e.
The Reset Price has been changed to mean “The Reset Price shall initially be the Initial Price. The Reset Price shall be adjusted on the first scheduled trading day of each week (each a “Reset Date”) commencing with the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior week, but not lower than $2.00; provided that the Reset Price may be further reduced pursuant to a Dilutive Offering Reset.

f.
The Prepayment Shortfall has been changed to mean “An amount in USD equal to 0.50% of the product of the Number of Shares and the Initial Price paid by Seller to Counterparty on the Prepayment Date (which amount was netted from the Prepayment Amount). Additionally, Counterparty shall have the option, at its sole discretion, at any time up to forty-five (45) calendar days prior to the Valuation Date, to request additional Prepayment Shortfall via written requests to Seller in intervals of $300,000 (each an “Additional Shortfall Request”), provided Counterparty shall only be able to make an Additional Shortfall Request if the (i) Seller has recovered 120% of any outstanding Prepayment Shortfall via Shortfall Sales as further described in the Section titled “Prepayment Shortfall Consideration” and (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least seven (7) times greater than the Additional Shortfall Request, and (iii) the average daily value traded over the prior ten (10) trading days be at least seven (7) times greater than the Additional Shortfall Request (with (i), (ii) and (iii) collectively as the “Equity Conditions”). Notwithstanding the foregoing, Seller, in its sole discretion, may waive the Equity Conditions for each Additional Shortfall Request, if applicable, in writing to Counterparty.
g.
Seller may sell Recycled Shares at any time and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

Nasdaq Matters
On September 4, 2024, the Company, received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s listed securities failed to comply with the $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on the Global Market tier of Nasdaq in accordance with Nasdaq Listing Rule 5450(b)(2)(A) based upon the Company’s MVLS for the 30 consecutive business days prior to the date of the Notice.
The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq and in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until March 3, 2025, in which to regain compliance. In order to regain compliance, the MVLS of the Company must close at $50,000,000 or more for a minimum of ten consecutive business days during this 180-day period. In the event the Company does not regain compliance with the MVLS requirement prior to March 3, 2025, the Company’s securities will be subject to delisting.
There can be no assurance that the Company will be able to regain compliance with the MVLS requirement, or maintain compliance with the other Nasdaq continued listing requirements.
In addition, on December 6, 2024, the Company received a notice from the staff of the Listing Qualifications Department of Nasdaq stating that because the Company had not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Filing”), it no longer complies with Nasdaq Listing Rule 5250(c)(1) for continued listing, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).
This notification has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s securities will be subject to delisting from Nasdaq.
ConnectM was given until February 4, 2025 to submit a plan to regain compliance. However, ConnectM filed the Filing with the SEC on December 16, 2024 and is now in compliance with Nasdaq Listing Rule 5250(c)(1).
Note Conversion Agreements
On September 12, 2024, the Company entered into (A) a Note Conversion Agreement with Arumilli LLC, a Delaware limited liability company (“Arumilli”), pursuant to which Arumilli converted $2,652,250 of principal and accrued but unpaid interest on certain promissory notes issued by the Company to Arumilli into 1,326,125 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $2.00 per share (the “Conversion Price”) and (B) a Note Conversion Agreement with SriSid LLC, a Delaware limited liability company (“SriSid”), pursuant to which SriSid converted $4,867,100 of principal and accrued but unpaid interest on certain promissory notes issued by the Company to SriSid into 2,443,550 shares of Common Stock at the Conversion Price (together, the “Note

Conversion Agreements”). The Note Conversion Agreements were subject to a shareholder vote which took place in November 2024. As a result, the Notes Conversion Agreements were still outstanding as of September 30, 2024.
Results of Operations
Our entire activity from inception through the IPO date was in preparation for our Initial Public Offering, and since our Initial Public Offering, our activity has been limited to the search for a prospective initial business combination and preparation for the Business Combination. Since the IPO, we did not generate any operating revenues. Prior to the closing of the Business Combination, we continued to generate non-operating income in the form of dividend and interest income on marketable securities held in the Trust Account.
The following table sets forth ConnectM’s unaudited condensed consolidated statements of operations for the three months ended September 30, 2024 and 2023 (in thousands):
	For the Three Months Ended September 30,
	2024	2023
Revenues	$6,074	$4,384
Costs and expenses:
Cost of revenues	4,200	3,716
Selling, general and administrative expenses	4,900	2,843
Loss from operations	(3,026)	(2,175)
Other income (expense):
Interest expense	(667)	(472)
Change in fair value of convertible notes	(1,623)	182
Change in fair value of forward purchase agreement	(8,575)	—
Gain on forward purchase agreement	1,443	—
Other income (expense), net	270	(149)
Total other expense	(9,152)	(439)
Loss before income taxes	(12,178)	(2,614)
Income tax benefit	—	—
Net loss	$(12,178)	$(2,614)
The following table sets forth ConnectM’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2024 and 2023 (in thousands):
	For the Nine Months Ended September 30,
	2024	2023
Revenues	$17,299	$15,484
Costs and expenses:
Cost of revenues	11,010	11,020
Selling, general and administrative expenses	11,773	8,780
Loss on impairment of intangible assets	406	—
Loss from operations	(5,890)	(4,316)
Other income (expense):
Interest expense	(1,820)	(902)
Loss on extinguishment of debt	(592)	—

	For the Nine Months Ended September 30,
	2024	2023
Change in fair value of convertible notes	(1,623)	182
Change in fair value of forward purchase agreement	(8,575)	—
Gain on forward purchase agreement	1,443	—
Other income (expense), net	59	4
Total other expense	(11,108)	(716)
Loss before income taxes	(16,998)	(5,032)
Income tax benefit	—	—
Net loss	$(16,998)	$(5,032)

The following table sets forth ConnectM’s statements of operations for the years ended December 31, 2023 and 2022 (in thousands):
	Years Ended December 31,
	2023	2022
Revenues	$19,972	$15,441
Costs and expenses:
Cost of revenues	14,935	11,404
Selling, general and administrative expenses	12,320	7,315
Loss on impairment	182	589
Loss from operations	(7,465)	(3,867)
Other income (expense):
Interest expense	(1,431)	(282)
Loss on extinguishment of debt	(370)	—
Other income, net	68	65
Total other expense	(1,733)	(217)
Loss before income taxes	(9,198)	(4,084)
Income tax benefit	—	541
Net loss	$(9,198)	$(3,543)
Key Components of the Results of Operations
Revenue
The Company generates revenue from HVAC system services, solar system services (residential and commercial), roofing services, and managed services.
HVAC System Services
The Company generates revenue from HVAC equipment sales, as noted above, as well as through installation of the HVAC equipment and agreements that provide for various service associated with HVAC equipment the Company has sold to its customers (i.e., maintenance visits, remote technical support, etc.). The services involve a combination of labor and underlying parts cost; however, these items are not separated as they are both required to achieve the end objective of providing the total service. The Company’s revenue is generated from customers located throughout the U.S. and India.

Solar System Services- Residential
The Company generates revenue from solar panel services that include services such as solar panel repairs and solar panel installations. The services involve a combination of labor and underlying parts cost; however, these items are not separated as they are both required to achieve the end objective of providing the total service.
Solar System Services-Commercial
For large commercial and utility grade energy storage system installation which consist of the engineering, design and installation of the system, customers make milestone payments that are consistent with contract-specific phases of a project.
Roofing Services
The Company generates revenue through roofing services that include services including, but not limited to, roof repairs, skylight installations, or complete roof replacements. The services involve a combination of labor and inventory required to perform such services; however, these items are not separated as they are both required to achieve the end objective of providing the total service. Each transaction is a distinct performance obligation, priced on a standalone basis, which provides benefit to the customer. Revenue is recognized as the services are performed which is normally a day or less. As such, recognition over time approximates a point in time.
Managed Services
Beginning in 2023, the Company entered into managed services contracts with external third parties. Under these contracts with its customers, the Company is responsible for running the day-to-day operations of these third parties, including human resources and people management, procurement, marketing, lead generation, and centralizing vendor management.
Operating Expenses
Cost of Revenue
Cost of Revenue consists of personnel-related expenses, including salaries, benefits and stock-based compensation, and facility costs for our operations and manufacturing teams. Cost of Revenue also includes expenses for costs of equipment and professional services related to the maintenance or installation of equipment. ConnectM expects its operations costs to increase in the foreseeable future as it continues to invest in the expansion of its operations.
Selling, General and Administrative
Selling, general and administrative expenses consist of personnel-related expenses, including salaries, benefits and stock-based compensation, depreciation and amortization, and allocated facility costs for our business development, marketing, corporate, executive, finance, legal, human resources, IT, and other administrative functions. General and administrative expenses also include expenses for outside professional services, including legal, auditing and accounting services, recruitment expenses, travel expenses and certain non-income taxes, insurance, and other administrative expenses.
ConnectM expects its selling, general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and because of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, increased insurance expenses, investor relations activities, and other administrative and professional services.
Interest expense
Interest expense results from interest on the Company’s outstanding loans. ConnectM may utilize debt to finance its future acquisitions and fund operations and therefore, interest expense incurred may increase in future periods.

Loss on extinguishment of debt
During the nine months ended September 30, 2024 and during the year ended December 31, 2023, the Company amended certain of its debt agreements. The Company concluded that the amended terms of the agreements were substantially different from the term of the initial agreements, causing the Company to account for this amendment as extinguishments of the previous debt facility.
Change in Fair Value of Convertible Notes
Change in fair value of convertible notes consists of changes in the fair value of the Company’s convertible debt that it has elected to account for utilizing the fair value option.
Change in Fair Value of Forward Purchase Agreement
Change in fair value of forward purchase agreement consists of changes in the fair value of the Company’s forward purchase agreement that it has elected to account for utilizing the fair value option.
Gain on Forward Purchase Agreement
Gain on forward purchase agreement results from the release of previous forward purchase agreement.
Other (Expense) Income, net
Other (expense) income, net consists of non-operating items such as legal fees, interest earned, gains and losses on the sale of fixed assets, and other miscellaneous expenses incurred throughout the period.
Comparison of the Three Months Ended September 30, 2024 and 2023 — Revenues:
Revenue
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Revenues	$6,074	$4,384	$1,690	39%
Revenue increased approximately $1.7 million, or 39%, to $6.1 million for the three months ended September 30, 2024 from $4.4 million for the three months ended September 30, 2023. This increase was primarily driven primarily by the Company’s new managed services offering, which yielded an increase in revenues of $1.3 million for the three months ended September 30, 2024 and increases in the Company’s OEM/EV segment with an increase to revenue of $1.8 million for the nine months ended September 30, 2024. This increase was primarily offset by a decline in the Company’s electrification and decarbonization segment of $0.9 million and $0.5 million, respectively. These decreases in the electrification and decarbonization segments were driven by inclement weather during the three months ended September 30, 2024, which caused a decline in solar installations during this period.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Revenues:
Revenue
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Revenues	$17,299	$15,484	$1,815	12%
Revenue increased approximately $1.8 million, or 12%, to $17.3 million for the nine months ended September 30, 2024 from $15.5 million for the nine months ended September 30, 2023. This increase was driven by the Company’s new managed services offering, which yielded in increase in revenues of $5.0 million for the nine months ended September 30, 2024 and increases in the Company’s OEM/EV segment with an increase to revenue of $2.0 million for the nine months ended September 30, 2024. The increase was primarily offset by a decline in the Company’s electrification and decarbonization segment of $2.2 million and

$3.0 million, respectively. These decreases in the electrification and decarbonization segments were driven by inclement weather during the nine months ended September 30, 2024, which caused a decline in solar installations during this period.
Comparison of the Year Ended December 31, 2023 and 2022 — Revenues:
Revenue
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Revenues	$19,972	$15,441	$4,531	29%
Revenue increased approximately $4.5 million, or 29%, to $20.0 million for the year ended December 31, 2023 from $15.4 million for the year ended December 31, 2022. This increase was primarily driven by the acquisitions of Bourque Heating and Cooling Company, Inc. on February 14, 2022, Airflow Service Company, Inc. in May of 2022, and Florida Solar, Inc. in December of 2022. The revenues from these acquired companies was approximately $8.4 million for the year ended December 31, 2023 as compared to $4.1 million for the year ended December 31, 2022. Additionally, revenue increased by $0.6 million for the year ended December 31, 2023 due to the Company’s Managed Service arrangements, which did not exist in 2022. These increases were offset by a decline in revenues of $0.5 million resulting from the Company’s winding down of its Designed Temperatures, Inc. business during the year ended December 31, 2023. On a go-forward basis, the Company expects that a large portion of its increases in revenues will be attributable to its growing managed services business.
Comparison of the Three Months Ended September 30, 2024 and 2023 — Cost of Revenues:
Cost of revenues
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Cost of revenues	$4,200	$3,716	$484	13%
Cost of revenues increased $0.5 million, or 13%, to $4.2 million for the three months ended September 30, 2024 from $3.7 million for the three months ended September 30, 2023. This increase was primarily driven by the Company’s new managed services offering and OEM/EV segments, which yielded an increase in cost of revenues for the three months ended September 30, 2024 of $0.7 million and $1.3 million, respectively. This increase was offset by a decline in the Company’s electrification and decarbonization segments of $0.9 million and $0.6 million, respectively, which was driven by the decrease in revenues for this segment, as described above, and higher material costs for the three months ended September 30, 2024.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Cost of Revenues:
Cost of revenues
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Cost of revenues	$11,010	$11,020	$(10)	0%
Cost of revenues decreased $10 thousand for the nine months ended September 30, 2024. This decrease was primarily driven by a decline in the Company’s electrification and decarbonization segments of $2.0 million and $1.9 million, which was driven by the decrease in revenues for this segment, as described above, and higher material costs for the nine months ended September 30, 2024. This decrease was primarily offset by the Company’s new managed services offering and OEM/EV segments, which yielded an increase in cost of revenues for the nine months ended September 30, 2024 of $2.7 million and $1.3 million, respectively.

Comparison of the Year Ended December 31, 2023 and 2022 — Cost of Revenues:
Cost of revenues
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Cost of revenues	$14,935	$11,404	$3,531	31%
Cost of revenues increased $3.5 million, or 31%, to $14.9 million for the year ended December 31, 2023 from $11.4 million for the year ended December 31, 2022. This increase was primarily driven by the acquisitions of Bourque Heating and Cooling Company, Inc. on February 14, 2022, Airflow Service Company, Inc. in May of 2022, and Florida Solar, Inc. in December of 2022. The cost of revenues from these acquired companies was approximately $8.1 million for the year ended December 31, 2023 as compared to $6.0 million for the year ended December 31, 2022.
Furthermore, the Company experienced incremental cost of revenues of $0.4 million associated with its Managed Services, which the Company did not provide during the year ended December 31, 2022. The remainder of the change as compared to the year ended December 31, 2022 relates to the Company’s winding down of its Designed Temperatures, Inc. business during the year ended December 31, 2023, resulting in decreased cost of revenues of approximately $0.7 million. The remainder of the change was primarily due to increases in cost of revenues within our CMI business. On a go-forward basis, the Company expects that a large portion of its increases in costs of revenues will be attributable to its growing managed services business.
Comparison of the Three Months Ended September 30, 2024 and 2023 — Gross Profit:
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – Electrification Segment	$530	$523	$7	1%
Gross margin for the Electrification Segment increased $7 thousand, or 1%, for the three months ended September 30, 2024. This increase was primarily driven by improved labor utilization and reduced material costs.
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – Decarbonization Segment	$361	$278	$83	30%
Gross margin for the Decarbonization segment increased approximately $83 thousand, or 30%, to $0.4 million for the three months ended September 30, 2024 from $0.3 million for the three months ended September 30, 2023. This increase was primarily driven by a favorable labor utilization.
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – OEM/EV Segment	$362	$(117)	$479	409%
Gross margin for the OEM/EV segment increased approximately $0.5 million to $0.4 million for the three months ended September 30, 2024 from $(0.1) million for the three months ended September 30, 2023. This increase was driven by lower material costs for the three months ended September 30, 2024.
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – Managed Services Segment	$621	$(16)	$637	3,981%
Gross margin for the Managed Services segment increased approximately $0.6 million, or 3,981%, for the three months ended September 30, 2024. This segment was new during the quarter ended September 30,

2023 and the Company expects its Managed Services segment to be a source of significant growth in the future. Gross Margins may change as this business expands and matures and the Company identifies synergies in its service offering.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Gross Profit:
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – Electrification Segment	$1,731	$1,825	$(94)	(5)%
Gross margin for the Electrification Segment decreased $0.1 million, or 5%, to $1.7 million for the nine months ended September 30, 2024 from $1.8 million for the nine months ended September 30, 2023. This decrease was primarily driven by lower labor utilization.
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – Decarbonization Segment	$1,636	$2,784	$(1,148)	(41)%
Gross margin for the Decarbonization segment decreased approximately $1.1 million, or 41%, to $1.6 million for the nine months ended September 30, 2024 from $2.8 million for the nine months ended September 30, 2023. This decrease was primarily driven by lower labor utilization, inclement weather which inhibited solar panel installation, and higher material costs.
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – OEM/EV Segment	$603	$(129)	$732	567%
Gross margin for the OEM/EV segment increased approximately $0.7 million to $0.6 million for the nine months ended September 30, 2024 from $(0.1) million for the nine months ended September 30, 2023. This increase was driven by lower material costs for the nine months ended September 30, 2024.
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Gross margin – Managed Services Segment	$2,319	$(16)	$2,335	14,594%
Gross margin for the Managed Services segment was approximately $2.3 million for the nine months ended September 30, 2024. This segment was new during the quarter ended September 30, 2023 and the Company expects its Managed Services segment to be a source of significant growth in the future. Gross Margins may change as this business expands and matures and the Company identifies synergies in its service offering.
Comparison of the Year Ended December 31, 2023 and 2022 — Gross Profit:
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Gross margin – Electrification Segment	$2,229	$2,517	$(287)	(11)%
Gross margin for the Electrification Segment decreased $0.3 million, or 11%, to $2.2 million for the year ended December 31, 2023 from $2.5 million for the year ended December 31, 2022. This decrease was primarily driven by increase in costs of revenue driven by the Company’s CMB and AFS businesses by approximately $0.6 million. This increase was offset by gross margin savings as a result of the winding down of the Company’s Designed Temperatures, Inc. business during the year ended December 31, 2023 which had a negative gross margin of $0.2 million for the year ended December 31, 2022.
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Gross margin – Decarbonization Segment	$3,026	$1,506	$1,519	101%

Gross margin for the Decarbonization segment increased approximately $1.5 million, or 101%, to $3.0 million for the year ended December 31, 2023 from $1.5 million for the year ended December 31, 2022. This increase was primarily driven by the acquisition of Florida Solar, Inc. in December of 2022. Total gross profit for Florida Solar, Inc. for the year ended December 31, 2023 was approximately $1.5 million.
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Gross margin – OEM/EV Segment	$(426)	$14	$(440)	(3,168)%
Gross margin for the OEM/EV segment decreased approximately $0.4 million to $(0.4) million for the year ended December 31, 2023 from $14 thousand for the year ended December 31, 2022. This decrease was driven by increases in labor costs within the Company’s CMI business unit of approximately $0.4 million for the year ended December 31, 2023.
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Gross margin – Managed Services Segment	$208	$—	$208	—%
Gross margin for the Managed Services segment was approximately $0.2 million for the year ended December 31, 2023. The Managed Services segment did not exist during the year ended December 31, 2022. Going forward, the Company expects its Managed Services segment to be a source of significant growth in the future. Gross Margins may change as this business expands and matures and the Company identifies synergies in its service offering.
Comparison of the Three Months Ended September 30, 2024 and 2023 — Selling, General and Administrative:
Selling, General and Administrative
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Selling, general and administrative expenses	$4,900	$2,843	$2,057	72%
Selling, general and administrative expense increased $2.1 million, or 72% to $4.9 million for the three months ended September 30, 2024 from $2.8 million for the three months ended September 30, 2023. The increase was due to the Company experiencing incremental selling, general, and administrative costs associated with its Managed Service Offering of approximately $0.5 million and $1.6 million of onetime costs associated with the initial public offering for the three months ended September 30, 2024.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Selling, General and Administrative:
Selling, General and Administrative
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Selling, general and administrative expenses	$11,773	$8,780	$2,993	34%
Selling, general and administrative expense increased $3.0 million, or 34% to $11.8 million for the nine months ended September 30, 2024 from $8.8 million for the nine months ended September 30, 2023. The increase was due to the Company experiencing incremental selling, general, and administrative costs associated with its Managed Service Offering of approximately $2.1 million and $0.9 million of onetime costs associated with the initial public offering for the nine months ended September 30, 2024.

Comparison of the Year Ended December 31, 2023 and 2022 — Selling, General and Administrative:
Selling, General and Administrative
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Selling, general and administrative expenses	$12,320	$7,315	$5,005	68%
Selling, general and administrative expense increased $5.0 million, or 68% to $12.3 million for the year ended December 31, 2023 from $7.3 million for the year ended December 31, 2022. This increase was primarily driven by the acquisitions of Bourque Heating and Cooling Company, Inc. on February 14, 2022, Airflow Service Company, Inc. in May of 2022, and Florida Solar, Inc. in December of 2022. The selling, general, and administrative expenses from these acquired companies was approximately $3.3 million for the year ended December 31, 2023 as compared to $1.5 million for the year ended December 31, 2022. Additionally, the Company experienced incremental selling, general, and administrative costs associated with its Managed Service Offering of approximately $0.3 million for the year ended December 31, 2023. Furthermore, the Company experienced incremental selling, general and administrative expenses that were determined not to be capitalizable as deferred offering costs of approximately $1.8 million during the year ended December 31, 2023 that relate to recurring audit, accounting, and other professional services that were not directly related to the Company’s transaction with MCAC. Furthermore, the Company established its postretirement benefit plans in January of 2023 and incurred approximately $0.1 million in incremental expenses associated with these plans. The remainder of the increase pertains to an increase in administrative costs as the Company begins to establish other lines of business and increases in advertising-related expenses.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Loss on Impairment:
Loss on Impairment
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Loss on impairment	$406	$—	$406	—%
During the nine months ended September 30, 2024, the Company recognized $0.4 million related to impairment of intangibles within its electrification segment.
Comparison of the Year Ended December 31, 2023 and 2022 — Loss on Impairment:
Loss on Impairment
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Loss on impairment	$182	$589	$(407)	(69)%
During the year ended December 31, 2023 the Company recognized an impairment of goodwill of $0.2 million within its Electrification segment. During the year ended December 31, 2022, the Company recognized an impairment of goodwill of $0.5 million and an impairment of long lived assets of $99 thousand within its Electrification segment.
Comparison of the Three Months Ended September 30, 2024 and 2023 — Interest Expense:
Interest Expense
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Interest expense	$(667)	$(472)	$(195)	41%

Interest expense increased $0.2 million to $0.7 million for the three months ended September 30, 2024 from $0.5 million for the three months ended September 30, 2023. This increase was primarily driven by the issuance of the Company’s secured promissory notes and convertible notes throughout 2023 and during the three months ended September 30, 2024. For further information regarding the different debt instruments issued throughout 2023 and during the three months ended September 30, 2024, please see the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2024 and 2023 and the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Interest Expense:
Interest Expense
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Interest expense	$(1,820)	$(902)	$(918)	102%
Interest expense increased $0.9 million to $1.8 million for the nine months ended September 30, 2024 from $0.9 million for the nine months ended September 30, 2023. This increase was primarily driven by the issuance of the Company’s secured promissory notes and convertible notes throughout 2023 and during the nine months ended September 30, 2024. For further information regarding the different debt instruments issued throughout 2023 and during the nine months ended September 30, 2024, please see the unaudited condensed consolidated financial statements as of and for the three months ended September 30, 2024 and 2023 and the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.
Comparison of the Year Ended December 31, 2023 and 2022 — Interest Expense:
Interest Expense
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Interest expense	$(1,431)	$(282)	$(1,150)	408%
Interest expense increased $1.1 million to $ 1.4 million for the year ended December 31, 2023 from $0.3 million for the year ended December 31, 2022. This increase was primarily driven by the issuance of the Company’s secured promissory notes, convertible notes, and seller notes issued in connection with the multiple acquisitions completed throughout 2022. There were no acquisitions in 2023. Furthermore, interest expense increased due to the discount issued associated with the Company’s Libertas Future Receipts agreements totaling $0.3 million for the year ended December 31, 2023. For further information regarding the Company’s debt outstanding, please refer to the notes to the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.
Comparison of the Nine Months Ended September 30, 2024 and 2023 — Loss on Extinguishment of Debt:
Loss on Extinguishment of Debt
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Loss on extinguishment of debt	$(592)	$—	$(592)	—%
During the nine months ended September 30, 2024, the Company amended certain of its debt agreements. The Company concluded that the amended terms of the agreements were substantially different from the terms of the initial agreements, causing the Company to account for this amendment as extinguishments of the previous debt facility. For further information, please see the unaudited condensed consolidated interim financial statements as of and for the three and nine months ended September 30, 2024 and 2023.

Comparison of the Year Ended December 31, 2023 and 2022 — Loss on Extinguishment:
Loss on Extinguishment
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Loss on extinguishment	$(370)	$—	$(370)	—%
During the year ended December 31, 2023, the Company amended certain of its debt agreements. The Company concluded that the amended terms of the agreements were substantially different from the terms of the initial agreements, causing the Company to account for this amendment as extinguishments of the previous debt facility. For further information, please refer to the notes to the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.
Comparison of the Three months Ended September 30, 2024 and 2023 — Other Income (Expense), net
Other Income (Expense), net
	Nine months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Other income (expense), net	$270	$(149)	$419	281%
Other income (expense), net increased $0.4 million to $0.3 million for the three months ended September 30, 2024 from $(0.1) million for the three months ended September 30, 2023. This primarily relates miscellaneous operating expenses.
Comparison of the Nine months Ended September 30, 2024 and 2023 — Other Income (Expense), net
Other Income (Expense), net
	Three months ended September 30,
(In thousands)	2024	2023	Change	Change (%)
Other income (expense), net	$59	$4	$55	1,375%
Other income (expense), net increased $55 thousand to $59 thousand for the three months ended September 30, 2024 from $4 thousand for the three months ended September 30, 2023. This primarily relates miscellaneous operating expenses.
Comparison of the Year Ended December 31, 2023 and 2022 — Other Income (Expense), net
Other Income
	Year Ended December 31,
(In thousands)	2023	2022	Change	Change (%)
Other income	$67	$65	$2	3%
Other income decreased nominally during the year ended December 31, 2023 as compared to the year ended December 31, 2022. This primarily relates to the fair value adjustment associated with the Company’s outstanding convertible notes. For further information regarding this fair value adjustment, please refer to the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.
Liquidity and Capital Resources
To date, ConnectM has funded its operations primarily through the issuances of convertible preferred units of approximately $12.0 million and through various borrowings. For further information regarding the Company’s debt outstanding, please refer to the unaudited condensed consolidated interim financial statements as of September 30, 2024 and 2023.

We require capital to fund our operating expenses and capital expenditures. Additional capital is necessary to fund ongoing operations, continue research, development efforts, improve infrastructure, and execute on our acquisition strategy. Our ability to access the capital markets will influence the rate at which we deploy capital. Future capital requirements will depend on many factors, including:
•
Seeking and obtaining market access approvals;

•
Establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support our growth;

•
Addressing any competing technological and market developments;

•
Technological or manufacturing difficulties, design issues or other unforeseen matters;

•
Identifying attractive acquisition targets that align with our current businesses; and

•
Attracting, hiring, and retaining qualified personnel.

If we successfully raise additional capital, we may accelerate certain development programs and other investments. There can be no assurance that additional funds will be available to us on favorable terms or at all. If we cannot raise additional funds this will lead us to delay or reduce or stop certain development activities and pursue the reduction of certain components of our operating expenses. If we cannot raise additional funds when needed, our financial condition, results of operations, and cash flows, business and prospects may be materially and adversely affected.
Secured Promissory Notes
In February of 2022, the Company entered into secured promissory note agreements (the “Secured Promissory Notes”) with two individual lenders for a total of $1.4 million. In connection with the issuance of the Secured Promissory Notes, the Company issued warrants to each lender that may be converted into shares of common stock of the Company. The Secured Promissory Notes mature in February of 2025. Interest is charged at an annual simple rate of 9.25%, which increases to 12% upon the occurrence of an Event of Default. The warrants that were issued in connection with the issuance of the Secured Promissory Notes have an exercise price of $3.61 per share of common stock. Such warrants are exercisable at any point for a period of 10 years from the date issued. The warrants are not transferable, nor do they carry any voting rights or other rights of a shareholder. The holders of the warrants cannot net settle, and all exercises of such warrants must be completed in cash.
During the year ended December 31, 2023, the Company issued an additional $5.5 million of secured promissory notes with terms like those described above (the “2023 Promissory Notes”). However, no warrants were issued in connection with the issuance of these additional secured promissory notes. These 2023 Promissory Notes have maturity dates ranging from November of 2023 to December of 2024. For the notes with original maturity dates prior to the date these financial statements are issued, the Company reached agreements with the noteholders to extend the maturity date to the earlier of May 31, 2024 or the date of the transaction with MCAC. The notes accrue interest at a simple annual interest rate that ranges from 18% to 24.0%. Additionally, the Company is not required to make any payments under these promissory notes prior to maturity.
During the nine months ended September 30, 2024, the Company issued fourteen additional secured promissory notes totaling $4.1 million. The notes accrue interest at a simple annual interest rate of 24%. There were no warrants issued in connection with the issuance of these additional secured promissory notes. These Promissory Notes have maturity dates ranging from January 2025 to June 2025.

A summary of the secured promissory note agreements entered throughout 2023 and 2024 is as follows:
Entity	Amount	Interest Rate	Issue Date	Original Maturity Date	Total by Quarter
First Quarter, 2023
Arumilli LLC	$250,000	18%	1-Jan-23	31-May-24
SriSid LLC	$250,000	18%	1-Mar-24	31-May-24
					$500,000
Second Quarter, 2023
SriSid LLC	$250,000	21%	10-Apr-23	31-May-24
Sri Nalla	$300,000	21%	3-May-23	31-May-24
Ashish Kulkarni	$100,000	21%	5-May-23	4-May-24
					$650,000
Third Quarter, 2023
Arumilli LLC	$250,000	24%	18-Jul-23	17-Jul-24
Arumilli LLC	$250,000	24%	26-Jul-23	25-Jul-24
Arumilli LLC	$250,000	24%	2-Aug-23	1-Aug-24
SriSid LLC	$750,000	24%	2-Aug-23	1-Aug-24
SriSid LLC	$250,000	24%	15-Sep-23	14-Sep-24
SriSid LLC	$650,000	24%	25-Sep-23	24-Sep-24
					$2,400,000
Fourth Quarter, 2023
SriSid LLC	$250,000	24%	19-Oct-23	19-Oct-24
SriSid LLC	$250,000	24%	24-Oct-23	24-Oct-24
SriSid LLC	$350,000	24%	9-Nov-23	8-Nov-24
SriSid LLC	$200,000	24%	10-Nov-23	9-Nov-24
Ashish Kulkarni	$200,000	24%	13-Nov-23	12-Nov-24
Arumilli LLC	$500,000	24%	15-Dec-23	15-Dec-24
SriSid LLC	$210,000	24%	15-Dec-23	15-Dec-24
					$1,960,000
First Quarter, 2024
Arumilli LLC	$500,000	24%	18-Jan-24	17-Jan-25
IT Corpz Inc	$500,000	24%	2-Feb-24	31-Oct-24
Arumilli LLC	$500,000	24%	13-Mar-24	12-Mar-25
					$1,500,000
Second Quarter 2024
Arumili LLC	$500,000	24%	10-Apr-24	9-Apr-25
SriSid, LLC	$250,000	24%	23-Apr-24	22-Apr-25
SriSid, LLC	$250,000	24%	6-May-24	5-May-25
SriSid, LLC	$250,000	24%	8-May-24	7-May-25
SriSid, LLC	$125,000	24%	16-May-24	15-May-25
SriSid, LLC	$125,000	24%	20-May-24	19-May-25
Dinesh Tanna	$200,000	24%	31-May-24	30-May-25
Ashish Kulkarni	$250,000	24%	11-Jun-24	10-Jun-25
Kanu Patel	$200,000	24%	17-Jun-24	16-Jun-25
Satish Tadikonda Trust	$300,000	24%	18-Jun-24	17-Jun-25
Vikas Desai	$100,000	24%	20-Jun-24	19-Jun-25
					$2,550,000

The total amount outstanding under these promissory note agreements as of September 30, 2024 and December 31, 2023 were $11.3 million and $7.4 million, respectively.
Convertible Notes
The Company issued $1.4 million of convertible notes in September of 2022 that mature two years from the date of issuance (September 2024). On February 22, 2023, the convertible notes were amended to clarify how these Convertible Notes convert; this modification did not change the future cash flows of the notes. The Convertible Notes automatically convert in three (3) different situations: (i) upon the consummation of a Qualified Financing, (ii) upon the consummation of a Change of Control, or (iii) upon maturity.
In the case of a Qualified Financing (as defined below), the convertible notes (principal plus interest) automatically convert at a quotient, the numerator of which is the entire principal of the convertible notes and any interest accrued and the denominator is the lesser of 80% of the price per share to be sold in a financing event, or $2.11 per share, adjusted for any stock dividend, stock split, combination, or other similar recapitalization with respect to such class or series. In the case of a Change of Control (as defined below), the convertible notes (principal plus interest) automatically convert into shares of Common Stock of the Company at a conversion price that will be based upon a pre-money valuation of the Company equal to eighty percent (80.0%) of the enterprise value of the Company as determined based upon the net consideration to be paid in connection with such Change of Control transaction. If the convertible notes are still outstanding at maturity, they automatically convert (principal plus interest) into shares of a separate series of the Company’s Series B Preferred Stock having identical rights, privileges, preferences and restrictions as the Company’s existing Series B-1 Preferred Stock, except the liquidation preference, dividend rights and anti-dilution protection will be appropriately adjusted to reflect the price per share at which the convertible notes are converted into Series B Preferred Stock, which is at the conversion price of $2.11 per share (subject to adjustments for stock dividends, stock splits, or other similar recapitalization events with respect to such class or series of shares).
A Qualified Financing is defined as the next transaction or series of transactions after the issuance of the Notes in which the Company sells shares of its privately issued equity securities resulting in gross proceeds to the Company of at least $5.0 million (not including the Notes). The closing of this transaction would not be deemed a Qualified Financing.
A Change of Control means (i) that the beneficial ownership (as defined in Rule 13d3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any parent or subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company (A) pursuant to the Merger Agreement and/or (B) with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition. The closing of this transaction would be deemed a Change of Control.
Interest is charged at an annual (simple) rate of 5.0%. The rate increases to 8.0% upon the occurrence of an Event of Default. The Company has the right to prepay the entire principal amount of the convertible notes upon approval by the holders of the majority of the convertible notes.
The Company further issued an additional $0.9 million of convertible notes under the same terms during the year ended December 31, 2023 with terms similar to those described above.

Convertible Notes Due From MCAC
As of September 30, 2024, the Company has provided $0.4 million to Monterey Capital Acquisition Corporation (“MCAC”) in the form of convertible notes receivable for working capital purposes. The convertible notes receivable are to be repaid to the Company upon consummation of a Business Combination, without interest, or at the Company’s option, convertible into Private Warrants at a price of $1.00 per warrant.
Libertas (Sale of Future Receipts)
On April 25, 2023, the Company entered into a sale of Future Receipts agreement with Libertas Funding, LLC, an independent third party (“Libertas”). Pursuant to this agreement, the Company sold and assigned $1.6 million of Future Receipts in exchange for net cash proceeds of $1.2 million, including a fee of $24 thousand. As a result, the Company recorded a discount of $0.4 million. Under the agreement, the Company agreed to pay the third party a minimum of $30 thousand of weekly sales receipts until the Future Receipts have been collected. for the term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. On November 2, 2023, the Company amended this agreement with Libertas to extend the weekly sales receipts period to one year from the amendment date, requiring weekly sales receipts of $17 thousand until the remaining Future Receipts have been collected. Further in connection with this amendment, the Company incurred an incremental fee of $0.1 million. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50, Debt — Modifications and Extinguishments (“ASC 470-50”).
Similarly, to the transaction in April, on August 7, 2023, the Company entered into a sale of Future Receipts Agreement with Libertas to which it sold and assigned $1.2 million of future receipts in exchange for net proceeds of $1.0 million, including a fee of $20 thousand. As a result, the Company recorded a discount of $0.3 million. Under the agreement the Company agreed to pay the third party approximately $26 thousand weekly until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. On November 29, 2023, the Company amended this agreement with Libertas to borrow an incremental $0.4 million. Due to this refinancing, Libertas forgave a portion of this debt outstanding totaling $0.1 million and the Company incurred an incremental fee of $0.2 million. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50.
As a result of the amendments noted above, as of December 31, 2023, all remaining discounts were written off. As a result of the amendments noted above, the Company wrote off all remaining debt discounts, yielding incremental interest expense of $0.7 million. This loss on extinguishment of debt was offset by the forgiveness of debt in connection with each amendment, as discussed above, of $0.2 million relating to the first amendment and $0.1 million relating to the second amendment, yielding a loss on extinguishment of debt of $0.4 million that was recognized during the year ended December 31, 2023.
On January 4, 2024, like the transactions in April and August of 2023, the Company entered into a sale of Future Receipts Agreement with Libertas to which it sold and assigned $0.5 million of future receipts in exchange for net proceeds of $0.4 million, including an origination fee of $7 thousand and an original issuance discount of $0.1 million. As a result, the Company recorded a discount of $0.1 million. Under the agreement, the Company agreed to pay the third party approximately $9 thousand weekly until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out.
On January 30, 2024, the Company amended each of its outstanding agreements with Libertas to consolidate the agreements into one without any change to the total Future Receipts committed. In connection with this amendment, the Company sold a total of $2.6 million of Future Receipts in exchange for the remaining balances on each of the Company’s outstanding agreements with Libertas as of the date of the transaction, totaling $2.1 million with an original issuance discount of $0.5 million. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50. As a result of the amendment, as of September 30, 2024, all unamortized discounts were written off, resulting in a loss on extinguishment of $0.6 million.
In connection with these instruments, the Company recorded discounts. These discounts are recorded as an adjustment to the related liability within the “Current portion of debt, net of discount” in the unaudited condensed consolidated balance sheets as of September 30, 2024 and December 31, 2023. As discussed above, as of September 30, 2024 and December 31, 2023, the discounts offered associated with these borrowings were zero.
In connection with the January 30, 2024 amendment, the Company erroneously received an incremental $1.1 million from Libertas. Such amounts received were provided to the Company in error and are due and payable in full to Libertas. Libertas has agreed to loan the Company this amount and is currently negotiating repayment terms with the Company. This is shown as a Due to Libertas on the unaudited condensed consolidated balance sheet.
Since the Company has significant continuing involvement in the generation of future cash flows due under these agreements among other indicators, pursuant to ASC 470 -10-25-2, Debt- Sales of Future Revenues or Other Various Measures of Income, the Company has reflected any future commitments to Libertas associated with these agreements as Debt.
The balance of the total sale on Future Receipts stated above as of September 30, 2024 and December 31, 2023 is $2.4 million and $1.9 million, respectively, which is included in the current portion of debt on the unaudited condensed consolidated balance sheets.
Other Notes
The Company also has other smaller loans that are described within Note 7 to the Company’s unaudited condensed consolidated interim financial statements as of September 30, 2024 and 2023.
Going Concern
The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.
The Company incurred net losses of $12.2 million and $2.6 million for the three months ended September 30, 2024 and 2023, respectively, and $17.0 million and $5.0 million for the nine months ended September 30, 2024 and 2023, respectively. The Company had an accumulated deficit of $39.9 million as of September 30, 2024. The Company’s net cash used in operating activities was $3.3 million for the nine months ended September 30, 2024 and the working capital deficit totaled $31.2 as of September 30, 2024.
The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt and equity securities, and extending existing debt agreements. A failure to raise sufficient financing and/or extend existing debt agreements, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.
Accordingly, based on the considerations discussed above, management has concluded there is substantial doubt as to the Company’s ability to continue as a going concern within one year after the date the unaudited condensed consolidated financial statements are issued.
The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.
Management’s plans to address the substantial doubt about the Company’s ability to continue as a going concern include the following:

•
obtaining additional financing from related parties and third parties; and

•
potentially extend existing debt agreements.

The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Further, the Company cannot provide any assurance that its current noteholders will provide relief and extend the Company’s current required payments under its debt agreements. ConnectM’s primary uses of cash are to fund its operations as it continues to grow its business. ConnectM will require a significant amount of cash for expenditures as it invests in continuing its acquisition strategy and capitalizes on synergies because of such acquisitions. We have experienced significant net losses since our inception and, given the significant expenditures associated with our business plan, we anticipate that we will continue to incur net losses. ConnectM’s future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”
To the extent that current and anticipated sources of liquidity are insufficient to fund our future business activities and requirements, ConnectM may be required to seek additional equity or debt financing after the closing of the Business Combination. The sale of additional equity would result in additional dilution to stockholders after the closing. The incurrence of debt financing would result in debt service obligation and instruments governing such debt could provide for operating and financial covenants that could restrict ConnectM’s operations. There can also be no assurances that the Company will be able to raise additional capital. The inability to raise capital could adversely affect our ability to achieve our business objectives.
Cash Flows
The following table summarizes ConnectM’s cash flows for the period indicated (in thousands):
	Nine months ended September 30,
	2024	2023	Change
Net cash used in operating activities	$(3,251)	$(3,523)	$272
Net cash provided by (used in) investing activities	451	(447)	898
Net cash provided by financing activities	3,501	3,264	237
Cash Flows Used in Operating Activities — For the Nine months Ended September 30, 2024 and 2023
Net cash used in operating activities for the nine months ended September 30, 2024 was $3.3 million. Net cash used in operating activities consisted primarily of net loss of $17.0 million offset by $10.5 million of noncash items, primarily related to the loss on extinguishment of debt associated with the Company’s Libertas agreements of $0.6 million, unrealized loss on fair value measurement of debt of $1.6 million, change in fair value of forward purchase agreement of $8.6 million, gain on modification of forward purchase agreement of $1.4 million, and the depreciation and amortization of long-lived assets and intangible assets of $0.5 million. In addition, for the nine months ended September 30, 2024, net changes in operating assets and liabilities resulted in cash provided by operating activities of $3.2 million.
Net cash used in operating activities for the nine months ended September 30, 2023 was $3.5 million. Net cash used in operating activities consisted primarily of net loss of $5.0 million offset by certain noncash items, primarily related to the depreciation and amortization of long-lived assets and intangible assets of $0.6 million, offset by the unrealized gain associated with the Company’s convertible debt that was measured at fair value of $0.2 million. In addition, for the nine months ended September 30, 2023, net changes in operating assets and liabilities resulted in cash used in operating activities of $0.6 million.
Cash Flows Provided By (Used In) Investing Activities — For the Nine months Ended September 30, 2024 and 2023
Net cash provided by investing activities for the nine months ended September 30, 2024 was $0.5 million. This provided by cash consisted largely of cash inflow from the acquisition of Delivery Circle offset by investing activities that include the purchase of property and equipment and cash paid for noncontrolling interest and capitalized software development costs.

Net cash used in investing activities for the nine months ended September 30, 2023 was $0.4 million. This use in cash consisted of investing activities relating to the purchase of property and equipment, issuance of convertible notes, and capitalized software development costs.
Cash Flows Provided by Financing Activities — For the Nine months Ended September 30, 2024 and 2023
Net cash provided by financing activities for the nine months ended September 30, 2024 was $3.5 million. Net cash provided by financing activities consisted primarily of proceeds from the business acquisition of $80.1 million, the issuance of debt and convertible notes of $6.7 million, and an advance from lender of $1.1 million. These financing activities were offset by cash transferred in connection with forward purchase agreement of $37.6 million, the payment of extension fees into MCAC’s trust account of $1.9 million, payments of financing fees of $1.2 million, payments on the Company’s long term debt facilities of $1.8 million, and $41.6 million in payments for redemptions of preferred stock.
Net cash provided by financing activities for the nine months ended September 30, 2023 was $3.3 million. Net cash provided by financing activities consisted primarily of proceeds from the issuance of debt of $6.8 million including $0.9 million of convertible notes, offset by payments on the Company’s long term debt facilities of $4.5 million and payment of extension fees to MCAC’s trust account.
Cash Flows
The following table summarizes ConnectM’s cash flows for the period indicated (in thousands):
	Year Ended December 31,
	2023	2022	Change
Net cash used in operating activities	$(4,577)	$(1,634)	$(2,943)
Net cash used in investing activities	(511)	(1,291)	781
Net cash provided by financing activities	4,227	3,452	775
Cash Flows Used in Operating Activities — For the Years Ended December 31, 2023 and 2022
Net cash used in operating activities for the twelve months ended December 31, 2023 was $ 4.6 million. Net cash used in operating activities consisted primarily of net loss of $9.2 million offset by $2.2 million of noncash items, primarily related to the depreciation and amortization of long-lived assets and intangible assets of $0.8 million, amortization of the Company’s debt discount recorded on its different debt facilities of $0.3 million, a write down of inventory due to obsolescence of $0.2 million, a loss on impairment of $0.2 million, and a loss on the extinguishment of debt of $0.4 million. In addition, for the twelve months ended December 31, 2023, net changes in operating assets and liabilities resulted in cash provided by operating activities of $2.5 million.
Net cash used in operating activities for the twelve months ended December 31, 2022 was $ 1.6 million. Net cash used in operating activities consisted primarily of net loss of $3.5 million offset by $0.7 million of noncash items, primarily related to the depreciation and amortization of long-lived assets and intangible assets of $0.5 million and a loss on impairment of $0.6 million, offset by deferred tax liabilities movement of $0.5 million due to the release of the valuation allowance on the Company’ resulting from the acquisitions executed in 2022. In addition, for the twelve months ended December 31, 2022, net changes in operating assets and liabilities resulted in cash provided by operating activities of $1.2 million.
Cash Flows Used in Investing Activities — For the Years Ended December 31, 2023 and 2022
Net cash used in investing activities for the twelve months ended December 31, 2023 was $0.5 million. This use in cash consisted of the issuance of convertible notes to MCAC for $0.4 million, with other immaterial investing activities primarily relating to the purchase of property and equipment and capitalized software.
Net cash used in investing activities for the twelve months ended December 31, 2022 was $1.3 million. This use in cash was primarily related to the acquisitions outlined within the Company’s consolidated financial statements as of and for the years ended December 31, 2022 of $1.1 million and the capitalization of software of $0.1 million.
Cash Flows Provided by Financing Activities — For the Years Ended December 31, 2023 and 2022
Net cash provided by financing activities for the twelve months ended December 31, 2023 was $4.2 million. Net cash provided by financing activities consisted primarily of the issuance of different long term debt facilities of $9.0 million and $0.9 million of incremental convertible notes, offset by the payment of extension fees into MCAC’s trust account of $2.5, payments on the Company’s long term debt facilities of $2.2 million, payments of deferred offering costs of $1.0 million, and payments on finance leases of $0.1 million.
Net cash provided by financing activities for the twelve months ended December 31, 2022 was $3.5 million. Net cash provided by financing activities consisted primarily of the issuance of different long term debt facilities of $3.3 million, offset by payments on the Company’s long term debt facilities, finance leases, and deferred offering costs of $0.6 million and $57 thousand, and $0.5 million, respectively. Furthermore, the Company issued $1.2 million of Series B-2 preferred shares.
Commitments and Contractual Obligations
Litigation
The Company is from time to time subject to routine legal claims, proceedings and regulatory matters, most of which are incidental to the ordinary course of its business.
The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimate involves significant judgement, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims), and the related uncertainty of the potential outcomes of these proceedings.
In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate.
As of September 30, 2024 and December 31, 2023, there are no matters for which a reserve is required to be established.
On February 26, 2024, Robert Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC, ConnectM Florida RE LLC, and Florida Solar Products, Inc., wholly owned subsidiaries of the Company, in the Circuit Court for the 19th Judicial Circuit (St. Lucie County, Florida). In this suit, the plaintiffs allege various contract claims arising out of a transaction under which Aurai acquired Florida Solar Products, Inc. from Mr. Zrallack in 2022 and ConnectM Florida RE LLC acquired certain real estate from RJZ Holdings LLC in 2022 from which Florida Solar Products operates. Specifically, the plaintiffs allege breach of the stock purchase agreement and certain promissory notes in connection with the purchase of Florida Solar Products, Inc. and the related real estate, as well as breach of a services agreement with Mr. Zrallack. The Company believes the Plaintiffs’ claims have no merit and plans to assert counterclaims against the Plaintiffs in connection with the underlying transactions. The Company is defending itself in this matter. Currently, the Company prevailed on a motion to compel arbitration, so the lawsuit is stayed, and the Court ordered the entire case to arbitration.
On August 02, 2024, Benjamin Securities, Inc (“Benjamin”) has commenced a lawsuit against the ConnectM Parties in the Supreme Court of the State of New York, County of New York, bearing Index No. 157042//2024 (the “Litigation”). On June 26, 2024, the Company and Benjamin entered into certain

Capital Markets Advisory Agreement with an amendment on July 12, 2024. In the lawsuit, Benjamin claimed that the Company agreed but failed to pay Benjamin as contractually required. Subsequently on October 2, 2024, the Company and Benjamin reached a settlement agreement for the Company to meet its contractual obligation. This amount has been accrued as of September 30, 2024 and is included in Accrued expenses on the unaudited condensed consolidated balance sheet.
Advisory Services Agreement
On July 16, 2024, the Company entered into a Capital Markets Advisory Agreement with Roth Capital Partners, LLC (“Roth Capital”), pursuant to which for a period of twelve months (the “Engagement Period”), Roth will provide CNTM with capital markets advisory services (the “Capital Markets Advisory”). These services include, but are not limited to, providing advice to CNTM relating to developing a short- and long-term capital market strategy, analyzing anticipated capital requirements as they relate to the valuation of CNTM, and developing strategic institutional investor relationships. The Company agreed to pay Roth Capital $1.5 million for the Engagement Period in cash or stock at $2.50 per share, of which $0.3 million is included in Accrued expenses on the unaudited condensed consolidated balance sheet.
Amended and Restated Registration Rights Agreement
On the Closing Date, the Company entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with the Sponsor, certain prior stockholders of the Company, certain stockholders of Legacy ConnectM, the Company’s officers, directors and holders of 10% or more of the Company’s common stock (all such counterparties, collectively, the “Reg Rights Holders”). The A&R Registration Rights Agreement amended and restated the Company’s Registration Rights Agreement dated May 10, 2022 (the “IPO Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company will, within 30 days after the Closing, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and the Company will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Resale Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the third (3rd) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Reg Rights Holders can demand the Company’s assistance with underwritten offerings and block trades, and the Reg Rights Holders will be entitled to certain piggyback registration rights.
Contingent Consideration
On August 5, 2024, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) by and between ConnectM and Vijaya Rao, an individual resident of the State of Delaware (“Seller”), for the purposes of ConnectM acquiring from the Seller certain of the issued and outstanding equity securities of DeliveryCircle, LLC, a Delaware limited liability company (“DeliveryCircle”). DeliveryCircle is engaged in the business of providing dispatch and delivery services and related software.
Pursuant to the Purchase Agreement, ConnectM has agreed to acquire the Acquired Interests for $0.5 million plus contingent consideration of $0.6 million. See Note 11 — Business Combinations — Delivery Circle for disclosure related to contingent consideration.
Critical Accounting Policies and Significant Management Estimates
This discussion and analysis of our financial condition and results of operations is based on our unaudited condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, as well as the reported expenses and net loss incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
ConnectM’s significant accounting policies are described in the notes to its audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022. There have been no material changes to our critical accounting estimates during the three and nine months ended September 30, 2024 from those described in Note 2 to the Company’s audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.
ConnectM believes its significant accounting policies described in Note 2 to the Company’s unaudited condensed consolidated financial statements are most critical to understanding and evaluating its reported financial results.
Related Party Transactions
Due to Related Party
As part of the Business Combination, the Company assumed certain related party payables with the Sponsor of Monterey Acquisition Corp. These payables comprise the Due to Related Party on the condensed consolidated balance sheet.
The first type of payable assumed are working capital loans that the Sponsor provided to Monterey Acquisition Corp. These working capital loans are due on demand and carry no interest. They are convertible into warrants at $1.00. The warrants would have a 5 year term and an exercise price of $11.50. The amount assumed in the Business Combination was $0.4 million. As of September 30, 2024, there was $0.4 million outstanding.
The second type of payable assumed are two unsecured promissory notes with the Sponsor for a combined principal amount of $65 thousand. The notes are non-interest bearing and are payable upon demand. The amount assumed in the Business Combination was $65 thousand. As of September 30, 2024, the notes had an outstanding principal balance of $65 thousand.
The third type of payable assumed was monies advanced to Monterey Acquisition Corp. by the Sponsor for administrative support. These advances are non-interest bearing and are payable upon demand. The amount assumed in the Business Combination was $0.1 million. As of September 30, 2024, the notes had an outstanding principal balance of $0.1 million.
The total due for these payables as of September 30, 2024 was $0.6 million.
Promissory Notes — Related Party
The Company, in September 2016, entered into an unsecured promissory note with Avanti Computing PVT, Ltd., a related party which has ownership in common, for an original principal sum of 90 million INR. The note has a 14% annual interest rate. Payments of interest and principal are made sporadically as there is no set payment schedule for the note. The note also does not have a maturity date and the full note balance is due on demand. As of September 30, 2024, 7.1 million INR $85,282 in principal remained outstanding. Total interest expense recognized on this note during the three and nine months ended September 30, 2024 were 250,543 INR $3,009 and 746,182 INR $8,906, respectively. Total interest accrued as of September 30, 2024 was 8.4 million INR $100,907.
In July 2024, the Company borrowed an additional 8.3 million INR from Avanti. The loan bears interest at 14% with a maturity date in July 2031. The principal and accrued interest is due in full at maturity. As of September 30, 2024, 8.3 million INR $99,696 USD in principal remained outstanding. Total interest expense recognized on this note during the three and nine months ended September 30, 2024, was 238,767 INR $2,850. Total interest accrued as of September 30, 2024, was 238,767 INR $2,868.
Recently Issued and Adopted Accounting Standards
A discussion of recent accounting pronouncements is included in Note 1 to ConnectM’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2024 and 2023.

MANAGEMENT
Directors, Executive Officers and Corporate Governance.
The following table sets forth certain information as of the date of this Registration Statement, with respect to our directors, executive officers and significant employees.
Name	Age	Title
Bhaskar Panigrahi	55	Chairman of the Board and Chief Executive Officer
Bala Padmakumar	63	Vice-Chairman of the Board, Corporate Development
Girish Subramanya	48	Chief Technology Officer
Vivek Soni	65	Chairman of Advisory Board, Business Development and Partnerships
Mahesh Choudhury	54	Vice President, US Operations
Kevin Stateham	54	Vice President, Sales and Corporate Development
Kathy Cuocolo(1)(2)(3)	72	Director
Stephen Markscheid(1)(2)(3)	70	Director
Gautam Barua(1)(2)(3)	52	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

Information about our Executive Officers and Directors
Bhaskar Panigrahi is a nominee for the Combined Company’s board of directors and serves as the Chairman of ConnectM and has been Chief Executive Officer of ConnectM since November 2015. Mr. Panigrahi has a rich experience of more than 25 years as a serial entrepreneur and investor. Mr. Panigrahi has an extensive experience in setting up, building, formulating corporate strategy and direction for various successful organizations. Mr. Panigrahi is also an investor in, and board member of, CCI Energy/Fairhaven Wind, Sure Ventures, BluStream Corp, and Blue Cloud Ventures. Prior to ConnectM, Mr. Panigrahi was Chairman and co-founder of Cambridge Energy Holdings from 2008 to 2016, and led the launching and building of multiple clean energy ventures including Cambridge Energy Resources (ultra-thin silicon wafers), Cambridge Clean Energy (replacing diesel with Solar and Battery in telecom towers in emerging economy), CCI Energy (community wind and solar projects under long term PPAs), EMX Control (light-weight controllers for renewable installations), and others. Prior to Cambridge Energy Holdings, Mr. Panigrahi was co-founder and chairman of Cambridge Technology Enterprises from 2004 to 2010, a global business and technology Services company where Mr. Panigrahi led a successful initial public offering on both Bombay and National Stock Exchange in India. Under his leadership, Cambridge Technology grew at 100% compound annual growth rate. Prior to Cambridge Technology Enterprises, Mr. Panigrahi served as Chief Executive Officer of CellExchange from 2002 to 2005, which acts as an enterprise systems developer to government enterprises and was named a Washington Technology Fast 50 company. Mr. Panigrahi also served as the Chief Executive Officer of Unique Computing Solutions and e-Solutions Integrator from 2000 to 2002, an internet technology and services firm. Unique Computing Solutions was named twice on Inc. 500 List of fastest growing private companies, Deloitte Regional Fast 50 and National Fast 500 rosters. Mr. Panigrahi invested in and promoted many other technology companies, including 1Efficiency (Energy Monitor in Commercial Buildings), Mascot Networks (product and solutions provider in education space) and Trading Research Design (financial risk management solution provider). Mr. Panigrahi holds a BS in Computer Science from National Institute of Technology, Suratkal, India. We believe that Mr. Panigrahi has the qualifications to be a member of our board of directors because of his extensive experience being chairman and board of directors in multiple companies in the past and his leadership ability to set direction, vision, and leadership with guidance from other directors.
Bala Padmakumar is a nominee for the Combined Company’s board of directors and will serve as Vice Chairman of ConnectM following the Business Combination. In addition to his role as director,

Mr. Padmakumar will focus on strategic financing, investor communications and strategic roadmap and product development. Mr. Padmakumar has been MCAC’s Chief Executive Officer and the Chairman of the MCAC board of directors since September 2021. Mr. Padmakumar is a broad based entrepreneur and technologist with a strong background in strategic partnerships, product and business development, technology and operations, private equity, and venture capital environments. Since August 2020, Mr. Padmakumar has been a partner at Advantary LLC, where he specializes in business development and advises on strategic matters. Since January 2021, he has been actively advising the Asia practice of FocalPoint Partners LLC, a boutique investment bank, on deal flow diligence in the clean transition space in Asia. Since June 2021, he has been an advisor to the Chief Executive Officer of NTherma Corporation on strategic relationships and capital raising activities. From July 2016 to December 2021, Mr. Padmakumar has also advised on deal flow and provided operational support to portfolio companies for a fund set up to support SK Telecom Co., Ltd.’s strategic interests. From 2007 through 2010, Mr. Padmakumar was a Venture Partner at X/Seed Capital Management, LLC, where he focused on transactions in the cleantech and materials sectors. Additionally, from 2011 to October 2020, Mr. Padmakumar was the Chief Executive Officer at Amperics, Inc., a developer and vendor of high energy density ultracap hybrid storage systems. Mr. Padmakumar also has extensive experience in the clean energy sectors, having been an advisor to Lionrock Batteries Ltd., which creates flexible batteries and high performance separator technology from 2019 to 2024, an advisor to the board of directors and CEO of Hyperscale Data Center Company, a company focused on energy usage efficiency in hyperscale data centers from 2018 to 2020, and an advisor to the chairman of Advanced Systems Automation Limited in Singapore, where he advised on issues surrounding urban transportation, High Energy Density Li Ion battery (NMC technology) and 3D printing technology from 2017 to 2019. Mr. Padmakumar also has broad experience advising on capital raising and corporate strategy, serving as a mentor to OneValley Inc., a global entrepreneurship platform for individuals, startups, and corporations seeking innovation and accelerated growth, and as an advisor to several early-stage companies from audio technologies to SaaS products. Mr. Padmakumar has a Bachelor’s Degree in Technology from the University of Madras in Chemical Engineering and a Master of Science Degree in Chemical Engineering from Stanford University. We believe that Mr. Padmakumar has the qualifications to be a member of our Board of Directors because of his broad experience advising on capital raising and corporate strategy, serving as a mentor to individuals, startups, and corporations seeking innovation and accelerated growth, and as an advisor to several early-stage companies from audio technologies to SaaS products.
Girish Subramanya serves as the Global Chief Technology officer and has served as the head of ConnectM’s India operations since June 2018. Mr. Subramanya has served in served positions at ConnectM since November 2007. Mr. Subramanya is a technology enthusiast and an entrepreneur who has led several product launches in his career, with many of them from concept to market ready solution for industries including finance, e-commerce and enterprise segments. For over a decade Mr. Subramanya held product management roles at i2 Technologies, a full-service supply chain management company providing consulting, technology, and managed services, Integral Systems, a currency technology partner of financial institutions, and Coreobjects, an end-to-end software development company. In 2007, Mr. Subramanya co-founded ConnectM to enable large enterprises and product original equipment manufacturers (OEMs) to manage their distributed assets & operations effectively and improve efficiencies using Internet of Things (IoT) technologies along with value creation over time for the businesses they run and for their end customers. Mr. Subramanya conceived and built a core platform & technology stack in the early stages of ConnectM’s growth that significantly contributed in differentiating ConnectM among its peers and positioned itself as a PaaS (Platform as a Service) company that fueled traction in the market and helped acquiring a marquee client base. During 2020, Mr. Subramanya pivoted the India business from a cross vertical IoT solutions to electric vehicle industry centric solutions which is being adapted by over 10+ OEMs and infra providers into their products. Mr. Subramanya holds a Master of Computer Applications from the Department of Electronics and Accreditation of Computer Courses (DOEACC), New Delhi, India.
Vivek Soni has been MCAC’s Executive Vice President and a member of the Board since September 2021. Dr. Soni has held board and crucial managerial positions at numerous businesses within the cleantech and venture space. Dr. Soni has been an Operating Partner of Prithvi Ventures LLC, since January 2021, which is a Climatech fund. At Prithvi Ventures, Dr. Soni has played a vital role in investing $30 million since 2021 in the clean transition sector that includes investments in energy storage, electrical vehicle (EV) technology, renewable energy, and novel materials companies. Since April 2023, Dr. Soni is a member of the Board of

Directors of Rushnu, Inc and is a Board Observer at Tandem Repeat Technologies, Inc. since November 2022. Since September 2017, Dr. Soni has been on the Advisory Board of Reading Municipal Light Department, the largest municipal electric utility in Massachusetts and currently is the Chair. From 2016 to May 2022, Dr. Soni was the Managing Director for TiE Boston Angels, where he created a robust process for syndication and due diligence, and also grew investments threefold over five years. From 2007 to 2011, Mr. Soni was a Venture Advisor to Nomura International plc’s New and Clean Energy Technology Ventures fund, a late stage Cleantech VC fund. Since 2006, Dr. Soni has also been the Managing Partner of Boston Cleantech, a company that enables investors and entrepreneurs to grow businesses in cleantech, energy, chemicals, materials and manufacturing. Dr. Soni’s responsibilities include promoting early-stage companies and impact investing in cleantech, carbon capture and sequestration, and solar energy. Dr. Soni is also a member of the boards of directors of A.T.E. Private Limited, A.T.E. Enterprises Private Limited and A.T.E. Huber Envirotech Private Limited, where he provides expertise on governance, technology, innovation, cleantech, fundraising, acquisitions and global expansion. Dr. Soni was also President, Corporate Technology Strategy and Services at the Aditya Birla Group (a large India based multi-national industrial group) from 2001 to 2004 where he was responsible for R&D activities in manufacture of novel materials and fuel cells. Dr. Soni holds a Bachelor’s Degree in Technology from the Indian Institute of Technology, New Delhi, India, a Master of Science Degree in Polymer Science & Engineering from the University of Massachusetts, Amherst, a Ph.D. in Polymer Science & Engineering from the University of Massachusetts, Amherst, and an Executive Development Program certificate from the Kellogg School of Management at Northwestern University.
Mahesh Choudhury heads ConnectM’s internal operations including supply chain, information technology (IT), and general administration and has done so since January 2017, including overseeing the finance and information technology functions. Mr. Choudhury has over 25 years of experience in various operational management rolls. He is very passionate about building and engaging the right technology for climate control and energy management in delivering value to both residential and commercial customers. Prior to ConnectM, Mr. Choudhury had 12 years of experience with the electrification and decarbonization industry. Mr. Choudhury is instrumental in defining the remote performance management platform for the heating, ventilation and air conditioning (HVAC) industry. Prior to ConnectM, he led finance and supply chain at Sustainable New Energy (SNE) from August 2010 to September 2014 and implemented large scale wind and solar energy projects. Mr. Choudhury was a co-founder of Cambridge Clean Energy (CCE) and assisted with developing remote power management technology for powering telecom towers and led the operations globally. Mr. Choudhury also has 17 years of experience with utility/energy management. Mr. Choudhury has an MS degree from Indian Institute of Technology (IIT), India.
Kevin Stateham heads ConnectM’s sales and corporate development operations and has done so since June 2018. Mr. Stateham is a successful business development, sales operations executive and management leader with over two decades of technology industry experience. In addition, as the head of client relations at ConnectM, Mr. Stateham plays a key role in driving customer goals, product utilization, business transformation, and revenue expansion by ensuring the engagement, success, retention, and growth of ConnectM customers. Mr. Stateham also manages ConnectM’s mergers and acquisitions, acquiring nine businesses since 2018. Mr. Stateham is a technology industry veteran, with over 25 years leading successful data communications and SaaS companies in key sales and business development roles. Before ConnectM, Mr. Stateham was a sales lead at Keen Home Inc, where he grew the company’s business to business sales by 50% year over year. Prior to Keen Home, Mr. Stateham was the director of sales at Network Access Solutions, Inc. where he was responsible for the largest frame relay network conversion to digital subscriber lines with virtual private network (VPN), encompassing over 22,000 United States post offices, and was involved in the company’s successful initial public offering.
Non-Employee Directors
Kathy Cuocolo is a nominee for the Combined Company’s board of directors and has served as a member of the MCAC Board since 2021. Ms. Cuocolo is a versatile executive and director with demonstrated success in developing and managing financial services operations on a global basis. Ms. Cuocolo is currently a director and Audit Chair of Greenbacker Renewable Energy Company LLC and a director at Syntax ETF Trust. Her prior directorships include President and Director of The China Fund, Inc., which invests primarily in private placements in mainland China, Chairperson of Select Sector ETF Trust, and a director of Guardian Life family of funds. From 2014 through March 2020, Ms. Cuocolo was the president of Syntax

Advisors, LLC where she was responsible for all aspects of business operations and the development of its financial management products. Prior to that, from 2008 until 2013, Ms. Cuocolo was a Managing Director and Division Head for the Mutual Fund and global ETF Services for The Bank of New York Mellon Corporation, where she was responsible for the operations and strategic planning for these business lines. Prior to that, from 1982 until 2003, Ms. Cuocolo served in various roles at State Street Corporation, including as an Executive Vice President, Division Head of Investor Products and Services, where she was responsible for operations and strategic planning. Ms. Cuocolo was a member of the corporations’ Executive Operating Committee responsible for all aspects of business strategy. During her 22 years at State Street, Ms. Cuocolo led the firm to become the largest fund administrator in the U.S., with over $1.2 trillion in assets. Prior to State Street, Ms. Cuocolo was an auditor at PriceWaterhouseCoopers LLP. Ms. Cuocolo received her B.A. in Accounting, summa cum laude, from Boston College, and holds a Masters Professional Director Certificate from the American College of Corporate Governance. Ms. Cuocolo received her CPA license in the Commonwealth of Massachusetts in 1981. We believe that Ms. Cuocolo has the qualifications to be a member of our Board of Directors because of her extensive experience in cleantech, finance/audit, and as independent director in other public companies.
Stephen Markscheid is a nominee the Combined Company’s board of directors and has served as member of the MCAC Board since 2022. Mr. Markscheid is currently the Managing Partner of Aerion Capital and currently serves as a director of Fanhua, Inc. (Nasdaq: FANH), JinkoSolar Holding Co., Ltd. (NYSE: JKS), Zhongjin Technology Services Group Company Limited (HKEX: Stock Code 08295), UGE International Ltd. (TSXV: UGE.V), and Four Leaf Acquisition Corporation (Nasdaq: FORL). In addition, Mr. Markscheid serves as a Board Advisor to several companies, including NanoGraf Corporation, Intelligent Generation LLC, Nulyzer Inc. and Hago Energetics, Inc., Mr. Markscheid also serves as a trustee emeritus of Princeton-in-Asia and Chairman Emeritus of KX Power, a UK based energy storage project developer. From 1998 until 2006, Mr. Markscheid served as a Director of Business Development and Senior Vice President and led GE Capital’s business development activities in China and the Asia Pacific region, primarily focusing on acquisitions and direct investments. Prior to GE, Mr. Markscheid worked with the Boston Consulting Group throughout Asia. Mr. Markscheid was a banker for ten years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago. Mr. Markscheid began his career with the US-China Business Council, in Washington D.C. and Beijing. Mr. Markscheid earned a B.A. in East Asian Studies from Princeton University in 1976, an M.A. in international affairs from Johns Hopkins University in 1980, and an MBA from Columbia University in 1991, where he was class valedictorian. We believe that Mr. Markscheid has the qualifications to be a member of our Board of Directors because of his extensive experience in cleantech and as independent director in other public companies.
Gautam Barua is a nominee for the Combined Company’s board of directors. Mr. Barua is the founder of Aclaria Partners, which he founded in December 2004 and is currently the President. Mr. Barua has distinctive expertise in originating and profitably investing in Environmental, Social and Governance (ESG) opportunities, with a consistently successful and pioneering career in climate and sustainability spanning more than two decades. Mr. Barua has led $80M of profitable clean water and energy deals, founded a market-leading clean energy firm, and advised major corporations on sustainability. Mr. Barua first engaged on ESG in the 1990s, contributing to Nobel Prize-winning work on climate change and carbon sequestration while also working for Yale University’s investments office. Mr. Barua has served in advisory, new business, and mergers and acquisitions roles at McKinsey and Morgan Stanley from 2013 to 2018; held an appointment as California Deputy State Controller from 2003 to 2004, helping spark creation of a $1.5B cleantech investment program at CalPERS, the largest pension fund in the United States; served on boards of sustainability and conservation non-governmental organizations; and been a Silicon Valley executive. In addition to a Bachelor of Arts cum laude in Economics and Mathematics from Yale University, Mr. Barua earned a Master of Business Administration with Distinction from Harvard University, where he also completed Executive Education in Entrepreneurship. We believe that Mr. Barua has the qualifications to be a member of our Board of Directors because of his experience in cleantech leadership positions and passion for electrification.
Family Relationships
There are no family relationships between the Combined Company’s board of directors and any of its executive officers.

Board of Directors
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Combined Company’s board of directors has determined that, upon the consummation of the Merger, each of Kathy Cuocolo, Stephen Markschied and Guatam Barua will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Combined Company’s board of directors considered the current and prior relationships that each non-employee director has with ConnectM and will have with the Combined Company and all other facts and circumstances the Combined Company’s board of directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”
Classified Board of Directors
The Combined Company’s board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.
Committees of the Board of Directors
The standing committees of Combined Company’s board of directors will consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each committee following the Merger is set forth below.
Audit Committee
An Audit Committee of the Combined Company has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Kathy Cuocolo, Stephen Markscheid and Gautam Barua, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Kathy Cuocolo serves as chairman of the Audit Committee. The Board has determined that Kathy Cuocolo qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
The Audit Committee’s duties are specified in the Audit Committee Charter that was adopted at the Effective Time.
Compensation Committee
The Compensation Committee consists of Guatam Barua and Stephen Markscheid, each of whom is an independent director. Stephen Markscheid serves as chairman of the Compensation Committee. The functions of the Compensation Committee are set forth in a Compensation Committee Charter that was adopted at the Effective Time.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Kathy Cuocolo, Stephen Markscheid and Gautam Barua, each of whom is an independent director under Nasdaq’s listing standards. Gautam Barua serves as the chairman of the Nominating Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the board of directors. The Nominating Committee considers as potential members of the board of directors persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, are specified in the Nominating and Corporate Governance Committee Charter which was adopted at the Effective Time.
Code of Conduct and Ethics
ConnectM has a code of conduct and ethics (the “Code of Ethics”) for its directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which will be available on our website at https://www.connectm.com.
If amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://www.connectm.com. The information on this website is not part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION
Throughout this section, unless otherwise noted, “ConnectM,” “Company,” “we,” “us,” “our” and similar terms refer to ConnectM Technology Solutions, Inc. and its subsidiaries. The following section provides compensation information pursuant to the scaled SEC disclosure rules applicable to “emerging growth companies.”
This section discusses the material components of the executive compensation program for our named executive officers who are named in the “Summary Compensation Table” below. In 2024, our “named executive officers” and their positions with ConnectM were as follows:
•
Bhaskar Panigrahi, who served as Chairman and Chief Executive Officer;

•
Girish Subramanya, who served as Chief Technology Officer;

•
Mahesh Choudhury, who served as Vice President, U.S. Operations; and

•
Kevin Stateham, who served as Vice President, Sales and Corporate Development.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
The compensation committee of the Board will set ConnectM’s executive compensation philosophy and will oversee compensation and benefits programs for ConnectM. The compensation committee will oversee and determine the compensation of the Chief Executive Officers and other executive officers of ConnectM. With respect to base salaries, annual incentive compensation and long-term incentives, it is expected that the compensation committee will establish compensation mix, performance measures, goals, targets and business objectives based on ConnectM’s competitive marketplace. The compensation committee will determine benefits and severance arrangements, if any, that ConnectM will make available to executive officers.
In addition to base salary and annual bonuses, we expect ConnectM will grant stock-based awards under the Incentive Plan in future years to promote its interests by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of ConnectM’s equity holders.

2024 Summary Compensation Table
The following table provides summary information concerning compensation earned by our named executive officers for the years ended December 31, 2024, 2023 and 2022, for services rendered during the years ended December 31, 2024, 2023 and 2022, respectively.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock option awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Plan Earnings ($)	All Other Compensation ($)	Total compensation ($)
Bhaskar Panigrahi, Chairman and Chief Executive Officer	2024	190,000	0	0	—	—	—	190,000
	2023	175,000	0	0	—	—	—	175,000
	2022	125,000	0	0	—	—	—	125,000
Mahesh Choudhury, VP, U.S. Operations	2024	160,000	0	0	—	—	—	160,000
	2023	145,000	0	0	—	—	—	145,000
	2022	130,000	0	0	—	—	—	130,000
Girish Subramanya, Chief Technology Officer	2024	66,000*	0	0	—	—	—	66,000
	2023	67,000**	0	0	—	—	—	67,000
	2022	75,250***	0	0	—	—	—	75,250
Kevin Stateham, VP, Sales and Corporate Development	2024	143,000	0	0	—	—	—	143,000
	2023	130,000	0	0	—	—	—	130,000
	2022	117,000	0	0	—	—	—	117,000

*
Based on a conversion of the U.S. dollar to Indian rupee (“INR”) of $1.00 to 83.19 INRs as of January 1, 2024.

**
Based on a conversion of the U.S. dollar to Indian rupee (“INR”) of $1.00 to 82.75 INRs as of January 1, 2023.

***
Based on a conversion of the U.S. dollar to Indian rupee (“INR”) of $1.00 to 74.51 INRs as of January 1, 2022.

Narrative to the Summary Compensation Table
2024 Annual Base Salary
We pay our executives a base salary to compensate them for services rendered to our company. The base salary payable to our executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Equity Compensation
ConnectM’s equity-based incentive awards are designed to align ConnectM’s interests and the interests of its stockholders with those of its employees and consultants, including the named executive officers. The compensation committee of the board of directors is responsible for approving equity grants.
We currently maintain the ConnectM Technology Solutions, Inc. 2019 Equity Incentive Plan, or the 2019 Plan as well as the 2023 Equity Incentive Plan, or the 2023 Plan, that was approved in connection with the Business Combination. The terms of the 2019 Plan are described below under “— Incentive Award Plans” and the terms of the 2023 Plan are described below under “Description of the 2023 Plan”.
We have offered awards of stock options to purchase shares of our common stock to eligible service providers, including our named executive officers, pursuant to the 2019 Plan. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2023 Plan, no further awards will be granted under the 2019 Plan. All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of each award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change of control events.
Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding equity awards held by the Named Executive Officers as of December 31, 2024.
	Stock Option Awards				Stock Awards
Name	Number of securities underlying unexercised stock options exercisable (#)	Number of securities underlying unexercised stock options unexercisable (#)	Stock option exercise price ($)	Stock option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Kevin Stateham	24,910	0	$0.50	December 31, 2029	0	0
Mahesh Choudhury	52,710	0	$0.50	April 1, 2028	0	0
Mahesh Choudhury	24,910	0	$0.50	November 15, 2030	0	0
Option Exercises and Stock Vested
	Stock Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Kevin Stateham	0	$0.00	0	$0
Mahesh Choudhury	0	$0.00	0	$0
No other equity-based incentive awards were granted to the named executive officers during 2024, 2023 and 2022.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including those who satisfy certain eligibility requirements. We match 50% of the first 6% of a participant’s annual eligible compensation, up to the IRS limit. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and Accidental Death and Dismemberment (AD&D) insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer.
Executive Compensation Arrangements
Employment Agreements and Offer Letters
There are no employment agreements or offer letters for our named executive officers.
Director Compensation
ConnectM has not historically maintained a formal non-employee director compensation program and none of ConnectM’s non-employee directors received any compensation from ConnectM during 2024.

We intend to develop a board of directors’ compensation program that is designed to align compensation with ConnectM’s business objectives and the creation of stockholder value, while enabling ConnectM to attract, retain, incentivize and reward directors who contribute to the long-term success of ConnectM.
Post-Business Combination Executive and Director Compensation
Mr. Panigrahi serves on the ConnectM’s board of directors as Chairman of the Board does not earn any additional compensation for that role. His annual salary for serving as Chief Executive Officer is $190,000. Mr. Choudhury earns a salary of $160,000 as Vice President, US Operations of ConnectM, Mr. Subramanya earns a salary of $66,000 as Chief Technology Officer of ConnectM and Mr. Stateham earns a salary of $143,000 as Vice President, Sales and Corporate Development of ConnectM.
In the future, ConnectM may further revise its executive and director compensation program from time to time to better align compensation with ConnectM business objectives and the creation of stockholder value, while enabling ConnectM to attract, retain, incentivize and reward individuals who contribute to the long-term success of ConnectM. Decisions on the executive compensation program will be made by the ConnectM compensation committee.
Summary of the Incentive Plan
General
On December 30, 2022, the MCAC Board approved and adopted the ConnectM Technology Solutions, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), effective as of and contingent on the consummation of the Business Combination, and subject to approval of MCAC stockholders, which approval was granted on July 12, 2024 in connection with the consummation of the Business Combination. The material terms of the 2023 Plan are described below.
The purpose of the 2023 Plan is to provide an additional incentive to officers, employees, non-employee directors, independent contractors, and consultants of ConnectM or its affiliates whose contributions are essential to the growth and success of the business of ConnectM and its affiliates, in order to strengthen the commitment of such persons to ConnectM and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of ConnectM and its affiliates. We believe that grants of incentive equity and equity-based awards are essential to attracting and retaining highly qualified service providers.
ConnectM currently maintains the ConnectM Technology Solutions Inc. 2019 Equity Incentive Plan (the “Prior Plan”). In connection with the Business Combination, the combined company assumed the Prior Plan and all awards outstanding under the Prior Plan. Following the Business Combination, ConnectM will not grant any future awards under the Prior Plan, but all awards under the Prior Plan that are outstanding as of the July 12, 2024 effective date of the 2023 Plan will continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement, as those terms may be equitably adjusted in connection with the Business Combination, as described elsewhere in this prospectus.
2023 Plan Highlights
Some of the key features of the 2023 Plan that reflect the ConnectM Board’s commitment to effective management of incentive compensation are as follows:
•
No Liberal Share Recycling on Stock Options or SARs.   The 2023 Plan provides that only shares covering awards that are canceled, forfeited or terminated without issuance of the full number of shares of common stock to which the award is related will again be available for issuance under the 2023 Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price for an option, (ii) shares ConnectM withholds to satisfy tax withholding obligations, and (iii) shares underlying stock appreciation rights (“SARs”) or other awards that are settled in stock.

•
No Repricing or Cash Buyouts.   Stock option and SAR repricing is prohibited without stockholder approval under the 2023 Plan.

•
No Dividends on Unvested Restricted Shares or Restricted Stock Units.   Under the 2023 Plan, holders of unvested Restricted Stock or Restricted Stock Units will not have any rights to receive dividends with respect to such Awards.

•
Minimum Vesting Period.   Generally, all awards will have a minimum vesting period of at least one year, subject to an exception of 5% of the aggregate shares authorized for grant under the 2023 Plan and certain other limited exceptions as described below and in the 2023 Plan.

•
No Automatic “Single Trigger” Vesting.   The 2023 Plan does not contain an automatic single-trigger vesting provision that would accelerate awards solely upon a Change in Control (as such term is defined in the 2023 Plan, a “Change in Control”).

Description of the 2023 Plan
A description of the provisions of the 2023 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2023 Plan, a copy of which is attached as Appendix D to the Rule 424(b)(3) prospectus filed with the Commission by MCAC on June 17, 2024.
Administration
The 2023 Plan will be administered by a committee, which shall consist of two (2) or more members of the ConnectM Board appointed by the ConnectM Board or such other committee of the ConnectM Board to which it has properly delegated power, or if no such committee or subcommittee exists, the ConnectM Board (the “Committee”). To the extent required by applicable law, rule, or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.
The Committee is authorized to, among other things: (a) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2023 Plan and any instrument or agreement relating to, or any award granted under, the 2023 Plan (each, an “Award”); (b) promulgate, amend, and rescind any rules and regulations relating to the 2023 Plan; (c) adopt sub-plans; and (d) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2023 Plan. Except to the extent prohibited by applicable law regulations, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2023 Plan.
Unless otherwise expressly provided in the 2023 Plan, all determinations, interpretations and other decisions under or with respect to the 2023 Plan or any award or any documents evidencing awards granted pursuant to the 2023 Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive, and binding upon all persons or entities, including, without limitation, ConnectM, any Participant (as defined below), any holder or beneficiary of any award, and any of ConnectM’s stockholders. The Committee may make grants of the following awards to Eligible Persons (defined below) pursuant to terms and conditions set forth in the applicable award agreement, including, subjecting such awards to performance goals listed in the 2023 Plan:
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Stock Options;

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Stock Appreciation Rights;

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Restricted Stock and Restricted Stock Unit Awards;

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Performance Share Awards; and

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Other Stock-Based Awards and Cash-Based Awards.

Eligible Shares
The maximum aggregate number of shares of common stock that may be issued or used for reference purposes or with respect to which awards may be granted under the 2023 Plan was initially to be equal to

10% of the number of shares of ConnectM common stock outstanding immediately following the Business Combination, less 471,075 shares of ConnectM common stock subject to awards under the Prior Plan. This “Total Share Reserve” will be increased automatically on January 1 of each year during the term of the 2023 Plan by a number equal to the lesser of (i) 4% of the shares of common stock outstanding on December 31 of the prior year, or (ii) a smaller number of shares as determined by the ConnectM Board. As of the date of this prospectus, the Total Share Reserve is 1,653,831. The maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2023 Plan is equal to 100,000,000 shares. If any Option, SAR, or Other Stock-Based Awards granted under the 2023 Plan expires, terminates, or is canceled for any reason without having been exercised in full, the number of shares of common stock underlying any unexercised award shall again be available for the purpose of awards under the 2023 Plan. If any shares of Restricted Stock, Performance Share Awards, or Other Stock-Based Awards denominated in shares of common stock awarded under the 2023 Plan to a Participant (as defined below) are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Share Awards, or Other Stock-Based Awards denominated in shares of common stock shall again be available for purposes of awards under the 2023 Plan. Shares of common stock subject to an award shall not again be made available for issuance or delivery under the 2023 Plan if such shares are (a) tendered in payment of an Option, (b) delivered or withheld by ConnectM to satisfy any tax withholding obligation, or (c) covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the award. Any award under the 2023 Plan that must be settled solely in cash shall not be counted against the foregoing maximum share limitations. In no event will the aggregate grant date fair value (as determined in accordance with ASC 718) of Awards to be granted and any other cash compensation paid to any non-employee director in any calendar year exceed $750,000, which limit will be increased to $1,000,000 for any non-employee director in the year in which such non-employee director initially joins the ConnectM Board. No shares have yet been issued nor awards granted under the 2023 Plan.
Eligible Participants
Any employee, consultant or director of ConnectM or any of its affiliates, or any individual who is reasonably expected by the Committee to become an employee, consultant, or director after the receipt of awards (each, an “Eligible Person”) shall be permitted to participate (a “Participant”) under the 2023 Plan. Only Eligible Persons who are also employees of ConnectM or its parent or subsidiaries are eligible to receive incentive stock options under the 2023 Plan. Eligibility for the grant of an incentive stock option and actual participation in the 2023 Plan shall be determined by the Committee in its sole discretion.
Options
The Committee may grant non-qualified stock options and incentive stock options (“Options”) to Eligible Persons under the 2023 Plan. The holder of an Option will be entitled to purchase a number of ConnectM’s shares of common stock at a specified exercise price during a specified time period, all as determined by the Committee. Options granted under the 2023 Plan are required to have a per share exercise price that is not less than the fair market value of ConnectM’s common stock underlying such Options on the date such Options are granted (other than in the case of Options that are substitute awards). The maximum term for Options granted under the 2023 Plan is 10 years from the date of grant. The purchase price for the shares as to which an Option is exercised may be paid, to the extent permitted by law, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, including: (i) by delivery to ConnectM of other common stock, duly endorsed for transfer to ConnectM, with a fair market value on the date of delivery equal to the Option exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of common stock that have an aggregate fair market value on the date of attestation equal to the Option exercise price (or portion thereof) and receives a number of shares of common stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of common stock; (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of common stock otherwise deliverable upon exercise of such Option with a fair market value equal to the aggregate Option exercise price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee.

Stock Appreciation Rights
The Committee may grant stock appreciation rights, or “SARs”, under the 2023 Plan, with terms and conditions determined by the Committee pursuant to the 2023 Plan. The Committee may award SARs in tandem with Options or independent of any Option. Generally, each SAR will entitle the Participant upon exercise to an amount (in cash, shares, or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the exercise price per share, multiplied by (ii) the number of shares of common stock covered by the SAR. The exercise price per share of a SAR will be determined by the Committee at the time of grant, but in no event may such amount be less than the fair market value of a share of common stock on the date the SAR is granted.
Restricted Stock and Restricted Stock Units
The Committee may grant restricted shares of ConnectM’s common stock (“Restricted Stock”) or restricted stock units (“Restricted Stock Units”) representing the right to receive, upon vesting and the expiration of any applicable restricted period, one (1) share of common stock for each Restricted Stock Unit or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). If a cash payment is made in lieu of delivering shares of common stock, the amount of such payment shall be equal to the fair market value of the common stock as of the date on which the applicable restricted period lapsed. As to Restricted Stock, subject to the other provisions of the 2023 Plan, the holder will generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, but the holder will not have the right to receive dividends on any unvested shares of Restricted Stock. Participants have no rights or privileges as a stockholder with respect to Restricted Stock Units.
Performance Share Awards
The Committee may grant Performance Share Awards to a Participant that are earned upon the attainment of specific performance goals. Each Performance Share Award shall be evidenced by an award agreement pursuant to the 2023 Plan with terms and conditions determined by the Committee , including the number of shares of common stock or stock-denominated units subject to the Performance Share Award and the conditions that must be met for the Participant to earn the award.
Other Equity-Based and Cash-Based Awards
The Committee may grant other equity-based or cash-based awards under the 2023 Plan, with terms and conditions determined by the Committee pursuant to the 2023 Plan.
Effect of Certain Corporate Transactions and Events
In the event of any stock or extraordinary cash dividend, stock split, reverse stock split, any extraordinary corporate transaction such as a recapitalization, reorganization, merger, consolidation, combination, exchange, or other change in capitalization, awards granted under the 2023 Plan and any award agreements, the exercise price of options and SARs, the performance goals to which Performance Share Award and cash-based awards are subject, and the maximum number of shares of common stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.
In connection with any Change in Control of ConnectM, the Committee may, in its sole discretion, cause any award (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of common stock in the Change in Control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following the applicable Change in Control; (iii) to be accelerated as to the vesting, exercise, payment or distribution of the award so that any award to a Participant whose employment is terminated as a result of the Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Participant whose employment is terminated as a result of the Change in Control, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) to be terminated ;or to make any other adjustment to the awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change.
Nontransferability of Awards
awards under are not be transferable or assignable other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against ConnectM or any of its subsidiaries. However, the Committee may determine, in its sole discretion, that a non-qualified stock option may be transferred to a Participant’s family member, or to certain trusts or foundations or other transferees as permitted by the Committee (“Permitted Transferee”). A non-qualified stock option that is transferred to a Permitted Transferee will remain subject to the terms of the 2023 Plan and the applicable award agreement.
Minimum Vesting Requirements
No award may be granted with a lapse of any vesting obligations earlier than at least one year following the date of grant. Notwithstanding the foregoing, the Committee may grant up to a maximum of five percent of the aggregate number of shares available for issuance under the 2023 Plan (subject to certain equitable adjustments), without regard to this minimum vesting requirement, and the minimum vesting requirement does not apply to (i) any substitute awards (as defined in the 2023 Plan), (ii) shares delivered in lieu of fully vested cash awards, (iii) awards to directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of a Participant’s retirement, death or disability or a Change in Control, in the terms of the award or otherwise.
Clawback
Awards under the 2023 Plan are subject to recovery or “clawback” by ConnectM pursuant to any clawback policy ConnectM may have in effect from time to time.
Amendment and Termination
The ConnectM Board may amend the 2023 Plan at any time, subject to shareholder approval to the extent required by applicable law or regulation or the listing standards of Nasdaq or any other market or stock exchange on which ConnectM’s common stock is at the time primarily traded. Additionally, shareholder approval will be specifically required to decrease the exercise price of any outstanding Option or SAR granted under the 2023 Plan. The ConnectM Board may terminate the 2023 Plan at any time. Unless sooner terminated by the ConnectM Board, the 2023 Plan will terminate on July 12, 2034, the 10-year anniversary of the effective date of the 2023 Plan.
Section 162(m) of the Internal Revenue Code
As a general rule, ConnectM will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the Participant, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2023 Plan may cause this limitation to be exceeded in any particular year.
Material U.S. Federal Income Tax Consequences of Awards under the 2023 Plan
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to Participants, who should consult their own tax advisors.
Non-Qualified Options.   The grant of a non-qualified stock option is not a taxable event for the grantee or ConnectM. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the grantee will recognize taxable capital gain or loss, measured by the excess of the amount realized on the disposition over the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
Incentive Stock Options.   The grant of an incentive stock option is not a taxable event for the grantee or for ConnectM. A grantee will not recognize taxable income upon exercise of an incentive stock option (except to the extent the alternative minimum tax applies), and any gain realized upon a disposition of ConnectM’s common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). ConnectM will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be an employee of ConnectM or its subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the incentive stock option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. ConnectM will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to ConnectM’s compliance with Section 162(m) and to certain reporting requirements.
Restricted Stock.   A grantee who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of grant if the shares of common stock are nontransferable and subject to a substantial risk of forfeiture. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of grant in an amount equal to the fair market value of the common stock on the date of grant (less the purchase price, if any), determined without regard to any restrictions (except any restrictions that will never lapse). If the grantee does not make such an election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and be subject to withholding taxes. If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock Units.   There are no immediate tax consequences of receiving an award of Restricted Stock Units under the 2023 Plan. A grantee who is awarded Restricted Stock Units will recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Appreciation Rights.   There are no immediate tax consequences of receiving an award of SARs under the 2023 Plan. Upon exercising an SAR, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Performance Share Awards, Other Stock-Based Awards, and Cash-Based Awards.   The tax treatment with respect to Performance Share Awards, other stock-based awards and cash-based awards will depend on the structure of such awards.
Section 409A.   Awards under the 2023 Plan are intended to either be exempt from or comply with Section 409A of the Internal Revenue Code. Nevertheless, none of the Company, the Committee or the ConnectM Board have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A.
New Plan Benefits
Grants under the 2023 Plan will be made at the discretion of the Committee and are not currently determinable. The value of awards granted under the 2023 Plan will depend on a number of factors, including the fair market value of ConnectM common stock on future dates, the exercise decisions made by Participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
The following is a description of certain relationships and transactions that exist or have existed or that ConnectM has entered into, in each case since January 1, 2022, with its directors, executive officers, or stockholders who are known to ConnectM to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members.
Promissory Note — ConnectM India
ConnectM, in September 2016, entered into a promissory note with Avanti Computing PVT, Ltd., a related party, for a principal sum of $85,437. The note has a 14% annual interest rate. Payments of interest and principal are made sporadically as there is no set payment schedule for the note. The note also does not have a maturity date and the full note balance is to be paid over time. The total outstanding amount as of September 30, 2024 was $85,282.
In July 2024, the Company borrowed an additional 8.3 million INR from Avanti. The loan bears interest at 14% with a maturity date in July 2031. The principal and accrued interest is due in full at maturity. As of September 30, 2024, 8.3 million INR $99,696 USD in principal remained outstanding. Total interest expense recognized on this note during the three and nine months ended September 30, 2024, was 238,767 INR $2,850. Total interest accrued as of September 30, 2024, was 238,767 INR $2,868.
Avanti Computing PVT, Ltd., is a wholly owned subsidiary of Avanti Holdings LLC. Avanti Holdings LLC is a significant shareholder of ConnectM (both before and after the business combination). Mr. Bhaskar Panigrahi, Chief Executive Officer of ConnectM, and his family are controlling member managers of Avanti Holdings LLC.
Principal Stockholders Agreements
Company Stockholder Support Agreement
In connection with the execution of the Merger Agreement, MCAC entered into a stockholder support agreement (the “Company Stockholder Support Agreement”) with ConnectM and the Company Stockholders (as defined in the Company Stockholder Support Agreement) pursuant to which to the Company Stockholders agreed to vote all shares of ConnectM Stock beneficially owned by them in favor of the Merger. The Company Stockholder Support Agreement also includes lock-up provisions, which restrict the abilities of such Company Stockholder to transfer shares of ConnectM common stock following the consummation of the Business Combination for the periods, and subject to the permitted transfers, described therein.
Registration Rights Agreement
In connection with the consummation of the Business Combination, certain existing ConnectM stockholders who will receive shares of MCAC Common Stock pursuant to the Merger Agreement intend to enter into an amended and restated registration rights agreement with MCAC, the Sponsor and other parties thereto. Pursuant to the registration rights agreement, the Combined Company will agree, among other things, to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of MCAC Common Stock and other equity securities of the Combined Company that are held by the ConnectM stockholders and other stockholders named therein. Pursuant to the Registration Rights Agreement, the Combined Company will be obligated to file a registration statement to register the resale of certain securities of the Combined Company held by the stockholders named therein. In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the stockholders named therein may demand at any time or from time to time, to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $5,000,000. The registration rights agreement will also provide the stockholders named therein with “piggy-back” registration rights, subject to certain requirements and customary conditions. The cumulative number of shares of the Combined Company entitled to registration rights under the Registration Rights Agreement will be approximately 6,812,823 shares of ConnectM common stock, which are held by the Sponsor, the independent directors of MCAC, the Anchor Investors and officers, directors and ten percent holders of ConnectM Common Stock.
Due to Related Party
As part of the Business Combination, the Company assumed certain related party payables with the Sponsor of Monterey Acquisition Corp. These payables comprise the Due to Related Party on the condensed consolidated balance sheet.
The first type of payable assumed are working capital loans that the Sponsor provided to Monterey Acquisition Corp. These working capital loans are due on demand and carry no interest. They are convertible into warrants at $1.00. The warrants would have a 5 year term and an exercise price of $11.50. The amount assumed in the Business Combination was $0.4 million. As of September 30, 2024, there was $0.4 million outstanding.
The second type of payable assumed are two unsecured promissory notes with the Sponsor for a combined principal amount of $65 thousand. The notes are non-interest bearing and are payable upon demand. The amount assumed in the Business Combination was $65 thousand. As of September 30, 2024, the notes had an outstanding principal balance of $65 thousand.
The third type of payable assumed was monies advanced to Monterey Acquisition Corp. by the Sponsor for administrative support. These advances are non-interest bearing and are payable upon demand. The amount assumed in the Business Combination was $0.1 million. As of September 30, 2024, the notes had an outstanding principal balance of $0.1 million.
The total due for these payables as of September 30, 2024 was $0.6 million.
Related Party Transactions Policy Following the Business Combination
Upon consummation of the Business Combination, ConnectM will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which ConnectM or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to ConnectM or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:
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any person who is, or at any time during the applicable period was, one of ConnectM’s officers or one of ConnectM’s directors;

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any person who is known by ConnectM to be the beneficial owner of more than five percent (5%) of its voting stock; and

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any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock.

ConnectM will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.
It is anticipated that under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of ConnectM’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to ConnectM’s audit committee (or to another independent body of the ConnectM

Board) for review. To identify related person transactions in advance, ConnectM expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, ConnectM’s audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
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the related person’s interest in the transaction;

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the approximate dollar value of the amount involved in the transaction;

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the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

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whether the transaction was undertaken in the ordinary course of business of ConnectM;

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whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to ConnectM than terms that could have been reached with an unrelated third party;

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the purpose of, and the potential benefits to ConnectM of, the transaction; and

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any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

ConnectM’s audit committee will approve only those transactions that it determines are fair to ConnectM and in ConnectM’s best interests.
We have determined that each of Ms. Cuocolo, Mr. Marksheid and Mr. Barua qualify as an independent director, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

SECURITIES ACT RESTRICTIONS ON RESALE OF CONNECTM’S SECURITIES
In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an exception to this prohibition if the following conditions are met at the time of such resale:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Upon the consummation of the Transactions, we ceased to be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will be available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of our equity of the same class, as applicable, then outstanding; or

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the average weekly reported trading volume of our common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, are also limited by manner of sale provisions and notice requirements.
Lock-up Restrictions
The holders of shares of ConnectM common stock issued as consideration pursuant to the Business Combination or to directors, officers and employees of ConnectM upon settlement or exercise of stock options or other equity awards outstanding as of immediately prior to the closing of the Business Combination (collectively, the “Lock-up Shares”) may not transfer, subject to certain limited exceptions, any Lock-up Shares, and, pursuant to the Sponsor Lock-Up Agreement, the Sponsor may not Transfer, subject to certain limited exceptions, any Sponsor Lock-Up Shares, in each case, until the earlier of (i) 180-days after the Closing, and (ii) the date on which the closing price of ConnectM’s common stock equals or exceeds $16.50 per share for any 20 trading days within any consecutive 30-trading day period commencing at least 150 days after the Closing Date.

BENEFICIAL OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding beneficial ownership of our capital stock as of December 31, 2024 by:
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each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

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each of our directors;

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each of our named executive officers; and

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all of our current executive officers and directors as a group.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in a footnote to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
Applicable percentages are based on 32,883,289 shares of our Common Stock outstanding on February 6, 2025, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is care of: ConnectM Technology Solutions, Inc., 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Class
Directors and Executive Officers
Bala Padmakumar(2)	5,758,248	53.831%
Bhaskar Panigrahi(5)	4,206,043	39.320%
Girish Subramanya	431,775	4.036%
Kevin Stateham(3)	24,967	*
Mahesh Choudhury(4)	225,936	2.112%
Gautam Barua	—	—
Kathy Cuocolo	25,000	*
Stephen Markscheid	25,000	*
All directors and executive officers of ConnectM as a group (eight individuals)	10,696,969	32.53%
Five Percent Holders of ConnectM:
Monterrey Acquisition Sponsor, LLC(2)	5,758,248	53.831%
Bhaskar Panigrahi(5)	4,206,043	39.320%
Arumilli LLC(6)	1,326,125
Libertas Funding LLC(7)	1,557,796
Sri Sid LLC(8)	2,433,550

*
Less than 1%

(1)
Unless otherwise noted, the business address of each of the following individuals is c/o ConnectM Technology Solutions, Inc., 2 Mount Royal Ave., Suite 550, Marlborough, MA 01752.

(2)
Monterrey Acquisition Sponsor, LLC, (“MAS”), is the record holder of the securities reported herein. Bala Padmakumar is the managing member of MAS. Mr. Padmakumar shares voting and dispositive power over the founder shares held by MAS and may be deemed to beneficially own such shares. Bala Padmakumar, Daniel Davis, and Vivek Soni are each members of MAS. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The shares include 3,040,000 shares issuable pursuant to private placement warrants and 750,000 working capital warrants that are exercisable following the business combination.
(3)
Consists of 24,967 shares issuable pursuant to stock options exercisable within 60 days of the date hereof.

(4)
Includes 77,798 shares issuable pursuant to stock options exercisable within 60 days of the date hereof.

(5)
Consists of (i) 3,593,921 shares held by Avanti Holdings LLC, (ii) 415,045 shares held by Mr. Panigrahi and (iii) 128,133 shares held by Southwood Partners LP. Mr. Panigrahi is a controlling equityholder of Avanti Holdings LLC and Southwood Partners LP. Therefore, Mr. Panigrahi may be deemed to have voting power and dispositive power over the shares held by Avanti Holdings LLC and Southwood Partners LP.

(6)
Subba Arumilli has sole voting and dispositive power with respect to the shares. The business address for the stockholder is 11 Schank Drive, Edison, NJ 08820.

(7)
Randy Saluck has sole voting and dispositive power with respect to the shares. The business address for the stockholder is 411 West Putnam, Suite 220, Greenwich, CT 06830.

(8)
Sudheer Doupaty has sole voting and dispositive power with respect to the shares. The business address for the stockholder is 18 Barrington Dr., Wheeling, WV 26003.

Changes in Control
Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

SELLING SECURITYHOLDERS
The shares of our Common Stock being offered by the Selling Securityholders are:
a.
Up to 3,893,680 shares of Company Common Stock issuable to Sri Sid LLC, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sri Sid LLC;

b.
Up to 2,121,800 shares of Company Common Stock issuable to Arumilli LLC, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Arumilli LLC;

c.
Up to 303,000 shares of Company Common Stock issuable to Sree Nalla, an individual, pursuant to a Note Conversion Agreement dated as of September 12, 2024, by and between the Company and Sree Nalla;

d.
Up to 431,437 shares of Company Common Stock issuable to IT Corpz Inc., pursuant to a Note and Payable Conversion Agreement dated as of September 24, 2024, by and between the Company and IT Corpz Inc.;

e.
Up to 2,492,474 shares of Company Common Stock issuable to Libertas Funding LLC, pursuant to a Debt Conversion Agreement dated as of September 24, 2024, by and between the Company and Libertas Funding LLC.;

f.
Up to 549,197 shares of Company Common Stock issuable to Monterrey Acquisition Sponsor LLC, pursuant to a Note Conversion Agreement dated as of September 24, 2024, by and between the Company and Monterrey Acquisition Sponsor LLC;

g.
136,000 shares of Company Common Stock issuable to MZHCI, LLC, pursuant to a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and MZHCI, LLC.;

h.
72,800 shares of Company Common Stock issued to George A. Neighoff, an individual, pursuant to a Debt Conversion Agreement dated as of November 13, 2024, by and between the Company and George A. Neighoff;

i.
206,234 shares of Company Common Stock issued to KLR Holdings Inc., pursuant to a Debt Conversion Agreement dated as of December 1, 2024, by and between the Company and KLR Holdings Inc. (the shares of Company Common Stock set forth in paragraphs (a) through (i) being hereinafter referred to as the “Conversion Shares”);

j.
150,000 shares of Company Common Stock issued to Outside The Box Capital, Inc., pursuant to a Marketing Services Agreement dated as of July 25, 2024, by and between the Company and Outside Box Capital Inc.;

k.
35,000 shares of Company Common Stock issued to Jamal Khurshid, an individual, pursuant to a Services Agreement dated as of December 1, 2024, by and between the Company and Jamal Khurshid;

l.
100,000 shares of Company Common Stock issued to LU2 Holdings, LLC pursuant to a Services Agreement dated as of December 1, 2024, by and between the Company and LU2 Holdings, LLC (the shares of Company Common Stock set forth in paragraphs (j) through (l) being hereinafter referred to as the “Service Agreements Shares”);

m.
88,000 shares of Company Common Stock issued to Srimulli Renewable LLC pursuant to a Transfer Agreement dated as of October 1, 2024 by and between the Company and Srimulli Renewable LLC, in connection with the Company’s acquisition of Green Energy Gains Inc., a Massachusetts corporation (“Green Energy”)”;

n.
72,000 shares of Company Common Stock issued to Gregory Kendall, an individual, pursuant to a s Transfer Agreement dated as of October 1, 2024 by and between the Company and Gregory

Kendall, in connection with the Company’s acquisition of Green Energy (the shares of Company Common Stock set forth in paragraphs (m) and (n) being hereinafter referred to as the “Green Energy Shares”);
o.
125,000 shares of Company Common Stock issued to Benjamin Securities, Inc., pursuant to the Settlement Agreement dated as of October 2, 2024, by and between the Company and Benjamin Securities, Inc. (the “Benjamin Shares”);

p.
600,000 shares of Company Common Stock issued to Roth Capital Partners LLC, pursuant to a Capital Markets Advisory Agreement, dated July 16, 2024, by and between the Company and Roth Capital Partners LLC (the “Advisory Shares”);

q.
Up to 25,000,000 shares of Company Common Stock issuable to YA II PN, LTD, pursuant to the Standby Equity Purchase Agreement dated as of December 17, 2024 by and between the Company and YA II PN, LTD. (the “Yorkville Shares”);

r.
2,300,000 shares of Company Common Stock (“Founder Shares”) that were first sold to certain of the Selling Securityholders at a price of approximately $0.009 per share prior to the May 13, 2022 initial public offering of the Company (the “IPO”) and prior to the Business Combination;

s.
3,040,000 shares of Company Common Stock issuable upon the exercise of Placement Warrants (as defined below) (the “Placement Warrant Shares”);

t.
750,000 shares of Company Common Stock issuable upon the exercise of the Working Capital Warrants (as defined below) (the “Working Capital Warrant Shares”); and

u.
Up to 9,200,000 shares of Company Common Stock (the “Public Warrant Shares”) issuable upon the exercise of 9,200,000 warrants (the “Public Warrants”) originally issued in the initial public offering of MCAC.

In addition, this prospectus relates to the offer and sale of (A) 3,040,000 warrants to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share that were sold to certain of the Selling Securityholders in the private placement offering that occurred simultaneously with the IPO (the “Placement Warrants”), and (B) 750,000 warrants that were issued to certain lenders to the Company when such lenders converted such loans into warrants to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share (the “Working Capital Warrants,” and together with the Placement Warrants, the “Private Warrants”).
We are registering the resale of the Common Stock and shares of our common stock issuable upon exercise of the Warrants in order to permit the Selling Securityholders to offer the shares of our Common Stock for resale from time to time. Except for the ownership of the Common Stock and the Warrants, the Selling Securityholders have not had any material relationship with us within the past three years.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
Except as set forth in the footnotes below, the following tables set forth, based on written representations from the Selling Securityholders, certain information as of the date hereof regarding the beneficial ownership of our Common Stock by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of common stock and Warrants is based on 29,093,289 shares of Common Stock and 3,790,000 private warrants outstanding as of December 31, 2024, respectively. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of common stock held by the Selling Securityholders or that may be acquired upon exercise of other securities. The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Common Stock
Name of Selling Securityholder	Before Offering		Maximum Number of Shares of Common Stock Offered Pursuant to this Resale Offering	After Offering
	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned(1)		Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned
Arumilli LLC(2)	1,326,125	4.033%	2,121,800	0	0%
Benjamin Securities, Inc.(3)	125,000	0.380%	125,000	0	0%
George A. Neighoff(2)	72,800	0.221%	72,800	0	0%
Gregory Kendall(4)	72,000	0.219%	72,000	0	0%
IT Corpz Inc.(2)	269,648	0.820%	431,437	0	0%
Jamal Khurshid(5)	35,000	0.106%	35,000	0	0%
KLR Holdings Inc.(2)	206,234	0.627%	206,234	0	0%
Libertas Funding LLC(2)	1,557,796	4.737%	2,492,474	0	0%
LU2 Holdings, LLC(5)	100,000	0.304%	100,000	0	0%
Monterrey Acquisition Sponsor LLC(2)	343,248	1.044%	549,197	0	0%
MZHCI, LLC(2)	136,000	0.414%	136,000	0	0%
Outside The Box Capital, Inc.(5)	150,000	0.456%	150,000	0	0%
Roth Capital Partners LLC(6)	600,000	1.825%	600,000	0	0%
Sree Nalla(2)	189,375	0.576%	303,000	0	0%
Srimulli Renewable LLC(4)	88,000	0.268%	88,000	0	0%
Sri Sid LLC(2)	2,433,550	7.401%	3,893,680	0	0%
YA II PN, LTD(7)	264,457	0.804%	25,000,000	0	0%
Monterrey Acquisition Sponsor, LLC(8)	1,625,000	4.942%	1,625,000	0	0%
Kathy Cuocolo(9)	25,000	0.076%	25,000	0	0%
Leela Gray(9)	25,000	0.076%	25,000	0	0%
Stephen Markscheid(9)	25,000	0.076%	25,000	0	0%
Context Partners Master Fund LP(10)	60,000	0.182%	60,000	0	0%
Fifth Lane Partners Fund LP(10)	60,000	0.182%	60,000	0	0%
Great Point Capital LLC(10)	60,000	0.182%	60,000	0	0%
Meteora Strategic Capital(10)	60,000	0.182%	60,000	0	0%
Polar Multi-Strategy Master Fund(10)	60,000	0.182%	60,000	0	0%
The Mangrove Partners Master Fund(10)	60,000	0.182%	60,000	0	0%
Map 136 Segregated Portfolio(10)	53,682	0.163%	53,682	0	0%
Kepos Alpha Master Fund LP(10)	44,400	0.135%	44,400	0	0%
Boothbay Absolute Return Strategies(10)	30,150	0.092%	30,150	0	0%
OCM Value Spac Holdings II, L.P.(10)	30,000	0.091%	30,000	0	0%
OCM Value Spac Holdings, L.P.(10)	30,000	0.091%	30,000	0	0%
Kepos Special Opportunities(10)	15,600	0.047%	15,600	0	0%
Szop Multistrat LP(10)	15,000	0.046%	15,000	0	0%
Boothbay Diversified Alpha Master Fund(10)	14,850	0.045%	14,850	0	0%
Yakira Partners LP(10)	5,970	0.018%	5,970	0	0%
Yakira Enhanced Offshore Ltd(10)	348	0.001%	348	0	0%
Monterrey Acquisition Sponsor, LLC(11)	3,040,000	9.245%	3,040,000	0	0%
Monterrey Acquisition Sponsor, LLC(12)	750,000	2.281%	750,000	0	0%
Public Warrant Shares(13)	9,200,000	27.978%	9,200,000	0	0%
Total	23,259,233	70.733%(1)	51,666,622	0	0%

*
Less than 1 percent (1%).

(1)
Applicable percentages are based on 32,883,289 shares of our Common Stock outstanding on February 6, 2025, adjusted as required by rules promulgated by the SEC.

(2)
Represents shares of Company Common Stock issued pursuant to certain debt conversion agreements between the Company and the Selling Securityholder

(3)
Represents shares of Company Common Stock issued pursuant to the Settlement Agreement dated as of October 2, 2024, by and between the Company and the Selling Securityholder

(4)
Represents shares of Company Common Stock issued to the Selling Securityholder in connection with the Company’s acquisition of Green Energy Gains Inc., a Massachusetts corporation

(5)
Represents shares of Company Common Stock issued pursuant to certain service agreements between the company and the Selling Securityholder

(6)
Represents shares of Company Common Stock issued to the Selling Securityholder pursuant to a Capital Markets Advisory Agreement, dated July 16, 2024, by and between the Company and the Selling Securityholder

(7)
Represents shares of Company Common Stock issuable to the Selling Securityholder, pursuant to the Standby Equity Purchase Agreement dated as of December 17, 2024 by and between the Company and the Selling Securityholder

(8)
Represents Founder Shares owned by the Sponsor

(9)
Represents Founder Shares owned by certain former directors of MCAC

(10)
Represents Founder Shares that were purchased by the Anchor Investors from the Sponsor at their original purchase price of approximately $0.009 per share

(11)
Represents shares underlying the Private Placement Warrants

(12)
Represents shares underlying Working Capital Warrants

(13)
Represents shares issuable upon the exercise of 9,200,000 warrants originally issued in the initial public offering of MCAC.

Warrants
Name of Selling Securityholders	Before Offering		Maximum Number of Warrants Offered Pursuant to this Resale Offering	After Offering
	Number of Warrants Beneficially Owned	Percentage of Outstanding Warrants Beneficially Owned		Number of Warrants Beneficially Owned	Percentage of Outstanding Warrants Beneficially Owned
Monterrey Acquisition Sponsor, LLC(14)	3,040,000	80.2%	3,040,000	0	0%
Monterrey Acquisition Sponsor, LLC(15)	750,000	19.8%	750,000	0	0%
Total	3,790,000	100%	3,790,000	0	0%

(14)
Represents Private Placement Warrants issued to the Sponsor in a private placement that occurred simultaneously with the closing of the IPO, with each whole warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share

(15)
Represents Working Capital Warrants resulting from the conversion by the Sponsor of $750,000 of certain convertible promissory notes into 750,000 warrants with each whole warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax considerations of the ownership, and disposition of our Common Stock acquired in this offering to “non-U.S. holders” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, under U.S. federal gift and estate tax rules, or under any applicable tax treaty. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies, or other financial institutions;

•
regulated investment companies or real estate investment trusts;

•
persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

•
tax-exempt accounts, organizations, or governmental organizations;

•
pension plans and tax-qualified retirement plans;

•
controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•
brokers or dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
persons that own, or are deemed to own, more than 5% (by vote or value) of our Common Stock (except to the extent specifically set forth below);

•
certain former citizens or long-term residents of the United States;

•
partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

•
persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•
persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•
persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, as property held for investment); or

•
persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other flow-through entity holds our Common Stock, the tax treatment of a partner in the partnership or owner of other such entity generally will depend on the status of the partner or owner and upon the activities of the partnership or other such entity. A partner in a partnership, or owner of other such entity, that will hold our Common Stock should consult his, her, or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through the partnership or other such entity, as applicable.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership, and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.
For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) and is not:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a “United States person” within the meaning of the Code.

Distributions on Common Stock
As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock to date. However, if we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “— Gain on Disposition of Common Stock.”
Subject to the discussions below on effectively connected income and in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. Under applicable Treasury Regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you generally will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable tax treaty.
Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits and subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.
Gain on Disposition of Common Stock
Subject to the discussions in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA),” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:
•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•
our Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of our Common Stock or your holding period for our Common Stock, or the applicable testing period.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale or other disposition of our Common Stock (net of certain deductions and credits) under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale or other disposition of our Common Stock, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.
We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, our Common Stock will not constitute a United States real property interest if our Common Stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding Common Stock, directly, indirectly, or constructively, at all times during the applicable testing period. If we are a USRPHC at any time within the applicable testing period and either our Common Stock are not regularly traded on an established securities market or you hold more than 5% of our outstanding Common Stock directly, indirectly, or constructively, at any time during the applicable testing period, you will generally be taxed on any gain realized upon the sale or other disposition of our Common Stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC at any time within the applicable testing period and our Common Stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.

Foreign Account Tax Compliance Act (FATCA)
Subject to the following paragraph, the Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance with respect thereto, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution (i) enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock paid to a “non-financial foreign entity” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.
The U.S. Treasury Department has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our Common Stock. In the preamble to such proposed Treasury Regulations, the Treasury Secretary stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued or until such proposed regulations are rescinded.
Backup Withholding and Information Reporting
Generally, we or the applicable agent must report annually to the IRS the amount of dividends paid to you, your name, your address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on or of proceeds from the disposition of our Common Stock made to you may also be subject to backup withholding (currently at a rate of 24%) and additional information reporting unless you establish an exemption, for example, by certifying your non-U.S. status on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

EXPERTS
The consolidated financial statements of ConnectM as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 have been audited by Adeptus Partners, LLC, an independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of ConnectM to continue as a going concern), appearing elsewhere in this prospectus, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The financial statements of Monterey Capital Acquisition Corporation for the years ended December 31, 2023 and 2022 appearing in this prospectus have been audited by Adeptus Partners, LLC, independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Monterey Capital Acquisition Corporation to continue as a going concern), appearing elsewhere in this prospectus, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The validity of the securities offered by this prospectus has been passed upon for us by Loeb & Loeb LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.
Our website address is www.connectm.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
Page
Audited Financial Statements of Monterey Capital Acquisition Corporation
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2023 and 2022	F-3
Consolidated Statements of Operations for the years ended December 31, 2023 and 2022	F-4
Consolidated Statements of Changes in Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit) for the years ended December 31, 2023 and 2022	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2023 and 2022	F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Financial Statements of ConnectM Technology Solutions, Inc.
Page
Financial Statements:
Condensed Consolidated Balance Sheets as of September 30, 2024 (Unaudited) and December 31, 2023 (Audited)	F-71
Condensed Consolidated Statement of Operations and Comprehensive Loss for the three and nine months ended September 30, 2024 and 2023 (Unaudited)	F-73
Condensed Consolidated Statements of Changes in Common Stock Subject to Possible Redemption and Stockholders’ Deficit For The Three Months Ended September 30, 2024 And 2023 (Unaudited)	F-74
Condensed Consolidated Statements of Changes in Common Stock Subject to Possible Redemption and Stockholders’ Deficit for the Nine Months Ended September 30, 2024 And 2023 (Unaudited)	F-75
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2024 And 2023 (Unaudited)	F-76
Notes to Condensed Consolidated Financial Statements (unaudited)	F-78

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
of Monterey Capital Acquisition Corporation
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Monterey Capital Acquisition Corporation (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in common stock subject to possible redemption and stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficiency, has incurred significant losses, and needs to raise additional funds to meet its obligations and sustain operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Company’s auditor since 2023.
/s/ Adeptus Partners, LLC
PCAOB: 3686
Ocean, New Jersey
March 12, 2024

MONTEREY CAPITAL ACQUISITION CORPORATION
CONSOLIDATED BALANCE SHEETS
	December 31,
	2023	2022
Assets
Current assets:
Cash	$5,947	$5,938
Prepaid expenses	4,167	6,783
Income taxes receivable	62,192	—
Total current assets	72,306	12,721
Marketable securities held in trust account	78,702,824	94,209,804
Total assets	$78,775,130	$94,222,525
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accrued offering costs	$55,201	$225,201
Accrued expenses	3,115,876	1,425,780
Convertible note – related party	739,457	157,000
Convertible note	445,000	—
Due to Sponsor – related party	68,460	9,960
Deferred credit – term extension fee funded by acquisition target company	2,491,431	—
Income taxes payable	—	240,507
Total current liabilities	6,915,425	2,058,448
Deferred underwriting fees payable	3,680,000	3,680,000
Forward Purchase Agreement liability	18,370,000	2,770,000
Total liabilities	28,965,425	8,508,448
Commitments and Contingencies (Note 8)
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 7,238,125 and 9,200,000 shares subject to possible redemption issued and outstanding as of December 31, 2023 and 2022, respectively	78,733,357	93,768,637
Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 138,000 shares not subject to possible redemption (excluding Class A common stock subject to possible redemption) as of December 31, 2023 and 2022	14	14
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,300,000 shares issued and outstanding as of December 31, 2023 and 2022	230	230
Accumulated deficit	(28,923,896)	(8,054,804)
Total stockholders’ deficit	(28,923,652)	(8,054,560)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$78,775,130	$94,222,525
The accompanying notes are an integral part of these consolidated financial statements.

MONTEREY CAPITAL ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the years ended December 31,
	2023	2022
General and administrative expenses	$2,980,863	$2,098,401
Loss from operations	(2,980,863)	(2,098,401)
Other income (expense):
Dividend and interest income	4,551,468	1,289,804
Other income	—	55,466
Loss on change in fair value of Forward Purchase Agreement liability	(15,600,000)	(2,770,000)
Loss before income taxes	(14,029,395)	(3,523,131)
Income tax provision	(913,808)	(240,507)
Net Loss	$(14,943,203)	$(3,763,638)
Weighted average shares outstanding of Class A common stock subject to possible redemption	8,909,750	5,872,877
Basic and diluted net loss per share, Class A common stock subject to possible redemption (see Note 2)	$(1.32)	$(0.46)
Weighted average shares outstanding of Class A common stock not subject to redemption	138,000	88,093
Basic and diluted net loss per share, Class A common stock (see Note 2) not subject to redemption	$(1.32)	$(0.46)
Weighted average shares outstanding of Class B common stock	2,300,000	2,191,507
Basic and diluted net loss per share, Class B common stock (see Note 2)	$(1.32)	$(0.46)
The accompanying notes are an integral part of these consolidated financial statements.

MONTEREY CAPITAL ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCK SUBJECT TO POSSIBLE
REDEMPTION AND STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
	Common Stock Subject to Possible Redemption		Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance – January 1, 2023	9,200,000	$93,768,637	138,000	$14	2,300,000	$230	$—	$(8,054,804)	$(8,054,560)
Accretion to redemption value of Class A Common stock subject to possible redemption due to dividend and interest income earned	—	3,434,458	—	—	—	—	—	(3,434,458)	(3,434,458)
Accretion to redemption value of Class A Common stock subject to possible redemption due to extension payments	—	2,491,431	—	—	—	—	—	(2,491,431)	(2,491,431)
Redemption of Class A common stock	(1,961,875)	(20,961,169)	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	(14,943,203)	(14,943,203)
Balance – December 31, 2023	7,238,125	$78,733,357	138,000	$14	2,300,000	$230	$—	$(28,923,896)	$(28,923,652)
	Common Stock Subject to Possible Redemption		Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	—	$—	2,300,000	$230	$24,770	$(19,889)	$5,111
Issuance of Private Placement Warrants	—	—	—	—	—	—	3,040,000	—	3,040,000
Issuance of Class A Common stock, net of issuance costs of $8,139,659	9,200,000	77,893,526	—	—	—	—	—	—	—
Issuance of Public Warrants, net of issuance costs of $152,515	—	—	—	—	—	—	1,460,494	—	1,460,494
Issuance of Rights, net of issuance costs of $406,736	—	—	—	—	—	—	3,894,923	—	3,894,923
Fair value of underwriter’s overallotment options exercised	—	—	—	—	—	—	52,147	—	52,147
Deemed capital contribution by the Sponsor through transfer of Class B shares	—	—	—	—	—	—	2,508,632	—	2,508,632
Issuance of Representative Shares	—	—	138,000	14	—	—	622,868	—	622,882
Accretion to redemption value of Class A Common stock subject to possible redemption	—	15,026,474	—	—	—	—	(11,603,834)	(3,422,640)	(15,026,474)
Accretion to redemption value of Class A Common stock subject to possible redemption due to dividend and interest earned	—	848,637	—	—	—	—	—	(848,637)	(848,637)
Net loss	—	—	—	—	—	—	—	(3,763,638)	(3,763,638)
Balance – December 31, 2022	9,200,000	$93,768,637	138,000	$14	2,300,000	$230	$—	$(8,054,804)	$(8,054,560)
The accompanying notes are an integral part of these consolidated financial statements.

MONTEREY CAPITAL ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
	For the years ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(14,943,203)	$(3,763,638)
Adjustments to reconcile net loss to net cash used in operating activities:
Dividend and interest income	(4,551,468)	(1,289,804)
Loss on change in fair value of Forward Purchase Agreement liability	15,600,000	2,770,000
Changes in current assets and liabilities:
Prepaid expenses	2,616	(6,783)
Accrued expenses	1,690,096	1,416,422
Due to Sponsor – related party	58,500	9,960
Income taxes receivable	(302,699)	240,507
Net cash used in operating activities	(2,446,158)	(623,336)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(2,491,431)	(92,920,000)
Redemption of investments in Trust Account for franchise and income taxes	1,588,710	—
Redemption of investments in Trust Account in connection with Public Share redemptions	20,961,169	—
Net cash provided by (used in) investing activities	20,058,448	(92,920,000)
Cash Flows from Financing Activities:
Proceeds from promissory note – related party	—	274,100
Repayment of promissory note – related party	—	(354,100)
Proceeds from issuance of Public Units	—	92,000,000
Proceeds from issuance of Private Warrants	—	3,040,000
Redemptions of Class A common stock shares	(20,961,169)	—
Term extension fees paid by target company	2,491,431	—
Payment of offering costs on Public Units	(170,000)	(1,572,782)
Proceeds from convertible note – related party	582,457	157,000
Proceeds from convertible note	445,000	—
Net cash (used in) provided by financing activities	(17,612,281)	93,544,218
Net change in cash	9	882
Cash – beginning of period	5,938	5,056
Cash – end of period	$5,947	$5,938
Supplemental Disclosure of noncash information:
Accretion to redemption value of Class A Common stock subject to possible redemption	$5,925,889	$15,875,111
Deferred underwriting commissions	$—	$3,680,000
Issuance of Representative Shares for underwriting services	$—	$622,882
Deemed capital contribution by the Sponsor through transfer of Class B shares	$—	$2,508,632
The accompanying notes are an integral part of these consolidated financial statements.

MONTEREY CAPITAL ACQUISITION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION, DESCRIPTION OF BUSINESS, AND GOING CONCERN
Nature of Operations
Monterey Capital Acquisition Corporation (“MCAC” or the “Company”) is a blank check company incorporated as a Delaware company on September 23, 2021. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector (“Business Combination”).
On December 31, 2022, MCAC, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among MCAC, ConnectM Technology Solutions, Inc., a Delaware corporation (“ConnectM”), and Chronos Merger Sub, Inc., a Delaware corporation incorporated on December 28, 2022 and a wholly owned subsidiary of MCAC (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, a business combination between MCAC and ConnectM will be effected through the merger of Merger Sub with and into ConnectM, with ConnectM surviving the merger as a wholly owned subsidiary of MCAC (the “Merger”). See Proposed Merger Combination below.
On October 12, 2023, MCAC, Merger Sub and ConnectM entered into a First Amendment to the Merger Agreement (the “Amendment”). The Amendment extends the date after which either party may terminate the Merger Agreement for convenience (with limited exceptions) from November 13, 2023 to May 13, 2024. The Amendment also provides that, subject to MCAC obtaining the requisite stockholder approval to amend its Amended and Restated Certificate of Incorporation (the “Amended Charter”) and the Investment Management Trust Agreement by and between MCAC and Continental Stock Transfer & Trust Company, dated May 10, 2022 (the “IMTA Amendment”), with such approval received on November 6, 2023 at MCAC’s special meeting of stockholders, MCAC will extend the date by which MCAC has to consummate a business combination by up to six months and ConnectM will pay to MCAC in the Trust Account the funds necessary to effect such extension (not to exceed $414,000 for each monthly extension or $2,484,000 in the aggregate for all six monthly extensions).
On November 6, 2023, the stockholders of MCAC held a special meeting of stockholders where the MCAC stockholders approved the Amended Charter and IMTA Amendment. The Amended Charter provides the board of directors of MCAC with the right to extend the date by which MCAC has to consummate its Business Combination up to an additional six (6) times for one (1) month each time from November 13, 2023 to May 13, 2024 (the “Additional Extension Period”), by depositing into the Trust Account, for each one-month extension, the lesser of (a) $414,000 and (b) $0.045 for each then-outstanding share of Common Stock (the “Additional Extension Options”).
In connection with the special meeting of stockholders on November 6, 2023, stockholders holding 1,961,875 shares of Class A Common Stock issued in the Initial Public Offering (as defined below) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $20,961,169 (approximately $10.68 per share after removal of interest to pay taxes) was removed from the Trust Account to pay the redeeming stockholders.
As of December 31, 2023, the Company had not commenced any operations. All activity for the period from September 23, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the Initial Public Offering, activities necessary to identify a potential target and prepare for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest or if at all. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO (as defined below).
The Company has selected December 31 as its fiscal year end. The Company’s sponsor is Monterrey Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s initial public offering (the “IPO” or “Initial Public Offering”) was declared effective on May 10, 2022. On May 13, 2022 (the “IPO date”), the Company consummated its IPO of 9,200,000 units (“Units or “Public Units”), including 1,200,000 Units resulting from the full exercise by the underwriters of their over-allotment option. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (“Common Stock”), one redeemable warrant exercisable into one share of Common Stock at an exercise price of $11.50 per share (“Public Warrant”) and one right to receive one-tenth (1/10) of one share of Common Stock upon consummation of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $92,000,000.
Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 3,040,000 warrants (“Private Warrants”) to the Sponsor at a price of $1.00 per Private Warrant, generating total proceeds of $3,040,000, which is described in Note 4.
Transaction costs amounted to $8,698,910, consisting of $920,000 of underwriting fees, $3,680,000 of deferred underwriting fees that will be paid only if a business combination is entered into, $622,882 representing the fair value of the Representative Shares (defined below), $2,508,632 representing the fair value of the Transferred Founder Shares (defined below), and $967,396 of other offering costs. At the IPO date, cash of $923,563 was held outside of the Trust Account (as defined below) and was available for the payment of the Note (see Note 5), payment of accrued offering costs and for working capital purposes.
At the IPO date, the Sponsor sold to the group of ten qualified institutional buyers and institutional accredited investors, which are not affiliated with the Company (the “Anchor Investors”), a total of 600,000 of Founder shares (“Transferred Founder Shares”) at their original purchase price of approximately $0.009, as compensation for their commitment to purchase the Units sold in the IPO. Overall, the Anchor Investors purchased 9,108,000 Units in the Initial Public Offering at the offering price of $10.00 under separate investment agreements. The excess of the fair value of the Transferred Founder Shares above the purchase price totaling $2,508,632 as of the IPO date was determined to be a contribution from the Sponsor for offering costs in accordance with Staff Accounting Bulletin Topic 5T. These offering costs were allocated to the Units and charged to stockholders’ equity upon the completion of the IPO.
In conjunction with the Initial Public Offering, the Company issued to the underwriter 138,000 shares of Class A common stock for nominal consideration (the “Representative Shares”). The fair value of the Representative Shares was accounted for as compensation under Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” (“ASC 718”), and was included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $622,882.
Of the total transaction costs of $8,698,910, $8,139,659 was allocated to the Class A common stock subject to possible redemption, $152,515 was allocated to the Public Warrants (Note 3), and $406,736 was allocated to the Rights (Note 8).
Following the closing of the Initial Public Offering on May 13, 2022, an amount of $92,920,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), to be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from this Initial Public Offering will not be released from the Trust Account until the earlier of: (a) the completion of the Company’s initial business combination, or (b) the redemption of the Company’s public shares if the Company is unable to complete its initial business combination in the prescribed time frame, as defined below. During the years ended December 31, 2023 and 2022, the Company withdrew $1,588,710 and $0, respectively, of dividend and interest income earned in the Trust Account to pay its franchise and income tax obligations.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
In connection with any proposed initial business combination, the Company will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein.
If the Company determines to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether the Company will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If the Company determines to allow stockholders to sell their shares to the Company in a tender offer, it will file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”) which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. On November 6, 2023, the Company’s Charter was amended to eliminate the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation”). The amendment will allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.
If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination.
If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its initial business combination and the Company does not conduct redemptions in connection with its initial business combination pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this Initial Public Offering, referred to as excess shares. However, the Company’s stockholders will not be restricted to vote all of their shares (including excess shares) for or against the initial business combination. Additionally, such stockholders will not receive redemption distributions with respect to the excess shares if the Company completes the initial business combination.
The Company’s sponsor, officers and directors (the “initial stockholders”) have agreed not to propose any amendment to the Amended and Restated Certificate of Incorporation that would affect the Company’s public stockholders’ ability to convert or sell their shares to the Company in connection with a business combination as described herein or affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete a business combination within 24 months (or if the Company decides to extend the period of time to complete the initial business combination as described herein) from the closing of the Initial Public Offering (the “Combination Period”) unless the Company provides its public stockholders with the opportunity to convert their shares of common stock upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company but net of franchise and income taxes payable, divided by the number of then outstanding public shares.
On May 9, 2023, the Company extended the period of time to consummate its Business Combination by three months, from May 13, 2023 to August 13, 2023, pursuant to the deposit of $920,000 to the Trust Account by ConnectM (the “First Extension Payment”). The Company recognized a deferred credit in the amount of $920,000 in connection with the First Extension Payment.
On August 11, 2023, the Company further extended the period of time to consummate its Business Combination by an additional three months from August 13, 2023 to November 13, 2023 (the “Second Extension Period”), pursuant to the deposit of $920,000 to the Trust Account by ConnectM (the “Second Extension Payment”). The Second Extension Payment represents the second and final of two three-month extensions permitted under the Company’s governing documents. The Company recognized a deferred credit in the amount of $920,000 in connection with the Second Extension Payment.
On November 9, 2023, in connection with the MCAC stockholders’ approval of the Amended Charter and IMTA Amendment, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from November 13, 2023 to December 13, 2023 (the “First Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,715 into the Trust Account (the “First Additional Extension Payment”).
On December 11, 2023, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from December 13, 2023 to January 13, 2023 (the “Second Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,716 into the Trust Account (the “Second Additional Extension Period”).
On January 8, 2024, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from January 13, 2024 to February 13, 2024 (the “Third Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,716 into the Trust Account (the “Third Additional Extension Period”).
On February 9, 2024, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from February 13, 2024 to March 13, 2024 (the “Fourth Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,716 into the Trust Account (the “Fourth Additional Extension Period”).
On March 11, 2024, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from March 13, 2024 to April 13, 2024 (the “Fifth Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,716 into the Trust Account (the “Fifth Additional Extension Period”).
If the Company is unable to complete its initial business combination within the Fifth Additional Extension Period, absent an additional extension under the Additional Extension Options, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to the Company (net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors of MCAC, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.
The Company’s initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial business combination within the Combination Period. However, if the initial stockholders acquire public shares in or after the IPO date, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination within the prescribed time frame. The underwriter has agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the public shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.10 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On December 31, 2022, MCAC, entered into an Agreement and Plan of Merger, as amended by the Amendment, by and among MCAC, ConnectM Technology Solutions, Inc., a Delaware corporation, and Chronos Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MCAC. Pursuant to the terms and conditions of the Merger Agreement, as amended by the Amendment, a business combination between MCAC and ConnectM will be effected through the merger of Merger Sub with and into ConnectM, with ConnectM surviving the merger as a wholly owned subsidiary of MCAC.
As a result of the Merger, among other things, each share of ConnectM common stock, par value $0.0001 per share, and ConnectM preferred stock, par value $0.0001 per share (but excluding shares the holders of which perfect rights of appraisal under Delaware law), will be converted into the right to receive such number of shares of common stock, par value $0.0001 per share, of MCAC common stock as calculated based on the Exchange Ratio as set forth in the Merger Agreement. “Exchange Ratio” is defined in the Merger Agreement to be the quotient of (a) the merger consideration, divided by (b) the number of shares of ConnectM capital stock outstanding as of immediately prior to the Effective Time, including any shares underlying outstanding warrants to purchase ConnectM Common Stock and excluding any shares of ConnectM capital stock held in treasury by ConnectM. The Merger Consideration is 14,500,000 shares of

MCAC Common Stock, subject to an upward adjustment depending on the extent to which MCAC’s transaction expenses exceed $8,000,000.
Consummation of the transactions contemplated by the Merger Agreement are subject to satisfaction or waiver of customary conditions of the respective parties, including receipt of required regulatory approvals, receipt of approval from shareholders of each of the company and ConnectM for consummation of the Merger and certain other actions related thereto by our shareholders.
The Merger Agreement, as amended by the Amendment, may be terminated prior to the time at which the Merger becomes effective as follows: (i) by mutual written consent of MCAC and ConnectM, (ii) by either MCAC or ConnectM if the Merger is not consummated on or before May 13, 2024 (the “Outside Date”), provided that the failure to consummate the Merger by the Outside Date is not due to a material breach by the party seeking to terminate and which such breach is the proximate cause for the conditions to close not being satisfied, (iii) by either MCAC or ConnectM if the other party has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied at the consummation of the business combination (subject to a 30-day cure period for breaches that are curable), provided that such right to terminate will not be available to either party if it has breached in any material respect its obligations set forth in the Merger Agreement in any manner that will have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger, (iv) by either MCAC or ConnectM if a governmental entity shall have issued a law or final, non-appealable governmental order, rule or regulation permanently restraining, enjoining or prohibiting the consummation of the Merger, provided that, the party seeking to terminate cannot have breached its obligations under the Merger Agreement in a manner that has proximately contributed to the governmental action, (v) by either MCAC or ConnectM if MCAC stockholder approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at the special meeting or any adjournment thereof, (vi) by written notice from MCAC to ConnectM if the Company stockholders do not approve the merger agreement within two days following the date of the Merger Agreement, or (vii) by written notice from ConnectM to MCAC if the board of directors of MCAC shall have publicly withdrawn, modified, withheld or changed its recommendation to vote in favor of the Merger and other proposals, if such notice is given by ConnectM within 15 business days after such action (or inaction) the board of directors of MCAC.
In the event the Merger Agreement is terminated in certain of the circumstances described above, MCAC will be obligated to reimburse ConnectM for up to $1,200,000 of its transaction expenses.
In connection with the proposed business combination with ConnectM, MCAC has entered and plans to enter into certain related agreements, including the below.
Sponsor Support Agreement
In connection with the execution of the Merger, the Sponsor entered into a sponsor support agreement with MCAC, certain independent directors of MCAC, and ConnectM, pursuant to which the Sponsor and the independent directors of MCAC have agreed to waive, subject to, conditioned upon and effective as of immediately prior to, the Effective Time, the adjustment to the conversion ratio set forth in our charter with respect to our Founder Shares and vote all shares of our Class A Common Stock and Class B Common Stock beneficially owned by them in favor of the Merger. The Sponsor and the independent directors of MCAC have also agreed, that in the event less than all of the holders of our Class B Common Stock execute the Registration Rights Agreement, they will agree to waive certain rights under that certain Registration Rights Agreement, dated May 10, 2022, by and among MCAC, Sponsor and the independent directors.
Company Stockholder Support Agreement
In connection with the execution of the Merger Agreement, MCAC entered into a stockholder support agreement with ConnectM and the Company stockholders, pursuant to which the Company stockholders agreed to vote all shares of ConnectM Stock beneficially owned by them in favor of the Merger.
Lock-Up Agreement/Transfer Restrictions
In connection with the execution of the Merger Agreement, MCAC, the Sponsor, and certain ConnectM Stockholders also entered into lock-up agreements, which shall become effective as of the Effective Time, pursuant to which, subject to certain limited exceptions, each of the Sponsor and the Company stockholders has agreed not to transfer any of its shares of our Class A Common Stock and Class B Common Stock during the period beginning on the closing date of the business combination and ending on the earlier of (A) 180 days after the Closing Date and (B)(x) the date on which the price of our Class A Common Stock equals or exceeds $16.50 for any 20 trading days within any 30 trading day period following the 150th day after the Closing Date, or (y) a Change of Control. Assuming no redemptions, immediately following the Closing, 22,796,125 shares of New ConnectM common stock, representing approximately 91% of the outstanding shares of New ConnectM common stock, will be freely tradable.
2023 Equity Incentive Plan
MCAC has agreed to approve and adopt an incentive award plan (the “2023 Equity Incentive Plan”), which will be effective as of the Closing and in a form mutually acceptable to the board of directors of MCAC. The 2023 Equity Incentive Plan shall provide for an initial aggregate share reserve equal to the sum of (a) 10% of the number of shares of MCAC Common Stock outstanding immediately following the Effective Time after giving effect to the transactions contemplated hereby, plus (b) an annual increase on the first day of each calendar year beginning on the first January 1 following the Closing and ending on and including January 1 of the tenth calendar year thereafter, equal to the lesser of (i) 4% of the aggregate number of shares of MCAC Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the administrator of the 2023 Equity Incentive Plan.
Amended and Restated Registration Rights Agreement
In connection with the Closing, MCAC, the Sponsor, certain existing stockholders of MCAC and certain stockholders of ConnectM who will receive shares of MCAC Common Stock pursuant to the Merger Agreement will enter into an amended and restated registration rights agreement (“Registration Rights Agreement”) mutually agreeable to MCAC and ConnectM and in substantially the form attached to the Merger Agreement, which will become effective upon the consummation of the Merger. MCAC has agreed that, prior to the Closing, it will request that each holder of our Class B Common Stock execute an amended and restated registration rights agreement (“Registration Rights Agreement”) mutually agreeable to MCAC and ConnectM and in substantially the form attached to the Merger Agreement, among MCAC, certain stockholders of ConnectM and each holder of our Class B Common Stock.
Forward Purchase Agreement
In connection with the execution of the Merger Agreement, MCAC and Meteora Special Opportunity Fund (“Meteora”), entered into the Forward Purchase Agreement for a Forward Purchase Transaction. Pursuant to the terms of the Forward Purchase Agreement, Meteora intends to purchase in the open market through a broker shares of Class A Common Stock, after the date of the Forward Purchase Agreement from holders of our Class A Common Stock (other than MCAC or affiliates of MCAC), including from those who have elected to redeem shares of our Class A Common Stock pursuant to the redemption rights set forth in our charter, in connection with the execution of the Merger Agreement, up to a maximum of 6,600,000 shares of our Class A Common Stock at a price equal to the estimated redemption price of approximately $10.88 per share of our Class A Common Stock (based on the amount of $78,702,824 held in the Trust Account as of December 31, 2023, plus $30,533 estimated income taxes to be paid into the Trust Account upon receipt of income tax refund from the Internal Revenue Service) to be paid to investors who elect to redeem their shares at MCAC’s redemption deadline (the “Initial Price”); provided that Meteora may not beneficially own greater than 9.9% of the issued and outstanding shares on a post-merger pro forma basis. Meteora has agreed to waive any redemption rights with respect to any shares of our Class A Common Stock in connection with the Merger. Such waiver may reduce the number of shares of our Class A Common Stock redeemed in connection with the Merger, which reduction could alter the perception of the potential strength of the Merger. The number of shares of our Class A Common Stock purchased by Meteora, not including the Share Consideration Shares (as defined below), shall be referred to as the “Recycled Shares.”
The Forward Purchase Agreement provides that not later than one local business day following the closing date of the merger (the “Prepayment Date”), MCAC will pay to Meteora, out of funds held in the

Trust Account, a cash amount (the “Prepayment Amount”) equal to (x) the product of the number of Recycled Shares and the Initial Price less (y) an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price (the “Prepayment Shortfall”). At the written request of Meteora, the Prepayment Amount must be deposited into an escrow account simultaneously with the Closing. In addition to the Prepayment Amount, MCAC shall pay directly from the Trust Account on the Prepayment Date, an amount equal to the product of 40,000 and the Initial Price (the “Additional Consideration”), for the purpose of repayment of Meteora having actually purchased additional shares of Class A Common Stock (the “Share Consideration Shares”) from third parties prior to the Closing. The Additional Consideration shall be free and clear of all obligations of Meteora in connection with signing a definitive agreement for the Forward Purchase Transaction.
From time to time following the Closing, Meteora may sell Recycled Shares at any time and at any sales price, without payment by Meteora of any Early Termination Obligation (as defined in the Forward Purchase Agreement), until such time as the proceeds from the sales equal 100% of the Prepayment Shortfall.
From time to time following the closing of the merger and prior to the earliest to occur of (a) the third anniversary of the Closing and (b) the date specified by Meteora in a written notice to be delivered to MCAC at Meteora’s discretion after the occurrence of any of a (x) Trigger Event (defined below) or (y) Delisting Event (each as defined in the Forward Purchase Agreement) (in each case, the “Maturity Date”), Meteora may, in its sole discretion, sell some or all of the shares. On the Maturity Date, the escrow agent shall transfer to Meteora an amount in cash equal to the product of (x)(i) the number of shares as set forth in the initial Pricing Date Notice (as defined in the Forward Purchase Agreement) less (b) the number of Terminated Shares (as defined in the Forward Purchase Agreement) (the “Matured Shares”) multiplied by (y) the Initial Price and Meteora shall transfer to the escrow agent for the benefit of MCAC the Matured Shares less the Maturity Shares and the Penalty Shares (each as defined below). On the last trading day of each week following the merger, Meteora will pay to the Combined Company the product of the number of shares sold multiplied by the Reset Price. The “Reset Price” shall initially be the Initial Price and shall be adjusted on the first scheduled trading day of each week commencing with the first week following the thirtieth day after the Closing to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior week, but not lower than $7.50; provided that to the extent that MCAC or the Combined Company offers and sells any shares or securities convertible into shares at a price lower than the Initial Price, the Reset Price, shall be modified to equal such reduced price at which such securities may be issued. Meteora will retain any sale proceeds in excess of the product of the number of shares sold by Meteora and the Reset Price.
In the event that the VWAP Price of the Class A Common Stock falls below $5.00 per share for any 20 trading days during a 30 trading day period beginning 30 days following the closing of the Merger (a “Trigger Event”), then Meteora may elect to accelerate the Maturity Date to the date of such Trigger Event. At the Maturity Date, the Combined Company is required to purchase from Meteora, subject to Meteora’s consent, all of the unsold shares for consideration equal to an amount, in cash or shares at the sole discretion of Combined Company (the “Maturity Consideration”), equal to (a) in the case of cash, the product of the unsold shares and $2.00, or $2.50, solely in the event of a Registration Failure (as defined in the Forward Purchase Agreement), and (b) in the case of shares, such number of shares (the “Maturity Shares”) with a value equal to the product of the unsold shares and $2.00, or $2.50, solely in the event of a Registration Failure, divided by the VWAP Price of the Shares for the 10 trading days prior to the Maturity Date; provided that the Maturity Shares used to pay the Maturity Consideration are freely tradable. If the Maturity Shares are not freely tradable, Meteora shall instead receive such number of shares equal to the product of (i) three (3) and (ii) 6,600,000 minus the Terminated Shares (as defined in the Forward Purchase Agreement) (the “Penalty Shares”); provided, however, that if the Penalty Shares are freely tradable within 45 days after the Maturity Date, Meteora shall return to appreciate such number of Penalty Shares that are valued in excess of Maturity Consideration based on the 10-day VWAP ending on the date that such shares satisfied the Share Conditions.
In addition, pursuant to the terms and conditions of the Forward Purchase Agreement, ConnectM and the Combined Company agree, from and after December 31, 2022, not to incur in excess of $25.0 million of indebtedness through and including the 90th day following the Prepayment Date without the prior written consent of the Meteora.

Pursuant to the terms of the Forward Purchase Agreement, MCAC agreed to pay to Meteora an amount equal to the reasonable and documented attorney fees and other reasonable out-of-pocket expenses related thereto actually incurred by Meteora or its affiliates in connection with this Forward Purchase Transaction not to exceed (a) $75,000, (b) a quarterly fee of $5,000 (initially payable on the Trade Date (as defined in the agreement) and upon the first business day of each quarter and (c) expenses actually incurred in connection with the acquisition of the Shares in an amount not to exceed $0.05 per Share and $0.03 per disposition of each Share.
A break-up fee equal to (i) all of Meteora’s reasonable and documented fees and expenses relating to the Forward Purchase Agreement capped at $75,000 plus (ii) $500,000, shall be payable by the Combined Company to Meteora in the event the Forward Purchase Agreement is terminated by MCAC. In the event that the Merger Agreement is terminated pursuant to its terms prior to the closing of the Business Combination, no break-up fee will be due to Meteora from MCAC or ConnectM.
Use of Funds Restricted for Payment of Taxes
In April 2023, the Company withdrew $302,000 of interest and dividend income earned in the Trust Account. Such amount was restricted for payment of the Company’s income tax liabilities as provided in the Company’s charter. During the second quarter of 2023, $87,000 of these funds were inadvertently used for the payments of general operating expenses. These funds were replenished to the Company’s operating account by ConnectM on August 21, 2023 in the form of a working capital loan with the same terms as the Working Capital Loans from the Sponsor.
During the third quarter of 2023, additional funds restricted for payment of the Company’s income tax liabilities totaling approximately $215,000 were utilized for the payments of general operating expenses. As of September 30, 2023, the funds were replenished to the Company’s operating account by ConnectM in the form of a working capital loan with the same terms as the Working Capital Loans from the Sponsor.
Between October 12, 2023 and November 10, 2023, additional funds restricted for payment of the Company’s income tax liabilities totaling approximately $58,000 were utilized for the payments of general operating expenses and were subsequently replenished to the Company’s operating account on November 13, 2023 by ConnectM in the form of a working capital loan with the same terms as the Working Capital Loans from the Sponsor.
The Company requested and received from Continental Stock Transfer & Trust Company, a waiver of these instances of non-compliance with the Investment Management Trust Agreement by and between the Company and Continental Stock Transfer & Trust Company.
Going Concern Consideration
As of December 31, 2023, the Company had $5,947 in cash available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial business combination, and is restricted for use either in a Business Combination or to redeem common stock. Up to $100,000 of interest and dividends earned in the Trust Account are available to pay dissolution expenses, if necessary. The Company may withdraw interest income earned in the Trust Account to pay income and franchise taxes. During the years ended December 31, 2023 and 2022, $1,588,710 and $0, respectively, of dividend and interest income was withdrawn from the trust account for payment of franchise and income taxes. In addition, in order to fund working capital deficiencies and finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loan”) (see Note 5). As of December 31, 2023, the Company had $739,457 outstanding Working Capital Loans in the form of a convertible note (Note 5) from the Sponsor. Further, during the year ended December 31, 2023, the Company received $445,000 in loans from ConnectM in the same form as the Working Capital Loans (see Note 6). The proceeds held outside of the Trust Account subsequent to the closing of the IPO may not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the consolidated financial statements, assuming that a Business Combination is not consummated during that time. The Company is required to complete a Business Combination within 24 months of the IPO date, subject to the exercise of the Additional Extension Options. On May 9, 2023, the Company exercised the Extension Option through the First Extension Payment made by ConnectM into the Trust Account. On August 11, 2023, the Company further extended the period of time available to consummate its Business Combination to November 13, 2023, pursuant to the Second Extension Payment made by ConnectM into the Trust Account. The Second Extension Payment represented the second and final of two three-month extensions permitted under the Company’s governing documents. On November 6, 2023, the stockholders of MCAC held a special meeting of stockholders where the MCAC stockholders approved the Amended Charter and IMTA Amendment. The Amended Charter provides the board of directors of MCAC with the right to extend the date by which MCAC has to consummate its Business Combination up to an additional six (6) times for one (1) month each time from November 13, 2023 to May 13, 2024, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $414,000 and (b) $0.045 for each then-outstanding share of Common Stock after giving effect to the redemption of shares of Common Stock. On November 9, 2023, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from November 13, 2023 to December 13, 2023 pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,715 into the Trust Account. On December 11, 2023, the Company further extended the period of time to consummate its Business Combination by an additional one-month period from December 13, 2023 to January 13, 2023 pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,716 into the Trust Account. On January 8, 2024, the Company further extended the deadline for the consummation of an initial business combination for one additional month from January 13, 2024 to February 13, 2024 pursuant to the deposit of approximately $325,715 into the Trust Account by ConnectM. On February 9, 2024, the Company further extended the deadline for the consummation of an initial business combination for one additional month from February 13, 2024 to March 13, 2024 pursuant to the deposit of approximately $325,715 into the Trust Account by ConnectM. On March 11, 2024 the Company further extended the deadline for the consummation of an initial business combination for one additional month from March 13, 2024 to April 13, 2024 pursuant to the deposit of approximately $325,715 into the Trust Account by ConnectM. If the Company is unable to complete an initial Business Combination before the deadline, currently November 13, 2024, the Company will cease all operations and dissolve. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board’s (“FASB”) ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” management has determined that the factors discussed above raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the business combination or the date the Company is required to liquidate, no later than 10 business days after November 13, 2024. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
The Company believes that the proceeds raised in the IPO and the funds potentially available from loans from the Sponsor, any of their affiliates or third parties will be sufficient to allow the Company to meet the expenditures required for operating its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete the Business Combination or because the Company becomes obligated to redeem a significant number of public shares upon completion of the Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.
Risks and Uncertainties
Results of operations and the Company’s ability to complete an Initial Business Combination with ConnectM or another target company may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the conflict between Russia and Ukraine and the Israel-Hamas war, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine and Israel and Hamas, the U.S. and other countries have imposed sanctions or other restrictive actions which could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Inflation Reduction Act of 2022
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into federal law. The IRA provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by MCAC and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined; however, we do not intend to use the funds held in the Trust Account or any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay the excise tax. The excise tax is imposed on the repurchasing corporation itself, not the stockholders from which stock is repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could reduce the amount of cash available to pay redemptions or reduce the cash available to MCAC and New ConnectM in connection with the Business Combination, which could cause the remaining shareholders of New ConnectM to economically bear the impact of any such excise tax. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in MCAC’s ability to complete a Business Combination.
On November 6, 2023, the Company’s stockholders redeemed 1,961,875 Class A common shares for a total of $20,961,169. The Company evaluated the probability that the excise tax may be due on the Trust Account redemptions and determined that a contingent liability should be calculated and recorded. As of December 31, 2023, the Company recorded $209,612 of excise tax liability calculated as 1% of shares redeemed, included in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2023.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary and are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO and were charged to temporary equity, equity and/or expense upon the completion of the Initial Public Offering. The fair value of the Representative Shares was accounted for as compensation under ASC 718, was included in the offering costs at the IPO date. In addition, under the guidance in Staff Accounting Bulletin 107 Topic 5T, Accounting for Expenses or Liabilities Paid by Principal Stockholder(s), the Company included in offering costs amounts incurred by the Sponsor through the sale of Founder Shares to Anchor Investors on behalf of the Company (Note 5). The excess of the fair value of the Founder Shares was deemed a contribution from the Sponsor for offering costs and working capital.
Business Combination Costs
Costs incurred in relation to a potential business combination may include legal, accounting and other expenses. Any such costs are expensed as incurred. The Company incurred approximately $1.2 million and $0.6 million, respectively, of Business Combination costs for the years ended December 31, 2023 and 2022.
Net Loss per Common Stock share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share” (“ASC 260”). Net loss per share is computed by dividing net loss by the weighted average number of

Common Stock outstanding during the period. The weighted average shares for the period from September 23, 2021 (inception) through May 13, 2022 were reduced for the effect of an aggregate of 300,000 Class B Common Stock that were subject to forfeiture until the initial public offering.
The Company’s consolidated statements of operations include a presentation of net loss per share subject to possible redemption in a manner similar to the two-class method of income per share. With respect to the accretion of the Class A Common Stock subject to possible redemption and consistent with ASC 480-10-S99-3A, the Company deemed the fair value of the Class A Common Stock subject to possible redemption to approximate the contractual redemption value and the accretion has no impact on the calculation of net loss per share.
The Company’s Public Warrants (see Note 3) and Private Warrants (see Note 4) could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. However, these warrants were excluded when calculating diluted loss per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted loss per share is the same as basic loss per share for all periods presented.
A reconciliation of net loss per share is as follows for the year ended December 31, 2023:
	Class A subject to possible redemption	Class A	Class B	Totals
Allocation of undistributable losses	(11,732,741)	(181,724)	(3,028,738)	(14,943,203)
Net loss to common stock	$(11,732,741)	$(181,724)	$(3,028,738)	$(14,943,203)
Weighted average shares outstanding, basic and diluted	8,909,750	138,000	2,300,000
Basic and diluted net loss per share	$(1.32)	$(1.32)	$(1.32)
A reconciliation of net loss per share is as follows for the year ended December 31, 2022:
	Class A subject to possible redemption	Class A	Class B	Totals
Allocation of undistributable losses	(2,711,247)	(40,669)	(1,011,722)	(3,763,638)
Net loss to common stock	$(2,711,247)	$(40,669)	$(1,011,722)	$(3,763,638)
Weighted average shares outstanding, basic and diluted	5,872,877	88,093	2,191,507
Basic and diluted net loss per share	$(0.46)	$(0.46)	$(0.46)
Marketable Securities Held in Trust Account
At December 31, 2023 and 2022, the assets held in the Trust Account were substantially held in a treasury trust fund investing in U.S. Treasury Bills and U.S. Treasury Notes. These securities are presented on the consolidated balance sheet at fair value at the end of each reporting period. Earnings on these securities are included in dividend and interest income in the accompanying consolidated statements of operations and are automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.
During the years ended December 31, 2023 and 2022, the Company withdrew $1,588,710 and $0, respectively, of dividend and interest income from the Trust Account for payment of franchise and income tax obligations.
Other Income
During the year ended December 31, 2022 the Company received a $55,466 unconditional and non-refundable reimbursement for certain general and administrative expenses incurred by the Company, from a potential target. This amount was recorded as other income in the accompanying consolidated statement of operations for the year ended December 31, 2022.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheet, primarily due to their short-term nature.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.
Share-Based Payment Arrangements
The Company accounts for stock awards in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation,” which requires that all equity awards be accounted for at their fair value. Fair value is measured on the grant date and is equal to the underlying value of the stock.
Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied, and the award is forfeited.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock sold as part of the Initial Public Offering, features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, all common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet. The redemption values as of December 31, 2023 and 2022, include $100,000 that can be used to pay any dissolution expenses, should a dissolution event occur. The redemption value of the Class A common stock subject to possible redemption will be reduced by the estimated dissolution expenses to be paid from the interest earned in the trust account, up to $100,000, if and when a dissolution is deemed probable.
The reconciliation of Class A common stock subject to possible redemption as of December 31, 2023 and 2022 is as follows:
Gross proceeds from sale of Public Units	$92,000,000
Less: Proceeds allocated to Public Warrants (Note 3)	(1,613,009)
Less: Proceeds allocated to Rights (Note 3)	(4,301,659)
Less: Proceeds allocated to underwriter’s overallotment option (Note 7)	(52,147)
Less: Issuance costs allocated to Class A common stock subject to possible redemption	(8,139,659)

Accretion to redemption value of Class A common stock subject to possible redemption	15,026,474
Accretion to redemption value of Class A common stock subject to possible redemption due to dividend and interest income earned	848,637
Class A common stock subject to possible redemption as of December 31, 2022	$93,768,637
Accretion to redemption value of Class A common stock subject to possible redemption due to extension payments	2,491,431
Accretion to redemption value of Class A common stock subject to possible redemption due to dividend and interest income earned	3,434,458
Less: Redemption of Class A common stock	(20,961,169)
Class A common stock subject to possible redemption as of December 31, 2023	$78,733,357

Derivative Financial Instruments
The Company issued warrants to its investors and accounts for warrant instruments as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification.
At the IPO date, the Public Warrants and Rights (see Note 3) and Private Warrants (see Note 4) were accounted for as equity instruments as they meet all of the requirements for equity classification under ASC 815 based on current expected terms, which are subject to change.
The Forward Purchase Agreement with Meteora entered into on December 31, 2022 resulted in Meteora holding a put option on shares to be purchased pursuant to the agreement, up to the maximum of 6,600,000. Pursuant to ASC 815, Derivatives and Hedging, this instrument meets the definition of a derivative and accordingly will be recognized at fair value. The fair value of this put option liability was estimated at $18,370,000 and $2,770,000 at December 31, 2023 and 2022, respectively, assuming Meteora will purchase the maximum number of shares at the consummation of the Business Combination. The Forward Purchase Agreement liability resulted in the recognition of a $15,600,000 and $2,770,000 loss on the change in fair value of Forward Purchase Agreement Liability in the Company’s consolidated statements of operations for the years ended December 31, 2023 and 2022, respectively.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2023 and 2022, the Company held Level 1 financial instruments, which are the Company’s marketable securities held in the Trust Account.
The Forward Purchase Agreement liability was valued as of December 31, 2023 and 2022 using the Black-Scholes Option Pricing Model, assuming that Meteora will purchase the maximum number of shares of 6,600,000 at the business combination date, Meteora will receive $12.88 and $12.20 per share, respectively, upon the put option exercise and hold the shares until the end of its estimated contractual maturity period of 3.25 years. The fair value of the resulting put option at December 31, 2023 and 2022, was adjusted for 80% and 12% probability of the completion of a business combination, respectively. Additionally, the valuation utilized a 41.7% and 43.2% volatility rate as of December 31, 2023 and 2022, respectively, and a 4.0% and 4.2% discount rate as of December 31, 2023 and 2022, respectively. As such, the Forward Purchase Agreement liability is considered to be a recurring Level 3 fair value measurement.
During the year ended December 31, 2022, the Company issued an overallotment option to the underwriter (see Note 8), the fair value of which was measured using the Black Scholes Option Pricing Model with significant unobservable inputs. The overallotment option was fully exercised on the IPO date. The fair value was based on the share price of the underlying shares and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. Therefore, the overallotment liability is considered to be a Level 3 financial instrument. The fair value of the overallotment liability at the IPO date of $52,147 was determined using the Black Scholes option pricing model based on the following assumptions:
Risk-free interest rate	0.73%
Dividend rate	0.00%
Volatility	5.00%
Expected life (in years)	0.12
The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the year ended December 31, 2023.
Forward Purchase Agreement Liability
Balance at January 1, 2023	$2,770,000
Change in fair value of Forward Purchase Agreement Liability	15,600,000
Balance at December 31, 2023	$18,370,000
The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the year ended December 31, 2022
	Overallotment Liability	Forward Purchase Agreement Liability
Balance at January 1, 2022	$—	$—
Issuance of overallotment option	52,147	—
Exercise of overallotment option	(52,147)	—
Change in fair value of Forward Purchase Agreement Liability	—	2,770,000
Balance at December 31, 2022	$—	$2,770,000

Promissory Note — Related Party
The Sponsor had agreed to loan the Company an aggregate of up to $400,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non — interest bearing and payable on the earlier of June 24, 2022 or the consummation of the Initial Public Offering. The Note totaled $0 as of December 31, 2023 and 2022, respectively. The Note balance of $354,100 as of the IPO date was repaid on May 16, 2022 from the proceeds of the Initial Public Offering not placed in the Trust Account.
Working Capital Loan
The Working Capital Loans (Note 5) are issued in the form of convertible notes. The embedded feature to convert the Working Capital Loans into Private Warrants at a price of $1.00 per warrant (the “Embedded Feature”) does not meet the definition of a derivative under ASC 815 and is not required to be accounted for separately, as it is eligible for the scope exception under ASC 815-10-15-74(a) related to contracts indexed to the Company’s own stock.
Due to Sponsor — related party
The Due to Sponsor — related party balance as of December 31, 2023 totaled $68,460, of which $63,600 represents unpaid monthly administrative fees and $4,860 represents cash collected on behalf of the Sponsor in connection with the sale of the Founder Shares to the Anchor Investors (Note 5). These funds will be remitted to the Sponsor in the normal course of business.
The Due to Sponsor balance as of December 31, 2022 of $9,960 includes $5,100 in unpaid monthly administrative fees and $4,860 in cash collected on behalf of the Sponsor in connection with the sale of the Founder Shares to the Anchor Investors (Note 5).
Income Taxes
The Company adopted ASC 740, “Income Taxes”, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgement, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2023 and 2022, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Standards
The Company does not expect any recently issued standards to have a material impact on the Company’s consolidated financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING
On May 13, 2022, the Company sold 9,200,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Common Stock, par value $0.0001 per share, one Public Warrant and one right to receive one-tenth (1/10) of one share of Common Stock upon consummation of the initial business combination (each a “Right”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation (see Note 8).
NOTE 4 — PRIVATE PLACEMENT
On May 13, 2022, in the private placement that occurred simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 3,040,000 warrants (each a “Private Warrant”) at a price of $1.00 per warrant, for an aggregate purchase price of $3,040,000. Each Private Warrant entitles the holder to purchase one share of Class A common stock, subject to adjustment. The proceeds from the private placement of the Private Warrants funded the trust account, IPO issuance costs and will fund the future operations prior to the business combination. If the Company does not complete an initial business combination within the Combination Period, the remaining proceeds, after payments from the sale of the Private Warrants, will be included in the liquidating distribution to the public stockholders and the Private Warrants will be worthless (see Note 8).
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
In October 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in consideration for 2,875,000 shares of Class B common stock, par value $0.0001 (the “Founder Shares”). On May 10, 2022, the Sponsor surrendered 575,000 Founder Shares, for no consideration, resulting in the Sponsor and directors continuing to hold 2,300,000 Founder Shares. Up to 300,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option (see Note 7) was not exercised in full by the underwriter. As the Underwriters exercised their overallotment option in full at the IPO date, the forfeiture provisions lapsed for 300,000 Founder Shares.
On October 28, 2021, the Sponsor transferred 25,000 Founder Shares to each of Kathy Cuocolo, Leela Gray and Stephen Markscheid, the independent directors of MCAC.
In addition, at the IPO date, the Sponsor sold 60,000 Founder Shares to each Anchor Investor, or the aggregate of 600,000 Founders Share to the group of ten Anchor Investors (see Note 1). The proceeds of $4,860 from the sale were collected by the Company on behalf of the Sponsor and are included in Due to Sponsor — related party on the accompanying consolidated balance sheets as of December 31, 2023 and 2022, respectively.
Working Capital Loans
In order to fund working capital deficiencies and finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Company will repay the Working Capital Loans upon the completion of a Business Combination. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
During the years ended December 31, 2023 and 2022, the Sponsor loaned the Company $582,457 and $157,000 in Working Capital Loans, respectively. The Working Capital Loans are to be repaid upon consummation of a Business Combination, without interest, or, at the lender’s option, up to $1.5 million of the outstanding Working Capital Loans are convertible into Private Warrants at a price of $1.00 per warrant. As of December 31, 2023 and 2022, the Company had $739,457 and $157,000, respectively, borrowed under the Working Capital Loans from the Sponsor included in Convertible note — related party in the accompanying consolidated balance sheets.
Administrative Support Agreement
In conjunction with the IPO closing, the Company entered into the administrative support agreement under which it pays the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred $120,000 and $75,000 under the agreement during the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, $63,600 and $5,100, respectively, was due under the administrative support agreement, included in Due to Sponsor — related party (see Note 2) on the consolidated balance sheet.
NOTE 6 — CONVERTIBLE NOTE
During the years ended December 31, 2023 and 2022, the Company received $445,000 and $0, respectively, from ConnectM in the form of convertible notes, with terms identical to those of the Working Capital Loans (Note 5) from the Sponsor. As of December 31, 2023, $445,000 was due to ConnectM, included in convertible note on the consolidated balance sheet.
NOTE 7 — INCOME TAXES
The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. During the years ended December 31, 2023 and 2022, $913,808 and $240,507, respectively, of income tax expense was recorded in accompanying consolidated statements of operations. The reconciliation of the U.S. statutory income tax rate to the Company’s effective tax rate for the years ended December 31, 2023 and 2022 is as follows:
	For the year ended December 31,
	2023	2022
Statutory Federal Tax	21%	21%
Business combination costs	(1.8)	—
Loss on Forward Purchase Agreement liability	(23.3)	(16.5)
Change in valuation allowance	(2.4)	(11.3)
Effective Tax Rate	(6.5)%	(6.8)%
The income tax provision consisted of the following for the years ended December 31, 2023 and 2022:
	December 31,
	2023	2022
Federal
Current	$913,808	$240,507
Deferred	(336,127)	(398,526)
Change in valuation allowance	336,127	398,526
Income tax provision	$913,808	$240,507
The Company’s net deferred tax assets consist of the following as of December 31, 2023 and 2022:
	December 31,
	2023	2022
Deferred tax asset
Net operating loss carryforward	$—	$—
Startup/Organization expenses	738,831	402,703

	December 31,
	2023	2022
Total deferred tax assets	738,831	402,703
Valuation allowance	(738,831)	(402,703)
Deferred tax asset, net of allowance	$—	$—

As of December 31, 2023 and 2022, the Company has U.S. federal net operating loss carryovers of $0.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.
The Company has no uncertain tax positions related to federal and state income taxes. The Company is subject to income tax examinations by major taxing authorities since inception. In the event that the Company is assessed interest or penalties at some point in the future, it will be classified in the financial statements as tax expense.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, Private Placement Warrants (as defined below) (including securities contained therein) issued in connection with the Initial Public Offering and Private Placement warrants (including securities contained therein) that may be issued upon conversion of Working Capital Loans (see Note 5), and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and Public Warrants (and underlying Class A common stock) that may be issued upon conversion of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares, are entitled to registration rights pursuant to a registration rights agreement to be signed at the effective date of the Initial Public Offering, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion of the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering securities.
Underwriting Agreement
At the IPO date, the Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 1,200,000 additional Units to cover over-allotments, if any, at the price paid by the underwriter in the Initial Public Offering. This overallotment option was exercised in full at the IPO date.
The underwriter received a cash discount of $0.10 per unit, or $0.92 million in the aggregate at the closing of the Initial Public Offering. In addition, $0.40 per share, or $3.68 million in the aggregate will be payable to the underwriter for deferred underwriting commissions solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement from the IPO.
In addition, in conjunction with the Initial Public Offering, the Company issued to the underwriter 138,000 shares of Class A common stock for nominal consideration (the “Representative Shares”). The holders of the Representative Shares agreed (a) that they will not transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial Business Combination, (ii) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period. The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to FINRA Rule 5110.
Other Commitments and Contingencies
In connection with the execution of the Merger Agreement, MCAC entered into the Forward Purchase Agreement with Meteora. Pursuant to the terms of the Forward Purchase Agreement, MCAC agreed to pay to Meteora an amount equal to the reasonable and documented attorney fees and other reasonable out-of-pocket expenses related thereto actually incurred by Meteora or its affiliates in connection with this Forward Purchase Transaction not to exceed (a) $75,000, (b) a quarterly fee of $5,000 (initially payable on the Trade Date (as defined in the agreement) and upon the first business day of each quarter and (c) expenses actually incurred in connection with the acquisition of the Shares in an amount not to exceed $0.05 per Share and $0.03 per disposition of each Share. In addition, a break-up fee equal to (i) all of Meteora’s reasonable and documented fees and expenses relating to the Forward Purchase Agreement capped at $75,000 plus (ii) $500,000, shall be payable by the Combined Company to Meteora in the event the Forward Purchase Agreement is terminated by MCAC. Refer to Note 1 for further discussion of the Forward Purchase Agreement.
NOTE 9 — STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors of MCAC. As of December 31, 2023 and 2022 there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock, with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 7,376,125 and 9,338,000, respectively, shares of Class A common stock issued and outstanding. Of the total Class A common stock shares issued and outstanding, 7,238,125 and 9,200,000 shares are included in temporary equity as of December 31, 2023 and 2022, respectively, in accordance with the Company’s accounting policy described in Note 2.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock, with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. A total of 2,875,000 Class B shares were issued to the Sponsor on October 6, 2021. On May 10, 2022, the Sponsor surrendered 575,000 founder shares, for no consideration, resulting in the Sponsor and directors continuing to hold 2,300,000 shares of Class B common stock of which an aggregate of up to 300,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. As the Underwriters exercised their overallotment option in full at the IPO date the forfeiture provisions lapsed for 300,000 Founder Shares. As of December 31, 2023 and 2022, there were 2,300,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and holders of Class B common stock vote together as a single class on all other matters submitted to a vote of the Company’s stockholders except as otherwise required by law.
The Class B common stock will automatically convert into Class A common stock at the time of a Business Combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares of common stock issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, deemed issued, or to be issued, to any seller in the Business Combination and any Private Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B common stock convert into Class A common stock at a rate of less than one-to-one.
Warrants — As of December 31, 2023 and 2022, 9,200,000 Public Warrants and 3,040,000 Private Placement Warrants (the “Warrants”) were outstanding. The Public and Private Placement Warrants were issued in the same form at the IPO date. Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors of MCAC and, in the case of any such issuance to the sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.
The Warrants will become exercisable 30 days after the completion of a Business Combination. However, no Warrant shall be exercisable for cash and the Company shall not be obligated to issue shares of common stock upon exercise of a Warrant unless the common stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and such Warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants shall have paid the full purchase price for the Unit solely for the shares of Common Stock underlying such Unit. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.
The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three days before we send the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, the cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of warrants.
Rights — As of December 31, 2023 and 2022, 9,200,000 Rights were outstanding. Each holder of the Rights issued at the IPO date will automatically receive one-tenth (1/10) of one share of Class A common stock upon consummation of the initial Business Combination. No additional consideration will be required to be paid by a holder of Rights in order to receive his, her, or its additional Class A common stock upon consummation of an initial business combination. The Class A common stock issuable upon exchange of the Rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company is unable to complete the initial Business Combination within the Combination Period, and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any of such funds for their rights, nor will they receive any distribution from the assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless.
NOTE 10 — STOCK-BASED COMPENSATION
In October 2021, the Sponsor transferred 25,000 shares of Class B common stock to each of the three independent director nominees as compensation for their service on the board of directors of MCAC. If the director nominee does not become a director of the Company at the time of the IPO, is removed from office as director, or voluntarily resigns his position with the Company before a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company (“the Triggering Event”), all of such purchaser’s shares shall be returned to Sponsor. As such, the service period for these awards will not start until the IPO date. Further, considering that in case the business combination does not occur these awards will be forfeited, it was deemed that the above terms result in the vesting provision whereby the share awards would vest only upon the consummation of a business combination or change of control event. As a result, any compensation expense in relation to these grants would be not recognized until the Triggering Event. As a result, the Company recorded no compensation expense for any periods through December 31, 2023.
The fair value of the Founder Shares on the grant date was approximately $0.87 per share. The valuation performed by the Company determined the fair value of the shares on the date of grant by applying a discount based upon a) the probability of a successful IPO, b) the probability of a successful business combination, and c) the lack of marketability of the Founder Shares. The aggregate grant date fair value of the awards amounted to approximately $65,000.
Total unrecognized compensation expense related to unvested Founder Shares at December 31, 2023 and 2022 amounted to approximately $65,000 and is expected to be recognized upon the Triggering Event.
NOTE 11 — SUBSEQUENT EVENTS
The Company did not identify any subsequent events that require adjustment or disclosure in the consolidated financial statements, other than what has already been disclosed in the notes above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
of ConnectM Technology Solutions, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of ConnectM Technology Solutions, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in mezzanine equity and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss from operations, an accumulated deficit and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2023.
PCAOB ID: 3686
Ocean, New Jersey
March 21, 2024

ConnectM Technology Solutions, Inc.
Consolidated Balance Sheets
	December 31, 2023	December 31, 2022
Assets
Current assets
Cash	$1,160,368	$1,923,332
Accounts receivable, net	684,788	1,164,392
Contract asset	343,646	—
Convertible note receivable	445,000	—
Inventory	277,343	656,214
Deferred offering costs	1,297,101	474,162
Due from Monterey Capital Acquisition Corporation	2,491,431	—
Prepaid expenses and other assets	650,738	444,662
Total current assets	7,350,415	4,662,762
Right-of-use asset – operating lease	283,634	252,781
Right-of-use asset – finance lease	252,231	316,025
Property, plant and equipment, net	1,137,699	1,080,957
Goodwill	2,246,619	2,403,722
Intangible assets, net	1,840,875	2,341,559
Investment recorded at cost	45,000	—
Total Assets	$13,156,473	$11,057,806
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,859,737	$2,079,539
Accrued expenses	1,718,267	637,570
Current portion of debt, related party	85,437	85,822
Current portion of debt, net of debt discount	11,935,580	2,880,543
Current portion of convertible debt, at fair value	2,178,685	1,304,131
Current portion of operating lease liability	114,690	120,262
Current portion of finance lease liability	99,105	89,391
Contract liabilities	1,120,817	643,254
Total current liabilities	21,112,318	7,840,512
Non-current portion of operating lease liability	173,157	133,926
Non-current portion of finance lease liability	203,081	250,248
Noncurrent portion of debt, net of debt discount	1,150,481	3,214,849
Total liabilities	22,639,037	11,439,535
Commitments and Contingencies (Note 13)
Mezzanine Equity
Series Seed Convertible Preferred Shares; 644,030 shares authorized, issued, and outstanding	2,200,000	2,200,000
Series Seed-1 Convertible Preferred Shares; 91,120 shares authorized, issued, and outstanding	292,625	292,625
Series A-1 Convertible Preferred Shares; 743,068 shares authorized, issued, and outstanding	3,195,192	3,195,192
Series B-1 Convertible Preferred Shares; 649,843 shares authorized, issued, and outstanding	3,983,538	3,983,538
Series B-2 Convertible Preferred Shares; 299,730 shares authorized, issued, and outstanding	2,310,929	2,310,929
Total mezzanine equity	11,982,284	11,982,284
Stockholders’ Deficit:
Common stock, $0.0001 par value 5,000,000 shares authorized, 1,588,141 issued and outstanding	159	159
Additional paid-in-capital	1,307,065	1,306,658
Accumulated deficit	(22,860,351)	(13,710,685)
Accumulated other comprehensive income	114,624	17,011
Stockholders’ deficit	(21,438,503)	(12,386,857)
Noncontrolling interest	(26,345)	22,843
Total stockholders’ deficit	(21,464,848)	(12,364,014)
Total liabilities, mezzanine equity and stockholders’ deficit	$13,156,473	$11,057,806
The accompanying notes are an integral part of these consolidated financial statements.

ConnectM Technology Solutions, Inc.
Consolidated Statements of Operations and Comprehensive Loss
	Years Ended December 31,
	2023	2022
Revenues	$19,972,239	$15,441,315
Costs and expenses:
Cost of revenues	14,934,962	11,404,224
Selling, general and administrative expenses	12,320,295	7,315,381
Loss on impairment	181,853	589,299
Loss from operations	(7,464,871)	(3,867,589)
Other income (expense):
Interest expense	(1,431,354)	(281,808)
Loss on extinguishment of debt	(370,320)	—
Other income, net	67,691	65,408
Total Other Income (Expense)	(1,733,983)	(216,400)
Loss before income taxes	(9,198,854)	(4,083,989)
Income tax benefit	—	541,406
Net loss	(9,198,854)	(3,542,583)
Net loss attributable to noncontrolling interests	(49,188)	(2,702)
Net loss attributable to stockholders	(9,149,666)	(3,539,881)
Other Comprehensive Income (Loss), Net
Foreign currency translation adjustments	97,613	28,984
Comprehensive loss	(9,052,053)	(3,510,897)
Comprehensive Loss Attributable to Noncontrolling Interests	(49,188)	(2,702)
Comprehensive Loss Attributable to Common Stockholders	(9,002,865)	(3,508,195)
Weighted average shares outstanding of Common Stock	1,588,141	1,585,237
Basic and diluted net loss per share, Common Stock	$(5.76)	$(2.23)
The accompanying notes are an integral part of these consolidated financial statements.

ConnectM Technology Solutions, Inc.
Consolidated Statements of Changes in Mezzanine Equity and Stockholders’ Deficit
For the years ended December 31, 2023 and 2022
	Preferred Shares subject to Possible Redemption
	Series Seed Preferred		Series Seed-1 Preferred		Series A-1 Preferred		Series B-1 Preferred		Series B-2 Preferred		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Deficit	Noncontrolling interest	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, as of December 31, 2021	644,030	$2,200,000	91,120	$292,625	743,068	$3,195,192	649,843	$3,983,538	142,730	$1,100,445	1,551,395	$155	$973,257	$(10,170,804)	$(11,973)	$(9,209,365)	$25,545	$(9,183,820)
Series B-2 preferred shares issued	—	—	—	—	—	—	157,000	1,210,484	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	11,994	—	—	11,994.00	—	11,994
Issuance of common shares in connection with CSH acquisition	—	—	—	—	—	—	—	—	—	—	31,746	3	199,997	—	—	200,000.00	—	200,000
Issuance of common shares											5,000	$1	38,549			38,550		38,550
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	—	82,861	—	—	82,861.00	—	82,861
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	28,984	28,984.00	—	28,984
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,539,881)	—	(3,539,881.00)	(2,702)	(3,542,583)
Balances, as of December 31, 2022	644,030	$2,200,000	91,120	$292,625	743,068	$3,195,192	649,843	$3,983,538	299,730	$2,310,929	1,588,141	$159	$1,306,658	$(13,710,685)	$17,011	$(12,386,858)	$22,843	$(12,364,015)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	407	—	—	407	—	407
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	97,613	97,613	—	97,613
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(9,149,666)	—	(9,149,666)	(49,188)	(9,198,854)
Balances, as of December 31, 2023	644,030	$2,200,000	91,120	$292,625	743,068	$3,195,192	649,843	$3,983,538	299,730	$2,310,929	1,588,141	$159	$1,307,065	$(22,860,351)	$114,624	$(21,438,503)	$(26,345)	$(21,464,848)
The accompanying notes are an integral part of these consolidated financial statements.

ConnectM Technology Solutions, Inc.
Consolidated Statements of Cash Flows
	Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(9,198,854)	$(3,542,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	259,222	132,890
Amortization of intangible assets	517,175	352,593
Amortization of debt discount	346,557	23,017
Stock-based compensation expense	407	11,994
ROU amortization on finance leases	118,851	87,184
ROU amortization on operating leases	168,995	111,062
Write-down of Inventory for obsolecense	187,098	—
Bad debt expense	71,173	—
Loss on goodwill impairment	157,103	490,736
Loss on impairment of intangible assets	24,750	98,563
Gain on disposal of property, plant and equipment	(22,008)	—
Loss on extinguishment of debt	370,320	—
Unrealized gain on fair value measurement of debt	(25,446)	(45,869)
Deferred tax benefit	—	(541,406)
Changes in operating assets and liabilities:
Accounts receivable	406,911	(365,975)
Contract asset	(343,646)	—
Inventory	191,623	(70,213)
Prepaid expenses	(205,405)	(220,229)
Accounts payable	1,006,007	1,299,815
Accrued expenses	1,080,972	85,919
Operating lease liabilities	(166,060)	(109,952)
Contract liabilities	477,563	568,823
Net cash used in operating activities	(4,576,692)	(1,633,631)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(41,771)	(18,298)
Proceeds from sale of property and equipment	56,648	—
Investment in cost method investment	(45,000)	—
Issuance of convertible notes	(445,000)	—
Cash paid for capitalized software development costs	(35,588)	(145,590)
Acquisitions, net of cash acquired	—	(1,127,500)
Net cash used in investing activities	(510,711)	(1,291,388)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of debt	9,047,344	3,332,860
Payments of deferred offering costs	(984,857)	(474,162)
Payments of debt	(2,153,487)	(560,115)
Advance to Monterey Capital Acquisition Corporation	(2,491,431)	—
Proceeds from issuance of convertible notes	900,000	—
Proceeds from the issuance of preferred units	—	1,210,484
Payment on finance leases	(90,409)	(57,098)
Net cash provided by financing activities	4,227,160	3,451,969
Effect of exchange rate changes on cash and cash equivalents	97,280	61,771
Increase (decrease) in cash and cash equivalents	(762,964)	588,721
Cash, beginning of year	1,923,332	1,334,611
Cash, end of year	$1,160,368	$1,923,332
Supplemental disclosures of cash flow information:
Cash paid for interest	$375,304	$149,286
Cash paid for taxes	$—	$—
Supplemental disclosures of noncash financing information:
ASC 842 adoption – right-of-use asset, operating	$—	$240,338
ASC 842 adoption – right-of-use asset, finance	$—	$264,395
Recognition of right-of-use asset, operating	$199,848	$123,505
Recognition of right-of-use asset, finance	$55,057	$138,814
Contingent consideration	$—	$57,694
Seller notes issued in connection with business acquisitions	$—	$3,169,000
Issuance of common stock for a business acquisition	$—	$238,549
Issuance of equity warrants	$—	$82,861
Vehicles acquired through issuance of debt	$317,020	$210,792
Deferred offering costs included in accounts payable	$774,485	$—
The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: ORGANIZATION AND OPERATIONS
ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”) was originally incorporated on July 19, 2016, under the Commonwealth of Massachusetts. On March 22, 2019, the Company re-domesticated under the laws of the state of Delaware. The Company is a clean technology company focused on reversing the adverse effects of climate change by owning, developing, and operating the world’s largest network of electro-mechanical assets. The Company uses its proprietary full-stack technology platform and network of electro-mechanical assets: intelligent Heating, Ventilation and Air Conditioning (“HVAC”) appliances, Electric Vehicle (“EV”) chargers, and solar products and roofs to provide intelligence, enhanced visibility, and real-time monitoring and management of equipment performance for both service providers and end customers. The Company is headquartered in Marlborough, Massachusetts and has grown significantly through its acquisition-focused strategy. The Company’s consolidated financial statements include the accounts of ConnectM, its fully owned subsidiaries and entities in which the Company owns a controlling financial interest as follows:
Wholly owned subsidiaries
Designed Temperatures, Inc. (“DT”) — DT was acquired on March 24, 2020 from a related party. DT offers 24-hour servicing for customer’s heating with propane, oil, natural gas, air conditioning, and commercial refrigeration needs in the New Bedford, Massachusetts area. This business was wound down by the Company throughout 2023.
Babione’s Air Conditioning & Heating, Inc. (“BAC”) — BAC was acquired on October 30, 2020. BAC provides professional HVAC services specifically in the Levy County, Florida area. It provides emergency or routine repairs and services to a homeowner’s heating and air conditioning.
AC Medics, LLC (“AC Medics”) — AC Medics was acquired on November 2, 2021. AC Medics provides air conditioning installation and repair services.
Cazeault Solar & Home, LLC (“CSH”) — CSH was acquired on January 1, 2022. CSH services the north shore of Massachusetts and the surrounding areas with quality solar and roofing services. The Company provides solar-related roof installations, inspections, and repairs to solar energy system integration and maintenance programs.
Bourque Heating & Cooling Company, Inc. (“BHC”) — BHC was acquired on February 14, 2022. BHC provides HVAC repair, installation, and maintenance services to Cape Cod and southeastern Massachusetts.
Airflow Service Company, Inc. (“AFS”) — AFS was acquired on May 1, 2022. AFS provides reliable repairs, maintenance, appliance upgrades, and heating and cooling improvements for its customers. It serves the Manassas, Virginia area.
Blue Sky Electric, Inc. (“BSE”) — BSE was acquired on August 1, 2022. BSE provides electrical contracting and other products and related services for its customers. It serves the Boston, Massachusetts area.
Florida Solar Products, Inc (“FSP”) — FSP was acquired on December 28, 2022. FSP specializes in residential and commercial pool heating, domestic and commercial hot water systems, photovoltaic power systems, battery back-up power systems and solar powered attic ventilation systems.
The Company further operates through its other wholly owned subsidiaries, ConnectM Technology Solutions (“CMT”) and ConnectM Technology Solutions Pvt LTD (“CMI”). These businesses provide original equipment manufacturers and third-party service providers products to build a differentiated infrastructure focused on the ongoing management of decarbonization, electrification, and energy efficient solutions. The products of CMT and CMI are focused on monitoring of energy utilization, energy resources, and overall reduction in energy costs with a focus on a reduction of a customer’s carbon footprint. CMT and CMI have foreign operations in India as well.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Subsidiaries in which the Company owns a controlling financial interest:
Absolutely Cool Air-Conditioning (“ACA”)- ACA was acquired on April 1, 2021 when the Company purchased a 90% controlling interest in ACA. ACA provides innovative and efficient HVAC services in Treasure Coast, Florida. ACA has licensed and certified technicians to provide superior heating and cooling repair services.
Going Concern
The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.
The Company incurred net losses of $9,198,854 and $3,542,583 for the years ended December 31, 2023 and 2022, respectively, and had an accumulated deficit of $22,860,351 as of December 31, 2023. The Company’s net cash used in operating activities was $4,576,692 for the year ended December 31, 2023 and the working capital deficit totaled $13,761,903 as of December 31, 2023.
The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt and equity securities and extending existing debt agreements. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. A failure to raise sufficient financing and/or extend existing debt agreements, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives. See Note 19- Merger Agreement.
Accordingly, based on the considerations discussed above, management has concluded there is substantial doubt as to the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are issued.
The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Reclassifications
Certain prior period amounts have been reclassified to conform to the current year presentation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Management believes that its most significant estimates and assumptions have been based on reasonable and supportable assumptions and the resulting estimates are reasonable for use in the preparation of the consolidated financial statements. The Company’s significant estimates include purchase price allocations for business combinations, the valuation of equity based financial instruments, analysis of the recoverability of goodwill and long-lived assets, and the fair value of convertible debt. If the underlying estimates and assumptions upon which the consolidated financial statements are based change in the future, actual amounts may differ from those included in the accompanying consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Comprehensive Loss
Comprehensive loss consists of two components, net loss and other comprehensive income, net of tax. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from consolidation of its foreign subsidiary.
Net Loss Per Share
The Company computes earnings per share using the two-class method. The two-class method of computing Net Loss Per Share (“EPS”) is an earnings allocation formula that determines EPS for common stock and any participating securities according to dividends declared and participation rights in undistributed earnings. The Company has six classes of participating securities outstanding, common stock, Series Seed Convertible Preferred Shares, Series Seed-1 Convertible Preferred Shares, Series A-1 Convertible Preferred Shares, Series B-1 Convertible Preferred Shares, and Series B-2 Convertible Preferred Shares. The different series of the Company’s Convertible Preferred Stock has the same rights as the Company’s common stock, other than being convertible into shares of common stock on a 1-for-1 ratio and preferences as further discussed in Note 16: Convertible Preferred Shares. Under the two-class method, the Company’s issued and outstanding Convertible Preferred Stock is considered a separate class of stock for EPS purposes. During periods of loss, there is no allocation required under the two-class method due to there being no distributed earnings for the period coupled with the fact that the Company’s Convertible Preferred Stock do not contain a contractual right to absorb losses. Thus, all undistributed losses should be allocated entirely to the Company’s outstanding common stock.
EPS is computed by dividing the sum of distributed and undistributed earnings for each class of stock by the weighted average number of shares outstanding for each class of stock for each period presented in the Company’s consolidated statements of operations.
Diluted net loss per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Given the Company is in a net loss position for the years ended December 31, 2023 and 2022, there is no difference between basic and diluted net loss per share.
The following outstanding shares of common stock equivalents are excluded from the computation of diluted net loss per share for all the periods and scenarios presented because including them would have an anti-dilutive effect:
ConnectM Stock Options	142,692
ConnectM Warrants	23,332
166,024
Cash
Cash is held by financial institutions and are federally insured up to certain limits. At times, the Company’s cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of December 31, 2023 and 2022 was $113,897 and $1,133,028, respectively.
Accounts Receivable and Allowance for Credit Losses
Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company’s best estimate of the amount of expected credit losses in the Company’s existing receivables over the contractual term. We evaluate our exposure to credit loss on both a collective and individual basis. We evaluate such receivables on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
individually or in the aggregate. Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of December 31, 2023 and December 31, 2022.
Revenue Recognition
The Company follows the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:
•
Identification of the contract with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, the Company satisfies a performance obligation

HVAC System Services
The Company generates revenue from HVAC equipment sales, as noted above, as well as through installation of the HVAC equipment and agreements that provide for various service associated with HVAC equipment the Company has sold to its customers (i.e., maintenance visits, remote technical support, etc.). The services involve a combination of labor and underlying parts cost; however, these items are not separated as they are both required to achieve the end objective of providing the total service. Each transaction is a distinct performance obligation, priced on a standalone basis, which provides benefit to the customer. Revenue is recognized at a point in time when the customer accepts the promised goods and/or services. The Company’s revenue is generated from customers located throughout the U.S. and India.
Solar System Services — Residential
The Company generates revenue from solar panel services that include services such as solar panel repairs and solar panel installations. The services involve a combination of labor and underlying parts cost; however, these items are not separated as they are both required to achieve the end objective of providing the total service. Each transaction is a distinct performance obligation, priced on a standalone basis, which provides benefit to the customer. Revenue for the Company’s Solar System Services is recognized when control transfers, which is when we install a solar system and the system passes inspection by the local authority having jurisdiction.
Solar System Services — Commercial
For large commercial and utility grade energy storage system installation which consist of the engineering, design and installation of the system, customers make milestone payments that are consistent with contract-specific phases of a project. Revenue from such contracts is recognized over time using the percentage of completion method based on cost incurred as a percentage of total estimated contract costs for commercial solar system services.
Roofing Services
The Company generates revenue through roofing services that include services including, but not limited to, roof repairs, skylight installations, or complete roof replacements. The services involve a combination of labor and inventory required to perform such services; however, these items are not separated as they are both required to achieve the end objective of providing the total service. Each transaction is a

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
distinct performance obligation, priced on a standalone basis, which provides benefit to the customer. Revenue is recognized as the services are performed which is normally a day or less. As such, recognition over time approximates a point in time.
Variable Consideration
Revenue is generally recognized at transaction price. However, certain arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change. In reviewing agreements, the Company may offer discounts to its customers. These discounts are typically offered in a fixed percentage and are explicitly included within the Company’s contracts with its customers. These discounts are offered only as they relate to the performance obligations being satisfied in the agreement with the customer. Such discounts are known by the Company at the time of the fulfillment of the respective performance obligations and included as an adjustment to the transaction price.
Recognition of Revenue and Deferred Revenue Considerations
Invoice terms vary by each of the Company’s subsidiaries, but payment is typically due in thirty days or less from the invoice date. The Company is typically not contractually obligated to accept returns, except for instances of defective products, as covered by a standard assurance-type warranty. Revenues are recognized net of estimated returns, as variable consideration consists only of refunds associated with returns, which have historically been immaterial.
Shipping and other transportation costs charged to customers are included in “Revenues” in the consolidated statements of operations and comprehensive loss. Shipping and handling costs are included in “Cost of revenues” in the consolidated statements of operations and comprehensive loss. Various taxes on the sale of products and services to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are excluded from revenue and recognized as a liability until remitted to the respective taxing authority.
Contract liabilities represent payments received in advance of revenue recognition for service agreements entered into with customers. Revenue is recognized associated with such contract liabilities when the revenue recognition criteria are met in accordance with ASC 606.
Both customer deposits and deferred revenue are considered contract liabilities and are presented on the consolidated balance sheets, separate from other liabilities, in “Contract liabilities.”
Limited Warranty
The Company does not provide for a right of return on its goods or services. However, there is a limited warranty providing a 1-year warranty on any labor provided. Warranties are not considered separate performance obligations and costs are accrued as incurred. Based on historical experience, management has determined warranties are not material as of December 31, 2023 and 2022.
Practical Expedient
The Company incurs costs to obtain contracts in the form of commissions paid to its sales personnel. The Company evaluates if the commission requires capitalization based on the earning of the commission, if the costs are embedded into the product margin, and the duration of the contract. If so determined, the Company would record an asset on the books and amortize it over the life of the contract or estimated customer life. As all projects are completed within a year, management has elected the practical expedient to expense commissions as they are incurred.
Additionally, the Company incurs costs to obtain contracts in the form of commissions paid to a third party service and a third party financing Company made available to our customers. As our contract costs related to solar installations are typically fulfilled within one year, the costs to obtain a contract are expensed

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
as incurred and are shown as Selling, general, and administrative expenses in the Consolidated Statements of Operations. The commission and financing fee expenses for the year ended December 31, 2023 and 2022 were $264,270 and $0, respectively.
Costs to Fulfill a Contract
Certain costs to fulfill are capitalized for contracts where the transfer of goods and services will occur in the future. Typically, these capitalized costs are incurred during a setup period prior to transferring control of the good or service over time. These costs include dedicated employees and other third-party costs. Capitalized costs are assessed for recoverability at each reporting period. These costs are included in cost of revenues and are recognized in the same manner as the corresponding performance obligation. Costs to fulfill are capitalized within “Contract assets” in the consolidated balance sheet.
Any costs to fulfill where the period of benefit is less than one year are expensed as incurred.
Managed Services
Beginning in 2023, the Company entered two managed services contracts with external third parties. Under these contracts with its customers, the Company is responsible for running the day-to-day operations of these third parties, including human resources and people management, procurement, marketing, lead generation, and centralizing vendor management. The Company accounts for revenues recognized for these managed service contracts in accordance with ASC 606, Revenue from Contracts with Customers, utilizing an output method over-time as its suite of services is provided to its customer and the customer consumes the benefit. The total revenue recognized by the Company for these managed services contracts for the year ended December 31, 2023 was $617,686.
Foreign Currency
The functional currency of ConnectM and its consolidated subsidiaries is the United States Dollar, and the functional currency of CMI is the Indian Rupee. All assets and liabilities of CMI are translated at the current exchange rate as of the end of the period and the related translation adjustments are recorded as a separate component of accumulated other comprehensive loss. Revenue and expenses are translated at average exchange rates in effect during the period. Foreign currency transaction gains and losses resulting from, or expected to result from, transactions denominated in a currency other than the United States Dollar are recognized in “Foreign currency translation adjustment” on the consolidated statements of comprehensive loss and amounted to $97,613 and $28,984 of gains for the years ended December 31, 2023 and 2022, respectively.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the assets range from 7 to 40 years. Depreciable assets retired or sold are removed from the accounts and any resulting gain or loss is reflected in income for the period. Major replacements or betterments are capitalized while maintenance and repairs are expensed as incurred. Depreciation is provided at rates based on the estimated useful lives of the assets using the straight-line method as follows:
Classification	Estimated Useful Life (in years)
Furniture and fixtures	7
Machinery and equipment	7
Vehicles	10
Property improvements	15
Buildings	40

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Intangible Assets
Intangible assets include intellectual property and internally developed software and acquired tradenames, customer relationships and non-competition agreements that are amortized over their estimated useful lives using the pattern in which the economic benefits of the asset are consumed or otherwise used. As it relates to customer relationships, that pattern is generally based upon the forecasted undiscounted cash flows established at the time of acquisition. For all other intangible assets, that pattern is generally on a straight line basis. These assets are amortized over the following estimated useful lives:
Classification	Estimated Useful Life (in years)
Customer Relationships	15
Trade Names	3 – 10
Noncompetition Agreements	5
Intellectual Property	3 – 15
Internally Developed Software	3
Software Capitalization
The Company capitalizes certain costs associated with the development of its internal-use software after the preliminary project stage is complete and until the completion of the design, coding, installation, and testing of the software has been completed. Upgrades and enhancements are capitalized if they will result in added functionality. Capitalized costs are amortized over an expected three-year period. At the time the Company determines the software to be ready for its intended use, the post-implementation phase will begin and amortization will start. Costs incurred in the preliminary stages of development, after the software is ready for its intended use and for maintenance of internal-use software are expensed as incurred. During the years ended December 31, 2023 and 2022, the Company capitalized $35,588 and $145,590 of software development costs, respectively.
Capitalized software costs could become impaired in the future because of declines in profitability due to changes in volume, market pricing, cost, manner in which an asset is used, laws and regulations, or the business environment. As of December 31, 2023 and 2022, the Company has determined that there was no impairment related to its internal-use software.
Goodwill
Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired.
The Company accounts for goodwill under ASC Topic 350-Intangibles — Goodwill and Other, which does not permit amortization, but instead requires the Company to perform an annual impairment review, or more frequently if events or circumstances indicate that impairment may be more likely. The Company’s annual impairment evaluation is conducted as of December 31 of each year to determine the fair value of the Company’s identified reporting unit is less than its carrying amount. If the fair value of the identified reporting unit is less than its carrying amount, an impairment loss is recognized for the excess of the carrying amount over fair value (if any), not to exceed the carrying amount of goodwill. The fair value of the reporting units is determined using market data, appraised values, and discounted cash flow analyses. The use of a discounted cash flow analysis requires significant judgment to estimate the future cash flows derived from the business and the period of time over which those cash flows will occur, as well as to determine an appropriate discount rate. Under the quantitative assessment, if the fair value of the reporting unit is less than the carrying value, goodwill is written down to its fair value. The fair value is established primarily using a discounted cash flow analysis and secondarily a market approach utilizing current industry information.
During the years ended December 31, 2023 and December 31, 2022, the Company recognized goodwill impairments of $157,103 and $490,736, respectively (see Note 9: Goodwill).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Investment Recorded at Cost
The Company accounts for its investment in cost securities in accordance with Accounting Standards Codification (“ASC”) 321, Investments — Cost Securities (“ASC 321”). Cost investments are comprised of investments in a private corporation, for which the fair value cannot be readily determinable nor does the investment qualify for the practical expedient to be valued at net asset value (NAV). As such, the Company has elected the measurement alternative afforded by ASC 321 to account for this investment at cost.
As of December 31, 2023, the Company had approximately $45,000 of an investment carried at cost, which is included in Investment, cost in the accompanying consolidated Balance Sheet.
The Company makes a qualitative assessment of whether the investment in cost securities are impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value, and if the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in net income equal to the difference between the carrying value and fair value. Through December 31, 2023, the Company has determined that no indicators of impairment were triggered through its qualitative analysis, which utilizes external factors such as the health of the United States Stock Market, as well as information provided to the Company by the Company’s cost method investee. As such, no impairment losses were recognized for the year ended December 31, 2023.
Deferred Offering Costs
The Company follows the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. ASC 340-10-S99-1 states that, specific incremental costs directly attributable to a proposed or actual offering of equity securities incurred prior to the effective date of the offering, may be deferred, and charged against the gross proceeds of the offering when the offering occurs. The Company has capitalized total costs of $1,297,102 and $474,162 relating to the Special Purpose Acquisition Company (“SPAC”) transaction, as discussed in Note 19: Merger Agreement, as of December 31, 2023 and 2022, respectively.
Due from Monterey Capital Acquisition Corporation (“MCAC”)
The Company has recorded a note receivable relating to different advances made to MCAC throughout 2023. The Company accounts for this note receivable in accordance with ASC 310- Receivables. Upon execution of a successful business combination between the Company and MCAC, this receivable would be offset with any payable recorded by MCAC due to the Company. The Company has assessed this receivable for potential credit losses, noting none as of December 31, 2023. See Note 21: Due From Monterey Capital Acquisition Corporation.
Impairment of Long-Lived Assets
Long-lived assets and finite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. During the years ended December 31, 2023 and 2022, the Company recognized $24,750 and $98,563 of impairment of its intangible assets, respectively (see Note 8: Intangible Assets).
Fair Value Option (“FVO”) Election
The Company accounts for certain convertible debt obligations outstanding under the fair value option election of ASC Topic 825- Financial Instruments (“ASC 825”) as discussed below.
The Company’s convertible debt (see Note 12: Debt), which is accounted for under the FVO election, are debt host financial instruments containing embedded features, some of which would otherwise be required

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
to be bifurcated from the debt-host and recognized as separate derivative liabilities subject to initial and subsequent periodic estimated fair value measurements under ASC Topic 815, Derivatives and Hedging. Notwithstanding, ASC 825 provides for the FVO election, to the extent not otherwise prohibited, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.
The estimated fair value adjustment, as required by ASC 825, is recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized as other income (expense) in the accompanying consolidated statements of operations. With respect to the convertible debt, the estimated fair value adjustment is presented as a $25,446 and $45,869 gain and in the change in fair value of debt within “Other income (expense)” in the accompanying consolidated statements of operations, since the change in fair value of the convertible debt payable was not attributable to instrument specific credit risk during the years ended December 31, 2023 and 2022.
Interest expense is expensed as incurred and is included within interest expense in the accompanying consolidated statements of operations,
Cost of Revenues
Cost of services includes employee’s payroll and benefit costs who service customers directly through its home-installation channel and further any inventory utilized in the satisfaction of the performance obligation. It also includes any shipping and handling services for the Company’s inventory.
Selling, General and Administrative Expenses
Selling, general and administrative expenses include corporate administrative payroll and benefit costs, facility and leasehold improvement depreciation and utility costs, repair and maintenance, advertising, insurance, equipment depreciation and professional fees.
Advertising Expenses
Advertising expenses are expensed as they are incurred. These amounted to $691,653 and $355,349 for the years ended December 31, 2023 and 2022, respectively, and are included within selling, general and administrative expenses in the Statements of Operations.
Income Taxes
Income taxes are accounted for under the asset and liability method, as required by ASC Topic 740, Income Taxes. The Company provides for foreign, federal, and state income taxes currently payable. Deferred tax assets and liabilities are recognized for the future tax consequences attributed to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as for tax loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The future realization of deferred tax assets depends on the existence of sufficient taxable income. If, based upon all available evidence, both positive and negative, it is more likely than not (more than 50 percent likely) such deferred tax assets will not be realized, a valuation allowance is recorded.
The Company applies a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company includes only those income tax positions that have a greater than 50 percent likelihood of being sustained upon examination by the taxing authorities. The Company has not identified any uncertain income tax positions as of December 31, 2023 and 2022. The Company recognizes interest and penalties in income tax expense. The Company operates within multiple taxing jurisdictions and in the normal course of business its

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
tax returns are examined in various jurisdictions. The reversal of the accruals for uncertain tax positions is recorded when examinations are effectively settled, statutes of limitation are closed, or tax laws are changed. We are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2019.
Stock-Based Compensation
The Company accounts for share-based payments in accordance with ASC Topic 718, Compensation-Stock Compensation (“Topic 718”). Under Topic 718, the Company measures, and records compensation expense related to share-based payment awards (to employees and non-employees) based on the grant date fair value using the Black-Scholes option-pricing model. Forfeitures are recognized when they occur. The Company calculates the fair value of options granted using the Black-Scholes option-pricing model using the following assumptions:
Expected Volatility — Due to the lack of substantial company-specific historical and implied volatility data of its common stock, the Company has based its estimate of expected volatility on the historical volatility of a group of similar public companies. When selecting these companies on which it has based its expected stock price volatility, the Company selected companies with comparable characteristics, including enterprise value, risk profiles, position within the industry and with historical share price information sufficient to meet the expected term of the stock-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available.
Expected Term — The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. We determined the expected term of the stock options using the simplified method.
Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is equal to the expected term of the options at the grant date.
Dividend Yield — The Company has not declared or paid dividends to date and does not anticipate declaring dividends in the foreseeable future. As such, the dividend yield has been estimated to be zero.
Stock Price — The Company has based the stock price of its most recent acquisition related stated stock price.
Warrants
Warrants are accounted for in accordance with applicable accounting guidance provided in ASC 815, Derivatives and Hedging — Contracts in Entity’s Own Equity as equity instruments based on the specific terms of the warrant agreement. Warrants classified as equity instruments are initially recognized at fair value and are not subsequently remeasured.
Noncontrolling Interest
The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, Consolidation — Other Presentation Matters, which requires the Company to present noncontrolling interests as a separate component of total stockholders’ deficit on the consolidated balance sheets and the consolidated net loss attributable to the noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.
Noncontrolling interest represents the portion of net book value in ACA that is not owned by the Company and is reported as a component in stockholders’ deficit on the Company’s consolidated balance sheets. Net income (loss) is allocated to the noncontrolling interest based on the Company’s noncontrolling ownership percentage held in ACA.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Recently Adopted Accounting Guidance
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), (“ASU 2016-02”). ASU 2016-02 is intended to increase transparency and comparability among organizations relating to leases. Lessees will be required to recognize a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. The FASB retained a dual model for lease classification, requiring leases to be classified as finance or operating leases to determine recognition in the earnings statement and cash flows; however, substantially all leases will be required to be recognized on the balance sheet. As originally issued, ASU 2016-02 requires application at the beginning of the earliest comparative period presented at the time of adoption. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU No. 2018-11”). This standard allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted this standard, effective January 1, 2022, under the alternative transition method as permissible under ASU 2018-11 and will apply this standard to all leases. Upon adoption of this guidance, the Company recorded $240,338 of operating lease right-of-use (“ROU”) assets and operating lease liabilities, and $264,395 of finance lease ROU assets and finance lease liabilities.
The Company recognizes operating lease ROU assets and operating lease liabilities in the consolidated statements of financial condition. ROU assets represent the Company’s right to use an underlying asset during the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the net present value of fixed lease payments over the lease term. The Company’s lease term includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. ROU assets also include any advance lease payments made and are net of any lease incentives. As most of the Company’s operating leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. This rate was determined to be 8% during 2023 and 2022. The incremental borrowing rate is the rate of interest that the Company would expect to pay to borrow over a similar term, and on a collateralized basis, an amount equal to the lease payments in a similar economic environment.
The Company utilized the following practical expedients:
•
Package of practical expedients which eliminates the need to reassess (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) the initial direct costs for any existing leases.

•
The practical expedient whereby the lease and non-lease components will not be separated for all classes of assets.

•
Not to recognize ROU assets and corresponding lease liabilities with a lease term of 12 months or less from the lease commencement date.

For existing leases, the Company did not elect the use of hindsight and did not reassess lease term upon adoption.
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s financial statements as of December 31, 2023.
In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments. ASU 2020-06 eliminates certain models that require separate accounting for embedded conversion features,

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is effective beginning after December 15, 2023 and must be applied using either a modified or full retrospective approach. Early adoption is permitted. The Company adopted this guidance and applied it to its convertible notes issued throughout the years ended December 31, 2023 and 2022.
Recently Released Accounting Pronouncements
In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting — Improvements to Reportable Segment Disclosures. This ASU requires entities to disclose significant segment expense categories and amounts for each reportable segment. This ASU is effective for fiscal years beginning after December 15, 2023. We are currently evaluating the potential effect that the updated standard will have on our financial statement disclosures.
In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for our annual periods beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating this ASU and does not expect the adoption of this standard to have a material impact on its consolidated financial statements and related disclosures.
The Company does not believe that any other recently issued accounting pronouncements not yet adopted will have a material effect on its consolidated financial statements.
NOTE 3: REPORTABLE SEGMENTS
In 2023, the Company reports operations in four reportable segments — Electrification, Decarbonization, OEM/EV and Managed Services representing our different products and services. These are our reportable segments under ASC 280, Segment Reporting. Each of our business segments is managed by a group of executives who reports to our chief executive officer (who is our “chief operating decision maker” under applicable accounting standards). In 2022, the Company operated within our three business segments, Electrification, Decarbonization and OEM/EV which represented separate standalone businesses based on the industries in which we operate.
Our Electrification business segment generally focuses on the HVAC needs of the Company’s customers. This includes the servicing, repairing, installation, or updating of a homeowner’s heating and air conditioning. Our OEM/EV business segment generally focuses on the utilization of developed products for the monitoring of energy utilization and energy resources. Our Decarbonization business segment, which was created in 2022 with the acquisitions of CSH and SES, generally focuses on providing solar-related roof installations, inspections, and repairs to solar energy system integration and maintenance programs. This segment also sells solar panels to its customers. This results in its customer’s overall reduction in energy costs with a focus on a reduction of a customer’s carbon footprint. Lastly, our Managed Services business segment, which was created in 2023 with the entering into the Company’s Managed Service Arrangements, focuses on managing the day-to-day operations for third party businesses that compete in the solar and HVAC industry.
In evaluating financial performance, we focus on operating (loss) income from operations as a segment’s measure of profit or loss. Segment operating (loss) income from operations is (loss) income before interest expense, other expense, other income, unallocated corporate costs, and income taxes. Certain corporate assets consisting of cash, prepaid expenses and property, plant and equipment are not allocated to the segments. The accounting policies of our business segments are the same as those described above in the summary of significant accounting policies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following tables present Revenue, Cost of revenues, Selling, general and administrative, loss from operations, total assets, and capital expenditures for the years ended (or at) December 31, 2023 and 2022, respectively, by reportable segment. Certain unallocated corporate amounts consisted primarily of general and administrative expenses, other income (expense), and unallocated assets and capital expenditures.
	Year ended December 31, 2023
	Electrification	Decarbonization	OEM/EV	Managed Services	Total
Revenues	$8,399,427	$10,009,499	$945,406	$617,907	$19,972,239
Cost of revenue	6,169,957	6,983,833	1,371,150	410,022	14,934,962
SG&A	3,697,119	3,808,545	697,688	283,958	8,487,310
Loss on impairment	157,103	24,750	—	—	181,853
Segment (loss) income from operations	(1,624,752)	(807,629)	(1,123,432)	(76,073)	(3,631,886)
Unallocated corporate costs					3,832,985
Consolidated loss from operations					(7,464,871)
Total Assets as of December 31, 2023	3,034,752	3,576,655	836,954	215,315	7,663,676
Unallocated corporate assets					5,492,797
					13,156,473
Segment capital expenditures	41,771	—	—	—	41,771
	Year ended December 31, 2022
	Electrification	Decarbonization	OEM/EV	Total
Revenues	$8,300,061	$6,211,517	$929,737	$15,441,315
Cost of revenue	5,783,274	4,705,090	915,860	11,404,224
Selling, general and administrative	2,936,017	1,649,804	801,170	5,386,991
Loss on impairment	589,299	—	—	589,299
Segment loss from operations	(1,008,529)	(143,377)	(787,293)	(1,939,199)
Unallocated corporate costs				1,928,390
Consolidated loss from operations				(3,867,589)
Assets as of December 31, 2022	3,972,307	4,322,764	2,134,948	10,430,019
Unallocated Assets as of December 31, 2022				627,786
Total assets as of December 31, 2022				11,057,805
Segment capital expenditures	18,298	—	145,590	163,888
Unallocated capital expenditures				—
Total capital expenditures as of December 31, 2022				163,888
The following table presents a reconciliation of business segment operating loss to net loss from continuing operations before income taxes for each period:
	Years ended December 31,
	2023	2022
Reported segment loss from operations	$(3,631,886)	$(1,939,199)
Unallocated corporate costs	(3,832,985)	(1,928,390)
Interest expense	(1,431,354)	(281,808)
Loss on extinguishment of debt	(370,320)	—
Other income	67,691	65,408
Loss before income taxes	$(9,198,854)	$(4,083,989)
Income tax benefit	—	541,406
Net loss	$(9,198,854)	$(3,542,583)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 4: REVENUE RECOGNITION
The following table summarizes disaggregated revenue information by geographic area based upon the customer’s country of domicile:
	For the years ended December 31,
	2023	2022
United States	$19,024,606	$14,657,176
India	947,633	784,139
Total	$19,972,239	$15,441,315
Contract Liabilities
Contract liabilities consist of deferred revenue and customer deposits which arise when amounts are billed to or collected from customers in advance of revenue recognition.
The following table summarizes the contract liability activity for the years ended December 31, 2023 and 2022:
Balance as of December 31, 2021	$74,431
Recognition of revenue recorded as a contract liability as of December 31, 2021	(74,431)
Deferral of revenue billed in the current period	643,254
Balance as of December 31, 2022	$643,254
Recognition of revenue recorded as a contract liability as of December 31, 2022	(643,254)
Deferral of revenue billed in the current period, net of recognition of revenue	1,120,817
Balance as of December 31, 2023	$1,120,817
As a practical expedient, the Company has elected not to disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations, as our contracts have an original expected duration of less than one year.
Contract Assets
Contract assets consist of work in process for unrecognized revenue. The following table summarizes the contract asset activity for the year ended December 31, 2023 as the Company recorded no contract assets as of December 31, 2022 nor December 31, 2021:
Balance as of December 31, 2022	$—
Recognition of costs to fulfill during the year ended December 31, 2023, net of amortization	343,646
Balance as of December 31, 2023	$343,646
NOTE 5: INVENTORIES
Inventories are stated at the lower of cost (average cost method) or net realizable value. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete or slow-moving based on changes in customer demand, technology developments or other economic factors. The Company recognized a reduction of $187,098 and $0 in the carrying value of its inventories during the years ended December 31, 2023 or 2022.
Inventories consist of parts for the satisfaction of the Company’s performance obligations. These parts primarily consist of manufacturing hardware, wiring, and piping. The Company’s inventory balances consisted of the following at December 31 2023 and 2022:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
	December 31,
	2023	2022
Parts	$250,700	$629,454
Finished Goods	26,643	26,760
Total	$277,343	$656,214
NOTE 6: BUSINESS COMBINATIONS
Cazeault Solar & Home, LLC
Pursuant to a membership interest purchase agreement effective January 1, 2022, by and between the Company and Cazeault Solar & Home, LLC, the Company acquired CSH, a Massachusetts limited liability company. Consideration for the total allocable purchase price consisted of $950,000. Total consideration included cash of $350,000, issuance of the Company’s common stock having a fair value of $200,000, and $400,000 representing two seller secured promissory notes (see Note 12: Debt). In connection with the CSH acquisition, we incurred $19,000 of acquisition-related costs which were recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2022.
The Company’s consolidated financial statements for the year ended December 31, 2022 include CSH’s results of operations from January 1, 2022, the acquisition date. The Company’s consolidated financial statements as of December 31, 2022, reflect the final purchase accounting adjustments in accordance with ASC 805.
The purchase price exceeded the aggregate fair value of the acquired assets and assumed liabilities at the acquisition date by approximately $880,363. Such excess amount has been recognized as goodwill within our Decarbonization segment. The goodwill is attributed to the expected enhanced operational scale, market diversification, synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.
Cash	$244,500
Accounts receivable	217,500
Property and equipment, net	38,300
Customer relationships	114,000
Tradename	115,000
Goodwill	880,363
Accounts payable	(155,700)
Accrued expenses and other current liabilities	(222,000)
Deferred tax liabilities	(62,563)
Debt	(219,400)
Purchase Price	$950,000
The estimated useful lives of those intangible assets acquired associated with the CSH acquisition were as follows:
Customer relationships	15 years
Tradename	3 years
Bourque Heating & Cooling Company, Inc.
Pursuant to a stock purchase agreement effective February 14, 2022, by and between the Company and Bourque Heating & Cooling Company, Inc., the Company acquired BHC, a Massachusetts limited liability

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
company. Consideration for the total allocable purchase price consisted of $1,389,000. Total consideration included $789,000 in cash, and the issuance of a $600,000 secured promissory note (see Note 12: Debt). In connection with the BHC acquisition, we incurred $22,000 of acquisition-related costs which were recorded in selling, general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2022.
The Company’s consolidated financial statements for the year ended December 31, 2022 include BHC’s results of operations from February 14, 2022, the date of acquisition. The Company’s consolidated financial statements as of December 31, 2022, reflect the final purchase accounting adjustments in accordance with ASC 805.
The purchase price exceeded the aggregate fair value of the acquired assets and assumed liabilities at the acquisition date by $624,202. Such amount has been recognized as goodwill within our Electrification segment. We attribute this goodwill to enhanced financial and operational scale, market diversification, opportunities for synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.
Cash	$122,000
Inventory	5,300
Property and equipment, net	91,400
Customer relationships	546,000
Noncompetition agreement	34,000
Tradename	184,000
Goodwill	624,202
Accounts payable	(9,177)
Deferred tax liabilities	(208,725)
Purchase Price	$1,389,000
The estimated useful lives of those intangible assets acquired associated with the BHC’s acquisition were as follows:
Customer relationships	15 years
Noncompetition agreement	5 years
Tradename	10 years
Airflow Service Company, Inc.
Pursuant to a stock purchase agreement effective May 1, 2022, by and between the Company and Airflow Service Company, Inc., the Company acquired AFS, a Virginia Corporation. Consideration for the total allocable purchase price of $750,000. Total consideration included $101,000 in cash and issuance of $649,000 of a secured promissory note (see Note 12: Debt). In connection with the AFS acquisition, we incurred $12,000 of acquisition-related costs which were recorded in Selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2022.
The Company’s consolidated financial statements for the year ended December 31, 2022 include AFS’s results of operations from May 1, 2022, the acquisition date. The Company’s consolidated financial statements as of December 31, 2022, reflect the final purchase accounting adjustments in accordance with ASC 805.
We completed the allocation of the purchase price, which resulted in the purchase price exceeding the aggregate fair value of the acquired assets and assumed liabilities at the acquisition date by $285,383. Such amount has been recognized as goodwill within our Electrification segment. The goodwill is attributed to the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
expected enhanced operational scale, market diversification, synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.
Cash	$97,000
Accounts receivable	1,000
Prepaid expenses and other current assets	10,000
Property and equipment, net	43,000
Customer relationships	330,000
Noncompetition agreement	26,000
Tradename	135,000
Goodwill	285,383
Accounts payable	(51,000)
Deferred tax liabilities	(126,383)
Purchase price	$750,000
The estimated useful lives of those intangible assets acquired associated with the AFS acquisition were as follows:
Customer relationships	15 years
Noncompetition agreement	5 years
Tradename	10 years
The Company determined that the acquisition of AFS was deemed significant to the Company in accordance with S-X Rule 3-05. For further information regarding the pro forma statement of operations for the year ended December 31, 2022 as required by ASC 805, Business Combinations, see below.
Blue Sky Electric, Inc.
Pursuant to a stock purchase agreement effective August 1, 2022, by and between the Company and Blue Sky Electric, Inc., the Company acquired BSE, a Massachusetts Corporation. Consideration for the total allocable purchase price consisted of the issuance of 5,000 shares of common stock of the Company having an agreed-upon value of $7.71 per share, or $38,550.
The Company’s consolidated financial statements for the year ended December 31, 2022 include BSE’s results of operations from August 1, 2022, the date of acquisition. The Company’s consolidated financial statements as of December 31, 2022, reflect the final purchase accounting adjustments in accordance with ASC 805.
The purchase price was de minimus, and a valuation was not performed; therefore, the entire purchase price was allocated to goodwill within our Decarbonization segment. The goodwill is attributed to the expected enhanced operational scale, market diversification, synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.
Florida Solar Products, Inc.
Pursuant to a stock purchase agreement dated December 28, 2022, by and between the Company and Florida Solar Products, Inc., the Company acquired FSP, a Florida Corporation. Consideration for the total allocable purchase price was $1,720,000. Total consideration included $450,000 in cash, issuance of $1,270,000 of secured promissory notes (see Note 12: Debt) and up to $750,000 associated with a contingent payment in the future if FSP achieves certain non-GAAP targets in year 2023. The total fair value of this contingent liability was determined to be $57,694, at the date of acquisition, which is included in “Accrued

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
expenses and other current liabilities”. In connection with the FSP acquisition, we incurred $30,000 of acquisition-related costs which were recorded in Selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2022.
The Company’s consolidated financial statements for the year ended December 31, 2022 include FSP’s results of operations from December 28, 2022, the date of acquisition. The Company’s consolidated financial statements as of December 31, 2022, reflect the final purchase accounting adjustments in accordance with ASC 805.
The purchase price exceeded the aggregate fair value of the acquired assets and assumed liabilities at the acquisition date by $687,735. Such excess amount has been recognized as goodwill within our Decarbonization segment. The goodwill is attributed to the expected enhanced operational scale, market diversification, synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.
Cash	$99,000
Accounts receivable	251,700
Inventory	343,500
Prepaid expenses and other current assets	42,800
Property and equipment, net	445,100
Customer relationships	215,000
Noncompetition agreement	31,000
Tradename	321,000
Goodwill	687,735
Accounts payable	(247,300)
Accrued expenses and other current liabilities	(134,300)
Deferred tax liabilities	(143,735)
Debt	(191,500)
Purchase Price	$1,720,000
The estimated useful lives of those intangible assets acquired associated with the FSP acquisition were as follows:
Customer relationships	15 years
Noncompetition agreement	5 years
Tradename	10 years
The Company determined that the acquisition of AFS was deemed significant to the Company in accordance with S-X Rule 3-05. For further information regarding the pro forma statement of operations for the year ended December 31, 2022 as required by ASC 805, Business Combinations, see below.
Unaudited Pro Forma Statement of Operations
The Company determined that the acquisitions of both AFS and FSP were deemed significant to the Company for the year ended December 31, 2022 in accordance with S-X Rule 3-05. As required by ASC 805, Business Combinations, the following unaudited pro forma statement of operations for the year ended December 31, 2022 give effect to the AFS acquisition and FSP acquisition as if they had been completed on January 1, 2022. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results would have been during the periods presented had the AFS and FSP acquisitions been completed during the periods presented. In addition, the unaudited pro forma financial information does not purport to project future operating results. The pro forma statement

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
of operations do not fully reflect: (1) any anticipated synergies (or costs to achieve synergies) or (2) the impact of non-recurring items directly related to the acquisition of AFS and FSP.
	ConnectM historical financial information	AFS historical financial information	Transaction Accounting Adjustments (acquisition of AFS)	Pro forma financial information (adjusted for acquisition of AFS)	FSP historical financial information	Transaction Accounting Adjustments (acquisition of FSP)	Pro forma results (combined)
Revenues	$15,441,315	$500,918	—	$15,942,233	$4,887,822	—	$20,830,055
Net income (loss)	(3,542,583)	(139,190)	(41,000)(1)	(3,710,773)	399,500	(52,000)(3)	(3,333,273)
			12,000(2)			30,000(4)

Unaudited pro forma transaction accounting adjustments for the AFS acquisition include adjustments to reflect the following:
(1)
An adjustment to reflect additional amortization of $41 thousand for the year ended December 31, 2022, that would have been charged assuming the fair value adjustments to intangible assets and property and equipment had been applied on January 1, 2022.

(2)
An adjustment to reverse acquisition-related fees and expenses of $12 thousand for the year ended December 31, 2022.

Unaudited pro forma transaction accounting adjustments for the FSP acquisition include adjustments to reflect the following:
(3)
An adjustment to reflect additional amortization of $52 thousand for the year ended December 31, 2022, that would have been charged assuming the fair value adjustments to intangible assets and property and equipment had been applied on January 1, 2022.

(4)
An adjustment to reverse acquisition-related fees and expenses of $30 thousand for the year ended December 31, 2022.

NOTE 7: PROPERTY AND EQUIPMENT
Property and equipment consist of the following at December 31, 2023 and 2022:
	As of December 31,
	2023	2022
Furniture and fixtures	$90,661	$35,279
Machinery and equipment	61,731	87,071
Vehicles	814,531	531,232
Property improvements	49,255	49,255
Building	570,000	570,000
Property and Equipment	1,586,178	1,272,837
Less: Accumulated Depreciation	(448,479)	(191,880)
Total	$1,137,699	$1,080,957
Included within the above table are Property and equipment assets acquired as part of the Company’s acquisitions of CSH, BHC, AFS and FSP in 2022. See Note 6: Business Combinations.
During the year ended December 31, 2023, the Company abandoned vehicles with a net book value of $29,242 from ACA, CSH and AFS, which is included in selling, general and administrative expenses on the accompanying consolidated statements of operations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Depreciation expense was $259,222 and $132,890 for the years ended December 31, 2023 and 2022, respectively.
NOTE 8: INTANGIBLE ASSETS
Identifiable intangible assets consist of the following at December 31, 2023 and 2022:
	December 31, 2023
	Gross Amount	Accumulated Amortization	Net Amount
Customer relationships	$1,445,000	$(582,256)	$862,744
Tradename	923,000	(216,501)	706,499
Noncompetition agreements	126,000	(82,037)	43,963
Intellectual property	35,186	(20,073)	15,113
Internally developed software	439,617	(227,061)	212,556
Total	$2,968,803	$(1,127,928)	$1,840,875
	December 31, 2022
	Gross Amount	Accumulated Amortization	Net Amount
Customer relationships	$1,523,000	$(379,742)	$1,143,258
Tradename	999,000	(173,777)	825,223
Noncompetition agreements	169,000	(77,282)	91,718
Intellectual property	35,186	(15,613)	19,573
Internally developed software	400,754	(138,967)	261,787
Total	$3,126,940	$(785,381)	$2,341,559
Intangible assets are amortized over their estimated useful lives of 3 to 15 years using the straight-line method. Amortization expense was $517,175 and $352,593 for the years ended December 31, 2023 and 2022, respectively. Amortization expense over the next five years and thereafter is expected to be as follows below. The below does not include $97,446 of capitalized costs for internally developed software that are still in the development stage and not currently subject to amortization.
Year ending December 31,	Amount
2024	$420,676
2025	306,065
2026	240,851
2027	184,593
2028	156,170
Thereafter	435,074
Total	$1,743,429
Impairment of Long-Lived Assets Other than Goodwill
During the fourth quarter of 2022, the Company determined that based on recent recurring losses and negative financial performance, the carrying value of certain definite-lived customer relationship, tradename and noncompetition agreement intangible assets may not be recoverable. As a result, the Company performed a recoverability test on certain asset groups containing definite-lived intangible assets. The Company evaluated the recoverability of the related intangible assets to be held and used by using level 3 inputs and comparing the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset to determine if the carrying value is not recoverable. The recoverability test indicated that the DT reporting unit and specifically, one customer relationship, tradename and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
noncompetition agreement intangible asset were impaired. As a result, the Company recorded customer relationship, tradename, and noncompetition intangible asset impairments of $41,747, $55,569 and $1,247, respectively, during the year ended December 31, 2022. During the fourth quarter of 2023, the Company determined that based upon the contractual terms of its noncompete agreement acquired in connection with the acquisition of FSP, the noncompete was deemed to be impaired. As a result, the Company recorded a noncompetition intangible asset impairment of $24,750 during the year ended December 31, 2023. These impairments are recorded within the caption “Loss on Impairment” in the consolidated statement of operations and comprehensive loss.
NOTE 9: GOODWILL
The Company determined the fair value for each reporting unit in our goodwill impairment assessment using both a discounted cash flow analysis and a multiples-based market approach for comparable companies. We utilized third-party valuation advisors to assist us with these valuations. These analyses included significant judgment, including short-term and long-term forecast of operating performance, discount rates based on our weighted average cost of capital, revenue growth rates, profitability margins, capital expenditures and the timing of future cash flows. These impairment assessments incorporate inherent uncertainties, including supply and demand for our services, utilization forecasts, pricing forecasts and future market conditions, which are difficult to predict in volatile economic environments and could result in impairment charges in future periods if actual results materially differ from the assumptions utilized in our forecasts.
Based upon our impairment assessments as of December 31, 2022, we determined the carrying amount of our AFS, DT, and BAC reporting units exceeded their fair value. As a result, we recorded $490,736 in goodwill impairment charges on those reporting units during the year ended December 31, 2022. Based upon our impairment assessments as of December 31 2023, we determined the carrying amount of our ACA reporting unit exceeded its fair value. As a result, we recorded $157,103 in goodwill impairment charges on the ACA reporting unit. These impairment amounts are included in “Loss on impairment” within the accompanying consolidated statements of operations.
The table below reconciles the change in the carrying amount of goodwill, by business segment, for the period from January 1, 2022 to December 31, 2023:
	Electrification	Decarbonization	OEM/EV	Total
Balance as of January 1, 2022	$378,225	$—	$—	$378,225
Acquisitions	909,586	1,606,647	—	2,516,233
Impairment	(490,736)	—	—	(490,736)
Balance as at December 31, 2022	$797,075	$1,606,647	$—	$2,403,722
Impairment	(157,103)	—	—	(157,103)
Balance as at December 31, 2023	$639,972	$1,606,647	$—	$2,246,619
NOTE 10: CONVERTIBLE NOTE RECEIVABLE
In August, September, and November 2023, the Company issued $445,000 to Monterey Capital Acquisition Corporation (“MCAC”) in the form of convertible notes for working capital purposes. The convertible notes are to be repaid to the Company upon consummation of a Business Combination, without interest, or at the Company’s option, convertible into Private Warrants at a price of $1.00 per warrant. See Note 19: Merger Agreement.
As of December 31, 2023, $445,000 was due to the Company, included in “Convertible note receivable” in the accompanying consolidated balance sheet.
NOTE 11: LEASES
The Company’s operating lease portfolio primarily includes corporate offices and call centers. The majority of its leases have remaining lease terms of one year to five years, some of which include options to

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
extend the leases for up to five years, and others include options to terminate the leases within one year. Exercises of lease renewal options are typically at the Company’s sole discretion and are included in its ROU assets and lease liabilities based upon whether the Company is reasonably certain of exercising the renewal options. The Company has lease agreements with lease and non-lease components, which are accounted for together as lease components. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
The Company’s leases do not require any contingent rental payments or impose any financial restrictions. The Company’s leases do not include residual value guarantees or renewal options. Some of the Company’s leases do include escalation clauses. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not act as a lessor in any lease arrangements.
The components of lease expenses were as follows for the years ended December 31, 2023 and 2022:
	Year Ended December 31, 2023	Year Ended December 31, 2022
Operating lease costs(1)	$168,995	$111,062
Finance lease costs
Amortization of ROU assets	118,851	87,184
Interest on lease liabilities	18,956	26,643
Total lease costs	$306,802	$224,889

(1)
The total cash paid for amounts included in the measurement of lease liabilities for years ended December 31, 2023 and 2022 included the following:

	December 31, 2023	December 31, 2022
Operating cash outflows from operating leases	$(166,060)	$(109,952)
Financing cash outflows from finance leases	(90,409)	(57,098)
Lease term and discount rate were as follows:
December 31, 2023
Weighted-average remaining lease term (in years)
Operating leases	2.52 years
Finance leases	2.55 years
Weighted-average discount rate
Operating leases	8.00%
Finance leases	8.00%
Maturities of lease liabilities under non-cancelable leases as of December 31, 2023 are summarized as follows:
	Finance Leases	Operating Leases	Total
2024	118,020	120,425	238,445
2025	116,266	119,007	235,273
2026	65,393	51,434	116,827
2027	24,840	23,218	48,058
Total undiscounted lease payments	324,519	314,084	638,603
Less: imputed interest	(22,333)	(26,237)	(48,570)
Total lease liabilities	$302,186	$287,847	$590,033

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 12: DEBT
Secured Promissory Note Agreement
In February of 2022, the Company entered into secured promissory note agreements with two lenders. In connection with the issuance of the secured promissory notes, the Company issued warrants to each lender that may be converted into shares of common stock of the Company. The secured promissory notes mature in February of 2025. Interest is charged at an annual simple rate of 9.25%, which increases to 12% upon the occurrence of an Event of Default, defined as the following. “Event of Default” shall be deemed to have occurred if: (i) the Company fails to pay any installment of principal or interest on any of its debt when due and such failure continues for a period of thirty (30) days after the due date; (ii) the Company breaches any material covenant or other term or condition of the secured promissory note agreements, which breach results in a material adverse effect to the lenders and such breach, if capable of cure, continues for a period of thirty (30) days after the Company shall have received written notice of such breach from any lender; (iii) any representation or warranty of the Company made in any agreement, statement or certificate given in writing pursuant the secured promissory note agreements or in connection therewith shall be shown to have been deliberately false or misleading and, if capable of cure, shall not be cured for a period of forty-five (45) days after the Company shall have received written notice of such false or misleading representation or warranty from any lender; (iv) the Company becomes bankrupt, commits any act of bankruptcy, becomes the subject of any proceedings or action, including actions of any regulatory agency or any court, relating to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, which, in any case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (v) any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets (a) for more than $1,000,000, or (b) which grants injunctive relief that results, or creates a material risk of resulting in a material adverse effect upon the Company and, in either case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (vi) the Company fails to make any payment when due.
The debt discount at issuance of these notes amounted to $82,861. Amortization expense related to the debt discount amounted to $27,620 and $23,017 for the years ended December 31, 2023 and 2022, respectively, and is included within “Interest expense” in the accompanying statement of operations and comprehensive loss. The unamortized debt discount as of December 31, 2023 and 2022 amounted to $32,224 and $59,844, respectively.
There were 23,332 warrants that were issued in connection with the issuance of the secured promissory notes that have an exercise price of $12.00 per share. The fair value of these warrants amounted to $82,861. Such warrants are exercisable at any point for a period of 10 years from the date issued. The warrants are not transferable, nor do they carry any voting rights or other rights of a shareholder. The holders of the warrants cannot net settle, and all exercises of such warrants must be completed in cash.
During the year ended December 31, 2023, the Company issued an additional $5,510,000 of secured promissory notes with terms similar to those described above (the “2023 Promissory Notes”). However, no warrants were issued in connection with the issuance of these additional secured promissory notes. These Promissory Notes have maturity dates ranging from November of 2023 to December of 2024. For the notes with original maturity dates prior to the date these financial statements are issued, the Company reached agreements with the noteholders to extend the maturity date to the earlier of May 31, 2024 or the date of the transaction with MCAC. The notes accrue interest at a simple annual interest rate that ranges from 18% to 24.0%. Additionally, the Company is not required to make any payments under these promissory notes prior to maturity.
The total amount outstanding under these promissory note agreements as of December 31, 2023 and 2022 were $7,410,000 and $1,900,000, respectively.
Convertible Notes
The Company issued $1,350,000 of convertible notes in September of 2022. On February 22, 2023, the convertible notes were amended to clarify how these Convertible Notes convert. The convertible notes include

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
an automatic conversion upon the occurrence of a Qualified Financing, defined below. These convertible notes convert at a quotient, the numerator of which is the entire principal of the convertible notes and any interest accrued and the denominator is the lesser of 80% of the price per share to be sold in a financing event, or $7.00 per share, adjusted for stock dividend, stock split, combination, or other similar recapitalization with respect to such class or series. This modification did not change the future cash flows of the notes.
These convertible notes mature on the earlier of two years from the date of issuance (September 2024), or upon the consummation of a Qualified Financing. A Qualified Financing is defined as the next transaction or series of transactions after the issuance of the convertible notes in which the Company sells shares of its privately issued equity securities resulting in gross proceeds to the Company of at least $5 million, not including the convertible notes. Interest is charged at an annual (simple) rate of 5.0%; the rate increases to 8.0% upon the occurrence of an Event of Default. An “Event of Default” shall be deemed to have occurred if: (i) the Company fails to pay any installment of principal or interest on any debt when due and such failure continues for a period of fifteen (15) business days after receipt of notice thereof from the respective holder of such debt; (ii) the Company breaches any material covenant or other term or condition of the convertible notes, which breach results in a material adverse effect to the respective Company and such breach, if capable of cure, continues for a period of thirty (30) days after the date upon which the Company shall have received written notice of such breach from such lender; (iii) any material representation or warranty of the Company made in any agreement, statement or certificate given in writing pursuant to the convertible notes agreement or in connection herewith shall be shown to have been deliberately false or misleading and, if capable of cure, shall not be cured for a period of thirty (30) days after the date upon which the Company shall have received written notice of such false or misleading representation or warranty from any lender; (iv) the Company becomes bankrupt, commits any act of bankruptcy, becomes the subject of any proceedings or action, including actions of any regulatory agency or any court, relating to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, which, in any case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (v) any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $100,000, or which grants injunctive relief that results or is likely to result in a material adverse effect upon the Company and, in either case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; or (vi) the Company shall fail to make any payment when due (taking into effect any applicable grace or cure periods) of any other indebtedness, or fail to perform or observe the terms of any agreement or instrument related to any indebtedness and such failure shall cause the acceleration of such indebtedness. The Company is not required to make principal payments on these notes.
During the year ended December 31, 2023, the Company issued an additional $900,000 of convertible notes with the same terms as described above.
The Company accounts for these convertible notes outstanding, under the fair value option, which resulted in a remeasurement gain of approximately $25,446 and $45,869 for the years ended December 31, 2023 and 2022, respectively. The unpaid principal balance as of December 31, 2023 and 2022 was $2,250,000 and $1,350,000, respectively.
Small Business Administration (SBA) Loans
On June 5, 2020, the Company entered into an SBA Loan agreement in the amount of $150,000. The payment terms under this loan required monthly payments of $731 per month for a total of thirty years. In 2021, this loan was amended to increase the total borrowing to $475,000 with monthly payments of $1,484 for a total of thirty years. Interest under this SBA loan is to accrue at 3.75% annually on funds outstanding as of the anniversary date of the initial borrowing. The total amounts outstanding under this SBA loan as of December 31, 2023 and December 31, 2022 was $475,000. This loan matures in June 2050.
In 2022, in connection with the acquisition of FSP and CSH, see Note 6: Business Combinations, the Company assumed two additional SBA loans for $150,000 each. The payment terms under these loans required monthly payments of $731 per month for a total of thirty years. Interest under each of these SBA loans is to accrue at 3.75% annually on funds outstanding as of the anniversary date of the initial borrowing.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The total amounts outstanding under these SBA loans as of December 31, 2023 and 2022 was $293,956 and $300,000, respectively. These loans mature in June 2050.
The SBA loans are collateralized by all tangible and intangible personal property of the Company.
PPP (Paycheck Protection Program) Loan
On May 4, 2020, the Company entered into a PPP Loan agreement in the amount of $151,000. Payments were not required under the loan for a period from six months from the date of the initial borrowing, upon which payments are required to be made monthly. Interest under this PPP loan accrues at 1.00% annually on funds outstanding. The maturity date of this loan is May 4, 2025. The total amount outstanding under this PPP loan as of December 31, 2023 and 2022 was $59,350 and $100,740, respectively.
The PPP loan is collateralized by all tangible and Intangible personal property of the Company.
Vehicle Notes
The Company has obtained several vehicles over a long period since inception. Each vehicle has its own standalone loan. As of December 31, 2023 the company has a total of twelve vehicle loans. The maturities of these vehicle notes outstanding as of December 31, 2023 range from 2026 through 2029. Interest rates range from 4.99% to 17.37% and total payments range from $435 — $1,628 per month. The outstanding principal balance of these loans at December 31, 2023 and 2022 was $497,957 and $281,003, respectively.
BAC Seller Note
On December 1, 2020, the Company entered into the BAC Seller Note for a principal sum of $200,000. This Seller Note requires payments of principal and interest in the amount of $3,867 due monthly. Interest under this Seller Note accrues at a rate of 6% per year. The maturity date of this note is November 1, 2025. The total amount outstanding under this Seller Note as of December 31, 2023 and 2022 was $83,810 and $123,867, respectively. The note is secured by a mortgage of certain real estate property entered into by one of its wholly owned subsidiaries.
ACA Seller Note
On June 18, 2021, the Company entered into the ACA Seller Note for a principal sum of $225,000. The Seller Note requires payments of principal and interest in the amount of $4,350 due monthly. Interest under this Seller Note accrues at a rate of 6% per year. The total amount outstanding under this Seller Note as of December 31, 2023 and 2022 was $124,627 and $160,890, respectively. The maturity date of this note is May 17, 2026. The note is secured by a pledge of all of the issued and outstanding equity securities of ACA owned by the former owner.
CSH Seller Notes
In connection with the acquisition of CSH, the Company entered into the First CSH Seller Note with a former owner of CSH for a principal sum of $200,000, which matures in December 2026. The quarterly payments of $13,869 under the First CSH Seller Note commenced on April 1, 2022 and are required to be made in sixteen equal quarterly installments. Interest under this First CSH Seller Note accrues at a rate of 5.0% per year. The First CSH Seller Note can be prepaid at any time without additional cost or penalty. The total amount outstanding under this First CSH Seller Note as of December 31, 2023 and 2022 was $117,367 and $165,464, respectively. The note is secured by a pledge of all of the issued and outstanding equity securities of CSH owned by the Company.
In connection with the acquisition of CSH, the Company entered into the Second CSH Seller Note with a former owner of CSH for a principal sum of $200,000, which matures in December 2026. The quarterly payments of $13,869 under the Second CSH Seller Note commenced on April 1, 2022 and are required to be made in sixteen equal quarterly installments. Interest under this Second CSH Seller Note

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
accrues at a rate of 5.0% per year. The Second CSH Seller Note can be prepaid at any time without additional cost or penalty. The total amount outstanding under this Second CSH Seller Note as of December 31, 2023 and 2022 was $117,367 and $165,464, respectively. The note is secured by a pledge of all of the issued and outstanding equity securities of CSH owned by the Company.
BHC Seller Note
In connection with the acquisition of BHC, the Company entered into the BHC Seller Note with the former owners of BHC for a principal sum of $600,000. The payments under the BHC Seller Note commenced on February 28, 2023 and are required to be made in three annual installments. Interest under this BHC Seller Note is calculated on the basis of a 360-day year of twelve 30-day months but accrues and is payable based upon the actual number of days elapsed. This BHC Seller Note accrues interest at an annual rate of the minimum applicable federal rate of interest in effect as of the date of the BHC Seller Note plus 3.0%. The average rate of this loan amounted to 7.50% for the year ended December 31, 2023 and 2022, respectively. The total amount outstanding under this First CSH Seller Note as of December 31, 2023 and 2022 was $400,000 and $600,000, respectively. The maturity date of this note is February 28, 2025. The note is secured by a pledge of all of the issued and outstanding equity securities of BHC owned by the Company.
AFS Seller Note
In connection with the acquisition of AFS, the Company entered into the AFS Seller Note with the former owners of AFS for a principal sum of $649,000, which matures in July 2026. The quarterly payments under the AFS Seller Note amount to $45,927 and commence on July 1, 2022, and are required to be made in sixteen equal quarterly installments. Interest under this AFS Seller Note accrues at a rate of 6.0% per year. The AFS Seller Note can be repaid at any time without additional cost or penalty. The total amount outstanding under this AFS Seller Note as of December 31, 2023 and 2022 was $462,531 and $612,808, respectively. The note is secured by the Company’s ownership interest in AFS, including all inventory and equipment of the Company.
FSP Seller Note
On December 28, 2022, the Company entered into the FSP Seller Note with an external third party for a principal sum of $900,000, which matures in February 2028. The payments under the FSP Seller Note began on February 1, 2023 and are required to be made in sixty equal monthly installments of $17,400. Interest under this FSP Seller Note accrues at a rate of 6.0% per year. The FSP Seller Note can be repaid at any time without additional cost or penalty. The total amount outstanding under this FSP Seller Note as of December 31, 2023 and 2022 was $768,063 and $900,000, respectively. The note is secured by a pledged security interest with the former owner of FSP. As a result of the allegations brought forth as described within Note 14: Commitments and Contingencies, the holder of the FSP Seller has communicated that it believes this FSP Seller Note is in default
Real Estate Promissory Note
On December 29, 2022, a wholly owned subsidiary of the Company entered into a Real Estate Promissory Note for land in Florida for a principal sum of $370,000, which is collateralized by real estate. The Real Estate Promissory Note commenced on December 29, 2022. The Real Estate Promissory Note was scheduled to mature on July 29, 2023. The Real Estate Promissory Note holder has initiated collection of the Real Estate Promissory Note and has communicated that it believes the Real Estate Promissory Note is in default. See Note 14: Commitments and Contingencies. The Company does not believe that there are any cross default provisions within the Real Estate Promissory Note that would cause default of any of its other debt. The total amount outstanding under this Real Estate Promissory Note as of December 31, 2023 and 2022 was $370,000. The Real Estate Promissory Note is secured by a mortgage on the property.
Promissory Note — Related Party
The Company, in September 2016, entered into an unsecured promissory note with Avanti Computing PVT, Ltd., a related party which has ownership in common, for an original principal sum of 90 million INR.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The note has a 14% annual interest rate. Payments of interest and principal are made sporadically as there is no set payment schedule for the note. The note also does not have a maturity date and the full note balance is to be paid over time. The total outstanding amount as of December 31, 2023 and 2022 was 7.1 million INR, which translated to $85,437 and $85,822, respectively. Total interest expense recognized on this note for the years ended December 31, 2023 and 2022 were $12,040 and $12,654, respectively. Total interest accrued as of December 31, 2023 and 2022 was $64,612 and $75,087, respectively.
Business Line of Credit
In January 2023, the Company opened a business line of credit with American Express and borrowed $74,400. The maximum amount the Company can take out on the line of credit is $74,400. The line of credit has an interest rate of 13%. This business line of credit matured in September of 2023 and was repaid by the Company. There is no current availability under this business line of credit as of December 31, 2023.
Libertas (Sale of Future Receipts)
On April 25, 2023, the Company entered into a sale of Future Receipts agreement with Libertas Funding, LLC, an independent third party (“Libertas”). Pursuant to this agreement, the Company sold and assigned $1,597,144 of Future Receipts in exchange for net cash proceeds of $1,176,000, including a fee of $24,000. As a result, the Company recorded a discount of $421,144. Under the agreement, the Company agreed to pay the third party a minimum of $30,174 of weekly sales receipts until the Future Receipts have been collected. for the term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. On November 2, 2023, the Company amended this agreement with Libertas to extend the weekly sales receipts period to one year from the amendment date, requiring weekly sales receipts of $17,700 until the remaining Future Receipts have been collected. Due to this refinancing, Libertas forgave a portion of this debt outstanding totaling $162,080, which the Company recorded within “Loss on extinguishment of debt” in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2023. Further in connection with this amendment, the Company incurred an incremental fee of $100,000. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50.
Similarly, to the transaction in April, on August 7, 2023, the Company entered into a sale of Future Receipts Agreement with Libertas to which it sold and assigned $1,290,000 of future receipts in exchange for net proceeds of $980,000, including a fee of $20,000. As a result the Company recorded a discount of $310,000. Under the agreement that the Company agrees to pay the third party approximately $25,595 weekly until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. On November 29, 2023, the Company amended this agreement with Libertas to borrow an incremental $370,543. Due to this refinancing, Libertas forgave a portion of this debt outstanding totaling $130,000 and the Company incurred an incremental fee of $221,000. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50.
In connection with these instruments, the Company recorded discounts. These discounts are recorded as an adjustment to the related liability within the “Current portion of debt, net of discount” in the consolidated balance sheet as of December 31, 2023. These discounts are amortized over the life of the respective loans via the effective interest method. This amortization yielded incremental interest expense of $318,937, which is recorded within “Interest expense” within the consolidated statement of operations and comprehensive loss for the year ended December 31, 2023. As a result of the amendments noted above, the Company wrote off all remaining debt discounts, yielding incremental interest expense of $662,400, which is recorded within “Loss on extinguishment of debt” within the consolidated statement of operations and comprehensive loss for the year ended December 31, 2023. This loss on extinguishment of debt was offset by the forgiveness of debt in connection with each amendment, as discussed above, of $162,080 relating to the first amendment and $130,000 relating to the second amendment, yielding a loss on extinguishment of debt of $370,320.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Since the Company has significant continuing involvement in the generation of future cash flows due under these agreements among other indicators, pursuant to ASC 470-10-25-2, Debt- Sales of Future Revenues or Other Various Measures of Income, the Company has reflected any future commitments to Libertas associated with these agreements as Debt.
The balance of the total sale on Future Receipts stated above as of December 31, 2023 is $1,938,257, which is included in the current portion of debt on the consolidated balance sheet.
Estimated Maturities on all Debt
Estimated debt maturities, net of debt discount amortization, is as follows:
Year	2023
2024	$12,021,017
2025	2,093,827
2026	312,559
2027	115,029
2028	79,762
Thereafter	727,989
Total	$15,350,183
Summary of all Debt
A summary of all debt outlined above is included below:
	As of December 31,
Description	2023	2022
Secured Promissory Notes	$7,410,000	$1,900,000
Small Business Administration (SBA) Loans	768,956	775,000
Paycheck Protection Program (PPP) Loans	59,350	100,740
Vehicle Notes	497,957	281,003
BAC Sellers Note	83,810	123,867
ACA Sellers Note	124,627	160,890
CSH Sellers Notes	234,734	330,928
BHC Sellers Note	400,000	600,000
AFS Sellers Note	462,531	612,808
FSP Sellers Note	768,063	900,000
Real Estate Promissory Note	370,000	370,000
Promissory Note- Related Party	85,437	85,822
Libertas (Sale of Future Receipts)	1,938,257	—
Total secured promissory notes, SBA loans, PPP loans, vehicle notes, sellers notes, real estate promissory notes, related party note, and Libertas	$13,203,722	$6,241,058
Less: Debt discounts	(32,224)	(59,844)
Net secured promissory notes, SBA loans, PPP loans, vehicle notes, sellers notes, real estate promissory notes, related party note, and Libertas	$13,171,498	$6,181,214
Convertible Debt	2,178,685	1,304,131
Total debt, net of debt discount	$15,350,183	$7,485,345

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 13: INCOME TAXES
The components of the income tax provision (benefit) are as follows:
	Years ended December 31,
	2023	2022
Current
Federal	—	$—
State	—	—
Foreign	—	—
Total Current	—	—
Deferred
Federal	—	$(512,025)
State	—	(29,381)
Foreign	—	—
Total Deferred	—	(541,406)
Total income taxes	—	$(541,406)
The Company is subject to a federal income tax rate of 21.0%. Additionally, the Company is subject to a blended state income tax rate of 6.32% net of federal benefits. Lastly, the Company is subject to a foreign income tax rate as it relates to its India-based subsidiary of 18.0%. The Company has an effective tax rate of 0% and 13.19% for the years ended December 31, 2023 and 2022 due to the fact that the Company is in a full valuation allowance position. The income tax benefits recognized during the year ended December 31, 2022 relate to the partial release of the Company’s valuation allowance on its deferred tax assets due to the acquisition of deferred tax liabilities on intangible assets for which tax has no basis.
The principal components of deferred income tax assets, net, were as follows:
	Years ended December 31,
	2023	2022
Deferred tax assets
Depreciation	—	$35,967
Other	4,266	1,386
ROU asset	157,555	201,556
Net operating losses	5,408,937	3,038,057
Deferred tax assets	5,570,758	3,276,966
Less: Valuation allowance	(5,207,943)	(2,788,979)
Total deferred tax assets	$362,815	$487,987
Deferred tax liabilities
Depreciation, amortization, and impairment	(219,512)	(316,895)
Lease assets	(143,303)	(171,092)
Deferred tax liabilities	$(362,815)	$(487,987)
Net deferred tax assets	$—	$—
As of December 31, 20223 and 2022, the Company had Federal and state net operating loss carryforwards of approximately $20,000,792 and $11,214,397 which are available to offset future taxable income. They are due to expire starting in 2026. Federal net operating losses occurring after December 31, 2017, of approximately $18,703,617 may be carried forward indefinitely. A valuation allowance has been

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
established for the full amount of net deferred income tax assets as management has concluded that it is more likely than not that the benefits from such assets will not be realized.
NOTE 14: COMMITMENTS AND CONTINGENCIES
Litigation
The Company is from time to time subject to routine legal claims, proceedings, and regulatory matters, most of which are incidental to the ordinary course of its business.
The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimate involve significant judgement, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims), and the related uncertainty of the potential outcomes of these proceedings.
In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate.
As of December 31, 2023 and 2022, there are no matters for which a reserve is required to be established.
On February 26, 2024, Robert Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC, ConnectM Florida RE LLC, and Florida Solar Products, Inc., wholly owned subsidiaries of the Company, in the Circuit Court for the 19th Judicial Circuit (St. Lucie County, Florida). In this suit, the plaintiffs allege various contract claims arising out of a transaction under which Aurai acquired Florida Solar Products, Inc. from Mr. Zrallack in 2022 and ConnectM Florida RE LLC acquired certain real estate from RJZ Holdings LLC in 2022 from which Florida Solar Products operates. Specifically, the plaintiffs allege breach of the stock purchase agreement and certain promissory notes in connection with the purchase of Florida Solar Products, Inc. and the related real estate, as well as breach of a services agreement with Mr. Zrallack. The Company believes the Plaintiffs’ claims have no merit and plans to assert counterclaims against the Plaintiffs in connection with the underlying transactions. The Company is defending itself in this matter.
NOTE 15: FAIR VALUE MEASUREMENTS
The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described below:
Level I — Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level II — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in inactive markets; inputs other than quoted market prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level II input must be observable for substantially the full term of the asset or liability.
Level III — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company effectuates transfers between levels of the fair value hierarchy, if any, as of the date of the actual circumstance that caused the transfer.
Debt
The Company evaluated whether any of the embedded features associated with the different Convertible Notes issued throughout 2022 required bifurcation as a separate component of equity. The Company elected the fair value option (FVO) under ASC Topic 825-Financial Instruments, as the different Convertible Notes are qualified financial instruments and are, in whole, classified as liabilities. Under the FVO, the Company recognized each of the Convertible notes as hybrid debt instruments at fair value, inclusive of the embedded feature with changes in fair value related to changes in the Company’s credit risk being recognized as a component of accumulated other comprehensive income in the consolidated balance sheets. All other changes in fair value were recognized in the consolidated statements of operations.
The fair value of the different convertible notes issued throughout 2022 are measured quarterly using unobservable inputs, the most significant of which was the discount rate, which was determined to be 15%. The change in fair value of the different convertible notes for year ended December 31, 2023 and 2022 was $25,446 and $45,869, respectively, and was recorded within “Other income, net” within the consolidated statement of operations and comprehensive loss.
The Company’s PPP Loan, SBA Loans, Seller Notes, Promissory notes, and Vehicle Loans are carried at historical cost. The fair value of the PPP Loan, SBA Loans, Seller Notes, Promissory notes, and Vehicle Loans are estimated using widely accepted valuation techniques, including discounted cash flow analyses using available market information on discount and borrowing rates with similar terms, maturities, and credit ratings. Accordingly, the Company used Level 2 inputs for these debt instrument fair value estimates.
The following table presents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a non-recurring basis:
	December 31, 2023		December 31, 2022
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Secured Promissory Notes	$7,140,000	$6,737,792	$1,900,000	$1,457,711
Libertas	1,938,257	1,794,682	—	—
SBA Loans	768,956	254,614	775,000	215,424
PPP Loan	59,350	53,750	100,740	81,568
Vehicle Notes	497,957	395,887	281,003	208,491
Seller and Real Estate Notes	2,443,765	2,121,626	3,098,493	2,407,799
Related Party Notes	85,437	67,822	85,822	58,409
Total	$13,203,722	$11,426,173	$6,241,058	$4,429,402
The following table presents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis:
	December 31, 2023		December 31, 2022
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Convertible Debt	$2,178,685	$2,178,685	$1,304,131	$1,304,131
The carrying values of cash and cash equivalents, accounts payable, accrued expenses, amounts included in other current assets, and current liabilities that meet the definition of a financial instrument, approximate fair value due to their short-term nature.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 16: CONVERTIBLE PREFERRED SHARES
Convertible preferred shares as of December 31, 2023 and 2022 consisted of the following:
	Shares Authorized	Shares Issued and Outstanding	Issuance Price	Carrying Value
Series Seed	644,030	644,030	$3.42	$2,200,000
Series Seed-1	91,120	91,120	3.21	292,625
Series A-1	743,068	743,068	4.30	3,195,192
Series B-1	649,843	649,843	6.13	3,983,538
Series B-2	389,105	299,730	7.71	2,310,929
Total	2,517,166	2,427,791		$11,982,284
The holders of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 convertible preferred shares have various rights and preferences as follows:
Voting
Each share of convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.
Dividends
The holders of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares shall be entitled to receive, out of any funds legally available, noncumulative dividends prior and in preference to any dividends paid on the common stock. Dividends cannot be paid to the holders of common stock until the holders of the Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into common stock, that dividend per share of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock, and (B) the number of shares of common stock issuable upon conversion of a share of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares, in each case calculated on the record date, or, (ii) in the case of a dividend on any class or series that is not convertible into common stock, at a rate per share of preferred shares determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock, and (B) multiplying such fraction by an amount equal to the original issuance price of the Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares.
Liquidation Preference
In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company or the incurrence of a deemed liquidation event, the holders of shares of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the original issuance price for such share of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares been converted into common stock. If, upon a liquidation event, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of shares of any Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares the full amount to which they are entitled, the holders of the Series Seed, Series Seed-1, Series A-1, Series B-1, and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Series B-2 preferred shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable with respect of the shares held by them upon such distribution.
Redemption
Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 preferred shares of convertible preferred shares are only redeemable upon a change in control.
Conversion
Each share of preferred stock is convertible at the option of the holder, at any time after the date of issuance of such share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion for such series of preferred stock. The conversion price per share of Series Seed, Series Seed-1, Series A-1, Series B-1, and Series B-2 convertible preferred shares shall be equal to the preferred share conversion price defined by the Company’s certificate of incorporation, as amended. Each share of preferred stock will automatically be converted into shares of common stock at the then-effective conversion rate of such shares upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company to the public (ii) the consent of holders of at least a majority of the then-outstanding shares of preferred stock, voting together as a single class on an as-converted basis.
NOTE 17: STOCKHOLDERS’ DEFICIT
Common Stock
The number of shares of Common Stock authorized as of December 31, 2023, and 2022 was 5,000,000. The amount issued and outstanding at December 31, 2023 and 2022 was 1,588,141 and 1,551,395, respectively. Shares of Class A Common Stock have voting rights.
Warrants
In connection with the issuance of the Secured Promissory Note in 2022, The Company issued certain equity classified warrants (“equity warrants”). The fair value of these warrants was $82,261 at the time of issuance. The warrants have an exercise price of $12.00 and expire on February 22, 2032. The warrants are exercisable into one Class A Common share. As of December 31, 2023 and 2022, there were 23,332 equity warrants outstanding.
A summary of warrants activity is as follows:
	Warrants	Weighted-average Exercise Price	Weighted-average Remaining Contractual Life	Intrinsic Value
Outstanding and vested at December 31, 2022	23,332	$12.00	9.15	—
Granted	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding and vested at December 31, 2023	23,332	$12.00	8.15	$—
NOTE 18: STOCK BASED COMPENSATION
On March 22, 2019, the Company re-domesticated as a Corporation incorporated in the state of Delaware. Concurrent with the re-domestication as a Delaware Corporation, the Company’s Board of Directors approved the 2019 Equity Incentive Plan (the “Plan”) in May of 2019 to encourage employees

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
and other persons or entities who, in the opinion of the Board, are in a position to contribute significantly to the success of the Company and its affiliates to enter into and to maintain continuing long-term relationships with the Company. The purpose of the Plan is to reward Participants for the completion of specific projects or discrete periods of Service which may fall between consecutive vesting periods of any Award granted under the Plan.
The Plan is administered by the Board of Directors of the Company, which, under the terms of the Plan, has the authority to adopt, alter, and repeal any administrative rules, guidelines, and practices governing the operation of the Plan. Under the Plan, the persons eligible to receive Incentive Units, defined as either incentive stock options or restricted stock, under the Plan shall be the directors, executive officers, employees, consultants, advisers, independent contractors and other service providers of the Company and its affiliates. Participants need not be individuals or employees of the Company or an affiliate of the Company. Under the Plan, Awards may be granted in respective of up to 227,000 total incentive units. Incentive units issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.
Subject to the terms and provisions of the Plan, the Board may award incentive stock options and determine the number of shares subject to each stock option, the exercise price, the term of the stock option, and any other conditions and limitations applicable to the exercise of the stock option and the holding of any shares acquired upon exercise of the stock option.
Under the Plan, the Board may also award shares of restricted stock and determine the purchase price, if any. The Board may modify or waive any restrictions, terms, and conditions with respect to any restricted stock. Shares of restricted stock may be issued for such consideration, if any, as is determined by the Board, subject to applicable law.
During the years ended December 31, 2023 and 2022, the Company recognized share-based compensation expense of approximately $407 and $11,994, respectively. As of December 31, 2023 and 2022, there were a total of 142,692 options issued under the plan. As of December 31, 2023, the share-based compensation expense remaining on all incentive units granted under the Plan is approximately $700.
There were no incentive units issued under the Plan during the years ended December 31, 2023 or 2022.
A summary of activity under the Plans is as follows:
	Options	Weighted-average Exercise Price	Weighted-average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2022	142,692	$2.33	6.24	$768,171
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at December 31, 2023	142,692	$2.33	5.24	$666,860
Vested and exercisable at December 31, 2023	139,283	$2.23	5.22	$664,474
NOTE 19: MERGER AGREEMENT
On December 31, 2022, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Monterey Capital Acquisition Corporation (“MCAC”) and Chronos Merger Sub, Inc., a Delaware corporation incorporated on December 28, 2022 and a wholly owned subsidiary of MCAC (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, a business combination between MCAC and ConnectM will be effected through the merger of Merger Sub with and into ConnectM, with ConnectM surviving the merger as a wholly owned subsidiary of MCAC (the “Merger”).
As a result of the Merger, among other things, each share of ConnectM common stock, par value $0.0001 per share, and ConnectM preferred stock, par value $0.0001 per share (but excluding shares the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
holders of which perfect rights of appraisal under Delaware law), will be converted into the right to receive such number of shares of common stock, par value $0.0001 per share, of MCAC common stock as calculated based on the Exchange Ratio as set forth in the Merger Agreement. “Exchange Ratio” is defined in the Merger Agreement to be the quotient of (a) the merger consideration, divided by (b) the number of shares of ConnectM capital stock outstanding as of immediately prior to the Effective Time, including any shares underlying outstanding warrants to purchase ConnectM Common Stock and excluding any shares of ConnectM capital stock held in treasury by ConnectM. The Merger Consideration is 14,500,000 shares of MCAC Common Stock, subject to an upward adjustment depending on the extent to which MCAC’s transaction expenses (as defined in the Agreement and Plan of Merger) exceed $8,000,000.
Consummation of the transactions contemplated by the Merger Agreement are subject to satisfaction or waiver of customary conditions of the respective parties, including receipt of required regulatory approvals, receipt of approval from shareholders of each of the company and ConnectM for consummation of the Merger and certain other actions related thereto by our shareholders.
The Merger Agreement may be terminated prior to the time at which the Merger becomes effective as follows: (i) by mutual written consent of MCAC and ConnectM, (ii) by either MCAC or ConnectM if the Merger is not consummated on or before November 13, 2024, provided that the failure to consummate the Merger by the Outside Date is not due to a material breach by the party seeking to terminate and which such breach is the proximate cause for the conditions to close not being satisfied, (iii) by either MCAC or ConnectM if the other party has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied at the consummation of the business combination (subject to a 30-day cure period for breaches that are curable), provided that such right to terminate will not be available to either party if it has breached in any material respect its obligations set forth in the Merger Agreement in any manner that will have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger, (iv) by either MCAC or ConnectM if a governmental entity shall have issued a law or final, non-appealable governmental order, rule or regulation permanently restraining, enjoining or prohibiting the consummation of the Merger, provided that, the party seeking to terminate cannot have breached its obligations under the Merger Agreement in a manner that has proximately contributed to the governmental action, (v) by either MCAC or ConnectM if MCAC stockholder approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at the special meeting or any adjournment thereof, (vi) by written notice from MCAC to ConnectM if the Company stockholders do not approve the merger agreement within two days following the date of the Merger Agreement, or (vii) by written notice from ConnectM to MCAC if the ConnectM board of directors shall have publicly withdrawn, modified, withheld or changed its recommendation to vote in favor of the Merger and other proposals, if such notice is given by ConnectM within 15 business days after such action (or inaction) by the Board.
In the event the Merger Agreement is terminated in certain of the circumstances described above, MCAC will be obligated to reimburse ConnectM for up to $1,200,000 of its transaction expenses. See Note 21: Due From Monterey Capital Acquisition Corporation.
NOTE 20: RETIREMENT PLANS
Beginning in January 2023, the Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code and a defined contribution plan for employee’s individual retirement arrangements (IRA’s). Employees may contribute between 1% and 100% of their wages, subject to the IRS limitations. The Company has elected to make matching contributions of 100% of the first 3% of an employee’s compensation for both defined contribution plans. For the year ended December 31, 2023, the Company contributed $77,138.
NOTE 21: DUE FROM MONTEREY CAPITAL ACQUISITION CORPORATION
On May 9, 2023, the Company remitted funds to MCAC to extend the period of time to consummate its Business Combination by three months, from May 13, 2023 to August 13, 2023, pursuant to the deposit by the Company of $920,000 to the Trust Account of MCAC. The Company recognized an asset in the amount of $920,000 in connection with this funding provided to MCAC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
On August 11, 2023, the Company further remitted funds to MCAC to extend the period of time to consummate its Business Combination by an additional three months from August 13, 2023 to November 13, 2023, pursuant to the deposit of $920,000 by the Company to the Trust Account of MCAC. The Company recognized an asset in the amount of $920,000 in connection with this funding provided to MCAC.
On November 9, 2023, the Company further remitted funds to MCAC to extend the period of time to consummate its Business Combination by an additional one-month period from November 13, 2023 to December 13, 2023, pursuant to the deposit of $325,715 to the Trust of MCAC by the Company. On December 11, 2023, the Company further remitted funds to MCAC to extend the period of time to consummate its Business Combination by an additional one-month period from December 13, 2023 to January 13, 2024 pursuant to a deposit of approximately $325,716 into the Trust Account of MCAC by the Company. The Company recognized assets totaling in the amount of $651,430 in connection with these fundings provided to MCAC.
NOTE 22: SUBSEQUENT EVENTS
The Company has evaluated subsequent events from the balance sheet date through March 21, 2024, the date the financial statements were available to be issued, and determined there were no items to disclose other than the following items:
Libertas (Sale of Future Receipts)
On January 4, 2024, the Company entered into a sale of Future Receipts agreement with Libertas Funding, LLC, an independent third party. This transaction is similar to those listed above in Note 12: Debt. Pursuant to this agreement, the Company sold and assigned $451,500 of Future Receipts in exchange for net cash proceeds of $343,000. Under the agreement, the Company agreed to pay the third party a minimum of $8,958 of weekly sales receipts until the Future Receipts have been collected for the term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. Future Receipts can be defined as any sales the Company completes in the normal course of business and include, among other things, payments by cash, physical or electronic checks, credit cards, charge cards, debit cards, other payment cards, ACH or other electronic payments, and any other form of funds transfer or payment.
On January 30, 2024, the Company entered into an additional agreement with Libertas Funding, LLC. This transaction was to consolidate all previous agreements into one master agreement. In this master agreement, the Company sold and assigned $2,600,000 of Future Receipts in exchange for net cash proceeds of $2,077,011. Under the agreement, the Company agreed to pay the third party a minimum of $51,587 of weekly sales receipts until the Future Receipts have been collected for the term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. Future Receipts can be defined as any sales the Company completes in the normal course of business and include, among other things, payments by cash, physical or electronic checks, credit cards, charge cards, debit cards, other payment cards, ACH or other electronic payments, and any other form of funds transfer or payment.
Due From MCAC
On January 8, 2024, the Company remitted funds to MCAC to extend the period of time to consummate its Business Combination by an additional one-month period from January 13, 2024 to February 13, 2024 pursuant to a deposit of $325,715 to the Trust Account of MCAC by the Company.
On February 10, 2024, the Company remitted funds to MCAC to extend the period of time to consummate its Business Combination by an additional one-month period from February 13, 2024 to March 13, 2024 pursuant to a deposit of $325,715 to the Trust Account of MCAC by the Company.
On March 10, 2024, the Company remitted funds to MCAC to extend the period of time to consummate its Business Combination by an additional one-month period from March 13, 2024 to April 13, 2024 pursuant to a deposit of $325,715 to the Trust Account of MCAC by the Company.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023 (AUDITED)
(in thousands, except share and per share amounts)
	September 30, 2024	December 31, 2023
Assets
Current assets
Cash	$1,882	$1,160
Accounts receivable, net	1,863	685
Contract asset	—	344
Convertible note receivable	—	445
Inventory	320	277
Deferred offering costs	—	1,297
Due from Monterey Capital Acquisition Corporation	—	2,491
Forward purchase agreement	2,196	—
Prepaid expenses and other assets	1,191	651
Total current assets	7,452	7,350
Right-of-use asset – operating lease	199	284
Right-of-use asset – finance lease	167	252
Property, plant and equipment, net	996	1,138
Goodwill	3,037	2,247
Intangible assets, net	1,851	1,841
Investment recorded at cost	45	45
Total Assets	$13,747	$13,157
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$10,357	$3,860
Accrued expenses	4,631	1,718
Due to Libertas	1,057	—
Due to related party	686	—
Current portion of debt, related party	85	85
Current portion of debt, net of debt discount	15,966	11,935
Current portion of convertible debt, at fair value	4,392	2,179
Current portion of operating lease liability	114	115
Current portion of finance lease liability	114	99
Current portion of contingent consideration	199	—
Contract liabilities	662	1,121
Income taxes payable	386	—
Total current liabilities	38,649	21,112
Non-current portion of operating lease liability	118	173
Non – current portion of debt, related party	99	—
Non-current portion of finance lease liability	115	203
Noncurrent portion of debt, net of debt discount	1,417	1,150
Contingent consideration	377	—
Total liabilities	40,775	22,638
See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023 (AUDITED) (continued)
(in thousands, except share and per share amounts)
	September 30, 2024	December 31, 2023
Commitments and Contingencies (Note 9)
Mezzanine Equity
Series Seed Convertible Preferred Shares; 0 and 2,139,050 shares authorized, issued, and outstanding as of September 30,2024 and December 31, 2023, respectively	—	2,200
Series Seed-1 Convertible Preferred Shares; 0 and 302,642 shares authorized, issued, and outstanding as of September 30,2024 and December 31, 2023, respectively	—	293
Series A-1 Convertible Preferred Shares; 0 and 2,467,990 shares authorized, issued, and outstanding as of September 30,2024 and December 31, 2023, respectively	—	3,195
Series B-1 Convertible Preferred Shares; 0 and 2,158,357 shares authorized, issued, and outstanding as of September 30,2024 and December 31, 2023, respectively	—	3,984
Series B-2 Convertible Preferred Shares; 0 and 995,509 shares authorized, issued, and outstanding as of September 30,2024 and December 31, 2023, respectively	—	2,311
Total mezzanine equity	—	11,983
Stockholders’ Deficit:
Preferred stock Series A, $0.001 par value, 10,000,000 and 1,000,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively, 0 shares issued or outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively, 21,124,057 and 5,291,381 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	—
Additional paid-in-capital	11,425	1,307
Accumulated deficit	(39,910)	(22,860)
Accumulated other comprehensive income	144	115
Stockholders’ deficit	(28,340)	(21,438)
Noncontrolling interests	1,311	(26)
Total stockholders’ deficit	(27,029)	(21,464)
Total liabilities, mezzanine equity and stockholders’ deficit	$13,747	$13,157

See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$6,074	$4,384	$17,299	$15,484
Costs and expenses:
Cost of revenues	4,200	3,716	11,010	11,020
Selling, general and administrative expenses	4,900	2,843	11,773	8,780
Loss on impairment of intangible assets	—	—	406	—
Loss from operations	(3,026)	(2,175)	(5,890)	(4,316)
Other income (expense):
Interest expense	(667)	(472)	(1,820)	(902)
Loss on extinguishment of debt	—	—	(592)	—
Change in fair value of convertible notes	(1,623)	182	(1,623)	182
Change in fair value of forward purchase agreement	(8,575)	—	(8,575)	—
Gain on forward purchase agreement modification	1,443	—	1,443	—
Other income (expense), net	270	(149)	59	4
Total other income (expense)	(9,152)	(439)	(11,108)	(716)
Loss before income taxes	(12,178)	(2,614)	(16,998)	(5,032)
Income tax benefit	—	—	—	—
Net loss	$(12,178)	$(2,614)	$(16,998)	$(5,032)
Net income (loss) attributable to noncontrolling interests	60	(7)	52	(28)
Net loss attributable to shareholders’	$(12,238)	$(2,607)	$(17,050)	$(5,004)
Foreign currency translation adjustments	19	26	29	92
Comprehensive loss	$(12,159)	$(2,588)	$(16,969)	$(4,940)
Comprehensive income (loss) attributable to noncontrolling interest	60	(7)	52	(28)
Comprehensive loss attributable to common stockholders	$(12,219)	$(2,581)	$(17,021)	$(4,912)
Weighted average shares outstanding of common stock	20,171,922	21,124,057	15,643,799	21,124,057
Basic and diluted net loss per share, common stock	$(0.61)	$(0.12)	$(1.09)	$(0.24)
See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited)
(in thousands, except share amounts)
	Preferred Shares subject to Possible Redemption										Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Deficit	Noncontrolling interests	Total Stockholders’ Deficit
	Series Seed Preferred		Series Seed-1 Preferred		Series A-1 Preferred		Series B-1 Preferred		Series B-2 Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, as of June 30, 2023	2,139,050	$2,200	302,642	$293	2,467,990	$3,195	2,158,357	$3,984	995,509	$2,311	5,274,774	$—	$1,307	$(16,108)	$84	$(14,718)	$2	$(14,716)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	26	26	—	26
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,607)	—	(2,607)	(7)	(2,614)
Balances, as of September 30, 2023	2,139,050	$2,200	302,642	$293	2,467,990	$3,195	2,158,357	$3,984	995,509	$2,311	5,274,774	$—	$1,307	$(18,715)	$110	$(17,299)	$(5)	$(17,304)
	Preferred Shares subject to Possible Redemption										Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Deficit	Noncontrolling interests	Total Stockholders’ Deficit
	Series Seed Preferred		Series Seed-1 Preferred		Series A-1 Preferred		Series B-1 Preferred		Series B-2 Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, as of June 30, 2024	2,139,050	$2,200	302,642	$293	2,467,990	$3,195	2,158,357	$3,984	995,509	$2,311	5,307,988	$—	$1,394	$(27,672)	$125	$(26,153)	$(36)	$(26,189)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	19	19	—	19
Business combination with MCAC, net of transaction costs	—	—	—	—	—	—	—	—	—	—	6,684,814	1	(5,730)	—	—	(5,729)	—	(5,729)
Asset acquisition with Delivery Circle	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,287	1,287
Conversion of preferred shares	(2,139,050)	(2,200)	(302,642)	(293)	(2,467,990)	(3,195)	(2,158,357)	(3,984)	(995,509)	(2,311)	8,063,663	1	11,982	—	—	11,983	—	11,983
Conversion of convertible debt	—	—	—	—	—	—	—	—	—	—	1,067,592	—	3,779	—	—	3,779	—	3,779
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(12,238)	—	(12,238)	60	(12,178)
Balances, as of September 30, 2024	—	$—	—	$—	—	$—	—	$—	—	$—	21,124,057	$2	$11,425	$(39,910)	$144	$(28,339)	$1,311	$(27,028)
See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited)
(in thousands, except share amounts)
	Preferred Shares subject to Possible Redemption										Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Deficit	Noncontrolling interests	Total Stockholders’ Deficit
	Series Seed Preferred		Series Seed-1 Preferred		Series A-1 Preferred		Series B-1 Preferred		Series B-2 Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, as of December 31, 2022	2,139,050	$2,200	302,642	$293	2,467,990	$3,195	2,158,357	$3,984	995,509	$2,311	5,274,774	$—	$1,307	$(13,711)	$18	$(12,387)	$23	$(12,364)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	92	92	—	92
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,004)	—	(5,004)	(28)	(5,032)
Balances, as of September 30, 2023	2,139,050	$2,200	302,642	$293	2,467,990	$3,195	2,158,357	$3,984	995,509	$2,311	5,274,774	$—	$1,307	$(18,715)	$110	$(17,299)	$(5)	$(17,304)
	Preferred Shares subject to Possible Redemption										Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Deficit	Noncontrolling interests	Total Stockholders’ Deficit
	Series Seed Preferred		Series Seed-1 Preferred		Series A-1 Preferred		Series B-1 Preferred		Series B-2 Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, as of December 31, 2023	2,139,050	$2,200	302,642	$293	2,467,990	$3,195	2,158,357	$3,984	995,509	$2,311	5,291,381	$—	$1,307	$(22,860)	$115	$(21,438)	$(26)	$(21,464)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	29	29	—	29
Business combination with MCAC, net of transaction costs	—	—	—	—	—	—	—	—	—	—	6,684,814	1	(5,730)	—	—	(5,729)	—	(5,729)
Asset acquisition with Delivery Circle	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,287	1,287
Conversion of preferred shares	(2,139,050)	(2,200)	(302,642)	(293)	(2,467,990)	(3,195)	(2,158,357)	(3,984)	(995,509)	(2,311)	8,063,663	1	11,982	—	—	11,983	—	11,983
Conversion of convertible debt	—	—	—	—	—	—	—	—	—	—	1,067,592	—	3,779	—	—	3,779	—	3,779
Noncontrolling interest ownership change	—	—	—	—	—	—	—	—	—	—	—	—	51	—	—	51	(2)	49
Issuance of common stock	—	—	—	—	—	—	—	—	—	—	16,607	—	35	—	—	35	—	35
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	1	—	1
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(17,050)	—	(17,050)	52	(16,998)
Balances, as of September 30, 2024	—	$—	—	$—	—	$—	—	$—	—	$—	21,124,057	$2	$11,425	$(39,910)	$144	$(28,339)	$1,311	$(27,028)
See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited)
(in thousands)
	For the Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(16,998)	$(5,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	188	201
Amortization of intangible assets	319	377
Amortization of debt discount	60	250
Stock-based compensation expense	36	—
ROU amortization on finance leases	86	134
ROU amortization on operating leases	85	135
Gain on disposal of property and equipment	—	(22)
Loss on impairment of intangible assets	406	—
Loss on extinguishment of debt	592	—
Unrealized loss (gain) on fair value measurement of debt	1,623	(182)
Change in fair value of forward purchase agreement	8,575	—
Gain on modification of forward purchase agreement	(1,443)	—
Changes in operating assets and liabilities:
Accounts receivable	(559)	(52)
Contract asset	344	—
Inventory	(42)	(178)
Prepaid expenses	(26)	(68)
Accounts payable	2,722	531
Accrued expenses	1,296	386
Operating lease liabilities	(56)	(133)
Contract liabilities	(459)	130
Net cash used in operating activities	(3,251)	(3,523)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(59)	(49)
Proceeds from the sale of property and equipment	—	57
Investment in cost method investment	—	(45)
Issuance of convertible note	—	(375)
Cash paid for noncontrolling interest	(60)	—
Cash acquired in Delivery Circle Acquisition	699	—
Cash paid for capitalized software development costs	(129)	(35)
Net cash provided by (used in) investing activities	451	(447)
See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited) (continued)
(in thousands)
	For the Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES:
Gross proceeds from the business combination	80,095	—
Cash paid in connection with forward purchase agreement	(37,624)	—
Proceeds from forward purchase agreement	766	—
Proceeds from the issuance of debt	5,874	6,828
Proceeds from the issuance of convertible notes	740	900
Proceeds from related party debt	99	—
Cash paid for debt issuance costs	(788)	(731)
Payments of deferred offering costs	(1,243)	(1,782)
Payments of debt	(1,765)	—
Advance to Monterey Capital Acquisition Corporation	(1,934)	—
Advance from lender	1,057	(1,840)
Payments on convertible notes	(50)	—
Payments for redemptions of preferred stock	(41,653)	—
Payment on finance leases	(73)	(111)
Net cash provided by financing activities	3,501	3,264
Effect of exchange rate changes on cash and cash equivalents	21	102
Increase (decrease) in cash and cash equivalents	722	(604)
Cash, beginning of year	1,160	1,923
Cash, end of year	$1,882	$1,319
Supplemental disclosures of cash flow information:
Cash paid for interest	$486	275
Cash paid for taxes	$—	$—
Supplemental disclosures of noncash financing information:
Recognition of right-of-use asset, operating	$—	$200
Recognition of right-of-use asset, finance	$—	$56
Vehicles acquired through issuance of debt	$—	$316
Conversion of preferred stock to common stock	$11,982	$—
Conversion of convertible debt to common stock	$3,779	$—
Recapitalization of ACA noncontrolling interests	$111	$—
Prepaid insurance financed through funding agreement	$435	$—
See accompanying notes to unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
(SUCCESSOR TO MONTEREY CAPITAL ACQUISITION CORPORATION)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”) was originally incorporated on July 19, 2016, under the Commonwealth of Massachusetts. On March 22, 2019, the Company re-domesticated under the laws of the state of Delaware. ConnectM is a clean energy technology and solutions provider for residential and light commercial buildings and all-electric original equipment manufacturers (“OEMs”), with a proprietary digital platform to accelerate the transition to solar and all-electric heating, cooling and transportation. The Company’s technology platform encompasses marketing to life cycle management, customer care to claims processing, finance to rebates/incentives. The Company’s architecture melds artificial intelligence with the humankind, and learns from the data it generates to become better at providing technology solutions to customers and quantifying customer lifetime value. In addition to digitizing electrification end-to-end, we also reimagined the underlying business model to minimize customer churn while maximizing trust and improving environmental impact.
The Company uses its proprietary full-stack technology platform and network of electro-mechanical assets: Intelligent Heating, Ventilation and Air Conditioning (“HVAC”) appliances, Electric Vehicle (“EV”) chargers, and solar products to provide its full suite of services to its customers. The Company is headquartered in Marlborough, Massachusetts and has grown significantly through its acquisition-focused strategy. The Company’s unaudited condensed consolidated financial statements include the accounts of ConnectM, its fully owned subsidiaries and entities in which the Company owns a controlling financial interest.
On July 12, 2024 (the “Closing Date”), ConnectM Technology Solutions, Inc., a Delaware corporation, consummated its previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated December 31, 2022, by and among the Company, Chronos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and ConnectM Operations, Inc. (f/k/a ConnectM Technology Solutions Inc., “Legacy ConnectM”), following the approval at a special meeting of the stockholders of Monterrey Capital Acquisition Corporation held on July 10, 2024.
Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy ConnectM, with Legacy ConnectM surviving the merger as a wholly owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “business combination”). On the Closing Date, Monterey Capital Acquisition Corporation changed its name to “ConnectM Technology Solutions, Inc.”
The Business Combination is accounted for as a reverse recapitalization, and as such all shares, options, and warrants have been retroactively adjusted based on the Exchange Ratio in the agreement.
As of the open of trading on July 15, 2024, the Common Stock began trading on the Nasdaq Global Market under the symbol “CNTM.”
The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. All intercompany balances and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements here within are presented in thousands with the exception of share data, which are presented in whole U.S dollars.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto as of and for the year ended December 31, 2023. The interim results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.
Going Concern
The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.
The Company incurred net losses of $12.2 million and $2.6 million for the three months ended September 30, 2024 and 2023, respectively, and $17.0 million and $5.0 million for the nine months ended September 30, 2024 and 2023, respectively. The Company had an accumulated deficit of $39.9 million as of September 30, 2024. The Company’s net cash used in operating activities was $3.3 million for the nine months ended September 30, 2024 and the working capital deficit totaled $31.2 as of September 30, 2024.
The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt and equity securities, and extending existing debt agreements. A failure to raise sufficient financing and/or extend existing debt agreements, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.
Accordingly, based on the considerations discussed above, management has concluded there is substantial doubt as to the Company’s ability to continue as a going concern within one year after the date the unaudited condensed consolidated financial statements are issued.
The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.
Significant Accounting Policies
There have been no changes to our significant accounting policies described within the Notes to the Company’s consolidated financial statements as of and for the year ended December 31, 2023. Certain required disclosures relating to our significant accounting policies are disclosed below.
Business combinations
The Company accounts for business combinations using the acquisition method of accounting and records any identifiable intangible assets separate from goodwill. Intangible assets are recorded at their fair value based on estimates as of the date of acquisition. Goodwill is recorded as the residual amount of the purchase price consideration less the fair value assigned to the individual identifiable assets acquired and liabilities assumed as of the date of acquisition. The Company allocates the purchase price of the acquisition to the assets acquired and liabilities assumed based on estimates of the fair value at the dates of the acquisition.
The results of operations for an acquired business are included in the Company’s unaudited condensed consolidated financial statements from the date of acquisition.
Goodwill
Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of the identifiable assets acquired.

The Company accounts for goodwill under ASC Topic 350 — Intangibles-Goodwill and Other, which does not permit amortization, but instead requires the Company to perform an annual impairment review, or more frequently if events or circumstances indicate that impairment may be more likely. The Company evaluates the facts and circumstances as of the end of each reporting period to determine whether a triggering event exists that may indicate the fair value of the Company’s identified reporting unit is less than its carrying amount, and thus if goodwill is impaired. If it is more likely than not that goodwill is impaired, the Company tests goodwill for impairment, in which the estimated fair value of the reporting unit is compared to its carrying amount and an impairment loss is recognized for the excess of the carrying amount over fair value (if any), not to exceed the carrying amount of goodwill. During the nine months ended September 30, 2024 and 2023, the Company has determined that no impairment has occurred.
Net Loss Per Share
EPS is computed by dividing the sum of distributed and undistributed earnings for each class of stock by the weighted average number of shares outstanding for each class of stock for each period presented in the Company’s unaudited condensed consolidated statements of operations.
Diluted net loss per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Given the Company is in a net loss position for the three and nine months ended September 30, 2024 and 2023, there is no difference between basic and diluted net loss per share.
The following outstanding shares of common stock equivalents are excluded from the computation of diluted net loss per share for all the periods and scenarios presented because including them would have an anti-dilutive effect:
ConnectM Stock Options	473,929
ConnectM Warrants	13,067,494
Investment Recorded at Cost
The Company accounts for its investment in cost securities in accordance with Accounting Standards Codification (“ASC”) 321, Investments — Cost Securities (“ASC 321”). Cost investments are comprised of investments in a private corporation, for which the fair value cannot be readily determinable nor does the investment qualify for the practical expedient to be valued at net asset value (NAV). As such, the Company has elected the measurement alternative afforded by ASC 321 to account for this investment at cost.
As of September 30, 2024, the Company had approximately $45 thousand of an investment carried at cost, which is included in Investment, cost in the accompanying unaudited condensed consolidated Balance Sheet.
The Company makes a qualitative assessment of whether the investment in cost securities are impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value, and if the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in net income equal to the difference between the carrying value and fair value. Through September 30, 2024, the Company has determined that no indicators of impairment were triggered through its qualitative analysis, which utilizes external factors such as the health of the United States Stock Market, as well as information provided to the Company by the Company’s cost method investee. As such, no impairment losses were recognized for the three and nine months ended September 30, 2024.
Derivative Financial Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign-currency risks. The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed consolidated statements of operations and comprehensive income (loss). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the condensed consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
The Company accounts for its Forward Purchase Agreement in accordance with ASC 815-40. Accordingly, the Company recognizes the forward purchase agreement asset at fair value at each reporting period. The assets are subject to re-measurement at each balance sheet date, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations and comprehensive income (loss).
Recently Adopted Accounting Pronouncements
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the FASB Accounting Standards Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. This pronouncement is effective for fiscal years beginning after December 15, 2022. The Company adopted ASU 2016-13 as of January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.
Recently Released Accounting Pronouncements Not Yet Adopted
In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting — Improvements to Reportable Segment Disclosures. This ASU requires entities to disclose significant segment expense categories and amounts for each reportable segment. ASU 2023-07 is effective for our annual periods beginning January 1, 2024, and for interim periods beginning January 1, 2025, with early adoption permitted. We are currently evaluating the potential effect that the updated standard will have on our financial statement disclosures.
In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for our annual periods beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating this ASU and does not expect the adoption of this standard to have a material impact on its unaudited condensed consolidated financial statements and related disclosures.
The Company does not believe that any other recently issued accounting pronouncements not yet adopted will have a material effect on its condensed consolidated financial statements.
NOTE 2 — REPORTABLE SEGMENTS
As of September 30, 2024 and 2023, the Company reports operations in four reportable segments — Electrification, Decarbonization, OEM/EV and Managed Services representing our different products and services. These are our reportable segments under ASC 280, Segment Reporting. Each of our business segments is managed by a group of executives who reports to our chief executive officer (who is our “chief operating decision maker” under applicable accounting standards).
Our Electrification business segment generally focuses on the HVAC needs of the Company’s customers. This includes the servicing, repairing, installation, or updating of a homeowner’s heating and air conditioning. Our OEM/EV business segment generally focuses on the utilization of developed products for the monitoring of energy utilization and energy resources. Our Decarbonization business segment, which was created in 2022 with the acquisitions of CSH and SES, generally focuses on providing solar-related roof installations, inspections, and repairs to solar energy system integration and maintenance programs. This segment also sells solar panels to its customers. This results in its customer’s overall reduction in energy costs with a focus on a reduction of a customer’s carbon footprint. Lastly, our Managed Services business segment was created with the entering into the Company’s Managed Service Arrangements, focuses on managing the day-to-day operations for third party businesses that compete in the solar and HVAC industry.
In evaluating financial performance, we focus on operating (loss) income from operations as a segment’s measure of profit or loss. Segment operating (loss) income from operations is (loss) income before interest expense, other expense, other income, unallocated corporate costs, and income taxes. Certain corporate assets consisting of cash, prepaid expenses and property, plant and equipment are not allocated to the segments. The accounting policies of our business segments are the same as those described above in the summary of significant accounting policies.
The following tables present Revenue, Cost of revenues, Selling, general and administrative, loss from operations, total assets, and capital expenditures for the three months ended (or at) September 30, 2024 and 2023, respectively, by reportable segment. Certain unallocated corporate amounts consisted primarily of general and administrative expenses, other income (expense), and unallocated assets and capital expenditures.
	Three months ended September 30, 2024
(In thousands)	Electrification	Decarbonization	OEM/EV	Keen Home - Managed Services	Total
Revenues	$1,403	$1,263	$1,924	$1,484	$6,074
Cost of revenue	873	902	1,562	863	4,200
SG&A	544	260	464	560	1,828
Segment (loss) income from operations	(14)	101	(102)	61	46
Unallocated corporate costs					3,072
Consolidated loss from operations					$(3,026)
Assets as of September 30, 2024	$2,183	$2,755	4,034	$800	$9,772
Unallocated corporate assets					3,975
Total assets as of September 30, 2024					13,747
Segment capital expenditures	$49	$—	$—	$—	$49
	Three months ended September 30, 2023
(In thousands)	Electrification	Decarbonization	OEM/EV	Keen Home - Managed Services	Total
Revenues	$2,328	$1,751	$143	$162	$4,384
Cost of revenue	1,805	1,473	260	178	3,716
SG&A	1,000	686	104	68	1,858
Segment (loss) income from operations	(477)	(408)	(221)	(84)	(1,190)
Unallocated corporate costs					985
Consolidated loss from operations					$(2,175)
Assets as of September 30, 2023	$3,599	$3,843	$1,006	$233	$8,681
Unallocated corporate assets					4,697
Total assets as of September 30, 2023					$13,378
Segment capital expenditures	$—	$—	$—	$—	$—
The following tables present Revenue, Cost of revenues, Selling, general and administrative, loss from operations, total assets, and capital expenditures for the nine months ended (or at) September 30, 2024 and

2023, respectively, by reportable segment. Certain unallocated corporate amounts consisted primarily of general and administrative expenses, other income (expense), and unallocated assets and capital expenditures.
	Nine months ended September 30, 2024
(In thousands)	Electrification	Decarbonization	OEM/EV	Keen Home - Managed Services	Total
Revenues	$4,450	$5,001	$2,658	$5,190	$17,299
Cost of revenue	2,719	3,365	2,055	2,871	11,010
SG&A	1,846	1,583	931	2,148	6,508
Loss on impairment	406	—	—	—	406
Segment (loss) income from operations	(521)	53	(328)	171	(625)
Unallocated corporate costs					5,265
Consolidated loss from operations					$(5,890)
Assets as of September 30, 2024	$2,183	$2,755	$4,034	$800	$9,772
Unallocated corporate assets					3,975
Total assets as of September 30, 2024					$13,747
Segment capital expenditures	$59	$—	$—	$—	$59
	Nine months ended September 30, 2023
(In thousands)	Electrification	Decarbonization	OEM/EV	Keen Home - Managed Services	Total
Revenues	$6,642	$8,035	$645	$162	$15,484
Cost of revenue	4,817	5,251	774	178	11,020
SG&A	3,032	2,748	496	68	6,344
Segment (loss) income from operations	(1,207)	36	(625)	(84)	(1,880)
Unallocated corporate costs					2,436
Consolidated loss from operations					$(4,316)
Assets as of September 30, 2023	$3,599	$3,843	$1,006	$233	$8,681
Unallocated corporate assets					4,697
Total assets as of September 30, 2023					$13,378
Segment capital expenditures	$49	$—	$—	$—	$49
The following table presents a reconciliation of business segment operating loss to net loss from continuing operations before income taxes for each period:
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Reported segment operating (loss) income	$46	$(1,190)	$(625)	$(1,880)
Unallocated corporate costs	(3,072)	(985)	(5,265)	(2,436)
Interest expense	(667)	(472)	(1,820)	(902)
Loss on extinguishment of debt	—	—	(592)	—
Change in fair value of convertible notes	(1,623)	182	(1,623)	182
Change in fair value of forward purchase agreement	(8,575)	—	(8,575)	—
Gain on forward purchase agreement	1,443	—	1,443	—
Other income (expense), net	270	(149)	59	4
Net loss	$(12,178)	$(2,614)	$(16,998)	$(5,032)

NOTE 3 — REVENUE RECOGNITION
The following table summarizes disaggregated revenue information by geographic area based upon the customer’s country of domicile (in thousands):
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
United States	$5,646	$4,248	$16,162	$14,862
India	428	136	1,137	622
Total	$6,074	$4,384	$17,299	$15,484
The following table summarizes the contract liability activity for the three months ended September 30, 2024 and 2023 (in thousands):
Balance as of December 31, 2022	$643
Recognition of revenue recorded as a contract liability as of December 31, 2022	(643)
Deferred of revenue billed in the current period, net of recognition of revenue	197
Balance as of September 30, 2023	$197
Balance as of December 31, 2023	$1,121
Recognition of revenue recorded as a contract liability as of December 31, 2023	(1,121)
Deferred of revenue billed in the current period, net of recognition of revenue	662
Balance as of September 30, 2024	$662
As a practical expedient, the Company has elected not to disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations, as our contracts have an original expected duration of less than one year.
Contract Assets
Contract assets consist of work in process for unrecognized revenue. The following table summarizes the contract asset activity for the nine months ended September 30, 2024 (in thousands):
Balance as of December 31, 2023	$344
Recognition of costs to fulfill during the nine months ended September 30, 2024	(344)
Balance as of September 30, 2024	$—
NOTE 4 — INVENTORIES
Inventories are stated at the lower of cost (average cost method) or net realizable value. The Company reduces the carrying value of inventories for those items that are potentially in excess, obsolete or slow-moving based on changes in customer demand, technology developments or other economic factors. The Company did not recognize any reduction in the carrying value of its inventories during the nine months ended September 30, 2024 or 2023.
Inventories consist of parts for the satisfaction of the Company’s performance obligations. These parts primarily consist of manufacturing hardware, wiring, and piping. The Company’s inventory balances consisted of the following at September 30, 2024 and December 31 2023 (in thousands):
	September 30, 2024	December 31, 2023
Parts	$181	$251
Finished Goods	139	26
Total	$320	$277

NOTE 5 — PROPERTY AND EQUIPMENT
Property and equipment consist of the following as of September 30, 2024 and December 31, 2023 (in thousands):
	September 30, 2024	December 31, 2023
Furniture and fixtures	$97	$91
Machinery and equipment	69	62
Vehicles	860	814
Property improvements	17	49
Building	575	570
Property and Equipment	1,618	1,586
Less: Accumulated Depreciation	(622)	(448)
Total	$996	$1,138
Depreciation expense was $55 thousand and $45 thousand for the three months ended September 30, 2024 and 2023, respectively. Depreciation expense was $0.2 million and $0.2 million for the nine months ended September 30, 2024 and 2023, respectively.
NOTE 6 — INTANGIBLE ASSETS
Identifiable intangible assets consist of the following as of September 30, 2024 and December 31, 2023 (in thousands):
	As of September 30, 2024
	Gross Amount	Accumulated Amortization	Net Amount
Customer relationships	$1,071	$(487)	$584
Tradename	800	(252)	548
Noncompetition agreements	34	(18)	16
Intellectual property	35	(23)	13
Internally developed software	967	(276)	691
Total	$2,907	$(1,056)	$1,851
	As of December 31, 2023
	Gross Amount	Accumulated Amortization	Net Amount
Customer relationships	$1,445	$(582)	$863
Tradename	923	(217)	706
Noncompetition agreements	126	(82)	44
Intellectual property	35	(20)	15
Internally developed software	440	(227)	213
Total	$2,969	$(1,128)	$1,841
Amortization expense was $0.1 million and $0.1 million for the three months ended September 30, 2024 and 2023, respectively. Amortization expense was $0.3 million and $0.4 million for the nine months ended September 30, 2024 and 2023, respectively. Amortization expense over the next five years and thereafter is expected to be as follows below. The below does not include $0.2 million of capitalized costs for internally developed software that are still in the development stage and not currently subject to amortization. Amortization expense over the next five years and thereafter is expected to be as follows (in thousands):

Nine months ending September 30, 2024	Amount
2024 (remainder)	$104
2025	344
2026	311
2027	253
2028	234
2029	179
Thereafter	254
Total	$1,679
NOTE 7 — DEBT
Secured Promissory Note Agreement
In February of 2022, the Company entered into secured promissory note agreements with two lenders for a total of $1.4 million. In connection with the issuance of the secured promissory notes, the Company issued warrants to each lender that may be converted into shares of common stock of the Company. The secured promissory notes mature in February of 2025. Interest is charged at an annual simple rate of 9.25%, which increases to 12% upon the occurrence of an Event of Default, defined as the following. “Event of Default” shall be deemed to have occurred if: (i) the Company fails to pay any installment of principal or interest on any of its debt when due and such failure continues for a period of thirty (30) days after the due date; (ii) the Company breaches any material covenant or other term or condition of the secured promissory note agreements, which breach results in a material adverse effect to the lenders and such breach, if capable of cure, continues for a period of thirty (30) days after the Company shall have received written notice of such breach from any lender; (iii) any representation or warranty of the Company made in any agreement, statement or certificate given in writing pursuant to the secured promissory note agreements or in connection therewith shall be shown to have been deliberately false or misleading and, if capable of cure, shall not be cured for a period of forty-five (45) days after the Company shall have received written notice of such false or misleading representation or warranty from any lender; (iv) the Company becomes bankrupt, commits any act of bankruptcy, becomes the subject of any proceedings or action, including actions of any regulatory agency or any court, relating to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, which, in any case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (v) any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets (a) for more than $1.0 million or (b) which grants injunctive relief that results, or creates a material risk of resulting in a material adverse effect upon the Company and, in either case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (vi) the Company fails to make any payment when due.
The debt discount at issuance of these notes amounted to $83 thousand. Amortization expense related to the debt discount amounted to $7 thousand for both of the three months ended September 30, 2024 and 2023, respectively. Amortization expense related to the debt discount amounted to $21 thousand for both of the nine months ended September 30, 2024 and 2023, respectively. Amortization expense is included within “Interest expense” in the accompanying unaudited condensed statements of operations and comprehensive loss. The unamortized debt discount as of September 30, 2024 and December 31, 2023 amounted to $12 thousand and $32 thousand, respectively.
There were 77,494 warrants that were issued in connection with the issuance of the secured promissory notes that have an exercise price of $3.61 per share. The fair value of these warrants amounted to $83 thousand. Such warrants are exercisable at any point for a period of 10 years from the date issued. The warrants are not transferable, nor do they carry any voting rights or other rights of a shareholder. The holders of the warrants cannot net settle, and all exercises of such warrants must be completed in cash.
During the year ended December 31, 2023, the Company issued an additional $5.5 million of secured promissory notes with terms similar to those described above (the “2023 Promissory Notes”). However, no warrants were issued in connection with the issuance of these additional secured promissory notes. These Promissory Notes have maturity dates ranging from November of 2023 to December of 2024. For the notes with original maturity dates prior to the date these financial statements are issued, the Company reached agreements with the noteholders to extend the maturity date to the earlier of May 31, 2024 or the date of the transaction with MCAC. The notes accrue interest at a simple annual interest rate that ranges from 18% to 24.0%. Additionally, the Company is not required to make any payments under these promissory notes prior to maturity.
During the nine months ended September 30, 2024, the Company issued 14 additional secured promissory notes with terms similar to those described above (the “2023 Promissory Notes”). No warrants were issued in connection with the issuance of these additional secured promissory notes. These additional secured promissory notes totaled $4.1 million. The notes do not require payment of interest or principal until the maturity dates, which range from August 15, 2024 to June 30, 2025. The interest rate for these notes ranges from 20% to 24%.
The total amount outstanding under these promissory note agreements as of September 30, 2024 and December 31, 2023 were $11.3 million and $7.4 million, respectively.
2022 Convertible Notes
The Company issued $1.4 million of convertible notes in September of 2022 (the “2022 Convertible Notes”). On February 22, 2023, the convertible notes were amended to clarify how these Convertible Notes convert. The convertible notes include an automatic conversion upon the occurrence of a Qualified Financing, defined below. These convertible notes convert at a quotient, the numerator of which is the entire principal of the convertible notes and any interest accrued and the denominator is the lesser of 80% of the price per share to be sold in a financing event, or $2.11 per share, adjusted for stock dividend, stock split, combination, or other similar recapitalization with respect to such class or series. This modification did not change the future cash flows of the notes.
These convertible notes mature on the earlier of two years from the date of issuance (September 2024), or upon the consummation of a Qualified Financing or Business Combination. A Qualified Financing is defined as the next transaction or series of transactions after the issuance of the convertible notes in which the Company sells shares of its privately issued equity securities resulting in gross proceeds to the Company of at least $5.0 million, not including the convertible notes. A Business Combination is defined as the Business Combination with Monterey Acquisition Corp. Interest is charged at an annual (simple) rate of 5.0%; the rate increases to 8.0% upon the occurrence of an Event of Default. An “Event of Default” shall be deemed to have occurred if: (i) the Company fails to pay any installment of principal or interest on any debt when due and such failure continues for a period of fifteen (15) business days after receipt of notice thereof from the respective holder of such debt; (ii) the Company breaches any material covenant or other term or condition of the convertible notes, which breach results in a material adverse effect to the respective Company and such breach, if capable of cure, continues for a period of thirty (30) days after the date upon which the Company shall have received written notice of such breach from such lender; (iii) any material representation or warranty of the Company made in any agreement, statement or certificate given in writing pursuant to the convertible notes agreement or in connection herewith shall be shown to have been deliberately false or misleading and, if capable of cure, shall not be cured for a period of thirty (30) days after the date upon which the Company shall have received written notice of such false or misleading representation or warranty from any lender; (iv) the Company becomes bankrupt, commits any act of bankruptcy, becomes the subject of any proceedings or action, including actions of any regulatory agency or any court, relating to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, which, in any case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (v) any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $0.1 million, or which grants injunctive relief that results or is likely to result in a material adverse effect upon the Company and, in either case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; or (vi) the Company shall fail to make any payment when due (taking into effect any applicable grace or cure periods) of any other indebtedness, or fail to perform or observe the terms of any agreement or instrument related to any indebtedness and such failure shall cause the acceleration of such indebtedness. The Company is not required to make principal payments on these notes until maturity.

During the year ended December 31, 2023, the Company issued an additional $0.9 million of convertible notes with the same terms as described above.
On July 12, 2024, the Company consummated its previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated December 31, 2022 (as amended, the “Merger Agreement”). Refer to Note 13 — Merger Agreement for further details. The 2022 Convertible Notes and all accrued interest converted into 1,067,592 shares of CNTM stock. The fair value of these shares was $3.8 million.
The Company accounts for these convertible notes outstanding, under the fair value option, which resulted in a remeasurement loss of $1.6 million and $1.6 million for the three and nine months ended September 30, 2024, respectively. The company recorded a remeasurement gain of $0.2 million for the three and nine months ended September 30, 2023. The unpaid principal balance as of September 30, 2024 and December 31, 2023 was $0 and $2.3 million, respectively. The fair value remeasurement is included within change in fair value of convertible notes on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss.
2024 Convertible Notes
The Company issued $0.7 million of convertible notes to various lenders in September 2024 (the “2024 Convertible Notes”). Each individual note is identical to the others and has the same terms, except for the amount of principal commitment by the respective holder. The notes bear interest rate at a rate of 20% per annum with principal and accrued interest maturing in March 2025.
The 2024 Convertible Notes are convertible at the option of the holder into shares of the Company’s common stock at a conversion price of $1.00 per share. The number of shares issuable upon conversion is determined by dividing the sum of the outstanding principal and accrued interest by the conversion price. The conversion option is exercisable until 90 days from issuance. The 2024 Convertible Notes may be prepaid in full or in part by the Company at any time without penalty. The 2024 Convertible Notes include standard default provisions, including (a) Failure by the Company to perform its obligations with respect to the conversion of the principal amount of the notes into conversion shares pursuant to the agreement or to otherwise satisfy its obligations under the notes (b) voluntary bankruptcy, and (c) involuntary bankruptcy. In the event of default, the unpaid principal and accrued interest become immediately due and payable without further action from the holder.
The 2024 Convertible Notes has been classified as a liability on the condensed consolidated balance sheet as of September 30, 2024. The Company accounts for the 2024 Notes under the fair value option, which resulted in a remeasurement loss of $22 thousand for three and nine months ended September 30, 2024. The fair value remeasurement is recorded within change in fair value of convertible notes on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss. As of September 30, 2024, there is $0.7 million outstanding on the 2024 Convertible Notes.
EFH Convertible Note
On July 10, 2024, Monterey Capital Acquisition Corporation (the “MCAC”) entered into a (i) Satisfaction and Discharge of Indebtedness Pursuant to Underwriting Agreement Dated May 10, 2022 (the “Discharge Agreement”) and (ii) Promissory Note (the “Note”), in each case with EF Hutton LLC (formerly EF Hutton, a division of Benchmark Investments, LLC, “EFH”). On July 11, 2024, the Company and EFH amended and restated the Discharge Agreement (the “Amended Discharge Agreement”) and the Note (the “EFH Convertible Notes”). Pursuant to the Amended Discharge Agreement, in lieu of the Company tendering the full amount of the $3.7 million Deferred Underwriting Commission (as defined in the Underwriting Agreement, dated May 10, 2022, by and between the Company and EFH) in cash at the closing of the Company’s initial business combination, EFH agreed to accept from the Company (i) a payment of $0.5 million in cash within 30 days of the closing of the Company’s initial business combination pursuant to the Amended Note and (ii) issuance of the Amended Note. The EFH Convertible Note has a principal amount of $3.7 million matures in one year and shall be due and payable upon the demand of EFH and upon certain events of default. The Company may prepay the Amended Note in whole or in part at any time without penalty. In addition, the Company is obligated to pay toward the Note 10% of the aggregate gross proceeds from any sale of equity or equity derivative instruments of the Company. Within five days of the maturity date of the EFH Convertible Note, the Company may elect to convert the EFH Convertible Note into shares of common stock of the Company based on the 5-day trailing volume weighted average price of the Company’s common stock at the maturity date of the EHF Convertible Note (subject to compliance with applicable rules of the Nasdaq Stock Market). The Company elected to record the EHF Convertible Note at fair value and determined the conversion approximates the fair value of the stock. The Company only paid $50 thousand of the required $0.5 million payment at inception of the agreement. As of September 30, 2024, there is $3.6 million outstanding on the convertible note.
Small Business Administration (SBA) Loans
On June 5, 2020, the Company entered into an SBA Loan agreement in the amount of $0.2 million. The payment terms under this loan required monthly payments of $731 per month for a total of thirty years. In 2021, this loan was amended to increase the total borrowing to $0.5 million with monthly payments of $1 thousand for a total of thirty years. Interest under this SBA loan is to accrue at 3.75% annually on funds outstanding as of the anniversary date of the initial borrowing. The total amounts outstanding under this SBA loan as of September 30, 2024 and December 31, 2023 was $0.5 million. This loan matures in June 2050.
In 2022, in connection with the acquisitions of FSP and CSH, the Company assumed two additional SBA loans for $0.2 million each. The payment terms under these loans required monthly payments of $731 per month for a total of thirty years. Interest under each of these SBA loans is to accrue at 3.75% annually on funds outstanding as of the anniversary date of the initial borrowing. The total amounts outstanding under these SBA loans as of September 30, 2024 and December 31, 2023 was $0.3 million and $0.3 million, respectively. These loans mature in June 2050.
The SBA loans are collateralized by all tangible and Intangible personal property of the Company.
PPP (Paycheck Protection Program) Loan
On May 4, 2020, the Company entered into a PPP Loan agreement in the amount of $0.2 million. Payments were not required under the loan for a period from six months from the date of the initial borrowing, upon which payments are required to be made monthly. Interest under this PPP loan accrues at 1.00% annually on funds outstanding. The maturity date of this loan is May 4, 2025. The total amount outstanding under this PPP loan as of September 30, 2024 and December 31, 2023 was $28 thousand and $59 thousand, respectively.
The PPP loan is collateralized by all tangible and intangible personal property of the Company.
Vehicle Notes
The Company has obtained several vehicles over a long period since inception. Each vehicle has its own standalone loan. As of September 30, 2024 the company has a total of thirteen vehicle loans. The maturities of these vehicle notes outstanding range from 2026 through 2029. Interest rates range from 4.99% to 17.37% and total payments range from $435 — $1,628 per month. The outstanding principal balance of these loans at September 30, 2024 and December 31, 2023 was $0.5 million and $0.5 million, respectively.
BAC Seller Note
On December 1, 2020, the Company entered into the BAC Seller Note for a principal sum of $0.2 million. This Seller Note requires payments of principal and interest in the amount of $4 thousand due monthly. Interest under this Seller Note accrues at a rate of 6% per year. The maturity date of this note is November 1, 2025. The total amount outstanding under this Seller Note as of September 30, 2024 and December 31, 2023 was $56 thousand and $84 thousand, respectively. The note is secured by a mortgage of certain real estate property entered into by one of its wholly owned subsidiaries.
ACA Seller Note
On May 18, 2021, the Company entered into the ACA Seller Note for a principal sum of $0.2 million. The Seller Note requires payments of principal and interest in the amount of $4 thousand due monthly. Interest under this Seller Note accrues at a rate of 6% per year.

The Company and the noteholder have been in litigation which was settled pursuant to a settlement agreement dated May 16, 2024. Under the terms of the settlement agreement, the Company was required to pay the noteholder $60 thousand in cash and in return, the Company would receive the noteholders 5% ownership interest and the unpaid balance on the seller note would be considered resolved and any and all claims under the litigation would be deem resolved. At the time of the settlement there was $0.1 million of unpaid principal balance on the seller note. The additional 5% ownership interest acquired increased the Company’s ownership of ACA to 95%, and as such, control of ACA has not changed. Therefore, irrespective of the events that lead to changes in ownership interests in the subsidiary, if control has not changed, a parent accounts for such changes in ownership as equity transactions. The net amount of consideration was a benefit to the Company of $50 thousand, which is recorded as an increase to additional paid-in-capital.
The total amount outstanding under this Seller Note as of December 31, 2023 was $0.1 million.
CSH Seller Notes
In connection with the acquisition of CSH, the Company entered into the First CSH Seller Note with a former owner of CSH for a principal sum of $0.2 million, which matures in December 2026. The quarterly payments of $14 thousand under the First CSH Seller Note commenced on April 1, 2022 and are required to be made in sixteen equal quarterly installments. Interest under this First CSH Seller Note accrues at a rate of 5.0% per year. The First CSH Seller Note can be prepaid at any time without additional cost or penalty. The total amount outstanding under this First CSH Seller Note as of September 30, 2024 and December 31, 2023 was $80 thousand and $0.1 million, respectively. The note is secured by a pledge of all of the issued and outstanding equity securities of CSH owned by the Company.
In connection with the acquisition of CSH, the Company entered into the Second CSH Seller Note with a former owner of CSH for a principal sum of $0.2 million, which matures in December 2026. The quarterly payments of $14 thousand under the First CSH Seller Note commenced on April 1, 2022 and are required to be made in sixteen equal quarterly installments. Interest under this First CSH Seller Note accrues at a rate of 5.0% per year. The Second CSH Seller Note can be prepaid at any time without additional cost or penalty. The total amount outstanding under this First CSH Seller Note as of September 30, 2024 and December 31, 2023 was $80 thousand and $0.1 million, respectively. The note is secured by a pledge of all of the issued and outstanding equity securities of CSH owned by the Company.
BHC Seller Note
In connection with the acquisition of BHC, the Company entered into the BHC Seller Note with the former owners of BHC for a principal sum of $0.6 million. The payments under the BHC Seller Note commenced on February 28, 2023 and are required to be made in three annual installments. Interest under this BHC Seller Note is calculated on the basis of a 360-day year of twelve 30-day months but accrues and is payable based upon the actual number of days elapsed. This BHC Seller Note accrues interest at an annual rate of the minimum applicable federal rate of interest in effect as of the date of the BHC Seller Note, or 1.40%. In the event of default, the BHC Seller Note accrues interest at the minimum applicable federal rate of interest in effect as of the date hereof plus three percent. The total amount outstanding under this BHC Seller Note as of September 30, 2024 and December 31, 2023 was $0.2 million and $0.4 million, respectively. The maturity date of this note is February 28, 2025. The note is secured by a pledge of all of the issued and outstanding equity securities of BHC owned by the Company.
AFS Seller Note
In connection with the acquisition of AFS, the Company entered into the AFS Seller Note with the former owners of AFS for a principal sum of $0.6 million, which matures in July 2026. The quarterly payments under the AFS Seller Note amount to $46 thousand and commenced on July 1, 2022, and are required to be made in sixteen equal quarterly installments. Interest under this AFS Seller Note accrues at a rate of 6.0% per year. The AFS Seller Note can be repaid at any time without additional cost or penalty. The total amount outstanding under this AFS Seller Note as of September 30, 2024 and December 31, 2023 was $0.4 million and $0.5 million, respectively. The note is secured by the Company’s ownership interest in AFS, including all inventory and equipment of the Company.

FSP Seller Note
On December 28, 2022, the Company entered into the FSP Seller Note with an external third party for a principal sum of $0.9 million, which matures in February 2028. The payments under the FSP Seller Note began on February 1, 2023 and are required to be made in sixty equal monthly installments of $17 thousand. Interest under this FSP Seller Note accrues at a rate of 6.0% per year. The FSP Seller Note can be repaid at any time without additional cost or penalty. The total amount outstanding under this FSP Seller Note as of September 30, 2024 and December 31, 2023 was $0.8 million. The note is secured by a pledged security interest with the former owner of FSP. As a result of the allegations brought forth as described within Note 11: Commitments and Contingencies, the holder of the FSP Seller has communicated that it believes this FSP Seller Note is in default. Further, due to such allegations, the Company has not made any required monthly installment payments during the nine months ended September 30, 2024.
Real Estate Promissory Note
On December 29, 2022, a wholly owned subsidiary of the Company entered into a Real Estate Promissory Note for land in Florida for a principal sum of $0.4 million, which is collateralized by real estate. The Real Estate Promissory Note commenced on December 29, 2022. The Real Estate Promissory Note was scheduled to mature on July 29, 2023. The Real Estate Promissory Note holder has initiated collection of the Real Estate Promissory Note and has communicated that it believes the Real Estate Promissory Note is in default. See Note 11: Commitments and Contingencies. The Company does not believe that there are any cross default provisions within the Real Estate Promissory Note that would cause default of any of its other debt. The total amount outstanding under this Real Estate Promissory Note as of September 30, 2024 and December 31, 2023 was $0.4 million. The Real Estate Promissory Note is secured by a mortgage on the property.
Promissory Notes — Related Party
The Company, in September 2016, entered into an unsecured promissory note with Avanti Computing PVT, Ltd., a related party which has ownership in common, for an original principal sum of 90 million INR. The note has a 14% annual interest rate. Payments of interest and principal are made sporadically as there is no set payment schedule for the note. The note also does not have a maturity date and the full note balance is due on demand. As of September 30, 2024, 7.1 million INR $85,282 in principal remained outstanding. Total interest expense recognized on this note during the three and nine months ended September 30, 2024 were 250,543 INR $3,009 and 746,182 INR $8,906, respectively. Total interest accrued as of September 30, 2024 was 8.4 million INR $100,907.
In July 2024, the Company borrowed an additional 8.3 million INR from Avanti. The loan bears interest at 14% with a maturity date in July 2031. The principal and accrued interest is due in full at maturity. As of September 30, 2024, 8.3 million INR $99,696 USD in principal remained outstanding. Total interest expense recognized on this note during the three and nine months ended September 30, 2024, was 238,767 INR $2,850. Total interest accrued as of September 30, 2024, was 238,767 INR $2,868.
Business Line of Credit
In January 2023, the Company opened a business line of credit with American Express and borrowed $74 thousand. The maximum amount the Company can take out on the line of credit is $74 thousand. The line of credit has an interest rate of 13%. This business line of credit matured in September of 2023 and was repaid by the Company. There is no current availability under this business line of credit as of September 30, 2024.
Libertas (Sale of Future Receipts)
On April 25, 2023, the Company entered into a sale of Future Receipts agreement with Libertas Funding, LLC, an independent third party (“Libertas”). Pursuant to this agreement, the Company sold and assigned $1.6 million of Future Receipts in exchange for net cash proceeds of $1.2 million, including a fee of $24 thousand. As a result, the Company recorded a discount of $0.4 million. Under the agreement, the Company agreed to pay the third party a minimum of $30 thousand of weekly sales receipts until the

Future Receipts have been collected. for the term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. On November 2, 2023, the Company amended this agreement with Libertas to extend the weekly sales receipts period to one year from the amendment date, requiring weekly sales receipts of $18 thousand until the remaining Future Receipts have been collected. Further in connection with this amendment, the Company incurred an incremental fee of $0.1 million. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50, Debt- Modifications and Extinguishments (“ASC 470-50”).
Similarly, to the transaction in April, on August 7, 2023, the Company entered into a sale of Future Receipts Agreement with Libertas to which it sold and assigned $1.3 million of future receipts in exchange for net proceeds of $1.0 million, including a fee of $20 thousand. As a result the Company recorded a discount of $0.3 million. Under the agreement the Company agreed to pay the third party approximately $26 thousand weekly until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. On November 29, 2023, the Company amended this agreement with Libertas to borrow an incremental $0.4 million. Due to this refinancing, Libertas forgave a portion of this debt outstanding totaling $0.1 million and the Company incurred an incremental fee of $0.2 million. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50. As a result of the amendments noted above, as of December 31, 2023, all remaining discounts were written off. As a result of the amendments noted above, the Company wrote off all remaining debt discounts, yielding incremental interest expense of $0.7 million. This loss on extinguishment of debt was offset by the forgiveness of debt in connection with each amendment, as discussed above, of $0.2 million relating to the first amendment and $0.1 million relating to the second amendment, yielding a loss on extinguishment of debt of $0.4 million that was recognized during the year ended December 31, 2023.
On January 4, 2024, like the transactions in April and August of 2023, the Company entered into a sale of Future Receipts Agreement with Libertas to which it sold and assigned $0.5 million of future receipts in exchange for net proceeds of $0.4 million, including an origination fee of $7 thousand and an original issuance discount of $0.1 million. As a result, the Company recorded a discount of $0.1 million. Under the agreement, the Company agreed to pay the third party approximately $9 thousand weekly until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out.
On January 30, 2024, the Company amended each of its outstanding agreements with Libertas to consolidate the agreements into one without any change to the total Future Receipts committed. In connection with this amendment, the Company sold a total of $2.6 million of Future Receipts in exchange for the remaining balances on each of the Company’s outstanding agreements with Libertas as of the date of the transaction, totaling $2.1 million with an original issuance discount of $0.5 million. The Company assessed this amendment, noting that the amended terms of the agreement were substantially different from the terms of the initial agreement, causing the Company to account for this amendment as an extinguishment in accordance with ASC 470-50. As a result of the amendment, as of September 30, 2024, all unamortized discounts were written off, resulting in a loss on extinguishment of debt of $0.6 million.
In connection with these instruments, the Company recorded discounts. These discounts are recorded as an adjustment to the related liability within the “Current portion of debt, net of discount” in the unaudited condensed consolidated balance sheets as of September 30, 2024 and December 31, 2023. As discussed above, as of September 30, 2024 and December 31, 2023, the discounts offered associated with these borrowings were zero.
In connection with the January 30, 2024 amendment, the Company erroneously received an incremental $1.1 million from Libertas. Such amounts received were provided to the Company in error and are due and payable in full to Libertas. Libertas has agreed to loan the Company this amount and is currently negotiating repayment terms with the Company. This is shown as a Due to Libertas on the unaudited condensed consolidated balance sheets.

Since the Company has significant continuing involvement in the generation of future cash flows due under these agreements among other indicators, pursuant to ASC 470-10-25-2, Debt — Sales of Future Revenues or Other Various Measures of Income, the Company has reflected any future commitments to Libertas associated with these agreements as Debt.
The balance of the total sale on Future Receipts stated above as of September 30, 2024 and December 31, 2023 is $2.1 million and $1.9 million, respectively, which is included in the current portion of debt on the unaudited condensed consolidated balance sheets.
Samson (Sale of Future Receipts)
On May 23, 2024, the Company entered into a sale of Future Receipts agreement with Samson MCA LLC, an independent third party (“Samson”). Pursuant to this agreement, the Company sold and assigned $0.1 million of Future Receipts in exchange for net cash proceeds of $0.1 million. As a result, the Company recorded a discount of $31 thousand. Under the agreement, the Company agreed to pay the third party a minimum of $12 thousand of monthly sales receipts until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. Amortization of the debt discount amounted to $8 thousand for the three months ended September 30, 2024 and $10 thousand for the nine months ended September 30, 2024. The amortization was recognized as a component of Interest expense within the unaudited condensed consolidated statements of operations and comprehensive loss.
On May 28, 2024, the Company entered into a second sale of Future Receipts agreement with Samson. Pursuant to this agreement, the Company sold and assigned $0.1 million of Future Receipts in exchange for net cash proceeds of $98 thousand. As a result, the Company recorded a discount of $28 thousand. Under the agreement, the Company agreed to pay the third party a minimum of $6 thousand of bi-weekly sales receipts until the Future Receipts have been collected. The term of this agreement is approximately one year as the payments are made until the total amount of the future receipts are paid out. Amortization of the debt discount amounted to $7 thousand for the three months ended September 30, 2024 and $9 thousand for the nine months ended September 30, 2024. The amortization was recognized as a component of Interest expense within the unaudited condensed consolidated statements of operations and comprehensive loss.
The unamortized debt discount as of September 30, 2024 for these sales of Future Receipts stated above amounted to $39 thousand. The outstanding principal as of September 30, 2024 is $0.2 million, which is included in the current portion of debt on the unaudited condensed consolidated balance sheets.
Channel Partners
On May 14, 2024, the Company entered into a Business Loan and Security Agreement with Channel Partners. The Company received $0.1 million in proceeds. The Company is required to pay $7 thousand per month for a total of eighteen months, at which time, the Business Loan and Security Agreement will mature. The Company can repay the Business Loan and Security Agreement in full prior to the maturity date without penalty. As of September 30, 2024, there is $81 thousand of principal outstanding on this loan which is included in the current portion of debt on the unaudited condensed consolidated balance sheets.
On July 31, 2024, the Company entered into a Business Loan and Security Agreement with Channel Partners. The Company received $50 thousand in proceeds. The Company is required to pay $3 thousand per month for a total of 18 months, at which time, the Business Loan and Security Agreement will mature. The Company can repay the Business Loan and Security Agreement in full prior to the maturity date without penalty. As of September 30, 2024, there is $45 thousand of principal outstanding on this loan which is included in the current portion of debt on the unaudited condensed consolidated balance sheets
On August 6, 2024, the Company entered into a Business Loan and Security Agreement with Channel Partners. The Company received $0.1 million in proceeds. The Company is required to pay $13 thousand per month for a total of 10 months, at which time, the Business Loan and Security Agreement will mature. The Company can repay the Business Loan and Security Agreement in full prior to the maturity date without penalty.

As of September 30, 2024, there is $84 thousand of principal outstanding on this loan which is included in the current portion of debt on the unaudited condensed consolidated balance sheets.
Top Choice
On July 24, 2024, the Company entered into a sale of Future Receipts Agreement with Top Choice Financial, LLC. Under the terms of the agreement, the Company sold a portion of its future receivables totaling $0.2 million in exchange for net proceeds of $0.2 million, after deducting an origination fee of $15 thousand. As a result, the Company recorded a discount of $65 thousand.
As part of the agreement, the Company is required to make daily ACH payments calculated as 10% of the Company’s daily receipts as repayment of the purchased receivables. There is no fixed maturity date as the repayment is contingent on the pace of receivables generated by the Company’s operations. The agreement includes an option for early payoff with discounts on the remaining balances. In the event of default, the remaining balance becomes immediately due, and a default fee of $3 thousand is applied. During the three and nine months ended September 30, 2024, amortization of debt discount amounted to $16 thousand. The amortization was recognized as a component of interest expense within the unaudited condensed consolidated statements of operations and comprehensive loss.
The unamortized debt discount as of September 30, 2024 for this loan amounted to $48 thousand. The outstanding balance under this agreement as of September 30, 2024, was $0.2 million which is included in the current portion of debt on the unaudited condensed consolidated balance sheet.
Funding Metrics(Sale of Future Receipts)
On September 19, 2024, the Company entered into a sale of Future Receipts Agreement with Funding Metrics, LLC. Under this agreement, the Company sold and assigned $0.1 million of future receivables in exchange for net proceeds of $74 thousand, after deducting an origination fee of $2 thousand. As a result, the Company recorded a discount of $33 thousand.
As part of the agreement, the Company is required to make daily ACH payments calculated as a percentage of its future receipts until the full purchased amount of $0.1 million has been collected. The estimated term of this agreement is approximately one year, based on expected daily collections. The Company has the option to repay the remaining balance early without incurring any prepayment penalties. In the event of default, the agreement imposes a default fee of 20% of the outstanding balance or $2 thousand (whichever is greater). During the three and nine months ended September 30, 2024, amortization of debt discount amounted to $3 thousand. The amortization was recognized as a component of interest expense within the unaudited condensed consolidated statements of operations and comprehensive loss.
The unamortized debt discount as of September 30, 2024 for this loan amounted to $30 thousand. The outstanding balance under this agreement as of September 30, 2024, was $0.1 million which is included in the current portion of debt on the unaudited condensed consolidated balance sheet.
D&O Insurance Financing Agreement
On August 15, 2024, the Company entered into an agreement with a third party to finance a $0.4 million premium on its D&O insurance policies. This financing agreement has a monthly payment of $38 thousand, accrues interest at a rate of 8.94%, and matures in April 2025. As of September 30, 2024, there was $0.3 million outstanding under this financing agreement.
See the below summarization of all debt instruments as of September 30, 2024 and December 31, 2023 (in thousands):

	As of September 30,	As of December 31,
Description	2024	2023
Secured Promissory Notes	$11,334	$7,410
Small Business Administration (SBA) Loans	764	769
Paycheck Protection Program (PPP) Loans	28	59
Vehicle Notes	470	497
BAC Sellers Note	56	84
ACA Sellers Note	—	125
CSH Sellers Notes	159	235
BHC Sellers Note	200	400
AFS Sellers Note	383	463
FSP Sellers Note	768	768
Real Estate Promissory Note	370	370
Promissory Note – Related Party	185	85
Libertas – Sale of Future Receipts	2,058	1,938
Samson – Sale of Future Receipts	183	—
D&O Financing agreement	255	—
Channel Partners	210	—
Top Choice – Sale of Future Receipts	169	—
Funding Metrics – Sale of Future Receipts	104	—
Total secured promissory notes, SBA loans, PPP loans, vehicle notes, sellers notes, real estate promissory notes, related party note, Sale of Future Receipts, Channel Partners and D&O financing	$17,696	$13,203
Less: Debt discounts	(129)	(32)
Net secured promissory notes, SBA loans, PPP loans, vehicle notes, sellers notes, real estate promissory notes, related party note, Sale of Future Receipts, Channel Partners and D&O financing	$17,567	$13,171
Convertible Debts	4,392	2,179
Total debt, net of debt discount	$21,959	$15,350
NOTE 8 — INCOME TAXES
The Company considers new evidence (both positive and negative) at each reporting date that could affect our view of the future realization of deferred tax assets. We evaluate information such as historical financial results, historical taxable income, projected future taxable income, expected timing of the reversals of existing temporary differences and available prudent and feasible tax planning strategies in our analysis. Based on the available evidence, the Company continues to recognize a full valuation allowance against deferred tax assets in the United States and India.
Our income tax benefit (including discrete items) was $0 and $0 for the three and nine months ended September 30, 2024 and 2023, respectively. For the three and nine months ended September 30, 2024 and 2023, our effective tax rate differs from the statutory rate of the United States of 21% due to our valuation allowances in jurisdictions in the United States and India. The income tax benefits recognized relate to the partial release of the Company’s valuation allowance on its deferred tax assets due to the acquisition of deferred tax liabilities on intangible assets for which tax has no basis.

NOTE 9 — COMMITMENTS AND CONTINGENCIES
Litigation
The Company is from time to time subject to routine legal claims, proceedings and regulatory matters, most of which are incidental to the ordinary course of its business.
The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimate involve significant judgement, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims), and the related uncertainty of the potential outcomes of these proceedings.
In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate.
As of September 30, 2024 and December 31, 2023, there are no matters for which a reserve is required to be established.
On February 26, 2024, Robert Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC, ConnectM Florida RE LLC, and Florida Solar Products, Inc., wholly owned subsidiaries of the Company, in the Circuit Court for the 19th Judicial Circuit (St. Lucie County, Florida). In this suit, the plaintiffs allege various contract claims arising out of a transaction under which Aurai acquired Florida Solar Products, Inc. from Mr. Zrallack in 2022 and ConnectM Florida RE LLC acquired certain real estate from RJZ Holdings LLC in 2022 from which Florida Solar Products operates. Specifically, the plaintiffs allege breach of the stock purchase agreement and certain promissory notes in connection with the purchase of Florida Solar Products, Inc. and the related real estate, as well as breach of a services agreement with Mr. Zrallack. The Company believes the Plaintiffs’ claims have no merit and plans to assert counterclaims against the Plaintiffs in connection with the underlying transactions. The Company is defending itself in this matter. Currently, the Company prevailed on a motion to compel arbitration, so the lawsuit is stayed, and the Court ordered the entire case to arbitration.
On August 02, 2024, Benjamin Securities, Inc (“Benjamin”) has commenced a lawsuit against the ConnectM Parties in the Supreme Court of the State of New York, County of New York, bearing Index No. 157042//2024 (the “Litigation”). On June 26, 2024, the Company and Benjamin entered into certain Capital Markets Advisory Agreement with an amendment on July 12, 2024. In the lawsuit, Benjamin claimed that the Company agreed but failed to pay Benjamin as contractually required. Subsequently on October 2, 2024, the Company and Benjamin reached a settlement agreement for the Company to meet its contractual obligation. This amount has been accrued as of September 30, 2024 and is included in Accrued expenses on the unaudited condensed consolidated balance sheet.
Advisory Services Agreement
On July 16, 2024, the Company entered into a Capital Markets Advisory Agreement with Roth Capital Partners, LLC (“Roth Capital”), pursuant to which for a period of twelve months (the “Engagement Period”), Roth will provide CNTM with capital markets advisory services (the “Capital Markets Advisory”). These services include, but are not limited to, providing advice to CNTM relating to developing a short- and long-term capital market strategy, analyzing anticipated capital requirements as they relate to the valuation of CNTM, and developing strategic institutional investor relationships. The Company agreed to pay Roth Capital $1.5 million for the Engagement Period in cash or stock at $2.50 per share, of which $0.3 million is included in Accrued expenses on the unaudited condensed consolidated balance sheet.

Amended and Restated Registration Rights Agreement
On the Closing Date, the Company entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with the Sponsor, certain prior stockholders of the Company, certain stockholders of Legacy ConnectM, the Company’s officers, directors and holders of 10% or more of the Company’s common stock (all such counterparties, collectively, the “Reg Rights Holders”). The A&R Registration Rights Agreement amended and restated the Company’s Registration Rights Agreement dated May 10, 2022 (the “IPO Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company will, within 30 days after the Closing, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and the Company will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Resale Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the third (3rd) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Reg Rights Holders can demand the Company’s assistance with underwritten offerings and block trades, and the Reg Rights Holders will be entitled to certain piggyback registration rights.
Contingent Consideration
On August 5, 2024, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) by and between ConnectM and Vijaya Rao, an individual resident of the State of Delaware (“Seller”), for the purposes of ConnectM acquiring from the Seller certain of the issued and outstanding equity securities of DeliveryCircle, LLC, a Delaware limited liability company (“DeliveryCircle”). DeliveryCircle is engaged in the business of providing dispatch and delivery services and related software.
Pursuant to the Purchase Agreement, ConnectM has agreed to acquire the Acquired Interests for $0.5 million plus contingent consideration of $0.6 million. See Note 11 — Business Combinations — Delivery Circle for disclosure related to contingent consideration.
NOTE 10 — FORWARD PURCHASE AGREEMENT
On December 31, 2022, prior to entering into the Business Combination Agreement (“BCA”), Monterey Capital Acquisition Corporation (“MCAC”) and ConnectM entered into a Forward Purchase Agreement (the “FPA”) with Meteora Special Opportunity Fund (“Meteora”) in connection with its merger with ConnectM Technology Solutions, Inc. Under the terms of the FPA, Meteora agreed to purchase and hold up to 6,600,000 shares of MCAC Class A common stock (the “Recycled Shares”) at the redemption price of $10.19 per share.
Key terms of the FPA include, among other things:
a.
Prepayment Amount: MCAC will pay Meteora an amount based on the purchased shares’ value minus a 1% fee at the merger closing. A portion of this payment will be used by Meteora to acquire additional shares (“Share Consideration Shares”).

b.
Sales and Termination: Meteora may sell shares post-closing and may terminate portions of the transaction by notifying MCAC, triggering a payment obligation from MCAC.

c.
Reset Price Adjustments: The reset price for share sales adjusts weekly based on market conditions but will not drop below $7.50 per share, with modifications if securities are issued below the initial price

d.
Trigger Event: If the stock price falls below $5.00 per share for 20 days in a 30-day period, Meteora may accelerate the maturity date.

e.
Maturity Obligations: Unsold shares at maturity may be purchased by MCAC or the Combined Company at a set value in cash or stock, with provisions for penalties if certain conditions are unmet.

f.
Indebtedness Limitation: The Combined Company agrees to limit new indebtedness to $25 million until 90 days post-closing without Meteora’s consent.

g.
Break-Up Fee: If the agreement is terminated by MCAC, a fee of $575,000 (including expenses) is payable to Meteora.

Pursuant to the terms of FPA, on the Closing Date, Meteora purchased 3,288,466 shares of MCAC Class A common stock (the “Recycled Shares”) directly from redeeming shareholders of MCAC. Also on the Closing Date, the Company paid to Meteora a prepayment amount of $37.0 million required under the FPA which was deposited into an escrow account. The Company paid additional cash consideration of $0.5 million to Meteora for shares purchased from third parties before the merger.
On August 2, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:
a.
The Settlement Method has been changed from “Physical Settlement” to “Cash Settlement”.

b.
The section titled “Maturity Consideration” has been deleted in its entirety.

c.
An additional Valuation Date has been added, namely, the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion.

d.
Provisions for “Settlement Amount, “Settlement Amount Adjustment,” Valuation Period” and “Cash Settlement Payment Date” with respect to the additional Valuation Date have been added.

e.
The Reset Price has been changed to mean “The Reset Price shall initially be the Initial Price. The Reset Price shall be adjusted on the first scheduled trading day of each week (each a “Reset Date”) commencing with the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior week, but not lower than $2.00; provided that the Reset Price may be further reduced pursuant to a Dilutive Offering Reset.

f.
The Prepayment Shortfall has been changed to mean “An amount in USD equal to 0.50% of the product of the Number of Shares and the Initial Price paid by Seller to Counterparty on the Prepayment Date (which amount was netted from the Prepayment Amount). Additionally, Counterparty shall have the option, at its sole discretion, at any time up to forty-five (45) calendar days prior to the Valuation Date, to request additional Prepayment Shortfall via written requests to Seller in intervals of $300,000 (each an “Additional Shortfall Request”), provided Counterparty shall only be able to make an Additional Shortfall Request if the (i) Seller has recovered 120% of any outstanding Prepayment Shortfall via Shortfall Sales as further described in the Section titled “Prepayment Shortfall Consideration” and (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least seven (7) times greater than the Additional Shortfall Request, and (iii) the average daily value traded over the prior ten (10) trading days be at least seven (7) times greater than the Additional Shortfall Request (with (i), (ii) and (iii) collectively as the “Equity Conditions”). Notwithstanding the foregoing, Seller, in its sole discretion, may waive the Equity Conditions for each Additional Shortfall Request, if applicable, in writing to Counterparty.

g.
Seller may sell Recycled Shares at any time and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

On the date of the Business Combination, the forward purchase agreement was valued at $27.5 million. See Note 11 for disclosure on the valuation methods and significant inputs.
The Company valued the purchase agreement on the date of modification under the pre-modified and post-modified terms. As a result of the modification, the Company recognized a gain on modification of $1.4 million. See Note 11 for disclosure on the valuation methods and significant inputs.

From the period of August 2, 2024 through September 30, 2024, the Company exercised the prepayment shortfall method whereby Meteora sold 760,661 shares under the terms of the agreement for which the Company received proceeds of $0.8 million.
As of September 30, 2024, the forward purchase agreement was valued at $2.2 million. See Note 11 for disclosure on the valuation methods and significant inputs.
NOTE 11 — FAIR VALUE MEASUREMENTS
The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described below:
Level I — Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level II — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in inactive markets; inputs other than quoted market prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level II input must be observable for substantially the full term of the asset or liability.
Level III — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company effectuates transfers between levels of the fair value hierarchy, if any, as of the date of the actual circumstance that caused the transfer.
Debt
The Company evaluated whether any of the embedded features associated with the different Convertible Notes issued throughout 2022 required bifurcation as a separate component of equity. The Company elected the fair value option (FVO) under ASC Topic 825 — Financial Instruments, as the different Convertible Notes are qualified financial instruments and are, in whole, classified as liabilities. Under the FVO, the Company recognized each of the Convertible notes as hybrid debt instruments at fair value, inclusive of the embedded feature with changes in fair value related to changes in the Company’s credit risk being recognized as a component of accumulated other comprehensive income in the unaudited condensed consolidated balance sheets. All other changes in fair value were recognized in the unaudited condensed consolidated statements of operations.
The fair value of the convertible notes issued throughout 2022 and 2023 were measured using unobservable inputs through June 30, 2024. The most significant of which was the discount rate, which was determined to be 15%. The convertible notes converted into shares of common stock on July 12, 2024. These shares were post business combination and were publicly traded. Therefore, the value of the shares that they converted into was based on the publicly traded price at the time of the conversion. The change in fair value of the convertible notes for the three and nine months ended September 30, 2024 and 2023 was a loss of $1.4 million and a loss of $1.6 million, respectively. The change in fair value of the convertible notes for the three and nine months ended September 30, 2023 were a gain of $84 thousand and $0.2 million, respectively.
The 2024 Convertible Notes are convertible at the option of the holder into shares of the Company’s common stock at a conversion price of $1.00 per share. The number of shares issuable upon conversion is determined by dividing the sum of the outstanding principal and accrued interest by the conversion price. The conversion option is exercisable until 90 days from issuance. The 2024 Convertible Notes may be prepaid in full or in part by the Company at any time without penalty. The Company valued these notes by weighting two possible outcomes. The first outcome is the probability that the note is paid out in cash at maturity. The second outcome is the probability that there will be a voluntary conversion within the first 90 days. As of September 30, 2024, the Company determined a probability of 70% that there will be a voluntary conversion.
To determine the value at maturity, the Company used a discounted cash flow model using a discount rate of 20%. To determine the value of a voluntary conversion, the Company used a black-scholes model. The key inputs to the black-scholes model are as follows:
•
Stock price of $1.15 based on the publicly traded stock price of the Company

•
Exercise price of $1.00 based on the conversion price per the note

•
A remaining term of 0.25 years based on the note

•
A risk free rate of 4.40% based on comparable treasury securities

•
Annualized volatility of 37.17% based on comparable public companies

The fair value as of September 30, 2024 was determined to be $0.8 million.
Within five days of the maturity date of the EFH Convertible Note, the Company may elect to convert the EFH Convertible Note into shares of common stock of the Company based on the 5-day trailing volume weighted average price of the Company’s common stock at the maturity date of the EHF Convertible Note (subject to compliance with applicable rules of the Nasdaq Stock Market). The Company elected to record the EHF Convertible Note at fair value and determined that the conversion approximates the fair value of the stock, and therefore is not subject to remeasurement at each reporting period. As of September 30, 2024, there is $3.63 million outstanding on the convertible note.
The Company’s PPP Loan, SBA Loans, Seller Notes, Promissory notes, and Vehicle Loans are carried at historical cost. The fair value of the PPP Loan, SBA Loans, Seller Notes, Promissory notes, and Vehicle Loans are estimated using widely accepted valuation techniques, including discounted cash flow analyses using available market information on discount and borrowing rates with similar terms, maturities, and credit ratings. Accordingly, the Company used Level 2 inputs for these debt instrument fair value estimates.
Forward Purchase Agreement
The fair value of the liability pre-modification when it was assumed on July 12, 2024 and immediately before modification on August 2, 2024, was determined using a black-scholes model. Both valuations were based on the actual numbers of shares purchased by Meteora under the agreement, which was 3,288,466. The significant inputs to the model as of July 12, 2024 and August 2, 2024 are noted in the table below.
	July 12, 2024	August 2, 2024
Term	3.00	2.94
Stock price	$3.54	$0.78
Exercise price	$13.36	$13.36
Volatility	46.00%	80.00%
Risk-free rate	4.20%	3.71%
Dividends rate	0.00%	0.00%
The key inputs in the above table are based on the following:
•
Term — this is the remaining term to maturity in the agreement

•
Exercise Price — the redemption price of the Company’s common shares at closing of the Business Combination ($11.36) plus $2.00 per the terms of the agreement

•
Stock Price — this is based on the adjusted close of our common stock.

•
Volatility — this is based on comparable public companies

•
Risk Free Rate — this is based on treasury securities with a similar term

•
Dividends Rate — this is based on our stock’s dividend rate

The fair value post modification was determined based on the probability of each settlement method.
The prepayment shortfall value was calculated by taking the publicly traded stock price at the date of valuation discounting it for the 17% margin to be kept by the seller and multiplying that by the number of shares remaining outstanding under the agreement. As of August 2, 2024 and September 30, 2024, there were 3,288,466 and 2,527,805 shares outstanding in the agreement. The Company determined a probability that 85% of the outstanding shares would be settled using this method at August 2, 2024 and September 30, 2024, respectively.
The Company determined the value at maturity for all outstanding shares using the Monte Carlo model. The significant inputs to the model as of August 2, 2024 and September 30, 2024 are noted in the table below. The Company determined a probability that 15% of the outstanding shares would be settled using this method at August 2, 2024 and September 30, 2024, respectively.
	August 2, 2024	September 30, 2024
Term	2.94	2.78
Stock price	$0.78	$1.15
Volatility	80.00%	90.00%
Risk-free rate	3.71%	3.60%
Dividends rate	0.00%	0.00%
The key inputs in the above table are based on the following:
•
Term — this is the remaining term to maturity in the agreement

•
Stock Price — this is based on the adjusted close of our common stock.

•
Volatility — this is based on comparable public companies

•
Risk Free Rate — this is based on treasury securities with a similar term

•
Dividends Rate — this is based on our stock’s dividend rate

The following table provides the roll forward of forward purchase agreement:
Forward purchase agreement assets (liability) at December 31, 2023	$—
Forward purchase agreement asset (liability) at business combination	(27,530)
Less cash payments from Trust	37,624
Change in fair value	(9,399)
Gain from modification	1,443
Less cash received	(766)
Change in fair value	824
Forward purchase agreement asset (liability) at September 30, 2024	$2,196
Contingent consideration
The fair values of the contingent consideration was estimated using Monte Carlo Simulation model, which are Level 3 fair value measurement. Significant unobservable inputs used to determine the estimated fair value of the Delivery Circle earn-out payment liability include the Delivery Circle forecasted revenue and EBITDA growth, revenue volatility, market price of risk and discount rate. An increase in the projected growth rate for net revenue results in a higher fair value for the earn-out payment liability while an increase in the discount rate results in a lower fair value for the earn-out payment liability. An increase in the market price of risk and revenue volatility results in a lower fair value.
The following table presents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis (in thousands):

	September 30, 2024		December 31, 2023
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Forward Purchase Agreement	$2,196	$2,196	$—	$—
Liabilities:
2022 Convertible Debt	$—	$—	$2,179	$2,179
2024 Convertible Notes	$762	$762	$—	$—
EFH Convertible Note	$3,630	$3,630	$—	$—
Contingent consideration	$576	$576	$—	$—
The carrying values of cash and cash equivalents, accounts payable, accrued expenses, amounts included in other current assets, and current liabilities that meet the definition of a financial instrument, approximate fair value due to their short-term nature.
NOTE 12 — STOCKHOLDERS’ DEFICIT
Common Stock
Immediately following the Closing, the Company’s authorized capital stock consisted of 110,000,000 shares of capital stock, $0.0001 par value per share, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share. 21,124,057 shares of Class A Common stocks were issued and outstanding and no shares of preferred stock were issued and outstanding as of September 30, 2024. Shares of Class A Common Stock have voting rights.
Warrants
In connection with the issuance of the Secured Promissory Note in 2022, The Company issued certain equity classified warrants (“equity warrants”). The fair value of these warrants was $82,261 at the time of issuance. The warrants have an exercise price of $3.61 and expire on February 22, 2032. The warrants are exercisable into one Class A Common share
Upon the Merger, each outstanding warrant to purchase shares of Legacy ConnectM Common stock was converted into a warrant to purchase shares of ConnectM Common Stock equal to the number of shares subject to such warrant prior to the Merger multiplied by the Exchange ratio, with the per-share exercise price equal to the exercise price prior to the Merger divided by the Exchange Ratio. Each warrant to purchase shares of ConnectM common stock will otherwise be subject to the same terms as the Legacy ConnectM warrants prior to such conversion.
Monterey Acquisition Corp issued 12,990,000 warrants to the original investors. These warrants were assumed in the Business Combination. The warrants expire 5 years from the date of the business combination. The warrants have an exercise price of $11.50 entitle the holder to purchase one share of common stock.
A summary of warrants activity is as follows:
	Warrants	Weighted- average Exercise Price	Weighted- average Remaining Contractual Life	Intrinsic Value
Outstanding at December 31, 2023	77,494	$3.61	8.15	—
Granted	—	—	—	—
Assumed in Business Combination	12,990,000	11.50
Exercised	—	—	—	—
Cancelled/Forfeited	—	—	—	—
Outstanding at September 30, 2024	13,067,494	$11.45	4.80	—

NOTE 13 — STOCK BASED COMPENSATION
On March 22, 2019, the Company re-domesticated as a Corporation incorporated in the state of Delaware. Concurrent with the re-domestication as a Delaware Corporation, the Company’s Board of Directors approved the 2019 Equity Incentive Plan (the “Plan”) in May of 2019 to encourage employees and other persons or entities who, in the opinion of the Board, are in a position to contribute significantly to the success of the Company and its affiliates to enter into and to maintain continuing long-term relationships with the Company. The purpose of the Plan is to reward Participants for the completion of specific projects or discrete periods of Service which may fall between consecutive vesting periods of any Award granted under the Plan.
The Plan is administered by the Board of Directors of the Company, which, under the terms of the Plan, has the authority to adopt, alter, and repeal any administrative rules, guidelines, and practices governing the operation of the Plan. Under the Plan, the persons eligible to receive Incentive Units, defined as either incentive stock options or restricted stock, under the Plan shall be the directors, executive officers, employees, consultants, advisers, independent contractors and other service providers of the Company and its affiliates. Participants need not be individuals or employees of the Company or an affiliate of the Company. Under the Plan, Awards may be granted in respective of up to 753,947 total incentive units. Incentive units issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.
Subject to the terms and provisions of the Plan, the Board may award incentive stock options and determine the number of shares subject to each stock option, the exercise price, the term of the stock option, and any other conditions and limitations applicable to the exercise of the stock option and the holding of any shares acquired upon exercise of the stock option.
Under the Plan, the Board may also award shares of restricted stock and determine the purchase price, if any. The Board may modify or waive any restrictions, terms, and conditions with respect to any restricted stock. Shares of restricted stock may be issued for such consideration, if any, as is determined by the Board, subject to applicable law.
Upon the Merger, each outstanding option to purchase shares of Legacy ConnectM Common stock was converted into an option to purchase shares of ConnectM Common Stock equal to the number of shares subject to such option prior to the Merger multiplied by the Exchange ratio, with the per-share exercise price equal to the exercise price prior to the Merger divided by the Exchange Ratio.
There were no incentive units issued under the Plan during the nine months ended September 30, 2024 or 2023.
A summary of activity under the Plans is as follows:
	Options	Weighted- average Exercise Price	Weighted- average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2023	473,929	$0.70	5.24	$666,860
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at September 30, 2024	473,929	$0.70	4.49	$263,882
Vested and exercisable at September 30, 2024	470,601	$0.69	4.48	$263,882
NOTE 14 — BUSINESS COMBINATIONS
Merger with Monterrey Capital Acquisition Corporation
As discussed in NOTE 1, on July 12, 2024, the Company completed the Merger. Upon closing of the business combination, the Company’s Series Seed Convertible Preferred Shares, Series Seed-1 Convertible

Preferred Shares, Series A-1 Convertible Preferred Shares, Series B-1 Convertible Preferred Shares, and Series B-2 Convertible Preferred Shares converted to class A common shares of CNTM. Furthermore, the Company’s 2022 Convertible Notes converted to class A common shares of CNTM.
As a result of the Merger, among other things, each share of ConnectM common stock, par value $0.0001 per share, and ConnectM preferred stock, par value $0.0001 per share (but excluding shares the holders of which perfect rights of appraisal under Delaware law), converted into the right to receive such number of shares of common stock, par value $0.0001 per share, of MCAC common stock as calculated based on the Exchange Ratio as set forth in the Merger Agreement. “Exchange Ratio” is defined in the Merger Agreement to be the quotient of (a) the merger consideration, divided by (b) the number of shares of ConnectM capital stock outstanding as of immediately prior to the Effective Time, including any shares underlying outstanding warrants to purchase ConnectM Common Stock and excluding any shares of ConnectM capital stock held in treasury by ConnectM. The Merger Consideration is 14,500,000 shares of MCAC Common Stock, subject to an upward adjustment depending on the extent to which MCAC’s transaction expenses (as defined in the Agreement and Plan of Merger) exceed $8 million.
The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Merger was treated as the equivalent of the Company issuing shares for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC were stated at historical cost with no goodwill or other intangible assets recorded.
As a result of the Business Combination, there was a negative equity recapitalization into additional paid in capital of $3.2 million. In addition, there were offering costs incurred of $2.5 million , which were also treated as a reduction of additional paid in capital.
As part of the Business Combination, the Company acquired the Funds in the Trust of $79.6 million. Of these monies, the Company only received $0.2 million as the Company had to pay redeeming shareholders $41.7 million, professional fees of $0.2 million, and was required to pay $37.6 million in accordance with the Forward Purchase Agreement (see Note 10).
Delivery Circle
On August 5, 2024, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) by and between ConnectM and Vijaya Rao, an individual resident of the State of Delaware (“Seller”), for the purposes of ConnectM acquiring from the Seller certain of the issued and outstanding equity securities of DeliveryCircle, LLC, a Delaware limited liability company (“DeliveryCircle”). DeliveryCircle is engaged in the business of providing dispatch and delivery services and related software.
The Purchase Agreement was unanimously approved by the Company’s directors on August 2, 2024. Pursuant to the Purchase Agreement, at the closing of the transactions contemplated therein, ConnectM purchased from the Seller certain membership interests in DeliveryCircle, comprising 842,157 Class A Units, 207,843 Class P Units and 3,063 Series A Units (the “Acquired Interests”), which represent issued and outstanding equity securities of DeliveryCircle comprising (i) forty-six percent (46.0%) of the equity interests in DeliveryCircle and (ii) fifty-seven percent (57.0%) of the voting interests in DeliveryCircle. In addition, in connection with ConnectM’s acquisition of the Acquired Interests, ConnectM will have the right to appoint four out of the seven voting members to DeliveryCircle’s board of directors.
Pursuant to the Purchase Agreement, ConnectM has agreed to acquire the Acquired Interests for $520,000 plus contingent consideration. The contingent consideration is based on the years ended December 31, 2024 through 2031 and is the lesser of a base amount, 20% of revenue growth from the previous year, or 37% of EBITDA for the year. To value the contingent consideration, the Company performed a Monte Carlo simulation and determined a contingent consideration value of approximately $576,000. As of September 30, 2024, the $520,000 is unpaid and is included in Accrued Expenses in the unaudited condensed consolidated balance sheet.
The fair value of the purchase consideration in the acquisition is as follows:
•
Cash — $520,000

•
Contingent Consideration — $576,000

•
Total — $1,096,000

•
Divided by Acquired Ownership — 46%

•
Implied Consideration for 100%

•
Ownership — $2,382,000

The acquisition of Delivery Circle was accounted for using the acquisition method, whereby all of the assets acquired, and liabilities assumed were recognized at their fair value on the acquisition date, with any excess of the purchase price over the estimated fair value recorded as goodwill.
The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed and noncontrolling interest at the date of acquisition (in thousands):
Cash	$699
Accounts receivable	620
Prepaid expenses and other assets	41
Intangible assets	586
Goodwill	790
Total assets acquired	$2,736
Accounts payable	$218
Accrued expenses	136
Contingent consideration	576
Total liabilities acquired	$930
Allocation to Minority Interest	$1,286
After allocating the purchase price to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, the Company recorded goodwill of approximately $0.8 million. Goodwill largely consists of expected synergies to be realized from new ownership and is expected to not be deductible for income tax purposes.
The fair values of intangible assets were based on valuations using the income approach. The preliminary fair value of intangible assets and Delivery Circle’s assembled workforce estimated useful lives are as follows (in thousands):
Identified Intangible Asset	Fair Value	Remaining Useful Life
Customer relationships	$106	8 years
Developed technologies	400	5 years
Trade name and workforce	80	5 years
Fair value of identified intangible assets	$586
The Company, with the assistance of third-party appraisers, assessed the fair value of the assets. The identifiable intangible assets were valued using the Income Approach. The Income Approach requires several judgements and assumptions to determine the fair value of intangible assets, including growth rates, discount rates, customer attrition rates, expected levels of cash flows, and tax rate.
Key assumptions used to value the trade name acquired intangible asset included a tax rate of 28%, intangible discount rate of 14%, and a royalty rate of 0.3%. Key assumptions used to value the developed technology intangible asset included a revenue migration of 20%. Key assumptions used to value the customer relationship intangible asset includes intangible discount rate of 14% and an attrition rate of 10%.
The contingent consideration is categorized as a Level 3 fair value measurement (see Fair Value Measurements described in Note 11) because the Company estimated projections utilizing unobservable inputs. Contingent consideration payments involve certain assumptions requiring significant judgment and actual results can differ from assumed and estimated amounts.
The following unaudited pro forma information presents our combined results as if the Delivery Circle acquisition occurred at the beginning of 2023. The unaudited pro forma financial information was prepared to give effect to events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the combined company’s results. There were no material transactions between the Company and Delivery Circle during the period presented that are required to be eliminated. The unaudited pro forma combined financial information does not reflect cost savings, operating synergies or revenue enhancements that the combined companies may achieve or the costs to integrate the operations of the costs necessary to achieve cost savings, operating synergies or revenue enhancements.
Pro forma combined financial information (unaudited, in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues	$7,036	$6,572	$23,013	$21,423
Net loss	$(12,182)	$(2,484)	$(16,869)	$(4,628)
The unaudited pro forma combined financial information is presented for information purposes only and is not intended to represent or be indicative of the combined results of operations or financial position that we would have reported had the acquisition been completed as of the date and for the periods presented and should not be taken as representative of our consolidated results of operations or financial condition following the acquisition. In addition, the unaudited pro forma combined financial information is not intended to project the future results of the combined company.
The unaudited pro forma combined financial information was prepared using the acquisition method of accounting under existing U.S. GAAP. The Company has been treated as the acquirer.
NOTE 15 — DUE TO RELATED PARTY
As part of the Business Combination, the Company assumed certain related party payables with the Sponsor of Monterey Acquisition Corp. These payables comprise the Due to Related Party on the unaudited condensed consolidated balance sheet.
The first type of payable assumed are working capital loans that the Sponsor provided to Monterey Acquisition Corp. These working capital loans are due on demand and carry no interest. They are convertible into warrants at $1.00. The warrants would have a 5 year term and an exercise price of $11.50. The amount assumed in the Business Combination was $0.4 million. As of September 30, 2024, there was $0.4 million outstanding.
The second type of payable assumed are two unsecured promissory notes with the Sponsor for a combined principal amount of $65 thousand. The notes are non-interest bearing and are payable upon demand. The amount assumed in the Business Combination was $65 thousand. As of September 30, 2024, the notes had an outstanding principal balance of $65 thousand.
The third type of payable assumed was monies advanced to Monterey Acquisition Corp. by the Sponsor for administrative support. These advances are non-interest bearing and are payable upon demand. The amount assumed in the Business Combination was $0.1 million. As of September 30, 2024, the notes had an outstanding principal balance of $0.1 million.
The total due for these payables as of September 30, 2024 was $0.6 million.
NOTE 16 — SUBSEQUENT EVENTS
The Company has evaluated subsequent events from the balance sheet date through December 13, 2024, the date at which the financial statements were available to be issued, and determined there were no items to disclose other than the following items:

In October and November, the Company refinanced an existing sale of future receipts. Pursuant to this agreement, the Company sold and assigned $0.9 million of future receipts and paid off an existing balance of $0.3 million in exchange for net cash proceeds of $0.5 million. Under this agreement, the Company agreed to pay the third party sales receipts until the future receipts have been collected.
As on October 09, 2024, ConnectM entered into a Purchase Agreement with the owners of Green Energy Gains, whereby the Company has acquired all of the issued and outstanding capital stock of GEG in an all-stock transaction. The Green Energy Gains operating model includes home energy assessments (HEA) and modeling, and identification of weatherization opportunities for the home in order to reduce the homeowner’s utility bills. ConnectM’s core business model relies on an inorganic growth strategy. Green Energy Gains, as a strategic acquisition, strengthens ConnectM’s portfolio and is expected to expand the customer base for its proprietary electric heat pump, offering a suitable solution for homeowners after no cost home energy assessments.
In October 2024, the Company received an additional $1.1 million in exchange for four convertible promissory notes as of the date of issuance of the financial statements. The Convertible Notes bears an annual interest of 20% and shall be due and payable in April 2025.
On November 19, 2024, the Company approved the conversion of 6,719,742 shares for the price of $13.8 million of the Company’s outstanding debt into shares of common stock, par value $0.0001 per share of the Company at an average conversion price of $2.045 per share.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts shown are estimates.
SEC Registration Fee	$
Accounting Fees and Expenses		—
Legal Fees and Expenses
Legal Fees and Expenses paid on behalf of certain investors or agents
Printing Expenses
Miscellaneous Expenses
Total	$
Item 14.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
The Company’s certificate of incorporation and amended and restated Bylaws limit the liability of its directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•
breach of their duty of loyalty to the Company or its stockholders;

•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

•
transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s amended and restated Bylaws provide that it will indemnify its directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.
As permitted by the Delaware General Corporation Law, the Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify such persons against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of the Company’s directors or executive officers may be made a party because he or she is or was one of the Company’s directors. The Company will be obligated to pay such amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company will be obligated to pay such amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification.
Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation arising out of his or her actions in connection with their services to the Company, regardless of whether its amended and restated Bylaws permit indemnification. The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 15.   Recent Sales of Unregistered Securities
There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:
In October 2021, Legacy ConnectM completed the private placement of 472,861 shares of Legacy ConnectM preferred stock, par value $0.0001 per share, designated as Series B-2 Preferred Stock for an aggregate offering price of $1.1 million.
From January 2022 to February 2022, Legacy ConnectM completed a private placement 521,452 shares of Legacy ConnectM preferred stock, par value $0.0001 per share, designated as Series B-2 Preferred Stock for an aggregate offering price of $1.2 million.
In January 2022, Legacy ConnectM issued 105,440 shares of Legacy ConnectM common stock, par value $0.0001 per share (the “Legacy Common Stock”), as partial consideration in connection with Legacy ConnectM’s acquisition of a company at a valuation of $1.90 per share of Legacy ConnectM Common Stock.
In January 2022, Legacy ConnectM issued promissory notes for an aggregate principal amount of $400,000 which accrue interest at a simple annual rate of 5.0% and mature December 31, 2026.
In January 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $250,000 which accrues interest at a simple annual rate of 5.0% and matures December 31, 2027. As of the date of this filing, this note is no longer outstanding.
In February 2022, Legacy ConnectM issued 77,494 warrants to purchase shares of Legacy ConnectM Common Stock with an exercise price of $3.61 per share.
In February 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $600,000 which accrues interest at a simple annual rate equal to the minimum applicable federal rate of interest plus 3.0% as of February 28, 2022 and matures February 28, 2025.
In May 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $649,000 which accrues interest at a simple annual rate of 6.0% and matures July 1, 2026.
In August 2022, Legacy ConnectM issued 16,607 shares of Legacy ConnectM Common Stock as consideration in connection with Legacy ConnectM’s acquisition of a company at a valuation of $2.32 per share of Legacy ConnectM Common Stock.
In November 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $500,000 which accrues interest at a simple annual rate of 18.0% and is to mature on August 27, 2024.
In December 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $900,000 which accrues interest at a simple annual rate of 6.0% and matures February 1, 2028.
In December 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $370,000 which accrues interest at the rate of $4,000 per month.
In April 2024, Legacy ConnectM issued 16,607 shares of Legacy ConnectM Common Stock as compensation to an employee at a valuation of $2.11 per share of Legacy ConnectM Common Stock.

From April 2024 to June 2024, Legacy ConnectM issued promissory notes for an aggregate principal amount of $2.55 million which accrue interest at a simple annual rate between 20.0% and 24.0% and will mature either 15 days after the business combination or between August 15, 2024 and May 31, 2025.
On the Closing Date, the Sponsor converted $750,000 of certain convertible promissory notes by and between Sponsor and the Company into 750,000 warrants to purchase Common Stock at an exercise price of $11.50 per share.
On December 27, 2024, the following shares of Company Common Stock were issued to Holders pursuant to the September 2024 Conversion Agreements:
Holder	Shares
Sri Sid LLC	2,433,550
Arumilli LLC	1,326,125
Sree Nalla	189,375
IT Corpz Inc	269,648
Monterrey Acquisition Sponsor LLC	343,248
On December 27, 2024, the following shares of Company Common Stock were issued to Holders pursuant to the November 2024 Conversion Agreements:
Holder	Shares
MZHCI, LLC	136,000
George A. Neighoff	72,800
On December 27, 2024, 206,234 shares of Company Common Stock were issued to KLR pursuant to the KLR Holdings Agreement.
On December 27, 2024, a total of 1,557,796 shares of Company Common Stock were issued to Libertas pursuant to the Libertas Agreement.
On December 27, 2024, 285,000 shares of Company Common Stock were issued to the Suppliers pursuant to the Services Agreements.
On December 27, 2024, 600,000 shares of Company Common Stock were issued to the Advisor pursuant to the Advisory Agreement.
On December 27, 2024, we issued 160,000 shares of Common Stock to the Sellers pursuant to the Green Energy Gains Agreements.
On October 8, 2024, 125,000 shares of Company Common Stock were issued to Benjamin pursuant to the Benjamin Agreement.
On December 20, 2024, 264,457 shares of Company Common Stock were issued to the Investor pursuant to the SEPA.

Item 16.   Exhibits
(a)
The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of December 31, 2022, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the registrant on January 3, 2023)
2.2	First Amendment to the Agreement and Plan of Merger dated as of October 12, 2023, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the registrant on October 16, 2023)
2.3	Second Amendment to the Agreement and Plan of Merger dated as of April 12, 2024, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the registrant on April 12, 2024)
2.4	Purchase Agreement (incorporated by reference to Exhibit 2.1 to the Current report on Form 8-K filed by the registrant on August 6, 2024)
3.1	Second Amended and Restated Certificate of Incorporation of ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 3.1 to the Current report on Form 8-K filed by the registrant on July 18, 2024).
3.2	Amended and Restated Bylaws of ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on July 18, 2024)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on July 18, 2024)
4.2	Specimen Warrant Certificate (included in Exhibit 4.3)
4.3	Warrant Agreement, dated May 10, 2022, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2022)
5.1*	Opinion of Loeb & Loeb LLP
10.1	Form of Indemnification Agreement of ConnectM Technology Solutions, Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.2	Amended and Restated Registration Rights Agreement, dated July 12, 2024 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.3	Legacy ConnectM 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.4	ConnectM Technology Solutions, Inc. 2023 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.5	Letter Agreement, dated May 10, 2022, by and among Monterey Capital Acquisition Corporation and certain security holders, officers and directors of Monterey Capital Acquisition Corporation (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No.	Description
10.6	Private Placement Warrant Purchase Agreement, dated May 10, 2022, by and between Monterey Capital Acquisition Corporation and Monterrey Acquisition Sponsor, LLC (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.7	Standard Form Commercial Lease, dated as of October, 2022, by and between Sunrise Nominee Trust and Aurai LLC (f/k/a ConnectM Technologies, LLC) (dba Bourque Heating and Cooling Co. Inc.) (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.8	Standard Form Commercial Lease, dated as of February 25, 2018, by and between Maplewood Cutter, LLC and Cazeault Solar & Home LLC, as amended by that certain Letter, dated as of June 8, 2022, by and between Maplewood Cutter, LLC and Cazeault Solar & Home LLC (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.9	Lease, dated as of October 31, 2006, by and between Hovey Realty Corporation and Cazeault Solar & Home LLC (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.10	Commercial Lease, dated as of May 1, 2019, by and between CB Equities Mt Royal LLC and Legacy ConnectM (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.11	Leave and License Agreement, dated September 30, 2020, by and between Sree Ramulu Raju and ConnectM Technology Solutions Private Limited (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.12	Rental Agreement, dated December 1, 2021, by and between Rajesh S. Gowda and ConnectM Technology Solutions Private Limited (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.13	Lease Agreement dated April 3, 2023, by and between AirFlow Service Company, Inc. and Wellington Business Center LLC (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.14	Warehouse & Fulfillment Services Agreement, dated December 27, 2016, by and between Vnetek Communications, LLC dba Northeast 3PL and Legacy ConnectM (Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.15	Promissory Note, dated February 22, 2022, issued by Legacy ConnectM, in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.16	Promissory Note, dated February 22, 2022, issued by Legacy ConnectM, in favor of SriSid LLC (Incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.17	Secured Subordinated Promissory Note, dated May 18, 2021, issued by ConnectM Babione LLC in favor of Douglas Pence (Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.18	Promissory Note, dated May 31, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Solutions LLC) in favor of George A. Neighoff (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No.	Description
10.19	Secured Subordinated Promissory Note, dated February 28, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Solutions LLC) in favor of Robert G. Bourque and Lise Bourque (Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.20	Secured Subordinated Promissory Note, dated January 24, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Services, LLC) in favor of Timothy Sanborn (Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.21	Secured Subordinated Promissory Note, dated January 24, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Services, LLC) in favor of Russell Cazeault (Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.22	Loan Authorization and Agreement, Small Business Administration Loan #8512657807, Application #3302062637, Doc #L-01-2884676-01, dated July 30, 2021, amending that certain Loan Authorization and Agreement, Small Business Administration Loan #8512657807, Application #3302062637, Doc #L-01-2884676-01, dated June 5, 2020, by and between Legacy ConnectM and the Small Business Administration (Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024).
10.23	Management Services Agreement, dated January 24, 2022, by and between Cazeault Solar & Home, LLC and Timothy J. Sanborn (Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.24	Promissory Note, dated August 22, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM (Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.25	Promissory Note, dated October 23, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM (Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.26	Promissory Note, dated November 16, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM (Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.27	Promissory Note, dated January 24, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.28	Promissory Note, dated March 1, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.29	Promissory Note, dated April 10, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.30	Promissory Note, dated May 3, 2023, issued by Legacy ConnectM in favor of Sreenivasa Rao Nalla (Incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No.	Description
10.31	Promissory Note, dated May 5, 2023, issued by Legacy ConnectM in favor of Ashish Kulkarni (Incorporated by reference to Exhibit 10.31 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.32	Promissory Note, dated July 18, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.33	Promissory Note, dated July 26, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.34	Promissory Note, dated August 2, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.35	Promissory Note, dated August 2, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.45 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.36	Promissory Note, dated September 15, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.37	Promissory Note, dated September 25, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.37 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.38	Promissory Note, dated October 19, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.38 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.39	Promissory Note, dated October 27, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.39 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.40	Promissory Note, dated November 9, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.40 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.41	Promissory Note, dated November 10, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.41 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.42	Promissory Note, dated November 13, 2023, issued by Legacy ConnectM in favor of Ashish Kulkarni (Incorporated by reference to Exhibit 10.42 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.43	Promissory Note, dated December 15, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.43 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.44	Promissory Note, dated December 15, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.44 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.45	Promissory Note, dated April 10, 2024, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.45 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.46	Promissory Note, dated April 23, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.46 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No.	Description
10.47	Promissory Note, dated May 6, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.47 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.48	Promissory Note, dated May 8, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.48 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.49	Promissory Note, dated May 16, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.49 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.50	Promissory Note, dated May 20, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.50 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.51	Promissory Note, dated June 1, 2024, issued by Legacy ConnectM in favor of Dinesh Tanna (Incorporated by reference to Exhibit 10.51 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.52	Promissory Note, dated June 10, 2024, issued by Legacy ConnectM in favor of Ashish Kulkarni (Incorporated by reference to Exhibit 10.52 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.53	Promissory Note, dated June 17, 2024, issued by Legacy ConnectM in favor of Satish K Tadikonda Trust. (Incorporated by reference to Exhibit 10.53 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.54	Promissory Note, dated June 17, 2024, issued by Legacy ConnectM in favor of Kanu Patel (Incorporated by reference to Exhibit 10.54 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.55	Promissory Note, dated June 20, 2024, issued by Legacy ConnectM in favor of Vikas Desai (Incorporated by reference to Exhibit 10.55 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.56	Credit Agreement, dated February 18, 2022, by and among Legacy ConnectM, SriSid LLC, and Arumilli LLC (Incorporated by reference to Exhibit 10.56 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.57	Security and Intercreditor Agreement, dated February 22, 2022, by and among Legacy ConnectM, SriSid LLC, and Arumilli LLC (Incorporated by reference to Exhibit 10.57 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.58	Promissory Note, dated December 29, 2022, issued by ConnectM Florida RE LLC in favor of RJZ Holdings LLC (Incorporated by reference to Exhibit 10.58 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.59	Secured Promissory Note, dated December 28, 2022, issued by Aurai LLC in favor of Robert J. Zrallack (Incorporated by reference to Exhibit 10.59 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.60	Promissory Note, dated November 28, 2022, issued by Legacy ConnectM, in favor of SriSid LLC (Incorporated by reference to Exhibit 10.60 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.61	Promissory Note, dated January 18, 2024, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.61 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.62	Promissory Note, dated February 2, 2024, issued by Legacy ConnectM in favor of IT Corpz, Inc (Incorporated by reference to Exhibit 10.62 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No.	Description
10.63	Promissory Note, dated March 13, 2024, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.63 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)
10.64	Amendment to Forward Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed by the registrant on August 6, 2024)
10.65	Note Conversion Agreement by and between the Company and Arumilli LLC, dated as of September 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed by the registrant on September 17, 2024)
10.66	Note Conversion Agreement by and between the Company and SriSid LLC, dated as of September 12, 2024 (incorporated by reference to Exhibit 10.2 to the Current report on Form 8-K filed by the registrant on September 17, 2024)
10.67	Standby Equity Purchase Agreement dated as of December 17, 2024 by and between the Company and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed by the registrant on December 26, 2024)
10.68	Note Conversion Agreement by and between the Company and Sree Nalla, an individual, dated as of September 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.69	Note and Payable Conversion Agreement by and between the Company and IT Corpz Inc., dated as of September 24, 2024 (incorporated by reference to Exhibit 10.2 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.70	Note Conversion Agreement by and between the Company and Monterrey Acquisition Sponsor LLC, dated as of September 24, 2024 (incorporated by reference to Exhibit 10.3 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.71	Debt Conversion Agreement by and between the Company and MZHCI, LLC, dated as of November 13, 2024 (incorporated by reference to Exhibit 10.4 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.72	Debt Conversion Agreement by and between the Company and George A. Neighoff, an individual, dated as of November 13, 2024 (incorporated by reference to Exhibit 10.5 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.73	Debt Conversion Agreement by and between the Company and KLR Holdings Inc., dated as of December 1, 2024 (incorporated by reference to Exhibit 10.6 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.74	Debt Conversion Agreement by and between the Company and Libertas Funding LLC, dated as of September 24, 2024 (incorporated by reference to Exhibit 10.7 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.75	Marketing Services Agreement by and between the Company and Outside Box Capital Inc., dated as of July 25, 2024 (incorporated by reference to Exhibit 10.8 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.76	Services Agreement by and between the Company and Jamal Khurshid, an individual, dated December 1, 2024(incorporated by reference to Exhibit 10.9 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.77	Services Agreement by and between the Company and LU2 Holdings, LLC, dated December 1, 2024(incorporated by reference to Exhibit 10.10 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.78	Capital Markets Advisory Agreement by and between the Company and Roth Capital Partners LLC, dated July 16, 2024 (incorporated by reference to Exhibit 10.11 to the Current report on Form 8-K filed by the registrant on February 10, 2025)

Exhibit No.	Description
10.79	Transfer Agreement by and between the Company and Srimulli Renewable LLC, dated October 1, 2024 (incorporated by reference to Exhibit 10.12 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.80	Transfer Agreement by and between the Company and Gregory Kendall, an individual, dated October 1, 2024 (incorporated by reference to Exhibit 10.13 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.81	Settlement Agreement by and between the Company and Benjamin Securities, Inc., dated October 2, 2024 (incorporated by reference to Exhibit 10.14 to the Current report on Form 8-K filed by the registrant on February 10, 2025)
10.82	Convertible Promissory Note, dated December 17, 2024, between ConnectM and YA II PN, LTD. (incorporated by reference to Exhibit 10.2 to the Current report on Form 8-K filed by the registrant on December 26, 2024)
10.83	Registration Rights Agreement, dated December 17, 2024, between ConnectM and YA II PN, LTD. (incorporated by reference to Exhibit 10.3 to the Current report on Form 8-K filed by the registrant on December 26, 2024)
23.1	Consent of Adeptus Partners, LLC
23.2	Consent of Adeptus Partners, LLC
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1	Powers of Attorney
101 SCH	XBRL Taxonomy Extension Schema Document
101 CAL	XBRL Taxonomy Calculation Linkbase Document
101 LAB	XBRL Taxonomy Labels Linkbase Document
101 PRE	XBRL Taxonomy Presentation Linkbase Document
101 DEF	XBRL Taxonomy Extension Definition Linkbase Document
107*	Filing Fee Table

*
To be filed by amendment

**
Previously filed

Item 17. Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the

Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned Registrant hereby undertakes that:

(1)
for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)
if the issuer is relying on Rule 430B:

(i)
each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)
if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Marlborough, State of Massachusetts on February 11, 2025.
CONNECTM TECHNOLOGY SOLUTIONS, INC.
By:
/s/ Bhaskar Panigrahi

Name: Bhaskar Panigrahi
Title:   Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Bhaskar Panigrahi Bhaskar Panigrahi	Chief Executive Officer and Chairman of the Board (Principal Executive officer)	February 11, 2025
/s/ Bhaskar Panigrahi Bhaskar Panigrahi	Chief Executive Officer and Chairman of the Board (Principal Financial Officer)	February 11, 2025
/s/ Bala Padmakumar Bala Padmakumar	Vice Chairman of the Board	February 11, 2025
/s/ Kathy Cuocola Kathy Cuocola	Director	February 11, 2025
/s/ Stephen Marksheid Stephen Marksheid	Director	February 11, 2025
/s/ Gautum Barua Gautum Barua	Director	February 11, 2025